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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AON CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of
Stockholders,
Proxy Statement and
Annual Financial Report

Aon Corporation

www.aon.com

Table of Contents
i	A letter from the President and Chief Executive Officer
Notice of Annual Meeting of Stockholders
1	Proxy Statement—Annual Meeting of Stockholders—May 18, 2007
Why did I receive these proxy materials?
What matters will be presented for consideration at the Annual Meeting?
Will any other matters be decided at the Annual Meeting?
Who is entitled to vote at the Annual Meeting?
What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?
2	How do I vote?
What should I do if I receive more than one proxy card?
How is a quorum determined?
What is a broker non-vote?
3	What are the voting requirements to elect Directors and approve each of the proposals?
Can I change my vote?
Will the Annual Meeting be webcast?
4	Who can attend the Annual Meeting?
What do I need to do to attend the Annual Meeting?
Who will pay the costs of this proxy solicitation?
Who will count the vote?
5	Principal Holders of Voting Securities
7	Proposal 1—Election of Directors
13	Security Ownership of Certain Beneficial Owners and Management
15	Corporate Governance
19	Board of Directors and Committees
22	Report of the Audit Committee
24	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
26	Compensation Discussion and Analysis
39	Compensation Committee Report
40	Executive Compensation
2006 Summary Compensation Table
2006 Grants of Plan-Based Awards
Outstanding Equity Awards at 2006 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal 2006
Pension Benefits in Fiscal 2006
Nonqualified Deferred Compensation Table in Fiscal 2006
2006 Director Compensation
61	Potential Payments on Termination or Change-in-Control
74	Certain Relationships and Related Transactions
76	Legal Proceedings Against Officers and Directors
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals for 2008 Annual Meeting
77	Annual Report on Form 10-K
Incorporation by Reference
Other Matters
A-1	Appendix A—2006 Annual Financial Report
B-1	Appendix B—Corporate Information

President and Chief Executive Officer

To Our Stockholders:

        We had many accomplishments in 2006, while undertaking a number of strategic actions focused on delivering distinctive value to our clients, attracting and retaining unmatched talent and delivering operational excellence.

        Our most significant accomplishments included the following:

  •
  We became the leading intermediary of primary risk insurance and maintained our position as the leading intermediary of reinsurance, as measured by total revenue

  •
  We increased our rate of organic revenue growth in each business segment and increased profitability in Risk and Insurance Brokerage Services, Consulting and Accident & Health and Life

  •
  We realized $119 million of savings from our restructuring program and are on track to deliver approximately $280 million of savings by 2008

  •
  We completed the sale of Aon Warranty Group and certain specialty Property & Casualty businesses generating approximately $800 million of cash proceeds

  •
  We strengthened relationships with clients and invested heavily in our future through selective additions of key talent and more than $150 million of acquisitions

  •
  Lastly, we returned more than $1.2 billion of excess capital to shareholders through our share repurchase program and dividends

        The results of 2006 are fully on track with the first year of our three-year improvement plan with significant progress in our three key financial metrics: organic revenue growth of 5%; adjusted pretax margin improvement of 150 basis points; and a 22% increase in adjusted net income per share from continuing operations.

        We feel good about the progress we have made in our three key metrics. However, we want you to fully understand that we are far from reaching what this firm and the 43,000 Aon colleagues around the world are ultimately capable of achieving, as we focus on succeeding in all three key metrics simultaneously.

        From our view, 2006 was a year to streamline the company and improve efficiencies, while also investing and strengthening the foundation with a consistent way to manage and generate future revenue growth.

Building Our Foundation

        Aon has built an unparalleled global network of resources and capabilities, and we are working hard to fully integrate those resources and capabilities to better serve our clients.

i

Aon Corporation 2006

        We took several actions to simplify and focus our organization in 2006. During the year we split our Brokerage International group into two separate business units uniquely positioned to capitalize on their leading geographic positions. Europe, Middle East, and Africa (EMEA) is now under the leadership of Roelof Hendriks and Asia Pacific (APAC) is now under the leadership of Bernie Fung.

        Our London broking strength is essential to serving many of our clients throughout the world. We have more closely aligned our London broking capability with our global network. Regional broking teams were established for the Americas, EMEA and APAC in London that will report directly to their respective geographies. A global specialty broking group in London will report to Aon Global, which will serve our clients' needs for more sophisticated risk placements.

        While middle market clients continue to be a cornerstone of Aon's success, we continue to believe there is significant opportunity to further penetrate the large corporate segment. We recently combined all of our large corporate services into Aon Global, in order to provide world-class solutions to clients with complex and sophisticated needs. Aon Global encompasses all of our capabilities in a single unified service platform including the global large corporate business unit, captive management services and international risk management among others. We have established three centers of excellence in Chicago, London and Hong Kong to coordinate our efforts globally. Of the largest 1,500 clients that were identified, approximately two-thirds have an existing relationship with Aon and approximately 25% have a meaningful relationship, providing significant opportunity for future growth.

        In order to ensure that we fully capture the opportunity to bring Aon's capabilities to more clients, we are approaching sales management with improved tools and processes, and with greater vigor. In 2006, we began implementation of a single centralized sales database that will replace 27 separate sales management systems around the world. We are more carefully measuring opportunity pipelines across all of our businesses and geographies. We are creating marketing campaigns that can be replicated and executed across the world, ensuring that our local market planning is the best in the industry. We believe these efforts will improve organic growth rates over time as we ensure that appropriate resources are directed to specific growth opportunities.

Investing In Our Future

        While the resources within Aon today are impressive, we continue to invest to ensure that our people, our capabilities, and our technology remain industry-leading.

        In 2006, we welcomed significant numbers of new colleagues to Aon, and we believe the industry's top talent increasingly looks to Aon as the destination of choice. In Brokerage, we added producers across our system while building office leadership in important markets such as Los Angeles, Phoenix and San Francisco in the U.S. and our specialty desks in London. In Reinsurance, we invested in leadership and additional capabilities around both treaty and facultative reinsurance, two markets which we believe also represent significant growth opportunity. In Consulting, we invested heavily in our Financial Advisory and Litigation (FALC) business unit, which is already delivering meaningful top-line contribution.

        We are making investments to ensure that Aon is positioned to deliver distinctive client value across the globe. While all of our geographies are important, we will continue to invest in growing our resources in emerging markets such as Latin America, Asia, Eastern Europe and Africa, many of which experienced double-digit revenue growth in 2006.

        We also made over $150 million of acquisitions in 2006 primarily in our Brokerage and Consulting segments. We added capability in our specialty markets including environmental and construction, and in early 2007, we added Footman James, a leading affinity provider in the U.K., to our already strong position in that market. In addition, our technology platform was strengthened in early 2007 through

Aon Corporation 2006

the acquisition of Valley Oak Systems. We believe combining Valley Oak Systems with our own capabilities creates the only web-based comprehensive risk management platform in the market today. This acquisition follows our introduction of Risk Console, an innovative claims offering platform for our larger clients.

        Innovation is critical to our long-term success. Clients come to Aon for the industry's most creative, most effective, and most sought-after products and services. We have been driving innovation for many years and one such example is in our industry-leading Reinsurance group, where we have invested several hundred million dollars over the last 10 years to develop sophisticated value-added capabilities, including catastrophe modeling, capital market solutions, and actuarial analytics.

        Stimulating innovation will continue to be a driver of the investment we make in our most critical asset, our colleagues. During the year, our leadership model was introduced to define the five key behaviors essential for all high-performing colleagues—client value, teamwork, innovation, business results and living our values. These are the criteria for a systematic approach to talent development, performance evaluation, succession planning, recruitment and training. A global organization needs a global workforce, and steps like these ensure that the great talent we already have can develop, grow and contribute to everything we are trying to accomplish.

Delivering Operational Excellence

        In 2006, we strengthened our relationships and increased our ability to serve clients with investments in talent, acquisitions and innovative new offerings. While maintaining our commitment to investing for the long-term success of our company, we generated strong near-term results. We were pleased with the progress we made throughout 2006 on our three key metrics—improving organic growth, expanding our segment margins, and delivering higher levels of profitability to our shareholders. Our balance sheet is strong, and we returned more than $1.2 billion to stockholders through share repurchases and dividends, highlighting our commitment to maximizing total return for our stockholders and efficiently using our shareholders' capital.

        Our efforts to pursue operational excellence are closely linked with driving value for our clients. It is not about arbitrary or unfocused cost-cutting. It is about efficiency and productivity—investing in what delivers value to our clients and minimizing or eliminating those expenses that do not.

        We continue to look at outsourcing and/or offshoring for certain activities performed in our company. In September 2006, we outsourced approximately 500 positions in the U.K. as part of our deal with Exchanging. In addition to outsourcing, certain non-client facing activities are more efficiently and effectively performed by Aon colleagues operating out of lower cost locations such as India and Romania.

        The restructuring program we announced in November 2005 is ahead of our original expectations as we delivered more than $119 million of savings in 2006. We are pleased that we were able to raise our initial goals for this program, and are now on track to deliver $280 million of annual savings by 2008.

        There have also been numerous day-to-day operating achievements and more systematic control in areas such as information technology expense, which declined from approximately $750 million in 2005 to approximately $660 million in 2006, and in other areas including real estate, purchasing and vendor management. Changes we made to our U.S. and U.K. defined benefit pension plans should result in more than $60 million of annual pension expense savings in 2007.

Aon Corporation 2006

Looking Forward With Optimism

        I continue to have virtually daily contact with Aon clients and colleagues from around the globe. There is a palpable sense of excitement within Aon. Through greater coordination and communication, we are increasingly delivering on what we have all known Aon is capable of, and that is gratifying to all of us. Clients are seeing the value in what Aon offers, and during 2006, less than 20 years after its founding, Aon is now the largest insurance intermediary in the world. That is a stunning tribute to what my colleagues have built over the past 20 years, and to what my Aon colleagues deliver to their clients every day throughout the world.

        We are an asset-rich institution with the best talent and the broadest global network of resources and capabilities. We are in a position of strength as the leading intermediary of primary risk insurance and reinsurance, and we are making meaningful investments in our future. We are reinforcing a culture that is held accountable for performance and delivering distinctive client value. We are managing capital effectively and will continue to drive value creation for our stockholders. It is my pleasure to be a part of this great company and this extraordinary team. We still have much to do, but I am optimistic for continued success in 2007 and beyond.

Gregory C. Case

Aon Corporation 2006

AON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Aon Corporation:

        The 2007 Annual Meeting of Stockholders of Aon Corporation will be held on Friday, May 18, 2007, at 10:00 A.M (local time), at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, for the following purposes:

  1.
  To elect fourteen Directors to serve until our 2008 Annual Meeting of Stockholders. Our Board of Directors unanimously recommends that you vote "FOR" the election of all nominees.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2007. Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only holders of common stock at the close of business on March 21, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, both at the Annual Meeting and during normal business hours at our corporate offices for ten days prior to the Annual Meeting.

By Order of the Board of Directors,

Kevann M. Cooke Senior Vice President and Corporate Secretary

  Chicago, Illinois
  April 11, 2007

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by telephone, through the Internet or by completing and returning the enclosed proxy card.

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS – MAY 18, 2007

        Why did I receive these proxy materials?

        We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Aon Corporation ("Aon," "we," "us" or "our"), a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders to be held at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, at 10:00 a.m. (local time), on Friday, May 18, 2007, and at any adjournment or postponement thereof.

        This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 11, 2007.

        What matters will be presented for consideration at the Annual Meeting?

        Action will be taken at the Annual Meeting with respect to the following items:

  1.
  Election of fourteen Directors to serve until our 2008 Annual Meeting of Stockholders.

  2.
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2007.

        Will any other matters be decided at the Annual Meeting?

        At the date of this proxy statement, we did not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, your signed proxy card gives authority to the persons named in your proxy card to vote on such matters in their discretion.

        Who is entitled to vote at the Annual Meeting?

        Holders of our common stock, par value $1.00 per share (the "Common Stock") as of the close of business on March 21, 2007, are entitled to vote at the Annual Meeting. As of that date, there were 293,938,655 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?

        If your shares of Common Stock are registered directly in your name with Aon's transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Common Stock, the stockholder of record, and these proxy materials are being sent directly to you by Aon.

        If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct

Aon Corporation 2006

your broker, bank or other nominee how to vote your shares of Common Stock by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or through the Internet.

        How do I vote?

        If you are a stockholder of record, you may vote using any of the following methods:

  •
  By telephone using the toll-free telephone number shown on your proxy card;

  •
  Through the Internet at www.computershare.com/expressvote;

  •
  By completing and signing your proxy card and returning it in the prepaid envelope provided; or

  •
  By written ballot at the Annual Meeting.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. If you vote by telephone or through the Internet, your vote must be received by 11:59 p.m., Eastern Time, on Thursday, May 17, 2007, the day before the Annual Meeting. If you properly cast your vote by telephone, through the Internet or by executing and returning the enclosed proxy card, and your vote is not subsequently revoked, your Common Stock will be voted in accordance with your instructions. If you execute and return the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of all nominees for Director named below, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2007, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

        If you are a beneficial owner, you should follow the voting directions provided by your broker, bank or other nominee. You may complete and mail a voting instruction card to your broker, bank or other nominee, or, in most cases, submit voting instructions by telephone or through the Internet to your broker, bank or other nominee.

        We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

        What should I do if I receive more than one proxy card?

        We have endeavored to consolidate all of your Common Stock on one proxy card; however, if you receive more than one proxy card, you should vote the Common Stock represented by each proxy card to ensure that all of your Common Stock is voted.

        How is a quorum determined?

        The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

        What is a broker non-vote?

        A broker non-vote occurs when a nominee, such as a broker or bank, holding shares of Common Stock on behalf of a beneficial owner does not vote on a particular proposal because the nominee has

Aon Corporation 2006

not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal.

        What are the voting requirements to elect Directors and approve each of the proposals?

        Except as otherwise required by applicable law or our Second Amended and Restated Certificate of Incorporation, as amended, any proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. Accordingly, the election of fourteen Directors and the ratification of the appointment of our independent registered public accounting firm will be decided by the vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on these matters. For the election of Directors, a vote withheld for a nominee for Director will have the effect of a vote against that nominee. For the ratification of the appointment of our independent registered public accounting firm, a stockholder who submits a ballot or proxy is considered present and entitled to vote, so an abstention will have the effect of a vote against the proposal.

        Under the rules of the New York Stock Exchange (the "NYSE"), if you are a beneficial owner, your broker, bank or other nominee has discretion to vote your shares of Common Stock on the election of Directors and the ratification of the appointment of our independent registered public accounting firm.

        Can I change my vote?

        If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

  •
  Entering a later-dated vote by telephone or through the Internet;

  •
  Delivering a valid, later-dated proxy card;

  •
  Sending written notice to the Office of the Corporate Secretary of Aon; or

  •
  Voting by ballot in person at the Annual Meeting.

        If you are a beneficial owner of shares of Common Stock, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

        All shares of Common Stock that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

        Will the Annual Meeting be webcast?

        You may listen to the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

Aon Corporation 2006

        Who can attend the Annual Meeting?

        Stockholders as of the close of business on March 21, 2007, which is the record date for voting, may attend the Annual Meeting.

        What do I need to do to attend the Annual Meeting?

        If you are a stockholder of record, you do not need to take any additional action in order to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of your Common Stock as of the close of business on March 21, 2007, which is the record date for voting. Alternatively, you may contact the broker, bank or other nominee in whose name your Common Stock is registered and obtain a proxy to bring to the Annual Meeting.

        Who will pay the costs of this proxy solicitation?

        We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain Directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication, and by Georgeson Shareholder Communications Inc., whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. Georgeson will receive a fee of $7,000 for its services. We will also reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

        Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

2006 Annual Financial Report

Appendix A to this proxy statement contains our 2006 Annual Financial Report, including our consolidated financial statements, the notes thereto and management's discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the Securities and Exchange Commission (the "SEC").

Aon Corporation 2006

PRINCIPAL HOLDERS OF VOTING SECURITIES

        As of March 21, 2007, the beneficial owners of 5% or more of our Common Stock entitled to vote at the Annual Meeting and known to us were:

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percent of Class
Patrick G. Ryan c/o Aon Corporation, 200 East Randolph Street, Chicago, IL 60601	21,245,040	(1)	7.23
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119	40,303,800	(2)	13.71
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	22,383,721	(3)	7.62
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101, Tucson, AZ 85706	17,007,876	(4)	5.79
State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02110	16,307,230	(5)	5.55

(1)
Includes 8,339,119 shares of Common Stock beneficially owned by Mr. Ryan and 8,885,846 shares of Common Stock beneficially owned and attributed to Mr. Ryan pursuant to trusts for the benefit of family members. Also includes 962,970 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and has sole voting and shared investment control. Also includes 393,935 shares of Common Stock representing a beneficial interest in shares of Common Stock of the Employee Stock Ownership Plan ("ESOP") Account of the Aon Savings Plan attributable to Mr. Ryan and a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan attributable to Mr. Ryan. Under the terms of the Aon Savings Plan, as a participant in such plan, Mr. Ryan is entitled to direct the manner in which the trustees will vote the shares of Common Stock attributed to him; in addition, all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as the shares of Common Stock for which voting instructions are received. Also includes 2,663,170 shares of Common Stock that Mr. Ryan has the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following March 21, 2007.

Of this amount, approximately 505,000 shares beneficially owned by Mr. Ryan and 505,000 shares beneficially owned by a trust for the benefit of Mrs. Ryan are pledged as security to a financial institution.

(2)
Based upon information contained in an amendment filed February 12, 2007 pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to a Schedule 13G originally filed on January 10, 2003. Southeastern Asset Management, Inc. ("Southeastern") is a registered investment adviser and has: (a) sole voting power as to 21,498,800 shares of Common Stock; (b) shared voting power as to 14,627,000 shares of Common Stock; (c) no voting power as to 4,178,000 shares of Common Stock; (d) sole dispositive power as to 25,651,800 shares of Common Stock; (e) shared dispositive power as to 14,627,000 shares of Common Stock; and (f) no dispositive power as to 25,000 shares of Common Stock. All of the shares of Common Stock covered by the Schedule 13G are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As

Aon Corporation 2006

  permitted by Rule 13d-4 of the Exchange Act, Southeastern disclaims beneficial ownership of the shares of Common Stock covered by the Schedule 13G.

(3)
Based on information contained in a Schedule 13G filed February 12, 2007 pursuant to Rule 13d-1(b) of the Exchange Act. NWQ Investment Management Company, LLC ("NWQ") is a registered investment adviser and has: (a) sole voting power as to 19,593,993 shares of Common Stock; (b) shared voting power as to 0 shares of Common Stock; (c) sole dispositive power as to 22,383,721 shares of Common Stock; and (d) shared dispositive power as to 0 shares of Common Stock. All of the shares of Common Stock covered by the Schedule 13G are beneficially owned by clients of NWQ.

(4)
Based on information contained in an amendment filed January 11, 2007 pursuant to Rule 13d-1(b) of the Exchange Act to a Schedule 13G originally filed on February 12, 2004. Davis Selected Advisers, L.P. is a registered investment adviser and has sole voting and sole dispositive power as to 17,007,876 shares of Common Stock.

(5)
Based upon information contained in a Schedule 13G filed February 12, 2007 pursuant to Rule 13d-1(b) of the Exchange Act. State Street Bank and Trust Company ("State Street") is a bank as defined in Section 3(A)(6) of the Exchange Act that acts in various fiduciary capacities with respect to certain benefit plans of Aon. State Street has: (a) sole voting power as to 8,215,170 shares of Common Stock; (b) shared voting power as to 8,092,060 shares of Common Stock; (c) sole dispositive power as to 0 shares of Common Stock; and (d) shared dispositive power as to 16,307,230 shares of Common Stock. State Street expressly disclaims beneficial ownership of all shares of Common Stock reported in the Schedule 13G pursuant to Rule 13d-4 of the Exchange Act.

Aon Corporation 2006

PROPOSAL 1—ELECTION OF DIRECTORS

        Fourteen Directors are to be elected at the Annual Meeting of Stockholders. All of the current members of our Board of Directors (the "Board") are standing for election. The term of each Director expires at the next Annual Meeting of Stockholders, and each Director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. The Board of Directors consists of a number of Directors as is fixed from time to time by resolution adopted by the Board of Directors as provided in our bylaws. The Board of Directors currently is authorized to have up to twenty-one members.

        All nominees are currently Directors of Aon. All nominees for Director have consented to be named and have agreed to serve as Directors if elected. The Governance/Nominating Committee recommended to the full Board of Directors that each Director be nominated to serve for an additional term.

        The fourteen Directors will be elected by the vote of the majority of the Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, since votes withheld will count as present at the Annual Meeting (and will therefore also count toward the establishment of a quorum), a vote withheld for a nominee will adversely affect that nominee's ability to secure the necessary majority of votes present at the Annual Meeting.

        Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election of the fourteen nominees for Director named on the following pages, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a Director. However, if any of them should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors.

        Set forth on the following pages is biographical information concerning each nominee for election as a Director, the nominee's principal occupation and the period during which the nominee has served as a Director of Aon, including service as a Director or employee of Ryan Insurance Group, Inc. ("Ryan Group"), which merged with Aon in 1982. The information presented has been confirmed by each nominee for purposes of its inclusion in this proxy statement. Ages shown for all Directors are as of December 31, 2006.

Aon Corporation 2006

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Patrick G. Ryan	Director since 1965

Mr. Ryan has been Chairman of the Board of Aon since 1990 and was Chief Executive Officer from 1982 until April 4, 2005. He currently serves as Aon's Executive Chairman. He was elected President and Chief Executive Officer of Aon at the time of the merger of Aon and Ryan Group in 1982, and served as President of Aon until April 1999. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. Mr. Ryan serves as Chairman of the Board of Trustees of Northwestern University and as a Life Trustee of Rush University Medical Center. Mr. Ryan also serves as Chairman and Chief Executive Officer of the Chicago 2016 (Olympic) Exploratory Committee. He serves as Chairman of the Executive Committee of our Board of Directors and as a Director of Aon Foundation.
Age: 69

Gregory C. Case	Director since 2005

Mr. Case was elected President, Chief Executive Officer and Director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. He serves as a member of the Executive Committee of our Board of Directors and as a Director of Aon Foundation.
Age: 44

Edgar D. Jannotta	Director since 1995

In March 2001, Mr. Jannotta was named Chairman of William Blair & Company, L.L.C., an international investment banking firm, and Chairman of its Executive Committee. Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, Senior Partner in January 1995, and Senior Director in January 1996. He is a Trustee of the University of Chicago and Chairman of the Board of the Lyric Opera of Chicago. Mr. Jannotta is a Director of Molex Incorporated and Exelon Corporation. He serves as a member of the Compliance Committee, Investment Committee and Organization and Compensation Committee of our Board of Directors.
Age: 75

Aon Corporation 2006

Jan Kalff	Director since 2003

Mr. Kalff is the former Chairman of the Managing Board of ABN AMRO Holding N.V./ABN AMRO Bank N.V., an international banking concern. Mr. Kalff is a member of the International Advisory Committee of the Federal Reserve Bank of New York. Mr. Kalff also serves on the Supervisory Boards of HAL Holding N.V., Koninklijke Volker Wessels Stevin N.V., N.V. Luchthaven Schiphol and Stork N.V. Mr. Kalff is also a senior advisor to NIBC N.V. He serves as a member of the Governance/Nominating Committee and Investment Committee of our Board of Directors.
Age: 69

Lester B. Knight	Director since 1999

Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and Director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a Director from 1995. He was Chairman and a Director of The Baxter Allegiance Foundation. He is a Director of Evanston Northwestern Healthcare and Junior Achievement of Chicago and a Trustee of Northwestern University. Mr. Knight serves as Chairman of the Investment Committee and as a member of the Executive Committee and Organization and Compensation Committee of our Board of Directors.
Age: 48

J. Michael Losh	Director since 2003

From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 2000 until 2002, Mr. Losh served as non-executive Chairman of Metaldyne Corporation, a leading global designer and supplier of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves on the Board of Directors of AMB Property Corporation, Cardinal Health, Inc., H.B. Fuller Corporation, Masco Corp. and TRW Automotive Corp. He previously served as a Director of The Quaker Oats Company (prior to its acquisition by PepsiCo, Inc.), Delphi Corporation, Electronic Data Systems Corporation and Hughes Electronics Corporation. Mr. Losh serves as a member of the Governance/Nominating Committee, Investment Committee and Organization and Compensation Committee of our Board of Directors.
Age: 60

Aon Corporation 2006

R. Eden Martin	Director since 2002

Mr. Martin is Counsel to the law firm Sidley Austin LLP, having served as a Partner from 1975 to 2004, and as Chairman of the Management Committee from 1989 until 1999. Mr. Martin has served as President of The Commercial Club of Chicago and President of its Civic Committee since 1999. Among other civic and professional involvements, Mr. Martin is a member of the Board of Directors of the Chicago Board Options Exchange, a member of the Board of Directors of Nicor Inc., a Life Trustee of the Chicago Symphony Orchestra and a member of the Board of Trustees of Northwestern University, as well as Chair of its Audit Committee. Mr. Martin serves as a member of the Audit Committee, Compliance Committee and Investment Committee of our Board of Directors.
Age: 66

Andrew J. McKenna	Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to our Board of Directors. He is Chairman of Schwarz, a printer, converter, producer and distributor of packaging and promotional materials. Mr. McKenna has served as Non-Executive Chairman of McDonald's Corporation since April 2004, and has served as a Director of McDonald's since 1991. In addition, he is a Director of Skyline Corporation and a former Director of Click Commerce, Inc. He is a Trustee and Chairman Emeritus of the Board of Trustees of the University of Notre Dame and the former Chairman of the Civic Committee of the Commercial Club of Chicago. Mr. McKenna is also a Director of Children's Memorial Hospital and the Lyric Opera of Chicago, and a Trustee and Chairman Emeritus of the Museum of Science and Industry. He serves as Chairman of the Governance/Nominating Committee and as a member of the Executive Committee and Organization and Compensation Committee of our Board of Directors.
Age: 77

Robert S. Morrison	Director since 2000

Most recently, Mr. Morrison served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005. Earlier, he retired as Vice Chairman of PepsiCo, Inc. in February 2003. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. PepsiCo and Quaker Oats are companies engaged in the processing of packaged foods and beverages. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. He also serves as a Director of 3M, Illinois Tool Works Inc. and Tribune Company. He serves as a member of the Audit Committee and Organization and Compensation Committee of our Board of Directors and as a Director of Aon Foundation.
Age: 64

Aon Corporation 2006

Richard B. Myers	Director since 2006

General Myers served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest-ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a Director of Deere & Company, Northrop Grumman Corporation and United Technologies Corporation. General Myers also serves as the Colin L. Powell Chair for National Security, Leadership, Character and Ethics at the National Defense University and is the Foundation Professor of Military History and Leadership at Kansas State University. He serves as a member of the Compliance Committee, Investment Committee and Organization and Compensation Committee of our Board of Directors.
Age: 64

Richard C. Notebaert	Director since 1998

Mr. Notebaert was elected Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet-based data, voice and image communications, in June 2002. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a Director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health, Inc., a Trustee of the University of Notre Dame and a member of The Business Council. He serves as Chairman of the Organization and Compensation Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.
Age: 59

Aon Corporation 2006

John W. Rogers, Jr.	Director since 1993

Mr. Rogers is Chairman and Chief Executive Officer of Ariel Capital Management, LLC ("Ariel"), an institutional money management firm specializing in equities and founded in January 1983. In addition, Ariel serves as the investment adviser to the Ariel Investment Trust, an open-end management investment company. Mr. Rogers is a Trustee of Ariel Investment Trust. Mr. Rogers is also a Director of Exelon Corporation and McDonald's Corporation. He is a member of the Board of Directors of the Chicago Urban League; Director of the John S. and James L. Knight Foundation; Trustee of Rush University Medical Center; Life Trustee of the Chicago Symphony Orchestra; and Trustee of the University of Chicago. He serves as Chairman of the Audit Committee and as a member of the Investment Committee of our Board of Directors. Mr. Rogers also serves as Chairman of Aon Foundation.
Age: 48

Gloria Santona	Director since 2004

Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. She is also a member of the senior management team of McDonald's. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations and a member of the Board of Directors of the American Corporate Counsel Association. She is a former member of the Board of Directors of the American Society of Corporate Secretaries and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center, and a former member of the Board of Trustees of the Chicago Zoological Society. She serves as Chair of the Compliance Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.
Age: 56

Dr. Carolyn Y. Woo	Director since 1998

Dr. Woo assumed the deanship of the Mendoza College of Business at the University of Notre Dame in July 1997. From 1995 to 1997 she served as Associate Executive Vice President of Academic Affairs at Purdue University, and from 1993 to 1995 she served as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of NiSource Industries, Inc. and Circuit City Stores, Inc., and is a former Director of Arvin Industries, Inc., Bindley-Western Industries, Inc. and St. Joseph Capital Bank. She serves as a member of the Audit Committee, Compliance Committee and Governance/Nominating Committee of our Board of Directors.
Age: 52

Aon Corporation 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of Common Stock beneficially owned as of March 21, 2007 by each Director and nominee, by each of the named executive officers of Aon as set forth in the 2006 Summary Compensation Table in this proxy statement, and by all Directors, nominees and executive officers of Aon as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Therefore, the table does not include the "phantom stock" shares held by or attributable to any individual under our benefit plans.

Name	Aggregate Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Patrick G. Ryan**(3)(4)(5)(6)(7)	21,245,040	7.23
Gregory C. Case**(6)	384,837	*
David P. Bolger**(6)	212,529	*
Edgar D. Jannotta	56,025	*
Jan Kalff	4,764	*
Lester B. Knight(4)	30,000	*
J. Michael Losh	3,000	*
R. Eden Martin	10,000	*
Andrew J. McKenna	31,775	*
Robert S. Morrison	1,000	*
Richard B. Myers	-0-	*
Richard C. Notebaert	11,500	*
Michael D. O'Halleran**(4)(5)(6)	974,042	*
Michael D. Rice**(4)(5)(6)(8)	719,493
John W. Rogers, Jr.	36,643	*
Gloria Santona	4,136	*
Carolyn Y. Woo	3,148	*
All Directors, nominees and executive officers as a group (28 persons)	25,787,538	8.77

(1)
The Directors, nominees and named executive officers, and all Directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the shares of Common Stock listed, except as indicated in note (4) and in the table below:

	Shared Voting Power	Shared Investment Power
Patrick G. Ryan	8,301,904	9,264,874
(2)
An asterisk indicates that the percentage of shares of Common Stock beneficially owned by the named individual does not exceed one percent (1%) of our outstanding shares of Common Stock. Named executive officers are indicated in the table by a double asterisk.

(3)
Includes 8,339,119 shares of Common Stock beneficially owned by Mr. Ryan and 962,970 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and has sole voting and shared investment control.

Aon Corporation 2006

(4)
The following shares of Common Stock are beneficially owned by members of the immediate family of the following Directors and named executive officers: 8,885,846 by trusts for the benefit of Mrs. Ryan; 15,000 by a trust for the benefit of Mr. Knight's wife; 72,723 by Mrs. O'Halleran; 2,268 by each of the daughter and son of Mr. O'Halleran; 45,513 by Mrs. Rice. As to the shares of Common Stock held by his wife, daughter and son, Mr. O'Halleran disclaims beneficial ownership. As to the shares of Common Stock held by his wife, Mr. Rice disclaims beneficial ownership.

(5)
Includes a beneficial interest in shares of Common Stock of the ESOP Account of the Aon Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, and includes a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, as follows: Patrick G. Ryan, 393,935; Michael D. O'Halleran, 27,078; Michael D. Rice, 12,518; and the other executive officers as a group, 26,504. The shares of Common Stock of the ESOP Account and the Aon Common Stock Fund of the Aon Savings Plan are voted by the trustees as directed by their respective participants; all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as shares of Common Stock for which voting instructions are received.

(6)
Includes the following number of shares of Common Stock which the respective Directors, nominees, named executive officers and the other executive officers who are not named executive officers have or will have the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following March 21, 2007: Patrick G. Ryan, 2,663,170; Gregory C. Case, 376,019; David P. Bolger, 181,281; Michael D. O'Halleran, 792,922; Michael D. Rice, 484,437; and the other executive officers as a group, 1,686,615.

(7)
Of this amount, approximately 505,000 shares beneficially owned by Mr. Ryan and 505,000 shares beneficially owned by a trust for the benefit of Mrs. Ryan are pledged as security to a financial institution.

(8)
Of this amount, 140,000 shares beneficially owned by Mr. Rice are pledged as security to a financial institution.

Aon Corporation 2006

CORPORATE GOVERNANCE

        The Board of Directors has adopted Board Governance Guidelines (the "Governance Guidelines"), which, along with the Committee charters, the Code of Business Conduct, which provides minimum standards of conduct for employees, officers and Directors, the Code of Ethics, and the Code of Ethics for Senior Financial Officers, provide the framework for the governance of Aon. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of Aon's progress on a regular basis through Board and Committee meetings, discussions with management, operating and financial reports provided by the Chief Executive Officer and Chief Financial Officer, and other material distributed to the Directors throughout the year.

        The Governance Guidelines require that Aon have a majority of Directors who meet the categorical standards of independence adopted by the Board, which must meet or exceed the NYSE independence requirements. The Governance Guidelines further provide that each of the members of the Audit, Compliance, Governance/Nominating, Investment and Organization and Compensation Committees will be comprised entirely of independent Directors. The principal responsibilities of each Committee are described below.

Director Independence

        Pursuant to the NYSE corporate governance rules, the Board has adopted categorical independence standards to provide assistance in the determination of Director independence. The categorical standards are set forth below and provide that a Director will not qualify as an independent Director if:

  (i)
  The Director is, or has been within the last three years, an employee of Aon, or an immediate family member of the Director is, or has been within the last three years, an executive officer, of Aon;

  (ii)
  The Director has received, or has an immediate family member who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iii)
  The Director is a current partner or employee of Aon's internal or external audit firm, or was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on Aon's audit within that time;

  (iv)
  The Director has an immediate family member who (A) is a current partner of a firm that is Aon's internal or external auditor, (B) is a current employee of such a firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice or (C) was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Aon's audit within that time;

  (v)
  The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

Aon Corporation 2006

  (vi)
  The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  (vii)
  The Director or an immediate family member is a current officer, director or trustee of a charitable organization where Aon's annual discretionary charitable contributions to the charitable organization are more than the greater of (i) five percent (5%) of that organization's total annual charitable receipts or (ii) $250,000.

        For purposes of the categorical standards, immediate family member includes a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home.

        The Board engages in an annual review of director independence. As part of that review, the Board considered transactions and relationships between each Director and any member of the Director's immediate family and the Company.

        In determining that each of the non-employee Directors is independent, the Board also considered the following relationships that it deemed were immaterial to such Director's independence.

        With respect to Mr. Jannotta, Mr. Martin, Mr. Notebaert, Mr. McKenna, Mr. Rogers and Ms. Santona, the Board considered that, in the ordinary course of business, Aon has sold services to, or purchased services from, a company (or other entity) at which these Directors is a senior or executive officer (or, in the case of Mr. Martin, is counsel), and in each case the amount paid to or received from one of these entities in any of the previous three fiscal years was below one percent (1%) of Aon's or the other company's annual revenue.

        With respect to each non-management Director, the Board considered that, in the ordinary course of business, Aon has sold services to, or purchased services from, a company (or other entity) at which each non-management Director serves as a Director.

        With respect to Mr. Knight, the Board considered personal investments made by Mr. Ryan, Mr. Jannotta, Mr. McKenna and Mr. O'Halleran, and by the Aon Pension Fund, in a privately held fund managed by Mr. Knight. The Board determined that the investments were immaterial and did not impact any Director's independence.

        The Board considered that Mr. Knight, Mr. Martin, Mr. McKenna and Mr. Rogers serve on the boards of one for-profit and various not-for-profit entities with executive officers of Aon.

        With respect to Mr. Janotta, Mr. Kalff, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Morrison, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that Aon has made charitable contributions in 2006 to organizations in which the Director or an immediate family member of the Director is an officer, director or trustee. No such charitable contribution exceeded the greater of $100,000 or 1% of such organization's revenue in 2006.

        After a thorough review of all such relationships, using the categorical standards adopted by the Board, the Board affirmatively determined that none of the outside Directors has a material relationship with the Company. The Board of Directors determined that each of Mr. Jannotta, Mr. Kalff, Mr. Knight, Mr. Losh, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo is an independent Director. Mr. Case is considered a management Director because of his position as President and Chief Executive Officer of

Aon Corporation 2006

Aon. Mr. Ryan is considered a management Director because of his position as Executive Chairman of Aon. In making its determination, the Board of Directors considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and considered the issue not merely from the standpoint of a Director, but also from that of persons or organizations with which the Director has an affiliation.

Board Meetings

        The Board met seven times in 2006. All incumbent Directors attended at least seventy-five (75%) of the meetings of the Board and all committees of the Board on which they served.

Meetings of Non-Management Directors

        In accordance with NYSE rules and the Governance Guidelines, non-management Directors meet regularly in executive session without management. In 2006, Aon's non-management Directors met four times in executive session. Andrew J. McKenna, Chairman of the Governance/Nominating Committee and Aon's lead independent Director (the "Lead Independent Director"), chaired these executive sessions.

Stock Ownership Guidelines for Non-Management Directors

        In July 2006, the Board of Directors adopted Stock Ownership Guidelines for Non-Management Directors. The Guidelines require each non-management Director to hold an investment position in Common Stock (including vested deferred stock units) equal to three times the annual Director retainer. The Guidelines provide a transition period of five years for non-management Directors to achieve the ownership guidelines level, however, notwithstanding that, each new non-management Director is expected to hold 1,000 shares within the first year of joining the Board or transitioning from a management Director to a non-management Director.

Attendance at Annual Meeting

        The Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Shareholders. All of our Board members attended the 2006 Annual Meeting of Stockholders held on May 19, 2006.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate with the Board of Directors by contacting the non-management Directors of Aon Corporation c/o Office of the Corporate Secretary, 200 East Randolph Street, Chicago, IL 60601. Alternatively, stockholders and other interested parties may communicate with Aon's non-management Directors via electronic mail to the following address: corporate_governance@aon.com.

        The non-management Directors have established procedures for handling communications from stockholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board of Directors, the non-management Directors or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management Director upon request.

Aon Corporation 2006

Ethics Codes

        The Board has adopted a code of ethics regarding business conduct that applies to our Directors, officers and employees. This Code of Ethics can be found on our web site at http://www.aon.com/about/corp_governance/code_of_ethics.jsp and is available in print copy to any stockholder who makes a written request to our Corporate Secretary.

        In addition, the Board has adopted a Code of Ethics for Senior Financial Officers that applies to the principal executive officer and the senior financial officers of Aon and our subsidiaries. The Code of Ethics for Senior Financial Officers can be found on our web site at http://www.aon.com/about/corp_governance/sfo_code.jsp.

        We intend to disclose future amendments to, or waivers from, certain provisions of both the Code of Ethics and the Code of Ethics for Senior Financial Officers on our website promptly following the date of such amendment or waiver.

Aon Corporation 2006

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors has appointed standing committees, including Executive, Audit, Compliance, Governance/Nominating, Investment and Organization and Compensation Committees. The charters of the Audit, Compliance, Governance/Nominating, Investment and Organization and Compensation Committees are available on the corporate governance section of our website at http://www.aon.com/about/corp_governance/board_charter. Membership on the committees since the last Annual Meeting of the Board in 2006 has been as follows:

Executive	Audit	Compliance	Governance/Nominating	Investment	Organization and Compensation
Patrick G. Ryan(1)	John W. Rogers, Jr.(1)	Gloria Santona(1)	Andrew J. McKenna(1)	Lester B. Knight(1)	Richard C. Notebaert(1)
Gregory C. Case Edgar D. Jannotta R. Eden Martin Lester B. Knight Andrew J. McKenna	R. Eden Martin Robert S. Morrison Richard C. Notebaert Gloria Santona Carolyn Y. Woo	Edgar D. Jannotta R. Eden Martin Richard B. Myers Carolyn Y. Woo	Jan Kalff J. Michael Losh Richard C. Notebaert Gloria Santona Carolyn Y. Woo	Edgar D. Jannotta Jan Kalff J. Michael Losh R. Eden Martin Richard B. Myers John W. Rogers, Jr.	Lester B. Knight J. Michael Losh Andrew J. McKenna Robert S. Morrison Richard B. Myers

(1)
Chair.

Executive Committee

        When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee acted by unanimous written consent twice in 2006.

Audit Committee

        In 2006, the Audit Committee met eight times. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. All of the Committee members are financially literate. The Board of Directors has determined that each of John W. Rogers, Jr., the Chairman of our Audit Committee, Robert S. Morrison and Richard C. Notebaert is an "audit committee financial expert" within the meaning of rules promulgated by the SEC. The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the independent auditor's qualifications and independence; and (iv) the performance of Aon's internal audit function and independent auditor. In discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities.

        Additional information regarding the Audit Committee's responsibilities may be found in the section under the heading "Report of the Audit Committee."

Compliance Committee

        The Compliance Committee oversees Aon's policies, programs and procedures to ensure compliance with relevant laws, Aon's Code of Conduct, and other relevant standards. The Compliance Committee also monitors Aon's efforts to implement legal obligations arising from settlement agreements and other similar documents and performs other duties as directed by Aon's Board of

Aon Corporation 2006

Directors. Each member of the Compliance Committee is independent as defined by the NYSE listing standards. The Compliance Committee met three times during 2006.

Governance/Nominating Committee

        The Governance/Nominating Committee identifies and recommends to the Board of Directors candidates for service on the Board, reviews and recommends the renomination of incumbent Directors, reviews and recommends committee appointments and leads the annual performance review of the Board of Directors. In addition, the Governance/Nominating Committee reviews and recommends governance guidelines for Aon to the Board of Directors and reviews related party transactions. Each member of the Governance/Nominating Committee is independent as defined by the NYSE listing standards. The Governance/Nominating Committee met five times during 2006.

        The Governance/Nominating Committee considers recommendations for Director candidates from Aon's Directors, executive officers and stockholders. Although the Governance/Nominating Committee does not specifically solicit suggestions from stockholders regarding possible Director candidates, the Governance/Nominating Committee will consider stockholders' recommendations. Recommendations, together with the name and address of the stockholder making the recommendation, relevant biographical information regarding the proposed candidate and a description of any arrangement or understanding between the stockholder and the proposed nominee, should be sent to our Corporate Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating Director candidates, including professional background, expertise, reputation for integrity, business experience, leadership capabilities and potential contributions to the Board of Directors and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the independence standards of the NYSE.

        When a vacancy exists on the Board of Directors due to the expansion of the size of the Board of Directors or the resignation or retirement of an existing Director, the Governance/Nominating Committee identifies and evaluates potential Director nominees. The Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates and sole authority to approve such search firm's fees and other retention terms.

        Candidates for Director are evaluated using the criteria discussed above and the existing composition of the Board of Directors, including its size, structure, backgrounds and areas of expertise of existing Directors and the number of independent and management Directors. The Governance/Nominating Committee also considers the specific needs of the various Board committees. The Governance/Nominating Committee recommends potential Director candidates to the full Board of Directors, which is responsible for final approval of any Director candidate. This process is the same for Director candidates who are recommended by our stockholders.

        Recommendations for Director candidates to stand for election at the 2008 Annual Meeting of Stockholders must be submitted in writing to the Corporate Secretary of Aon, 200 East Randolph Street, Chicago, IL 60601. Recommendations will be forwarded to the Chairman of the Governance/ Nominating Committee for review and consideration.

Investment Committee

        The Investment Committee is responsible for overseeing the investments of our underwriting segment, reviewing all private placement investments for business units outside the underwriting

Aon Corporation 2006

segment and monitoring the investment performance of our benefit plans. The Investment Committee met three times during 2006.

Organization and Compensation Committee

        The Organization and Compensation Committee annually reviews and determines the compensation of Aon's executive officers, including Aon's Executive Chairman and Chief Executive Officer subject to the approval of the independent members of the Board. The Organization and Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers. The Organization and Compensation Committee administers the Aon Stock Incentive Plan (and its predecessor plans), including granting stock options and stock awards (other than awards to the Chief Executive Officer or Executive Chairman, which awards must be approved by the independent members of the Board) and interpreting the plan, and has general administrative responsibility with respect to Aon's other U.S. employee benefit programs. In addition, the Organization and Compensation Committee makes recommendations to the Board concerning Director compensation and certain amendments to U.S. employee benefit plans or equity plans. The Organization and Compensation Committee may delegate its authority to sub-committees when appropriate. The Organization and Compensation Committee met five times during 2006. The Organization and Compensation Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about/corp_governance/board_charters/org_comp_charter.jsp

        The role of Aon management is to assist the Committee in managing the Company's executive and Director compensation programs. Direct responsibilities of management include, but are not limited to:

  •
  recommending compensation increases, awards and incentives for executive officers other than the Chief Executive Officer and Executive Chairman;

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  providing an ongoing review of the effectiveness of the Company's compensation programs and aligning the programs with the Company's objectives;

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  designing and recommending the amendment of all long-term and short-term incentive plans; and

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  designing and recommending the amendment of U.S. employee benefit plans.

        Since 2005, the Organization and Compensation Committee has retained Frederic W. Cook & Co. ("F.W. Cook") as the Committee's independent compensation consultant. F.W. Cook provides independent third party advice and expertise to the Organization & Compensation Committee on a wide array of executive and director compensation matters.

Compensation Committee Interlocks and Insider Participation

        During 2006, the Organization and Compensation Committee was composed of Richard C. Notebaert (Chairman), Edgar D. Jannotta, Lester B. Knight, J. Michael Losh, Andrew J. McKenna, Robert S. Morrison and Richard B. Myers. General Myers commenced service on the Organization and Compensation Committee on May 19, 2006. No member of the Organization and Compensation Committee was, during 2006 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2006, there were no compensation committee interlocks required to be disclosed.

Aon Corporation 2006

REPORT OF THE AUDIT COMMITTEE

        Based on the New York Stock Exchange listing standards, the Board of Directors has determined that each member of the Audit Committee is an independent Director. In addition, the Board of Directors has determined that each of John W. Rogers, Jr., Robert S. Morrison and Richard C. Notebaert is an "audit committee financial expert," as defined by the SEC rules. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on March 16, 2007.

        The Audit Committee oversees Aon's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process.

        Ernst & Young LLP ("E&Y"), Aon's independent registered public accounting firm for 2006, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles, management's assessment of the effectiveness of Aon's internal control over financial reporting and the effectiveness of Aon's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2006, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and E&Y's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with E&Y the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as may be amended or supplemented.

        In addition, the Audit Committee has discussed with E&Y the independence of that firm from Aon and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be amended or supplemented. The Audit Committee has also considered whether E&Y's provision of non-audit services to Aon is compatible with maintaining E&Y's independence. The Audit Committee has concluded that E&Y is independent from Aon and its management.

        The Audit Committee discussed with Aon's internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management, E&Y, and the internal auditors.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the

Aon Corporation 2006

SEC. The Audit Committee has approved, and the Board of Directors has requested that stockholders ratify, the selection of E&Y as our independent auditor for the year 2007.

John W. Rogers, Jr., Chairman R. Eden Martin Robert S. Morrison	Richard C. Notebaert Gloria Santona Carolyn Y. Woo

Aon Corporation 2006

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP ("E&Y") as Aon's independent registered public accounting firm for the year 2007, subject to ratification by our stockholders. E&Y was first retained as Aon's independent registered public accounting firm in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent registered public accounting firm for the year 2007. In the event a majority of the votes cast at the meeting are not voted in favor of this proposal, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of E&Y.

        We anticipate that a representative of E&Y will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by stockholders at the Annual Meeting.

        OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

        Audit Fees.    Fees for audit services totaled approximately $18.1 million in 2006 and $18.9 million in 2005. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes-Oxley Section 404, the reviews of Aon's documents filed with the SEC, and statutory audits required domestically and internationally. Fees for required statutory audits and attestation reports in various domestic and foreign jurisdictions were approximately $8.3 million in 2006 and $9.1 million in 2005, respectively.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $1.4 million in 2006. There were no individual projects that exceeded $250,000. In 2005, fees for audit-related services totaled approximately $0.9 million. There were no individual projects that exceeded $250,000. Audit-related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

        Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $1.8 million in 2006 and $1.3 million in 2005.

        All Other Fees.    Fees for all other services not included above totaled approximately $0.1 million in 2006. In 2005, fees for all other services not included above totaled approximately $0.2 million.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

Aon Corporation 2006

        The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the initial pre-approval. In those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

        All audit and non-audit services provided by the independent registered public accounting firm during 2006 were pre-approved.

Aon Corporation 2006

COMPENSATION DISCUSSION AND ANALYSIS

        Introduction.    This section provides an overview of Aon's executive compensation program, a description of the program elements and an analysis of the key policies and practices underlying our program during 2006.

        Objectives of Our Compensation Program.    Under the direction of our Board's Organization and Compensation Committee (the "Committee"), the compensation program is fundamentally designed to align the financial interests of our executives with those of our stockholders, both in the short and long term. To that end, we have established an executive compensation program that supports Aon's key business imperatives of: (a) delivering distinctive client value; (b) achieving operational excellence; and (c) strengthening our talent and capability.

Elements of Our Compensation Program.

        Overview.    The three major elements of our compensation program are base salary, annual bonus and long-term equity awards. To a lesser extent, other forms of compensation are also provided under the program, including participation in Aon's benefit programs, perquisites and post-employment compensation.

  Cash Compensation.

        Base Salary.    We choose to provide base salary as a component of total compensation to provide a stream of income to our executive officers during the year. In the first quarter of each year, we review the base salaries of our executive officers and make any necessary adjustments. In determining individual salaries, we consider the scope of job responsibilities, individual contributions to company-wide and business unit performance and competitive levels for comparable positions in the marketplace, as described more fully below under the heading "Our Use of Benchmarking." Our philosophy and practice is to place a greater emphasis on the incentive components of compensation, and base salaries of executive officers are therefore adjusted only occasionally. The 2006 base salaries of our named executive officers are set forth in the 2006 Summary Compensation Table on page 40 under the column labeled "Salary." Our rationale for 2006 base salary adjustments is set forth below under the heading "Policies Underlying Our 2006 Compensation Program for Named Executive Officers."

        Annual Bonus Plan.    We choose to provide annual bonus eligibility as a component of our compensation program to provide our executive officers with short-term incentive to achieve the chosen performance goals. We believe it is important to provide incentives to executives in the short-term as well as the long-term to keep them consistently focused on achieving Aon's key business imperatives. In the first quarter of each year, we determine the annual bonus eligibility of our executive officers for the current fiscal year under Aon's incentive plan. We also determine at that time whether our executive officers are eligible for bonuses for the prior calendar year and, if so, we determine the actual bonus awards payable. In setting individual bonus eligibility for the current calendar year, we consider the scope of job responsibilities, our expectations regarding the executive's contributions to company-wide and business unit performance and competitive bonus levels for comparable positions in the marketplace, as described more fully below under the heading "Our Use of Benchmarking."

        We also take into consideration the fact that annual bonuses might not be deductible by Aon for certain executive officers unless the bonuses meet specific criteria set forth in our stockholder-approved

Aon Corporation 2006

bonus plan known as the "Senior Officer Incentive Compensation Plan" (the "Executive Bonus Plan"). For 2006, annual bonus eligibility for any executive officer was capped at $5 million under the Executive Bonus Plan. Within the framework of the Executive Bonus Plan, we set bonus eligibility for our named executive officers as follows: the target amount of each executive's bonus was 100% (125% for Mr. Case and Mr. Ryan) of the executive's base salary; the bonus range was capped at 200% (250% for Mr. Case and Mr. Ryan) of the executive's base salary; the determination of the actual bonus amount payable was determined based, among other things, on Aon's performance overall and the performance of the executive's business unit and personal performance; bonuses for the executives were determined through the Committee's exercise of its discretion to adjust the bonuses downward, but only after the Committee determined that Aon had achieved its specified performance target. Factoring individual performance into the analysis allows us to differentiate among executives and emphasize the link between individual performance and compensation.

        All annual incentive compensation for this group was tied to the achievement of a minimum threshold level of 85% of planned pre-tax income from continuing operations, adjusted for unusual items such as gains or losses from the sale of a business or asset. All such adjustments were individually approved by the Committee and met the adjustment criteria established by the Committee within the first 90 days of 2006. We chose this measure to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. The bonuses of less senior Aon employees were tied to the achievement of a lower minimum threshold level, 70%, of targeted pre-tax pre-incentive net income of their business units, below which level incentives are capped at 25% of the target pool.

        The annual bonuses of executive officers are payable pursuant to Aon's "incentive stock program." Under the program generally all annual bonuses of $50,000 or greater are payable 80% in cash and 20% in restricted stock units with a 10% equity enhancement as described below under the heading "Equity Compensation—Restricted Stock Units." The primary goals of the program are to further focus the employees' attention on the longer-term performance of the Company as a whole, and to further promote employee retention.

        The 2006 annual bonus of each named executive officer is shown in the 2006 Summary Compensation Table on page 40 under the column labeled "Non-Equity Incentive Plan Compensation." Our rationale for awarding the 2006 bonuses to the named executive officers is set forth below under the heading "Policies Underlying Our 2006 Compensation Program for Named Executive Officers."

  Equity Compensation.

        Overview.    We choose to provide equity compensation to executive officers as a key component of our compensation program to align the interests of our executives with our stockholders on a long-term basis; to focus the executives' efforts on achieving Aon's overall business imperatives of delivering distinctive client value and achieving operational excellence, because such achievements are expected to result in our increased long-term value; and to encourage executive retention through the vesting provisions that are typically connected with our equity awards. Overall, we believe equity compensation is effective for rewarding the creation of stockholder value and encouraging the ownership of Aon stock. Annually, the Committee approves individual equity awards for executive officers. We determine the amount of each individual's grant based upon the executive's performance, market data and our expectations regarding the executive's future contribution to Aon. All awards are granted pursuant to the stockholder-approved Aon Stock Incentive Plan (the "Stock Plan"). The Stock Plan allows for the grant of a variety of equity compensation awards, including performance awards, stock options and

Aon Corporation 2006

restricted stock units—the three forms of equity compensation granted to our named executive officers in 2006.

        Performance Awards.    In the first quarter of 2006 we granted "performance shares" to our executive officers pursuant to our "leadership performance program" ("LPP"), a sub-plan of the Stock Plan that is intended to further strengthen the relationship between executive capital accumulation and long-term company financial performance and stockholder value. The performance shares were granted in the form of units payable in Aon shares, and the performance shares were valued on the date of grant based on that day's average of the high and low trading prices of Common Stock, in accordance with the terms of the Stock Plan. The units will be earned and settled in a range of 0 to 150% of target based on performance results over a three-year performance period. The performance period began January 1, 2006 and will end on December 31, 2008, and the performance results will be measured against the specified cumulative earnings per share target for the 2006-2008 period, which ranges from $7.02 to $8.74. These targets represent annual average growth rates of 8% ($7.02) up to 20% ($8.74) as compared to an adjusted 2005 base year EPS of $2.00. In the future, we may award performance shares that have performance results that differ from those performance shares awarded for 2006-2008.

        In addition to the broad-based multi-year performance awards under our LPP, we also grant individual performance-based equity awards to executive officers when we seek to encourage specific performance results from a business unit or operating division. Details regarding, and our rationale for awarding, the 2006 individual performance-based equity awards to certain named executive officers is set forth below under the heading "Policies Underlying Our 2006 Compensation Program for Named Executive Officers." The estimated future payouts related to performance awards granted to our named executive officers in 2006 are set forth in 2006 Grants of Plan-Based Awards on page 43.

        Stock Options.    Under the LPP, we also granted stock options to our executive officers. The exercise price of the options is the average of the high and low trading prices of Common Stock on the date of grant, pursuant to the terms of the Stock Plan. The options will vest in three equal annual installments and have a six-year term. The number of securities underlying, and the exercise price of, the stock options awarded to our named executive officers in 2006 are set forth in 2006 Grants of Plan-Based Awards on page 43. Our rationale for awarding the stock options to our named executive officers is set forth below under the heading "Policies Underlying Our 2006 Compensation Program for Named Executive Officers."

        Restricted Stock Units.    In the first quarter of 2007 we granted time-vested restricted stock units to certain executive officers in connection with the "incentive stock program" (briefly described above under the heading "Annual Bonus Plan") pursuant to which the executives received a portion of their 2006 annual bonus in the form of equity compensation. The restricted stock units vest ratably over a three-year period and are generally payable in shares of Common Stock along with ongoing dividend equivalents. In addition, we provided a 10% enhancement to the entire incentive award in the form of additional restricted stock units that become fully vested after the third year. For bonuses to be earned in 2007 and payable in 2008, all executive officers will receive 65% of their bonus in cash and 35% in restricted stock units pursuant to Aon's incentive stock program. The additional 10% stock enhancement will be eliminated for all executive officers for incentives paid for 2007 and beyond.

        Pursuant to their employment arrangements, Mr. O'Halleran and Mr. Rice were each awarded restricted stock units in 2006. Mr. Rice's employment agreement provided for a one-time grant of 27,500 restricted stock units. Mr. O'Halleran's employment agreement provided for an annual grant of 22,500 time-vested restricted stock units, and he received such grant in early 2006. Mr. O'Halleran's

Aon Corporation 2006

employment agreement was amended in May of 2006 to provide that Aon's obligation set forth therein to make annual grants of 22,500 restricted stock units ceased effective January 1, 2007.

        The number of restricted stock units granted to our named executive officers in 2006 are set forth in 2006 Grants of Plan-Based Awards on page 43.

        Practices Regarding the Grant of Equity Awards.    On February 9, 2007 the Audit Committee of Aon's Board of Directors engaged a national law firm, which engaged a national public accounting firm (together, the "Audit Committee Team"), to perform an analysis of Aon's stock grant practices and related accounting for 1994 through 2006. The Audit Committee Team reviewed the available facts and circumstances surrounding stock option grants made during 1994-2006. Based upon this review, the Audit Committee Team, management and the Audit Committee determined that Aon's procedures relating to option grants caused incorrect measurement dates to be used for accounting purposes. The Audit Committee found that the practice of "delegated grants," as well as grants involving administrative errors, led to unrecognized compensation expense during the relevant period. Based on its review, the Audit Committee found no misconduct by current or former management or Directors. The review did reveal a limited number of instances in which options were granted as of a prior date, for example, to honor employment or other previously made contractual commitments. The Audit Committee examined grants made after 2000 and found only inconsequential accounting adjustments. On March 1, 2007, Aon restated in an Annual Report on Form 10-K its consolidated prior year financial statements arising from errors made in the measurement of equity compensation. Additional details regarding the findings of the Audit Committee are set forth in that filing.

        During 2006, all equity awards granted in connection with our incentive stock program or pursuant to the LPP (other than awards to our Executive Chairman and Chief Executive Officer) were awarded by the Committee at its regularly scheduled meetings and valued at such dates. The stock options and restricted stock units awarded to our Executive Chairman and Chief Executive Officer were approved by the independent members of our Board at its regularly scheduled meetings, which typically occur the day following the meeting of the Committee, and the grants were effective and valued as of such Board meeting dates. In addition, during 2006 all other equity awards to executive officers (including awards made pursuant to employment agreements or granted for retentive purposes) were approved and granted by the Committee at its regularly scheduled meetings.

        Pursuant to our Stock Plan, stock options granted in 2006 bear the strike price of the average of the high and low trading prices for Common Stock on the date of grant. Mr. Case is granted limited authority under the plan's guidelines to grant equity awards between meetings of the Committee. He may grant up to a maximum of 50,000 shares to any individual other than an individual who is covered by Section 16(b) of the Securities Exchange Act of 1934, as amended.

        Perquisites.    We provide perquisites and personal benefits to our executives as a component of their total compensation. These perquisites can include memberships in social and professional clubs, car allowances, mortgage subsidies, fuel allowances, the payment of professional services fees, and personal use of corporate aircraft. In some cases, for instance in connection with the use of corporate aircraft, we provide these perquisites to make our executives more efficient, which benefits Aon. With regard to other forms of perquisites, such as car allowances and mortgage subsidies, they are typically provided by our competitors to their executives in the countries in which they live, and we feel we must provide the perquisites to our executives to attract and retain the best talent.

        Overall, the value of perquisites provided in 2006 was a small percentage of each executive's total compensation. The value of significant perquisites provided to our named executive officers in 2006 is

Aon Corporation 2006

set forth in the Summary Compensation Table under the column labeled "All Other Compensation." Additional information regarding our rationale for providing certain perquisites to our named executive officers is set forth below under the heading "Policies Underlying Our 2006 Compensation Program for Named Executive Officers."

        Deferred Compensation Program.    We maintain a Deferred Compensation Plan ("DCP") that allows certain employees, including our executive officers, to defer receipt of their salary and/or annual incentive payments into Common Stock or accounts that mirror several different investment funds. Participants may defer up to 75% of salary and up to 100% of their annual bonus until the date(s) they have specified in accordance with the DCP's distribution provisions. We do not credit above-market interest on deferred compensation. We are not required to make any contributions to the DCP. We do not fund the DCP, and participants have an unsecured contractual commitment by Aon to pay the amounts due under the DCP. When such payments are due, the distributions will be made from our general assets. We have purchased corporate-owned life insurance to offset a portion of this liability. Information regarding the named executive officers' DCP benefits is set forth in the Nonqualified Deferred Compensation Table in Fiscal 2006 on page 54.

  Post-Termination Compensation.

        Overview.    We believe that the provision of change-in-control severance agreements and other transitional compensation arrangements are critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their executive officers.

        Severance Agreements regarding Change in Control.    We have entered into change-in-control severance agreements with certain of our key executive officers, including Messrs. Case, Bolger, O'Halleran and Rice. The agreements are intended to secure the continued service and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change in control of Aon. The agreements provide that covered executives receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon. Thus, the agreements require a "double trigger"—a qualifying termination of the executive's employment and a qualifying change in control of Aon—in order for severance benefits to become payable. If these conditions are met, the following severance benefits are payable: (a) the executive's base salary through the date of termination and a pro rated bonus based upon the executive's average annual bonus for the preceding three years; (b) for key executive officers other than Mr. Case, three times the executive's highest annual base salary in effect during the twelve-month period prior to the date of termination (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with three additional years of plan contributions.

        The agreements for executives also require us to maintain medical, dental and life insurance on behalf of the executive for three years, or until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and, if permissible, each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were adjusted to conform to local benefit practices and to comply with local laws. As a condition to the receipt of payments and benefits

Aon Corporation 2006

pursuant to the agreements for executives, the executive is required to enter into an agreement with Aon providing that the executive will not compete with us or solicit our employees or customers for a two-year period and will not use or disclose any of our confidential information. Additional details regarding the terms and conditions of the severance agreements are set forth in this proxy statement under the heading "Severance Agreements" in the "Potential Payments on Termination or Change-in-Control" section beginning on page 61. Utilizing certain assumptions, we have calculated and set forth the estimated values of the severance benefits payable to the named executive officers in the same section.

        Letter Agreement with Mr. Ryan.    Mr. Ryan is not party to a change-in-control severance agreement. In 2005 we entered into a letter agreement with Mr. Ryan in connection with his continued service as Aon's Executive Chairman. The agreement provides certain supplemental benefits to Mr. Ryan in consideration for his agreement to continue to serve as our Executive Chairman. The agreement addresses certain benefits to be provided to him, including: (i) accelerated vesting of stock options; (ii) health care coverage; and (iii) supplemental pension benefits. Additional details regarding the letter agreement are set forth in this proxy statement under the heading "Employment and Severance Agreements—Severance Agreements." Utilizing certain assumptions, we have calculated and set forth the estimated value of the supplemental benefits payable to Mr. Ryan in the "Potential Payments on Termination or Change-in-Control" section on page 69.

        Severance Benefits Pursuant to Employment Agreements.    We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change in control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement. Additional details regarding the terms and conditions of such agreements are set forth in this proxy statement under the heading "Employment and Severance Agreements—Severance Agreements." Utilizing certain assumptions, we have calculated and set forth the estimated values of the severance benefits payable to the named executive officers in the "Potential Payments on Termination or Change-in-Control" section on pages 66-73.

  Pension Plan and Supplemental Pension Program.

        Overview.    We generally provide employee benefits that are consistent with local practices and competitive markets. We maintain a tax-qualified, defined benefit pension plan and a supplemental pension program for U.S. employees hired on or before December 31, 2003. The present value of accumulated benefits under the plans for each of our named executive officers (other than Mr. Case, who was hired in 2005 and is not eligible for participation in the plans) is set forth in Pension Benefits in Fiscal 2006 on page 51.

        U.S. Pension Plan.    In 2006 and prior thereto, our U.S. pension plan (the "Pension Plan") generally provided benefits under a basic formula sometimes referred to as a "final average pay formula." Effective January 1, 2007, we amended the plan to provide benefits pursuant to a "career average pay formula." This change resulted in a reduction of future benefit accruals for the majority of plan participants, including our participating named executive officers.

        U.S. Supplemental Pension Program.    The supplemental pension program is a non-qualified, deferred compensation plan that provides eligible U.S. employees, including executives hired on or before December 31, 2003, with the opportunity to receive contributions that could not be credited under the qualified pension plan because of tax limitations and the specific provisions of such plan.

Aon Corporation 2006

Our ability to offer participation in the plan has helped us attract and retain our top talent. For certain key executives, including Messrs. Ryan, Bolger and Rice, we have granted additional service credits to be applied in determining their supplemental pension benefits, particularly where a new executive has lost similar supplemental pension benefits in connection with his or her previous employer upon joining Aon. The plan contains limitations on compensation and benefits in order to strike a balance between the retentive effects of the plan and the expense of the plan. In addition, there are minimum age and service requirements (attainment of age 50 and 10 years of benefit accrual service) and for years after 2001 and prior to 2006, earnings in excess of $500,000 were not included in the calculation of basic benefits.

        Effective January 1, 2006, the plan was amended to provide an alternative formula such that an employee would receive the greatest of (i) the benefits calculated under the existing formula, (ii) accrued benefits as of December 31, 2005, or (iii) 1% of uncapped final average pay times years of service (subject to a maximum gross pension of $500,000). Because of its nonqualified tax status, no trust fund exists to formally fund the plan and plan benefits are paid on a pay-as-you-go basis from corporate cash flow. Prior to January 1, 2007, the plan generally provided benefits under a basic formula sometimes referred to as a "final average pay formula." Effective January 1, 2007, we amended the plan in a manner similar to qualified Pension Plan to provide benefits pursuant to a "career average pay formula." This change resulted in a reduction of future benefit accruals under this plan for the majority of plan participants, including our named executive officers.

  U.S. Savings Plan and Supplemental Savings Plan.

        U.S. Savings Plan.    Aon maintains a tax-qualified 401(k) plan (the "Savings Plan") for its U.S. employees. The vast majority of Aon's U.S. employees are eligible to participate in the plan and may contribute portions of their salary and bonus to the plan in accordance with the guidelines set forth in the U.S. Internal Revenue Code. Aon provides a basic matching contribution to the plan equal to 50% of the employee's contributions of up to 6% of pay, capped at a maximum matching contribution of $6,600, and Aon also provides a discretionary matching contribution for certain employees. For 2006, Aon made a discretionary matching contribution of an additional 2% of plan- eligible compensation for employees that (i) contributed in the aggregate at least 6% of their compensation on a before-tax basis to the plan, (ii) remained active employees on December 15, 2006; and (iii) received compensation of less than $220,000 for 2006. Each named executive officer's contribution to the plan, and Aon's contributions to the plan on behalf of the executive, are reflected in the 2006 Summary Compensation Table on page 40 under column (i) "All Other Compensation."

        U.S. Supplemental Savings Plan.    The Supplemental Savings Plan is a non-qualified, deferred compensation plan that provides eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Savings Plan because of tax limitations and the specific provisions of such plan. Information about the named executive officers' benefits under the Supplemental Savings Plan is set forth in the Nonqualified Deferred Compensation Table in Fiscal 2006 on page 54.

        Stock Ownership Guidelines.    In the first quarter of 2006 our Board's Governance/Nominating Committee adopted stock ownership guidelines applicable to members of Aon's Policy Committee. The guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our stockholders. The guidelines provide that the Chief Executive Officer should attain an investment position in Common Stock equal to four times annual base salary and each other executive officer should attain an investment position in Common Stock equal to two times

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annual base salary. These investment levels should be achieved within five years. Shares counted toward these guidelines include: any shares owned outright; shares held through the Savings Plan; shares held through our employee stock purchase plan; "phantom" stock held under the DCP, if such distribution is paid in stock; and "phantom" stock held under the Supplemental Savings Plan.

Policies Underlying Our 2006 Compensation Program for Named Executive Officers.

        Our Use of Benchmarking.    We seek to set executive compensation at levels that are appropriate and competitive, for professional services companies both within Aon's market sector and the general-industry marketplace, in major metropolitan areas. For this purpose, we annually review the levels of executive officer compensation from global pay surveys provided by Hewitt Associates, Inc. Comparisons of an individual executive's compensation are also made to selected peer companies (the "Compensation Comparison Group") where job descriptions are sufficiently similar to the executive's. Each executive's Compensation Comparison Group is generally comprised of companies that are included in the "Peer Group Index" used for the Stock Performance Graph (included in Aon's annual report to stockholders for 2006) as well as additional companies, either in our industry or outside, that are generally similar to Aon in size and with whom we believe we compete for executive talent and financial capital. For 2006, Mr. Case's Compensation Comparison Group was comprised of the following companies: American Express Company; The Allstate Corporation; Marsh & McLennan Companies, Inc.; Chubb; The Progressive Corporation; Lincoln National Corporation; Mellon Financial Corporation; Principal Financial Group, Inc.; The Hartford Financial Services Group, Inc.; Ace Limited; AFLAC Incorporated; Travelers Insurance Group Holdings Inc.; Safeco Corporation; Genworth Financial, Inc.; BearingPoint, Inc.; Willis Group Holdings Limited; CNA Financial Corporation; UnumProvident Corporation; Arthur J. Gallagher & Co.; Hub International; Hewitt Associates, Inc.; Hilb Rogal & Hobbs Company; Watson Wyatt & Company Holdings; Benfield Group Ltd.; and Brown & Brown, Inc.

        Given the infrequency of executive chairmen roles among Aon's industry peers, Mr. Ryan's Compensation Comparison Group was comprised of the following companies where the chief executive officers transitioned to the role of executive chairmen: Ace Limited; Advanced Micro Devices, Inc.; AGCO Corporation; Altria Group, Inc.; Anheuser-Busch Companies, Inc.; Apache Corporation; Applied Materials, Inc.; Barnes & Noble, Inc.; Bed, Bath & Beyond Inc.; Best Buy Co., Inc.; Citigroup Inc.; Clear Channel Communications, Inc.; Coca-Cola Enterprises Inc.; Consolidated Edison, Inc.; Corning Incorporated; Hughes Supply Inc.; Johnson Controls, Inc.; Jones Apparel Group, Inc.; Navistar International; Nike, Inc.; Rite Aid Corporation; Texas Instruments Incorporated; Tribune Company; and Walgreens Co. Mr. Bolger's Compensation Comparison Group was comprised of the same companies as Mr. Case's group but for the exclusion of the following companies due to the fact that compensation information about each company's chief financial officer was not publicly available: Marsh & McLennan Companies, Inc.; Mellon Financial Corporation; Genworth Financial, Inc.; Hewitt Associates, Inc.; and Brown & Brown, Inc.

        How We Determine Total Compensation.    Market data is helpful in determining the competitive level of certain elements of our compensation program; however, Aon does not generally have a target for the "total compensation" that will be delivered to each NEO from year to year, target a certain percentile with regard to the benchmark, or use a specific formula to set pay either in relation to market data or otherwise. For 2006, we generally targeted a competitive level of total compensation value and mix of elements, as described herein. This was not a mechanical process. Rather, we used our judgment and business experience. Overall, our intent is to manage the various elements of total

Aon Corporation 2006

compensation together so that the focus is on variable compensation, such as short-term and long-term incentives that fluctuate based on the performance of Aon, and not on base salary, benefits and perquisites. These latter elements are not performance-based and, therefore, are adjusted only rarely and will diminish in their proportion of total compensation over time.

        For certain named executive officers, the actual value of 2006 total compensation varied above the targeted competitive range based on the overall Aon, business unit, and individual performance. Specifically, Mr. Case's total compensation reflected two strong years of performance since his arrival, as well as the caliber of his background and experience. Mr. Ryan's total compensation reflects his continued active role in Aon, the successful transition of his responsibilities as Chief Executive Officer to Mr. Case and his unique position in our industry. Mr. Bolger's total compensation reflects his larger role as Chief Administrative Officer which has included a broad range of other administrative functions over the last four years. It also reflects his previous experience and background as an executive officer of a major financial institution prior to joining Aon. The total compensation of Messrs. O'Halleran and Rice reflect their business unit performance, their many years of industry-leading experience and their substantial market presence, as well as their overall contributions to Aon's success.

        Our Use of Tally Sheets and Other Analytical Tools.    The independent non-employee Directors met in the first quarter of 2006 to evaluate the performance, and review the compensation, of the Executive Chairman and Chief Executive Officer. The Committee evaluated the performance, and reviewed the compensation, of all other named executive officers. In connection with each of these reviews, the Directors reviewed compensation tally sheets detailing all aspects of total compensation. The tally sheets affixed dollar amounts to all components of the executives' 2006 compensation, including current base salary and bonus, deferred compensation, outstanding equity awards, benefits (including supplemental pension benefits), perquisites and potential change-in-control severance payments.

        The tally sheets were provided to Committee members to ensure the members were aware of all compensation elements and the value of such elements. The Committee reviewed these various elements for each of the executive officers. They noted nothing unusual in these analyses that would cause them to vary awards from those recommended by Mr. Case and approved by the Committee for the named executive officers. The Committee also reviewed the analyses for Messrs. Case and Ryan prior to determining their elements of compensation. The tally sheets for the executive officers were updated prior to the Committee's reviews of executive officer compensation in early 2006 and again in early 2007.

        Involvement of Mr. Case in the Compensation Process.    The Committee approves each element of Aon executive officers' compensation; however, the Chief Executive Officer recommends to the committee the total compensation levels and the base salary adjustment, target cash bonus and target equity award for the executive officers that report directly to him because he has substantially greater knowledge of the contributions made by those executive officers to Aon. The Committee has the discretion to modify any such recommended compensation adjustment, bonus or equity award.

        2006 Adjustments to Base Salaries.    Based on our compensation review for each of the named executive officers, we chose to adjust the base salary of Mr. Rice exclusively. Mr. Rice's base salary was increased from $700,000 to $800,000, effective January 1, 2006, because Mr. Rice is an executive officer who has spent his career at Aon and his base salary had fallen behind the level of more recently hired executive officers. For all other named executive officers, we determined that their current base salaries were consistent with Aon's compensation philosophy and their personal contributions.

Aon Corporation 2006

        Determination of 2006 Annual Bonus Awards.    During the first quarter of 2007, the Committee determined that the corporate performance goal under the Executive Bonus Plan was exceeded. The Committee determined the actual bonuses payable to the executives for 2006, taking into consideration the fact that the named executive officers' major business units or operating divisions substantially achieved or exceeded their performance goal and each of the named executive officers achieved or exceeded his individual performance goals. The 2006 bonuses for Mr. Ryan and Mr. Case were approved by the independent Directors of our Board. The 2006 results for Aon overall exceeded aggressive performance goals set at the beginning of the year, as adjusted for non-controllable, extraordinary or unusual items such as gain or loss on the sale of businesses or assets. The Committee determined that it was, therefore, appropriate to grant bonuses at above target levels for most executive officers. The bonuses of the named executive officers are reflected in the 2006 Summary Compensation Table on page 40 under column (g) "Non-Equity Incentive Plan Compensation."

        Determination of 2006 Equity Awards.    In determining the March 2006 grant of stock options and performance units under our LPP to executive officers, the Committee reviewed market data by employee level to determine the appropriate long-term value of such equity awards. The Committee took into account that this was the first year of a new performance-based program. This program varies from previous practice as it has no elements of time-vested restricted stock, and is therefore entirely performance-driven, with option gains reflecting market performance and performance shares only vesting if performance targets are met. The Committee agreed that awards in this first performance period would be on the higher end of the market range for most named executive officers, with the exception of Mr. Case. As previously described, the largest element of these awards (75%) is performance shares which are earned based on the achievement of the three-year cumulative earnings per share target. The remaining portion (25%) consists of stock options converted on a 3:1 basis. The Committee determined that both forms of awards provide the requisite incentive for the executives to enhance the value of Aon's stock, while the performance units also provide an additional incentive to achieve specific corporate performance goals. The three-year performance period was selected to provide the award recipients a reasonable period of time within which to achieve and sustain challenging growth goals.

        With regard to Mr. Ryan's LPP award, the Committee factored in his successful management of the leadership succession process and Aon's desire to encourage Mr. Ryan to remain in the executive chairman role and to contribute to the future success of Aon. Mr. Rice's lower LPP award, as compared to Messrs. Bolger and O'Halleran, reflects his impending retirement in December 2007.

        In March of 2006 we determined that Mr. Rice had satisfied the performance criteria associated with a grant of 35,000 restricted stock units awarded to him in March of 2005, the vesting of which was fully contingent upon ARS-US' achievement of a specified 2005 net operating income target. We determined that ARS-US had achieved 110% of the targeted 2005 net operating income, and that therefore the 35,000 restricted stock units were fully vested.

        In March of 2006, we granted a performance award to Mr. Rice to encourage him, among other things, to strengthen and transition the leadership of Aon Risk Services Americas ("ARSA") to its new chief executive officer through December 31, 2007, which is expected to be Mr. Rice's retirement date. Upon the successful completion of these goals, Aon will award Mr. Rice in March of 2008 Common Stock having an aggregate value of $1 million.

        In May of 2006 we granted performance shares to Mr. O'Halleran to encourage him to focus on the long-term performance of our global reinsurance business. The performance shares were granted in

Aon Corporation 2006

the form of units payable in Aon shares. The units will be earned and settled in a range of 0 to 150% of target based on global reinsurance performance results over a multi-year performance period that began on April 1, 2006 and will end on December 31, 2008. The cumulative performance results will be measured against the specific segment pre-tax income from ongoing operations target for the period, and a cumulative margin target. Mr. O'Halleran's employment agreement was amended in May of 2006 to provide that the individual performance share award will replace, effective January 1, 2007, the annual awards of 22,500 time-vested restricted stock units that he would otherwise be entitled to receive pursuant to the agreement. The Committee believes that this change is advantageous to Aon because it substitutes performance-based equity compensation for future equity awards that would have been subject only to time-vesting requirements. In addition to these specific business unit related awards, the Committee also granted Messrs. Rice and O'Halleran awards under the LPP. These awards reward performance and contribution at the broader Aon level and we believe that they are appropriate recognition for the considerable role that they both play in driving Aon's overall performance.

        Selection of Performance Measures.    The performance goals chosen for the annual bonus typically differ from the goals selected for Aon's long-term incentive programs and are selected to focus the executives' efforts on incremental growth targets for Aon while maintaining Aon's long-term growth objectives. For 2006, annual bonuses were tied to Aon's achievement of planned pre-tax income from continuing operations. The 2006 LPP awards are tied to the achievement of the specified cumulative earnings per share target for the 2006-2008 performance period. We believe that this focus on both pre-tax income and earnings per share appropriately balances executive perspective.

        With regard to the performance target under the annual bonus plan, we set the pre-tax income target at a level that was substantially in excess of Aon's 2005 actual pre-tax income after adjustments. We believe that the 2006 target was a reasonable "stretch" goal. Eligibility for bonuses was dependent upon the achievement of at least 85% of the specified target, subject to appropriate adjustments. We set the minimum threshold at 85% because we believed performance below that level should not result in incentive compensation awards.

        In November of 2006, Aon sold the Aon Warranty Group and its worldwide operations (including Virginia Surety Company). We have begun, and expect to continue, to use a portion of the sales proceeds to repurchase additional shares of Common Stock under our $2 billion share repurchase program. We have analyzed the impact of the sale of the warranty business and the stock repurchases on the performance goals under the LPP (i.e. earnings per share targets), and we do not believe that the sale of the income-generating business and use of the proceeds to repurchase stock is accretive to the earnings per share target. Although the arrangement has the result of reducing the number of shares outstanding, it also reduces pre-tax net income. Thus, the net result does not dissuade us from using earnings per share targets for future awards under our LPP.

        With regard to the performance targets associated with the individual performance award granted to Mr. O'Halleran in 2006, we set the performance targets at a level that will require substantial growth in net operating income during the performance period as well as a minimum margin requirement. The award granted to Mr. Rice in 2005 was based on performance that significantly exceeded planned net operating income for his business unit for the year. The 2006 award has more subjective criteria that reflect the need to ensure a successful transition of the business sector to new management in advance of Mr. Rice's retirement in 2007. We believe that the goals present a reasonable challenge because they are expected to stretch performance for these critical business sectors and allow for the orderly transition of management.

Aon Corporation 2006

        Approval of, or adjustments to, 2006 Perquisites.    We do not emphasize perquisites in our executive compensation practices, and the level of such items is moderate. There are no standard auto, private club or financial planning benefits. Messrs. Case, Ryan and Bolger did not receive any perquisites in 2006, other than Mr. Ryan's personal use of the Company aircraft. We believe that this benefit is appropriate given his intense travel schedule and the efficiency and security that such benefit brings. Aon provides Messrs. Rice and O'Halleran auto and private club benefits pursuant to their employment agreements. Mr. O'Halleran also receives financial planning advice pursuant to his employment agreement. In 2006, he also used the Company aircraft for personal travel, and received reimbursement for legal fees incurred, and a gross-up for taxes due on such reimbursement, in connection with the amendment to his employment agreement.

        2007 Compensation Decisions Relevant to the Discussion of Aon's Compensation Philosophy. In January of 2007, in recognition of Mr. Rice's years of employment with the Ryan Insurance Group prior to the date such entity was acquired by Aon, the Committee agreed to award Mr. Rice an additional 14 years of service for purposes of calculating Mr. Rice's benefits under Aon's nonqualified pension program. Mr. Ryan's eligibility for similar past service credit related to his years of employment with the Ryan Insurance Group is set forth in the 2005 letter agreement between Aon and Mr. Ryan described herein.

        Tax Matters.    Section 162(m) of the U.S. Internal Revenue Code provides that a public corporation may take a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers only if certain specific and detailed criteria are satisfied. Other sections of the Code could result in adverse tax consequences to Aon and/or the executive related to certain change-in-control payments or the receipt of deferred compensation. Among other factors, we consider the company deductibility of compensation paid to the named executive officers.

        We recognize that the deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. Also, in some circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of Aon and its stockholders. For these and other reasons, we have determined that we will make a reasonable effort to administer Aon's compensation program in a tax-effective manner; however, we have from time to time approved elements of compensation for certain executive officers that are not fully deductible or result in adverse tax consequences to the executive and we reserve the right to do so in the future, when appropriate. For 2006, non-deductible compensation included the portion of Mr. Case's and Mr. Ryan's base salary that exceeded $1,000,000 as shown in the 2006 Summary Compensation Table on page 40. Stock option exercise income generally is not included in the Section 162(m) limitation, but time vested restricted stock units that do not qualify as performance-based compensation are included when they vest.

        Accounting Matters.    Changes to accounting practices did not drive changes in compensation philosophy at Aon. However, the Committee evaluates the effect of such changes to accounting practices on an ongoing basis and will make appropriate adjustments to Aon's compensation philosophy where appropriate.

        Compensation Consultant.    The Committee has retained F.W. Cook as independent outside compensation consultant to provide expertise on various matters coming before the Committee. F.W.

Aon Corporation 2006

Cook is engaged by, and reports directly to, the Committee. F.W. Cook neither advises Aon's management nor receives other compensation from Aon. A representative of F.W. Cook typically participates in all meetings of the Committee during which executive compensation matters are discussed. With the Committee's support, management periodically retains Hewitt & Associates to provide pay survey data.

        Summary.    We believe that Aon's compensation program was administered in 2006 in a manner consistent with its objectives.

Aon Corporation 2006

COMPENSATION COMMITTEE REPORT

        The Organization and Compensation Committee of the Board of Directors of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

        Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Aon's Annual Report on Form 10-K.

        This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent Directors:

Richard C. Notebaert, Chairman Edgar D. Jannotta Lester B. Knight	J. Michael Losh Andrew J. McKenna Richard B. Myers

Aon Corporation 2006

EXECUTIVE COMPENSATION

2006 Summary Compensation Table

        The following table discloses the total compensation of Aon's Principal Executive Officer and Principal Financial Officer during the fiscal year ended December 31, 2006, as well as Aon's three other most highly compensated executive officers. We refer to these individuals collectively in this proxy statement as the "named executive officers" of Aon.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory C. Case (Principal Executive Officer)	2006	1,500,000	-0-	1,629,111	1,968,722	2,400,000	-0-	21,600	7,519,433
David P. Bolger (Principal Financial Officer)	2006	750,000	-0-	1,199,038	470,525	1,080,000	192,230	15,516	3,515,079
Patrick G. Ryan	2006	1,125,000	-0-	1,966,234	2,578,134	1,600,000	1,206,949	61,083	7,330,451
Michael D. O'Halleran	2006	1,000,000	-0-	2,942,678	490,201	960,000	255,584	98,202	5,491,081
Michael D. Rice	2006	800,000	-0-	3,198,646	709,436	640,000	2,194,656	33,781	5,381,863

(1)
The named executive officers did not receive any payments for the fiscal year ended December 31, 2006 that would be characterized as "Bonus" payments under SEC rules. Cash amounts earned in 2006 under Aon's Executive Bonus Plan are shown under column (g) "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 of restricted stock unit awards, performance share unit awards and individual performance share unit grants pursuant to the Stock Plan, and its sub-plans, the Incentive Stock Program (the "ISP") and the LPP in accordance with FAS 123(R), disregarding adjustments for forfeiture assumptions, and do not reflect amounts paid to, or realized by, the named executive officers. As a result, these amounts include allocations from awards granted during 2006, as well as awards granted prior to 2006. The maximum FAS 123(R) expense possible at the time of grant with respect to a performance share unit award granted pursuant to the LPP and reflected in this table is the dollar value attributed to the original award multiplied by 1.66.

Assumptions used in the calculation of these amounts are set forth in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2007. In addition, because Messrs. Ryan and Rice are eligible for retirement based on their age and years of service with the Company and their awards will automatically vest upon retirement, Aon expenses the full value of their awards upon grant, in accordance with the requirements of FAS 123(R). The amounts shown in column (e) reflect Aon's accounting expense for these awards under FAS 123(R), and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
The amounts shown in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 of options pursuant to the Stock Plan and its sub-plan, the LPP, in accordance with FAS 123(R), disregarding adjustments for forfeiture assumptions, and do not reflect amounts paid to, or realized by, the named executive officers. As a result, these amounts include allocations from options granted during 2006, as well as options granted prior to 2006.

Aon Corporation 2006

Assumptions used in the calculation of these amounts are set forth in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2007. In addition, because Messrs. Ryan and Rice are eligible for retirement based on their age and years of service with the Company and their options will automatically vest upon retirement, Aon expenses the full value of their options upon grant, in accordance with the requirements of FAS 123(R). The amounts shown in column (f) reflect Aon's accounting expense for these options under FAS 123(R), and do not correspond to the actual value that will be recognized by the named executive officers.

(4)
On February 15, 2007, the Organization and Compensation Committee granted the following awards to the named executive officers based on the achievement of certain performance measures during 2006: Mr. Case, $3,000,000; Mr. Bolger, $1,350,000; Mr. Ryan, $2,000,000; Mr. O'Halleran, $1,200,000; and Mr. Rice, $800,000. In granting Mr. Bolger's award, the Committee waived the maximum annual incentive award specified in Mr. Bolger's employment agreement dated January 1, 2003.

Of these amounts, eighty percent (80%) of the award is paid in cash under the Executive Bonus Plan, which is discussed in further detail on page 26 of this proxy statement under the heading "Elements of Our Compensation Program—Cash Compensation—Annual Bonus Plan" in the section entitled "Compensation Discussion and Analysis." The amounts shown in column (g) reflect the cash portion of the awards paid to the named executive officers.

In accordance with the ISP, twenty percent (20%) of the award is paid in the form of restricted stock units. In addition, pursuant to the ISP, Aon provides an enhancement award of an additional ten percent (10%) of the award in the form of restricted stock units. As a result, the named executive officers received the following number of restricted stock units pursuant to the terms of the ISP: Mr. Case, 23,155; Mr. Bolger, 10,459; Mr. Ryan, 15,437; Mr. O'Halleran, 9,297; and Mr. Rice, 6,198. To the extent these individuals are designated as named executive officers, all of these restricted stock units will be shown in the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table in Aon's proxy statement for the 2008 annual meeting of stockholders.

(5)
The amounts in column (h) reflect solely an estimate of the actuarial increase in the present value of the named executive officer's benefits under all pension plans established by the Company determined using interest rates and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

No amount is reported in column (h) for above-market earnings on compensation that is deferred outside of tax-qualified plans, because above-market earnings are not credited under Aon's nonqualified deferred compensation plans.

(6)
The amounts shown in column (i) represent: (i) for each named executive officer a contribution by Aon of $6,600 to the Aon Savings Plan, a defined contribution plan; and (ii) for Mr. Case, a contribution by Aon of $6,600 to the Aon Retirement Account, a sub-account of the Aon Savings Plan, a defined contribution plan, and a contribution by Aon of $8,400 to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan. A discussion of the benefits provided to certain of the named executive officers pursuant to Aon's defined benefit plans is set forth below in "Pension Benefits in Fiscal 2006."

(7)
The amounts shown in column (i) also include: (a) for Mr. Bolger, dividend equivalents of $8,916 paid on certain restricted stock units granted under the ISP that have not vested; (b) for Mr. Ryan, the value of company-provided services in connection with personal use of aircraft in the amount of $44,144, dividend equivalents of $6,609 paid on certain restricted stock units granted under the ISP and the use of a company-owned automobile of $3,730; (c) for Mr. O'Halleran, legal fees of $39,339 (including $14,339 attributable to the reimbursement of taxes owed with respect to legal fees of $25,000); financial advisory fees of $12,873 (includes $4,692 attributable to the reimbursement of taxes owed with respect to financial advisory services of $8,181); an automobile allowance of $20,000; club fees of $10,029; the value of company-provided services in connection with personal use of aircraft in the amount of $5,428; and dividend equivalents of $3,933 paid on certain restricted stock units granted under the ISP; and (d) for Mr. Rice, an automobile allowance of $20,000; and dividend equivalents of $7,181 paid on certain restricted stock units granted under the ISP.

Aon Corporation 2006

(8)
The amounts shown for each of Mr. Ryan and Mr. O'Halleran for company-provided services in connection with the personal use of corporate aircraft have been calculated based on the aggregate incremental cost to Aon of such services. The services have been valued using a method that takes into account the following: maintenance, parts and labor; aircraft fuel expenses; landing, parking and flight planning services; supplies and catering; and crew travel expenses.

Mr. Case and Ryan also serve as Directors of Aon, but receive no compensation for such service other than a matching charitable contribution of $10,000, which is shown in column (g) "All Other Compensation" of the 2006 Director Compensation Table set forth on page 56 of this proxy statement.

Aon Corporation 2006

2006 Grants of Plan-Based Awards

        The following table provides information on non-equity incentive plan awards, stock options, restricted stock unit awards and performance share unit awards granted in 2006 to each of the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)		(j)	(k)		(l)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Gregory C. Case		—	1,875,000	3,750,000
(Principal Executive	03/17/06												90,567	41.365	41.19	1,006,634
Officer)	03/17/06				-0-	(4)	90,567	(4)	135,850.5	(4)						3,746,304
David P. Bolger		—	750,000	1,500,000
(Principal Financial	03/16/06												45,515	41.195	41.00	503,810
Officer)	03/16/06				-0-	(4)	45,515	(4)	68,272.5	(4)						1,874,990
	03/16/06										9,832	(5)				405,029
Patrick G. Ryan		—	1,406,250	2,812,500
	03/17/06												111,508	41.365	41.19	1,239,389
	03/17/06				-0-	(4)	111,508	(4)	167,262	(4)						4,612,528
	03/17/06										14,687	(5)				607,528
Michael D. O'Halleran		—	1,000,000	2,000,000
	03/16/06												45,515	41.195	41.00	503,809
	03/16/06				-0-	(4)	45,515	(4)	68,272.5	(4)						1,874,990
	05/18/06						83,964	(6)								4,500,000
	03/16/06										8,739	(5)				360,003
	01/02/06										22,500	(7)				707,825
Michael D. Rice		—	800,000	1,600,000
	03/16/06												27,309	41.195	41.00	302,286
	03/16/06				-0-	(4)	27,309	(4)	40,963.5	(4)						1,124,994
	03/17/06				-0-	(8)	$1,000,000	(8)	$1,000,000	(8)						965,100
	03/16/06										8,739	(5)				360,003
	03/16/06										27,500	(9)				1,107,892

(1)
The amounts shown in column (d) reflect the target payment level under the Executive Bonus Plan, which, for Messrs. Case and Ryan, is 125% of their base salary, and for Messrs. Bolger, O'Halleran and Rice, is 100% of their base salary. The amounts shown in column (e) reflect the maximum payment level under the Executive Bonus Plan, which, for Messrs. Case and Ryan, is 250% of their base salary, and for Messrs. Bolger, O'Halleran and Rice, is 200% of their base salary. The Executive Bonus Plan does not contain a threshold payment level. If pre-established performance measures are not met, no payment will be made. The actual amount of the cash payments made to the named executive officers pursuant to the Executive Bonus Plan is set forth in column (g) "Non-Equity Incentive Plan Compensation" of the 2006 Summary Compensation Table on page 40 of this proxy statement. The amount of the payment made in restricted stock units is set forth in footnote (4) to column (g) "Non-Equity Incentive Plan Compensation" of the 2006 Summary Compensation Table on page 40 of this proxy statement.

(2)
The exercise price shown in this column for option awards is determined by averaging the high and low selling prices of a share of Common Stock as reported on the NYSE on the grant date of the option. We have included an additional column showing the closing price as reported on the NYSE on the grant date.

(3)
This column shows the grant date fair value of the various awards. The grant date fair value generally reflects the amount Aon would expense in its financial statements over the award's vesting schedule, and does not correspond to the actual value that may be recognized by the named executive officers.

(4)
These amounts represent the threshold, target and maximum payouts of performance share units granted pursuant to Aon's LPP that will be earned and settled in shares of Common Stock if certain performance criteria are achieved. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk. For more information regarding the terms of these performance share units, see "Elements of Our Compensation Program—Equity Compensation—Performance Awards" in the section entitled "Compensation Discussion and Analysis" on page 28 of this proxy statement.

(5)
This amount represents a portion of the individual's bonus earned in 2005 and paid in 2006. In accordance with the terms of Aon's ISP, twenty percent (20%) of the bonus amount was paid in the form of restricted stock units. In addition, pursuant to the ISP, Aon provided an enhancement award of an additional ten percent (10%) of the bonus amount in the form of restricted stock units. Dividend equivalents are paid quarterly on unvested restricted stock units granted pursuant to the ISP, but not on contractual grants, performance share units or other grants pursuant to the Stock Plan. Voting rights do not attach to any unvested restricted stock units or performance share units.

Aon Corporation 2006

(6)
This amount represents the target payout of a three-year performance award granted to Mr. O'Halleran that will be earned and settled in shares of Common Stock if certain performance criteria are achieved. The award does not provide for a threshold or maximum payout amount. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk. For additional information regarding the terms of Mr. O'Halleran's performance award, see "Policies Underlying Our 2006 Compensation Program for Named Executive Officers—Determination of 2006 Equity Awards" in the section entitled "Compensation Discussion and Analysis" on page 35 of this proxy statement.

(7)
This amount represents a grant of restricted stock units that was made pursuant to the terms of Mr. O'Halleran's employment agreement.

(8)
These amounts represent the threshold, target and maximum amounts related to a two-year performance award granted to Mr. Rice. The performance award is denominated using a dollar value. To the extent the relevant performance criteria are achieved, the performance award will be paid in a number of shares of Common Stock calculated at the time of such determination. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk. For additional information regarding the terms of Mr. Rice's performance award, see "Policies Underlying Our 2006 Compensation Program for Named Executive Officers—Determination of 2006 Equity Awards" in the section entitled "Compensation Discussion and Analysis" on page 35 of this proxy statement.

(9)
This amount represents the grant of 27,500 restricted stock units pursuant to Mr. Rice's supplemental arrangement.

Employment Agreements and Other Compensation Arrangements

        Each of Messrs. Case, Bolger, O'Halleran and Rice has entered into an employment agreement with Aon. Mr. Ryan is a party to a letter agreement with Aon in connection with his continued service as Executive Chairman. Each of the employment agreements with Messrs. Case, Bolger, O'Halleran and Rice, as well as the letter agreement with Mr. Ryan, addresses the payments and benefits these individuals will receive under various termination scenarios. These payments and benefits are described in the section entitled "Potential Payments on Termination or Change-in-Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each of Messrs. Case, Bolger, O'Halleran and Rice for a period of two years following the termination of his employment without regard to the reason for such termination.

        In addition to the employment agreements, each of Messrs. Case, Bolger, O'Halleran and Rice has entered into a severance agreement with Aon. Please see the section entitled "Potential Payments on Termination or Change-in-Control" of this proxy statement for a description of these agreements.

        Aon has entered into an Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated April 4, 2005, which commenced April 4, 2005 and will expire April 3, 2010 unless terminated earlier. The agreement provides Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be appointed to Aon's Board of Directors, and will be nominated for election as a Director at each subsequent annual meeting of stockholders during the period of his employment.

        The agreement provides for a base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, and an annual incentive bonus of up to 250% of his base salary, with a targeted annual incentive bonus of not less than 125% of his base salary.

        Pursuant to the agreement, upon commencement of his employment, Mr. Case received: (i) a restricted stock unit award of 125,000 shares of Common Stock, which will vest in four installments of 12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 1,000,000 shares of Common Stock, which will vest in three equal annual installments on each of the second through fourth anniversaries of the date of grant. The restricted stock unit award and the portion of the stock option award related to 325,000 shares were granted outside of the Stock Plan. The agreement provides that, during the term of his employment, Mr. Case is also eligible to receive an annual option grant with a Black-Scholes value of not less than $1,800,000; however, Mr. Case has waived his entitlement to receive such option grants in 2006-2009 as consideration for his participation in Aon's LPP. In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in the amount of $5,000,000 during the term of the agreement.

Aon Corporation 2006

        Aon has entered into an Employment Agreement with David P. Bolger, our Chief Financial Officer, Chief Administrative Officer and Executive Vice President, dated January 1, 2003, which commenced January 8, 2003 and will expire December 31, 2009 unless terminated earlier. The agreement provides for a base salary of $750,000, subject to adjustment but not below $750,000; and an annual incentive bonus of up to 150% of his base salary. The Organization and Compensation Committee waived this cap on his annual incentive bonus in 2006. In addition, the agreement provides that Mr. Bolger will receive a supplemental pension benefit equal to his actual years of service with Aon plus ten years. This supplemental pension benefit will be paid to Mr. Bolger at age 65, or upon termination of employment, if later.

        Aon has entered into a letter agreement with Patrick G. Ryan, our Executive Chairman, dated December 9, 2005. The agreement provides certain supplemental benefits to Mr. Ryan in consideration for his agreement to continue to serve as Aon's Executive Chairman. The agreement addresses certain benefits to be provided to Mr. Ryan by Aon, including: (i) accelerated vesting of stock options upon any termination of employment; (ii) health care coverage for Mr. Ryan and his eligible family members for life; and (iii) supplemental pension benefits equal to his actual years of service plus fifteen years.

        Aon has entered into an Employment Agreement dated January 1, 2001, as amended pursuant to amendments dated September 29, 2004 and May 18, 2006, with Michael D. O'Halleran, who currently serves as Senior Executive Vice President. As amended, the agreement will expire on January 1, 2013 unless terminated earlier. The agreement provides for a base salary of $1,000,000 per year subject to increase as determined by the Board; an annual incentive bonus target of 100% of base salary and a maximum of not less than 200% of base salary; and stock options at the discretion of the Organization and Compensation Committee of the Board of Directors with the advice of the Chairman and Chief Executive Officer. The agreement also provides for a grant of performance shares to Mr. O'Halleran, which will be earned and settled in shares of Common Stock based on global reinsurance performance results.

        Aon has entered into an Employment Agreement with Michael D. Rice, who currently serves as Chairman of Aon Risk Services Americas. The agreement will expire on December 31, 2007 unless terminated earlier. The agreement may be renewed by Aon upon ninety (90) days notice prior to the end of the original term or any renewal, subject to written acceptance thereof by Mr. Rice. The agreement provides for a base salary of $800,000 per year, and participation by Mr. Rice in all of Aon's annual incentive compensation and equity compensation programs appropriate to his position.

        Pursuant to a supplemental agreement, Mr. Rice also received a grant of 27,500 restricted stock units that will vest in full on: (i) December 31, 2007, provided that Mr. Rice is either still employed by Aon on that date, or has been terminated by Aon without cause prior to that date; (ii) the death of Mr. Rice; or (iii) the disability of Mr. Rice.

        In addition, Mr. Rice received a grant with a target level of 27,309 performance share units pursuant to Aon's LPP that will be earned and settled in Common Stock based upon Aon's performance relative to a cumulative earnings per share target over the period beginning January 1, 2006 and ending December 31, 2008. The total performance score can range from a minimum of 0% to a maximum of 150% of target. These performance share units will become fully vested upon the termination of Mr. Rice's employment provided that Mr. Rice successfully strengthens and transitions the leadership team to the Chief Executive Officer of Aon Risk Services Americas. If Mr. Rice remains employed by Aon Risk Services Americas through December 31, 2007, or an earlier date determined by Aon's Chief Executive Officer, and Mr. Rice has successfully strengthened and transitioned the leadership team to the Chief Executive Officer of Aon Risk Services Americas, Mr. Rice will receive

Aon Corporation 2006

shares of Common Stock having a value of $1,000,000. In the event of Mr. Rice's death prior to the termination of his employment, Aon will provide his estate with a lump sum cash payment of $1,000,000 in lieu of the restricted stock unit award.

        Aon has also entered into a supplemental pension agreement dated as of January 18, 2007 with Mr. Rice. The agreement provides that Mr. Rice will receive a supplemental pension benefit equal to his actual years of service with Aon plus fourteen years. The supplemental pension benefit will be paid to Mr. Rice upon termination of employment in installments over a five-year period beginning on the first day of the seventh month following the date of termination of employment. In the event of Mr. Rice's death prior to termination of employment, Mr. Rice's spouse will be entitled to receive a survivor annuity payable as of the date of death.

        For additional information regarding the Executive Bonus Plan and the LPP, see the "Compensation Discussion and Analysis" section beginning on page 26 of this proxy statement.

Aon Corporation 2006

Outstanding Equity Awards at 2006 Fiscal Year-End

        The following table sets forth information regarding exercisable and unexercisable stock options, unvested restricted stock units and unvested performance share units held by each of the named executive officers on December 31, 2006.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory C. Case	-0-
(Principal Executive		675,000	(2)		22.86	04/04/15
Officer)		325,000	(2)		22.86	04/04/15
		90,567	(2)		41.365	03/07/12
							112,500	(2)	3,975,750	90,567	(3)	3,200,638
David P. Bolger	67,000	33,000	(4)		20.375	01/08/13
(Principal Financial	33,000	67,000	(4)		27.155	03/08/14
Officer)		100,000	(4)		23.38	03/17/15
		45,515	(4)		41.195	03/06/12
							196,818	(4)	6,955,548	45,515	(3)	1,608,500
Patrick G. Ryan	337,500				28.9167	03/20/07
	322,500				43.3333	03/20/08
	315,000				43.4375	03/19/09
	300,000				30.7813	11/16/10
	300,000				35.18	04/19/11
	250,000				36.875	04/22/12
	335,000	165,000	(5)		21.9850	05/01/13
	99,000	201,000	(5)		27.1550	03/18/14
		300,000	(5)		22.94	03/18/15
		111,508	(5)		41.365	03/17/12
							14,687	(5)	519,039	111,508	(3)	3,940,693
Michael D. O'Halleran	45,000				43.4375	03/19/09
	120,000				34.555	03/16/11
	190,000				23.9375	02/11/10
	120,000				36.875	04/22/12
	134,000	66,000	(6)		21.985	05/01/13
	49,500	100,500	(6)		27.155	03/18/04
		45,515	(6)		41.195	03/16/12
							170,739	(6)	6,033,916	45,515	(3)	1,608,500
										83,964	(7)	2,967,288	(7)
Michael D. Rice	75,000				34.555	03/16/11
	100,000				23.9375	02/11/00
	100,000				36.875	04/22/12
	67,000	33,000	(8)		22.12	04/09/13
	33,000	67,000	(8)		27.155	03/18/04
		100,000	(8)		23.38	03/17/15
		27,309	(8)		41.195	03/16/12
							56,107	(8)	1,982,821	27,309	(3)	965,100
										28,296	(9)	1,000,000	(9)

(1)
The exercise price is determined by averaging the high and low selling prices of a share of Common Stock as reported on the NYSE on the date granted.

Aon Corporation 2006

(2)
The vesting schedule for the unvested options and restricted stock units granted to Mr. Case is as follows:

Vesting Date	Number of Options	Number of Restricted Stock Units
March 17, 2007	30,189
April 4, 2007	333,334	12,500
March 17, 2008	30,189
April 4, 2008	333,333	12,500
March 17, 2009	30,189
April 4, 2009	333,333	12,500
April 4, 2010		75,000
(3)
The performance share units convert into shares of Common Stock on a one-to-one basis at the conclusion of a three-year performance period ending December 31, 2008 if Aon meets a cumulative earnings per share target determined by the Organization & Compensation Committee. If the minimum target is not attained, the performance share units will be forfeited. The target number of performance share units is shown in this column.

(4)
The vesting schedule for the unvested options and restricted stock units granted to Mr. Bolger and set forth in this column is as follows:

Vesting Date	Number of Options	Number of Restricted Stock Units
January 8, 2007	33,000	10,000
March 16, 2007	15,172	2,185
March 17, 2007	33,334	1,996
March 18, 2007	34,000	10,000
January 8, 2008		10,000
March 16, 2008	15,172	2,185
March 17, 2008	33,333	14,990
March 18, 2008	33,000	5,000
January 8, 2009		10,000
March 16, 2009	15,171	5,462
March 17, 2009	33,333	5,000
March 18, 2009		5,000
January 8, 2010		10,000
March 17, 2010		5,000
March 18, 2010		5,000
January 8, 2011		10,000
March 17, 2011		5,000
March 18, 2011		5,000
January 8, 2012		10,000
March 17, 2012		5,000
March 18, 2012		5,000
January 8, 2013		20,000
March 17, 2013		5,000
March 18, 2013		5,000
March 17, 2014		5,000
March 18, 2014		10,000
March 17, 2015		10,000

For information regarding the vesting of Mr. Bolger's options and restricted stock units upon termination of his employment, see the information set forth in the "Potential Payments on Termination or Change-in-Control" section on pages 67-68. For information regarding the terms of Mr. Bolger's employment agreement, see the description set forth under "Summary of Employment Agreements and Other Compensation Arrangements" in the narrative below 2006 Grants of Plan-Based Awards.

(5)
The vesting schedule for the unvested options and restricted stock units granted to Mr. Ryan is as follows:

Vesting Date	Number of Options	Number of Restricted Stock Units
March 17, 2007	137,170	3,264
March 18, 2007	102,000
May 1, 2007	165,000
March 17, 2008	137,169	3,263
March 18, 2008	99,000
March 17, 2009	137,169	8,160

Aon Corporation 2006

(6)
The vesting schedule for the unvested options and restricted stock units granted to Mr. O'Halleran is as follows:

Vesting Date	Number of Options	Number of Restricted Stock Units
January 2, 2007		20,250
March 16, 2007	15,172	1,942
March 18, 2007	51,000
May 1, 2007	66,000	2,250
January 1, 2008		4,500
January 2, 2008		24,750
March 16, 2008	15,172	1,942
March 18, 2008	49,500
May 1, 2008		2,250
January 1, 2009		2,250
January 2, 2009		18,000
March 16, 2009	15,171	4,855
May 1, 2009		2,250
January 1, 2010		2,250
January 2, 2010		11,250
May 1, 2010		2,250
January 1, 2011		2,250
January 2, 2011		13,500
May 1, 2011		2,250
January 1, 2012		2,250
January 2, 2012		11,250
May 1, 2012		2,250
January 1, 2013		2,250
January 2, 2013		9,000
May 1, 2013		4,500
January 1, 2014		2,250
January 2, 2014		6,750
January 1, 2015		4,500
January 2, 2015		2,250
January 2, 2016		4,500

For information regarding the vesting of Mr. O'Halleran's options and restricted stock units upon termination of his employment, see the information set forth in the "Potential Payments on Termination or Change-in-Control" section on pages 70-71. For information regarding the terms of Mr. O'Halleran's employment agreement, see the description set forth under "Summary of Employment Agreements and Other Compensation Arrangements" in the narrative below 2006 Grants of Plan-Based Awards.

(7)
Represents a grant of 83,964 performance share units that will be settled in Common Stock upon the achievement of certain performance criteria. The payout value shown in the table is calculated using the closing price of a share of Common Stock on the NYSE on December 29, 2006.

(8)
The vesting schedule for the unvested options and restricted stock units granted to Mr. Rice is as follows:

Vesting Date	Number of Options	Number of Restricted Stock Units
March 16, 2007	9,103	1,942
March 17, 2007	33,334	998
March 18, 2007	34,000
March 19, 2007		1,500
March 20, 2007		9,000
April 9, 2007	33,000
September 15, 2007		393
December 31, 2007		27,500
March 16, 2008	9,103	1,942
March 17, 2008	33,333	2,495
March 18, 2008	33,000
March 19, 2008		1,500
September 15, 2008		982
March 16, 2009	9,103	4,855
March 17, 2009	33,333
March 19, 2009		3,000

For information regarding the vesting of Mr. Rice's options and restricted stock units upon termination of his employment, see the information set forth in the "Potential Payments on Termination or Change-in-Control" section on pages 72-73. For information regarding the terms of Mr. Rice's employment agreement and supplemental arrangement, see the description set forth under "Summary of Employment Agreements and Other Compensation Arrangements" in the narrative below 2006 Grants of Plan-Based Awards.

(9)
Represents a grant of performance share units having an aggregate value of $1,000,000. The number of units is calculated using the closing price of a share of Common Stock on the NYSE on December 29, 2006.

Aon Corporation 2006

Option Exercises and Stock Vested in Fiscal 2006

        The following table sets forth the number of shares of Common Stock acquired during 2006 upon the vesting of restricted stock unit awards and the value realized on vesting. None of Aon's named executive officers exercised any stock options during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)		Value Realized on Vesting ($)(3)
(a)	(b)	(c)	(d)		(e)
Gregory C. Case (Principal Executive Officer)	-0-	N/A	12,500		511,625
David P. Bolger (Principal Financial Officer)	-0-	N/A	21,997		824,706
Patrick G. Ryan	-0-	N/A	-0-		N/A
Michael D. O'Halleran	-0-	N/A	36,000		1,322,280
Michael D. Rice	-0-	N/A	42,393	(4)	1,748,737

(1)
Represents the vesting of restricted stock units granted under Aon's Stock Incentive Plan.

(2)
The amount shown in column (d) reflects the aggregate number of shares acquired upon the vesting of restricted stock unit awards. Of the amount shown, the following aggregate number of shares of Common Stock were withheld to pay taxes due in connection with such vesting: for Mr. Case, 3,682; for Mr. Bolger, 6,637; for Mr. O'Halleran, 11,666; and for Mr. Rice, 16,026.

(3)
Calculated by multiplying the average of the high and low prices of a share of Common Stock on the NYSE on the date of vesting by the number of shares acquired upon vesting.

(4)
This amount includes a grant of 35,000 restricted stock units to Mr. Rice on March 15, 2005, the vesting of which was fully contingent upon the achievement of certain performance criteria. On March 17, 2006, the Organization and Compensation Committee determined that the performance criteria had been satisfied.

Aon Corporation 2006

Pension Benefits in Fiscal 2006

        The following table sets forth certain information regarding the benefits expected to be paid from Aon's defined benefit plans, as well as supplemental contractual arrangements. The terms of each such plan and arrangement are described below the table.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Gregory C. Case (Principal Executive Officer)	N/A	N/A	N/A	N/A
David P. Bolger	Aon Pension Plan	4	48,496	-0-
(Principal Financial	Excess Benefit Plan	4	N/A	-0-
Officer)	Special Contractual Pension	10 additional years	779,642	-0-
Patrick G. Ryan	Aon Pension Plan	27	1,487,765	-0-
	Excess Benefit Plan	27	6,889,175	-0-
	Special Contractual Pension	15 additional years	2,597,923
Michael D. O'Halleran	Aon Pension Plan	19	399,979	-0-
	Excess Benefit Plan	19	2,285,780	-0-
Michael D. Rice	Aon Pension Plan	27	862,511	-0-
	Excess Benefit Plan	27	2,669,864	-0-
	Special Contractual Pension	14 additional years	1,831,602	-0-

(1)
As a result of special contractual pension arrangements, Mr. Bolger is credited with an additional ten years of service for a total of fourteen years of service, Mr. Ryan is credited with an additional fifteen years of service for a total of forty-two years of service, and Mr. Rice is credited with an additional fourteen years for a total of forty-one years of service.

(2)
Reflects the actuarial present value of benefits accumulated under the respective plans in accordance with the assumptions disclosed in Note 12 to the audited financial statements included in Aon's Annual Report on Form 10-K, as filed with the SEC on March 1, 2007.

        The present value of the accumulated benefit shown above is based on the pension benefit earned from service and compensation through December 31, 2006. The discount rate used to determine the present value is 5.88% and the retirement age is assumed to be the later of age 65 or the current age.

        Prior to January 1, 2007, a participant's final average compensation used for the Aon Pension Plan and the Aon Excess Benefit Plan is the average of his or her base salary and certain eligible bonus payments for the five consecutive calendar plan years during the last ten years of the participant's career for which the average is the highest or, in the case of a participant who has been employed for less than five full years, the period of his or her employment with Aon and our subsidiaries. Due to the number of acquisitions by Aon and resulting pension plan assumptions and mergers, the formula used to determine pension benefits for service prior to January 1, 1998 is complex. The pension formula for service after January 1, 1998, is 1.15% of final average compensation times years of service, plus 0.45% of final average earnings in excess of Social Security Covered Compensation times years of service (maximum of 35 years). Covered Compensation is the average of the Social Security Taxable Wage Base for the 35-year period prior to the participant's normal retirement age.

Aon Corporation 2006

        The Internal Revenue Code places limits on compensation and pension benefits for qualified defined benefit programs such as the Aon Pension Plan. For example, in 2007, compensation in excess of $225,000 cannot be used to determine pension benefits from the Aon Pension Plan. Because of these limitations Aon, like other companies, has established a non-qualified supplemental defined benefit pension program to restore, or partially restore, pension benefits not otherwise payable to an executive under the qualified plan. Aon's ability to offer participation in the Aon Excess Benefit Plan has helped Aon attract and retain our top talent. For certain key executives, the company has granted additional service credits to be applied in determining supplemental pension benefits, particularly where a new executive loses similar supplemental pension benefits in connection with his or her previous employer upon joining Aon or where prior service is not recognized under the Aon Pension Plan or the Aon Excess Benefit Plan due to merger and acquisition agreements. Nonetheless, the Aon Excess Benefit Plan contains limitations on compensation and benefits in order to strike a balance between the retentive effects of the plan and the expense of the plan. In addition, minimum age and service requirements exist (attainment of age 50 and 10 years of benefit accrual service) that must be completed before an executive will be entitled to any benefits from the Aon Excess Benefit Plan. Because of its non-qualified tax status, no trust fund exists to formally fund the Aon Excess Benefit Plan and plan benefits are paid on a pay-as-you-go basis from corporate cash flow. As of December 31, 2006, there were 414 active employees who had met the age and service requirements for the Aon Excess Benefit Plan.

        To limit Aon's expense under the Aon Excess Benefit Plan, Aon's Board of Directors approved an amendment to the plan that provides, for years after 2001, earnings in excess of $500,000 will not be included in the calculation of basic benefits. During 2005, Aon's Board of Directors reexamined this change and determined that, for more highly compensated and longer service executives, the compensation limitation could result in a decreasing total pension benefit over time and had the unintended result of encouraging the executive to depart Aon during his or her high earnings years. As a result, effective January 1, 2006, Aon's Board of Directors approved an alternative pension formula that provides a benefit of 1% of final average compensation (without limitation) times total years of service subject to a maximum annual pension benefit of $500,000, subject to certain exceptions. Upon retirement a participant will receive the greater of the pension from the basic formula (1.15%/0.45%) or the 1% formula.

        Effective January 1, 2007, the compensation used to determine benefits under the Aon Pension Plan and Aon Excess Benefit Plan changed. Beginning January 1, 2007, future pension benefits are earned each calendar year based on the compensation paid in such calendar year. Pension benefits earned prior to 2007 cannot be reduced but pension benefits in the future are earned under this career average pay method rather then the prior final average pay method. The definition of compensation was not changed. The basic pension formula (1.15%/0.45%) and the alternative formula (1%) remain the same but are applied on a future annual career average basis. The plan change has no effect on employees over age 65 as of December 31, 2006 but generally reduces projected pension benefits at normal retirement for those under age 65. Further, no executive can get a larger pension benefit under the revised plan than under the plan prior to the change.

        Estimated pensionable earnings in 2006, estimated years of service at age 65, and the estimated projected total annual pension benefit at age 65 (or current age if later) for the named executive officers covered by the Aon Pension Plan and the Aon Excess Benefit Plan are:

        (a)   for Mr. Bolger, estimated pensionable earnings of $2,100,000 (base salary of $750,000 and bonus paid in 2006 of $1,350,000, 30 years of service (20 standard years plus 10 additional years of

Aon Corporation 2006

service granted pursuant to his employment agreement dated January 1, 2003) and estimated projected total annual pension benefits of $467,607;

        (b)   for Mr. Ryan, estimated pensionable earnings of $3,150,000 (base salary of $1,125,000 plus bonus paid in 2006 of $2,025,000) and 42 years of service (27 standard years plus 15 additional years pursuant to the letter agreement between Aon and Mr. Ryan dated December 9, 2005) and estimated total annual pension benefit of $1,200,107;

        (c)   for Mr. O'Halleran, estimated pensionable earnings of $2,200,000 (base salary of $1,000,000 plus bonus paid in 2006 of $1,200,000, 27 years of service and estimated total annual pension benefit of $460,695; and

        (d)   for Mr. Rice, estimated pensionable earnings of $2,000,000 (base salary of $800,000 plus bonus paid in 2006 of $1,200,000), 42 years of service (28 standard years plus 14 additional years pursuant to the letter agreement between Aon and Mr. Rice dated January 18, 2007) and estimated total annual pension benefit of $574,363.

        Mr. Case does not participate in the Aon Pension Plan or the Aon Excess Benefit Plan because participation under both plans was closed to employees hired after December 31, 2003. Instead, like all employees hired in 2004 or later, Mr. Case participates at his election in the Aon Savings Plan, a defined contribution 401(k) plan, and in a sub-account under such plan (the Aon Retirement Account) to which Aon may make a discretionary annual contribution for employees hired on or after December 31, 2003. Mr. Case also participates in a non-qualified defined contribution plan (the Aon Supplemental Savings Plan) for executives hired after December 31, 2003. The Aon Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($225,000 in 2007). Compensation is limited to $500,000 for the Aon Supplemental Savings Plan. The percentage allocation varies by length of service but in the first five years of employment the allocation percentage is 3% and increases to 7% after 30 years of service. For Mr. Case, the company contribution for 2006 to his Aon Retirement Account under the Aon Savings Plan was $6,600, and the company allocation on his behalf to the Aon Supplemental Savings Plan was $8,400.

Aon Corporation 2006

Nonqualified Deferred Compensation Table in Fiscal 2006

        The following table shows the executive contributions, Aon contributions, earnings, withdrawals and account balances for the named executive officers in the Aon Deferred Compensation Plan (the "Deferred Compensation Plan"), as well as the Aon Supplemental Savings Plan (the "Supplemental Savings Plan"), the Aon Supplemental Employee Stock Ownership Plan (the "Supplemental ESOP") and the Supplemental Aon Retirement Account (the "Supplemental Profit Sharing Plan"), each of which is a non-qualified savings plan. Information regarding each of these plans is set forth below the table.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)		(b)		(c)		(d)	(e)	(f)
Gregory C. Case	Deferred Compensation Plan	-0-		-0-		-0-	-0-	-0-
(Principal Executive	Supplemental Savings Plan	-0-		8,400	(1)	388	-0-	9,088
Officer)	Supplemental ESOP	-0-		-0-		-0-	-0-	-0-
	Supplemental Profit Sharing Plan	-0-		-0-		-0-	-0-	-0-
David P. Bolger	Deferred Compensation Plan	420,000	(2)	-0-		111,393	-0-	1,227,200
(Principal Financial	Supplemental Savings Plan	-0-		-0-		-0-	-0-	-0-
Officer)	Supplemental ESOP	-0-		-0-		-0-	-0-	-0-
	Supplemental Profit Sharing Plan	-0-		-0-		-0-	-0-	-0-
Patrick G. Ryan	Deferred Compensation Plan	-0-		-0-		64,100	-0-	1,615,108
	Supplemental Savings Plan	-0-		-0-		8	-0-	516,713
	Supplemental ESOP	-0-		-0-		(44)	132,713	147,092
	Supplemental Profit Sharing Plan	-0-		-0-		20	-0-	1,343,985
Michael D. O'Halleran	Deferred Compensation Plan	-0-		-0-		-0-	-0-	-0-
	Supplemental Savings Plan	-0-		-0-		6	-0-	400,336
	Supplemental ESOP	-0-		-0-		8	-0-	556,610
	Supplemental Profit Sharing Plan	-0-		-0-		-0-	-0-	-0-
Michael D. Rice	Deferred Compensation Plan	-0-		-0-		-0-	-0-	-0-
	Supplemental Savings Plan	-0-		-0-		5,852	-0-	265,889
	Supplemental ESOP	-0-		-0-		3	-0-	203,476
	Supplemental Profit Sharing Plan	-0-		-0-		1,668	-0-	20,352

(1)
This amount includes compensation that was also reported as "All Other Compensation" in column (i) in the 2006 Summary Compensation Table on page 40 of this proxy statement.

(2)
This amount reflects compensation that was also reported as either "Salary" in column (c), or "Non-Equity Incentive Plan Compensation" in column (g) in the 2006 Summary Compensation Table on page 40 of this proxy statement.

        The Deferred Compensation Plan is an unfunded, unsecured deferred compensation program that allows participants to defer:

  •
  Up to seventy-five percent (75%) of their base salary;

  •
  All or a portion of their annual performance bonus; and

  •
  Up to seventy-five percent (75%) of other earnings, including hiring, retention or non-performance bonuses.

Aon Corporation 2006

        The Company does not make any Company contributions to the Deferred Compensation Plan. The aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings or losses. Deferrals may be allocated among a choice of fourteen (14) valuation funds, including a fund that tracks Common Stock, that are used to determine investment gains or losses credited to the accumulated account balance. Participants can change their investment selections on a going-forward basis by contacting the Plan's trustee.

        When participants elect to defer amounts into the Deferred Compensation Plan, they must also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or after the executive's retirement or termination.

        Participants who elect to have distributions made in a specific year must choose a payout date that is at least three years after the date of the first deferral election, and can elect to receive a single, lump-sum payment or up to five annual installments. Distributions begin as soon as practicable after February 28 of the elected calendar year. Participants who elect to have distributions made at retirement or termination can elect to receive a single, lump-sum payment or up to ten annual installments. Payments commence as soon as practicable after February 28 of the year following termination of employment.

        The Supplemental Aon Retirement Account, a subplan of the Supplemental Savings Plan, was established for employees eligible for the Aon Retirement Account of the Aon Savings Plan and whose regular contributions were limited due to Internal Revenue Code compensation limits. Employees are eligible for the Supplemental Aon Retirement Account if they are eligible to participate in the regular Aon Retirement Account (criteria include hired after January 1, 2004, paid 1,000 or more hours per year and did not accrue a benefit under the Aon Pension Plan) and plan eligible compensation exceeds the Internal Revenue Code qualified plan limit. The Board will determine the allocation to be paid in each particular year.

        Prior to 1989, Mr. Ryan and Mr. Rice participated in the Combined International Corporation Staff Employees Profit Sharing Plan ("CIC Profit Sharing Plan") which eventually became the Aon Savings Plan. A Supplemental Profit Sharing Plan was established to provide company allocations similar to those that participants would have received had the Internal Revenue Code limits not restricted contributions in the CIC Profit Sharing Plan. No company allocations were made to the Supplemental Profit Sharing Plan after 1988. Distributions from the Supplemental Profit Sharing Plan are made in cash after actual retirement.

        In 1989, Aon established tax qualified retirement plans, the Aon Savings Plan ("Savings Plan") and the Aon Employee Stock Ownership Plan ("ESOP"). The ESOP was merged into the Savings Plan in 2002. The Aon Supplemental Savings Plan and Supplemental ESOP were created to provide matching and other company allocations similar to those that participants in the Savings Plan and ESOP would have received had the Internal Revenue Code limits not restricted contributions under the Savings Plan and ESOP. As of January 1, 2004, no further matching allocations or other company allocations were made to the Supplemental Savings Plan or Supplemental ESOP, subject to very limited exceptions for employees of a specific practice group of Aon Consulting. Distributions from the Supplemental ESOP are made in the form of Common Stock. Distributions from the Supplemental Savings Plan and Supplemental ESOP must begin at the earlier of retirement or age 65.

Aon Corporation 2006

2006 Director Compensation

        The table below summarizes Director compensation for the fiscal year ended December 31, 2006. All non-employee Directors are referred to in this proxy statement as "outside Directors" or "non-management Directors."

Name	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(g)	(h)
Gregory C. Case(1)	-0-	-0-	10,000	10,000
Patrick G. Ryan(1)	-0-	-0-	10,000	10,000
Edgar D. Jannotta	85,000	75,667	10,000	170,667
Jan Kalff	85,000	60,667	10,000	155,667
Lester B. Knight	92,500	68,667	10,000	171,167
J. Michael Losh	85,000	60,667	10,000	155,667
R. Eden Martin	87,500	62,667	10,000	160,167
Andrew J. McKenna	97,500	87,542	53,725	238,892
Robert S. Morrison	85,000	66,667	10,000	161,667
Richard B. Myers	63,750	113,333	10,000	187,083
Richard C. Notebaert	92,500	70,667	10,000	173,167
John W. Rogers, Jr.	105,000	75,931	10,000	190,931
Gloria Santona	92,500	58,687	10,000	161,187
Carolyn Y. Woo	85,000	70,667	10,000	165,667

(1)
Gregory C. Case, Aon's President and Chief Executive Officer, and Patrick G. Ryan, Aon's Executive Chairman, receive no additional compensation for their services as Directors of Aon other than as set forth in the table. The compensation received by each of Messrs. Case and Ryan as employees of Aon is shown in the 2006 Summary Compensation Table set forth in this proxy statement on page 40.

(2)
This column represents the amount of cash compensation earned in 2006 for Board and Committee service. The following Directors deferred cash compensation earned in 2006 into their deferred account under the Aon Outside Director Deferred Compensation Plan, a subplan of the Stock Plan and described below:

Name	2006 Cash Fees Deferred ($)	Shares in Deferred Account Attributed to 2006 Cash Fees (#)
Edgar D. Jannotta	85,000	1,736
Lester B. Knight	92,500	2,009
J. Michael Losh	85,000	1,736
R. Eden Martin	87,500	1,796
Andrew J. McKenna	97,500	2,221
Robert S. Morrison	85,000	1,736
Richard B. Myers	63,750	1,222
Richard C. Notebaert	92,500	2,009
John W. Rogers, Jr.	105,000	2,494
Gloria Santona	92,500	2,009
(3)
As of December 31, 2006, each outside Director had the following aggregate number of shares of Common Stock equivalents credited to various deferral accounts for all years of service as an outside

Aon Corporation 2006

  Director, including additional share units credited as a result of the reinvestment of dividend equivalents:

Name	Common Stock Equivalents Credited to Various Deferral Accounts
Edgar D. Jannotta	44,514
Jan Kalff	3,930
Lester B. Knight	30,020
J. Michael Losh	16,689
R. Eden Martin	20,669
Andrew J. McKenna	93,482
Robert S. Morrison	24,498
Richard B. Myers	6,539
Richard C. Notebaert	34,191
John W. Rogers, Jr.	46,906
Gloria Santona	8,789
Carolyn Y. Woo	19,066
(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), and thus includes amounts from deferred stock unit awards granted in 2006 and retirement plan awards granted prior to 2006. The grant date fair value of the stock awards granted to each Director in 2006 other than General Myers was $85,000. The grant date fair value of the stock award granted to General Myers in 2006 was $170,000. For more information, see the information below this table under the heading "Grant of Deferred Stock Units."

(5)
Includes a matching contribution of $10,000 on behalf of each Director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program. Also includes, for Mr. McKenna, a life insurance premium payment of $43,725 where Mr. McKenna is the secondary insured on a policy whose proceeds will be used to fund a charitable bequest pursuant to the Aon Corporation Outside Director Bequest Plan, the terms of which are described below this table under the heading "Bequest Plan."

Outside Director Compensation—2006 Modifications

        On March 17, 2006, Aon's Board of Directors approved changes to the form and amount of compensation paid to Aon's outside Directors. The modifications were recommended to the Board by its Organization & Compensation Committee (the "Committee") after the Committee undertook a careful review of market practices and, based upon advice from the Committee's outside compensation consultant, found that the outside Directors' compensation programs provided compensation that was significantly below the competitive level relative to non-employee Directors at companies in Aon's peer group. The modifications were effective January 1, 2006.

Cash Compensation

        Aon provides its outside Directors with the following cash compensation:

  •
  an annual retainer of $85,000, payable quarterly;

  •
  an additional annual retainer of $10,000 to the Chairs of each Board Committee other than the Audit Committee;

Aon Corporation 2006

  •
  an additional annual retainer of $20,000 to the Chair of the Audit Committee; and

  •
  an additional annual retainer of $20,000 to the Lead Independent Director, less the amount of any other additional retainer received for serving as the Chair of a Board Committee.

        Aon also pays or reimburses Directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, committee or Company business meetings and for other reasonable expenses related to Board service such as continuing education.

Grant of Deferred Stock Units

        In addition, under the Aon Corporation Non-Employee Directors' Deferred Stock Unit Plan, effective January 1, 2006, a subplan of the Stock Plan, each outside Director received an annual grant of deferred stock units with a value of $85,000 on May 19, 2006, the date of Aon's annual meeting of stockholders. The deferred stock units vest over the course of a year, and will convert to shares of Common Stock upon the earlier of: (a) the third anniversary of the date of grant; or (b) the outside Director's termination of service from the Board, unless the Director makes a timely election to defer receipt of the grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and deferral procedures established by Aon. The number of deferred stock units to be granted will be determined by dividing $85,000 by the fair market value of a share of Common Stock on the date of grant. Dividend equivalents will be credited on the deferred stock units and the dividend equivalents will be reinvested in additional deferred stock units.

        An outside Director newly elected or appointed to the Board on or after January 1, 2006, will receive an additional grant of deferred stock units as of his or her first day of service on the Board. The deferred stock units will be subject to the same rules described directly above and will be valued at $85,000 for a Director elected or appointed to service on the Board at Aon's annual meeting of stockholders. General Myers received an additional grant of deferred stock units following his election to the Board on May 19, 2006.

Matching Charitable Contributions

        During 2006, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any Director.

Deferred Compensation

        Pursuant to the Aon Corporation Outside Director Deferred Compensation Plan, effective January 1, 2003 (the "Deferred Plan") and the Aon Corporation Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2003 (the "Award Plan") (as subplans of the Stock Plan) (the "Deferred Plan"), and pursuant to the Award Plan, outside Directors have the ability to defer receipt of cash compensation and shares of Common Stock until, generally, retirement from the Board.

        Under the Deferred Plan, outside Directors elect that a portion of the annual retainer (referred to as "Fees") be credited to either a cash account, the earnings of which are based on six-month Treasury bills, or a stock account. Both accounts are maintained for bookkeeping purposes only and no amounts are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of shares that could have been purchased with the Fees at the average of the high and low prices of the shares of Common Stock on the date the Fees are earned. As dividends are declared and paid on shares of Common Stock, each outside Director's stock account, for

Aon Corporation 2006

bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions generally commence upon termination of Director status or retirement of the outside Director from the Board. With regard to the deferred Fees, distributions may be made in cash or in shares of Common Stock, at the election of the Director.

        Under the Award Plan, outside Directors may also elect to defer receipt of the annual award of shares of Common Stock issued prior to January 1, 2006. For Directors who elect to defer, we maintain accounts for bookkeeping purposes that are credited with the number of shares of Common Stock that could have been purchased with the annual award if shares were priced at the average price of shares of Common Stock during the first three months of the year the annual award is made. As dividends are declared and paid on shares of Common Stock, each outside Director's account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions are made in shares of Common Stock.

Retirement Benefits

        In addition, under the Award Plan, for periods prior to January 1, 2006, outside Directors were also entitled to certain deferred benefits when they retired from the Board. The Award Plan provided for $20,000 to be credited to an account on behalf of each outside Director for Board service for each year of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director will be distributed in ten installments consisting of shares of Common Stock.

        Although the retirement benefit has been discontinued, existing retirement benefits will continue to vest and will remain subject to the terms and conditions of the Award Plan, as it may be amended from time to time.

Bequest Plan

        Outside Directors elected or appointed to serve on the Board before January 1, 2006, remain eligible to participate in the outside Directors' lifetime charitable bequest program (the "Bequest Plan"), established by Aon in 1994. Outside Directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan. As a result, General Myers is not eligible to participate in the Bequest Plan. The Bequest Plan was closed to future participants in connection with the modifications to outside Director compensation that were effective January 1, 2006.

        The Bequest Plan was established to acknowledge the service of outside Directors, to recognize the mutual interest of Aon and our outside Directors in supporting worthy charitable institutions and to assist us in attracting and retaining outside Directors of the highest caliber. Aon funds the Bequest Plan generally through the maintenance of life insurance policies on our outside Directors. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax-deductible charitable donations accrue solely to us. Charitable donations by Aon will be directed to charitable institutions designated by the eligible outside Directors. Each eligible outside Director is permitted to recommend total charitable donations of up to $1,000,000 and to designate up to five tax qualified institutions to receive a portion of such bequest (subject to a $100,000 minimum per institution). The bequest will be contributed in 10 annual installments to the designated tax qualified institutions following the death of that outside Director or any outside Director with whom he or she is paired for purposes of the Bequest Plan.

Aon Corporation 2006

Stock Ownership Guidelines

        Aon adopted stock ownership guidelines for its non-management Directors effective July 21, 2006. The guidelines require that: (i) a target ownership level of Aon common stock equal to three times the annual Director retainer be achieved by each outside Director within five years of joining the Board; and (ii) each new outside Director achieve a target ownership level of 1,000 shares of Common Stock within the first year of joining the Board or transitioning from a management Director to a non-management Director. Shares held by the outside Directors in deferred accounts will be included when determining if the target ownership level has been achieved.

Aon Corporation 2006

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

Severance Agreements

        Aon has entered into severance agreements with certain of its key executive officers, including Messrs. Case, Bolger, O'Halleran and Rice ("Tier 1 executives"). Mr. Ryan is not party to a severance agreement.

        The severance agreements are intended to secure the continued service and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change in control of Aon.

        The agreements provide that covered executives receive the following severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon: (a) the executive's base salary through the date of termination, a pro rated bonus based upon the executive's average annual cash incentive for the preceding three years and any accrued vacation pay; (b) for key executive officers other than Mr. Case, three times the executive's highest annual base salary in effect during the 12-month period prior to the date of termination (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with three additional years of age and service credit and, in the case of the supplemental savings plan, three additional years of plan contributions. Qualifying terminations consist of termination by Aon other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), in each case in connection with or within two years following a change in control.

        The agreements for executives also require that Aon maintain medical, dental and life insurance on behalf of the executive for three years, or until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

        A "change in control" for purposes of the agreements generally consists of any of the following: (a) an acquisition of 30% or more of either outstanding common stock or the combined voting power of the outstanding securities entitled to vote; (b) a change in the majority of the current Board; (c) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aon (unless (i) the existing stockholders receive more than 60% of the outstanding common stock and the combined voting power of the surviving company, as the case may be, (ii) no person or group owns 30% or more of the outstanding common stock or combined voting power of the surviving company and (iii) there is no change in the majority of the Board); and (d) a liquidation or dissolution of Aon.

        As a condition to the receipt of payments and benefits pursuant to the agreements for executives, the executive is required to enter into an agreement with Aon providing that the executive will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon.

Aon Corporation 2006

        If an executive is entitled under the agreements for Tier 1 executives to severance payments and benefits or the vesting of equity awards, and any payment or distribution to the executive pursuant to such agreements are, or would otherwise be, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive is entitled to a grossed-up payment from the Company sufficient to pay the amount of such excise tax.

        The Board may terminate the agreements for executives, other than Mr. Case, upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change in control or if there has been a change in control. Mr. Case's agreement may not, without his consent, be amended or terminated during the term of his employment agreement. In any event, the agreements for executives will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change in control.

Employment Agreements

        As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" following 2006 Grants of Plan-Based Awards on page 43 of this proxy statement, each of Messrs. Case, Bolger, O'Halleran and Rice has entered into an employment agreement with Aon. In addition, Mr. Ryan is a party to a letter agreement with Aon in connection with his continued service as Executive Chairman.

  Mr. Case's Employment Agreement

        Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) continued vesting of the stock options and awards granted to him pursuant to the agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence.

        Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; and (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from the Board of Directors.

        If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon;

Aon Corporation 2006

provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit award and continued vesting of the stock option awards granted to him pursuant to the agreement; and (vi) a lump sum cash payment equal to two times the sum of Mr. Case's base salary and his target annual incentive bonus for the bonus year in which his employment terminates, provided that for purposes of this calculation, Mr. Case's base salary and target annual bonus will be no less than his initial base salary and initial target bonus. If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vi) of the immediately preceding sentence. In addition, if Mr. Case's employment is terminated for any reason other than by Aon for cause (as defined in the agreement) after Mr. Case has attained at least age 50 and completed at least 10 years of continuous employment, Mr. Case, his spouse and his dependent children will be eligible for coverage under Aon's retiree medical program.

        Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Bolger's Employment Agreement

        Mr. Bolger's employment agreement provides that, in the event of Mr. Bolger's death during the term of the agreement, his executor or the administrator of his estate will receive a lump sum cash amount equal to his salary at the rate in effect at the time of his death to which he would have been entitled from the date of his death through the original term of the agreement, subject to reduction for benefits paid to him under any individual or group life insurance policy maintained by us for the benefit of Mr. Bolger. If Mr. Bolger's employment is terminated due to his disability or incapacity, he will receive his base salary, at the rate in effect at the date of such termination of employment, until January 8, 2011, subject to reduction for benefits paid to him under any disability insurance policy maintained by us for his benefit. If Aon terminates Mr. Bolger's employment due to his failure to perform the duties under the agreement to the satisfaction of the majority of the members of the Governance/Nominating Committee of the Board of Directors, Mr. Bolger will be entitled to receive his base salary in effect at the date of such termination for a period of two years following such termination. If Aon terminates his employment agreement for any other reason (other than for cause as defined in the agreement), Mr. Bolger will be entitled to receive his base salary in effect at the date of such termination through the original term of the agreement.

        Non-competition and non-solicitation covenants apply to Mr. Bolger for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Ryan's Letter Agreement

        The letter agreement with Mr. Ryan provides that all of Mr. Ryan's unvested options will immediately vest as of the date he ceases to be employed by Aon. The agreement also extends the expiration date of Mr. Ryan's options until the later of: (a) the 15th day of the third month following the date the exercise period would have expired; and (b) December 31 of the calendar year during which the exercise period would otherwise have expired. In addition, upon cessation of Mr. Ryan's employment, he and his eligible family members are entitled to continue participation in Aon-sponsored group health plans for life. Finally, subject to certain qualifications, the agreement

Aon Corporation 2006

provides that Mr. Ryan shall receive a supplemental pension benefit calculated based upon his actual years of service with Aon plus fifteen years, the latter representing his years of service with Ryan Insurance Group prior to the date such entity was acquired by Aon that would not otherwise be considered in determining Mr. Ryan's pension benefits.

  Mr. O'Halleran's Employment Agreement

        Mr. O'Halleran's agreement provides that if Mr. O'Halleran's employment is terminated due to his disability or incapacity, he will receive his salary through January 1, 2009, subject to reduction for benefits paid to him under any disability insurance policy maintained by us. If Aon terminates Mr. O'Halleran's employment due to his failure to perform the duties under the agreement to the satisfaction of the majority of the members of the Organization and Compensation Committee of the Board of Directors, Mr. O'Halleran will be entitled, among other things, to receive his base salary and annual stock award for two years after the termination. If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. O'Halleran will be entitled to receive his base salary through January 1, 2009. In addition, under those circumstances, his previous stock awards will vest as permitted by the applicable plan and his stock options will become exercisable in full and the Board is also obligated to consider whether it should also make a grant of stock options that it determines to be equitable in light of other stock option grants made to Mr. O'Halleran.

        Non-competition and non-solicitation covenants apply for two years after termination of employment without regard to the reason for the termination of employment.

  Mr. Rice's Employment Agreement and Supplemental Arrangements

        Mr. Rice's agreement provides that if Mr. Rice's employment is terminated due to his disability or incapacity, he will receive his base salary through December 31, 2007, subject to reduction for benefits paid to him under any disability insurance policy maintained by us. If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Rice will be entitled to receive his base salary through the original term of the agreement, or, if the agreement is renewed, through any renewal period. In addition, Aon will pay Mr. Rice all accrued but unpaid benefits as of the date of termination.

        Mr. Rice's agreement further provides that all stock awards and stock options granted to Mr. Rice will continue to vest upon the termination of Mr. Rice's employment, provided that Mr. Rice continue to make himself available to Aon as a consultant, and that Mr. Rice comply with the non-competition and non-solicitation covenants contained in the agreement.

        Non-competition and non-solicitation covenants apply to Mr. Rice for a period of two years following the termination of employment without regard to the reason for such termination.

        Pursuant to a supplemental agreement, Mr. Rice also received a grant of 27,500 restricted stock units that will vest in full on: (i) December 31, 2007, provided that Mr. Rice is either still employed by Aon on that date, or has been terminated by Aon without cause prior to that date; (ii) the death of Mr. Rice; or (iii) the disability of Mr. Rice.

        In addition, Mr. Rice received a grant with a target level of 27,309 performance share units pursuant to Aon's LPP that will be earned and settled in Common Stock based upon Aon's performance relative to a cumulative earnings per share target over the period beginning January 1, 2006 and ending December 31, 2008. The total performance score can range from a minimum of 0% to a maximum of 150% of target. These performance share units will become fully vested upon the

Aon Corporation 2006

termination of Mr. Rice's employment provided that Mr. Rice successfully strengthens and transitions the leadership team to the Chief Executive Officer of Aon Risk Services Americas. Further, if Mr. Rice remains employed by Aon Risk Services Americas through December 31, 2007, or an earlier date determined by Aon's Chief Executive Officer, and Mr. Rice has successfully strengthened and transitioned the leadership team to the Chief Executive Officer of Aon Risk Services Americas, Mr. Rice will receive a grant of fully vested restricted stock units having a value of $1,000,000. In the event of Mr. Rice's death prior to the termination of his employment, Aon will provide his estate with a lump sum cash payment of $1,000,000 in lieu of the restricted stock unit award.

        Aon has also entered into a supplemental pension agreement dated as of January 18, 2007 with Mr. Rice. The agreement provides that Mr. Rice will receive a supplemental pension benefit equal to his actual years of service with Aon plus fourteen years. The supplemental pension benefit will be paid to Mr. Rice upon termination of employment in installments over a five-year period beginning on the first day of the seventh month following the date of termination of employment. In the event of Mr. Rice's death prior to termination of employment, Mr. Rice's spouse will be entitled to receive a survivor annuity payable as of the date of death.

Termination and Change-in-Control Tables

        The tables below outline the potential payments to the named executive officers upon the occurrence of various termination events, including, without limitation, a termination upon a change in control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

  •
  The amounts shown in the table assume that the employment of each named executive officer was terminated on December 31, 2006, and that the price per share of Common Stock is $35.34 per share, the closing market price per share on December 29, 2006, the last trading day of 2006. Accordingly, the tables set forth amounts earned as of December 31, 2006 and include estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination event.

  •
  The employment of the named executive officers did not actually terminate on December 31, 2006. In addition, a change in control of Aon did not occur on December 31, 2006. As a result, the named executive officers did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a named executive officer in connection with a termination event can only be determined at the time of such termination event.

  •
  Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the named executive officer was entitled on the date of termination, and are not shown in the tables below.

  •
  For purposes of the tables below, the specific definitions of (i) "good reason" applicable to the column entitled "Voluntary Termination—Good Reason," (ii) "cause" applicable to the column entitled "Involuntary Termination—For Cause," and (iii) "without cause" or "not for cause" applicable to the column entitled "Involuntary Termination—Without Cause" for each of the named executive officers can be found, to the extent applicable, in their respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to the column entitled "Qualifying Termination—Change-in-Control" can be found in the severance agreements entered into with each of the named executive officers other than Mr. Ryan.

Aon Corporation 2006

Gregory C. Case
President and Chief Executive Officer
Payments and Benefits Upon Termination(1)

	Voluntary Termination—Without Good Reason	Voluntary Termination—Good Reason	Death	Disability	Involuntary Termination—For Cause	Involuntary Termination—Without Cause	Qualifying Termination—Change-in-Control
Cash Severance(2)	—	$6,750,000	—	—	—	$6,750,000	$10,125,000
Salary Continuation	—	—	—	—	—	—	—
Annual Incentive Bonus(3)	—	$1,875,000	$1,875,000	$1,875,000	—	$1,875,000	$2,800,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(4)	—	$3,975,750	$3,975,750	$3,975,750	—	$3,975,750	$3,975,750
Stock Options (Unvested; Accelerated or Continued Vesting)(4)(5)	—	$12,480,000	$12,480,000	$12,480,000	—	$12,480,000	$12,480,000
Performance Share Units (LPP)(6)	—	$1,237,580	$3,200,638	$3,200,638	—	$1,237,580	$3,200,638
Continuation of Health & Welfare Benefits(7)	—	$17,401	—	—	—	$17,401	$34,310
Additional Pension and Non-Qualified Plan Benefit(8)	—	—	—	—	—	—	$100,919
Excise Tax Gross-Up(9)	—	—	—	—	—	—	$8,707,434

(1)
For purposes of this table, we have assumed that Mr. Case's compensation is as follows: current base salary is equal to $1,500,000 and target annual incentive bonus is equal to 125% of base salary.

(2)
Severance is calculated as two times the sum of base salary plus target annual incentive bonus for "Voluntary Termination—Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary plus annual incentive bonus for "Qualifying Termination—Change-in-Control."

(3)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is calculated based upon the named executive officer's average annual cash incentive for the preceding three years. For Mr. Case, who commenced employment with Aon in April 2005, the annual incentive bonus is based on the annual cash incentive received in the preceding year.

(4)
Under "Voluntary Termination—Good Reason" and "Involuntary Termination—Without Cause" all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement immediately vest and all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards and all outstanding unvested stock options granted to Mr. Case immediately vest. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards and all outstanding unvested stock options become fully vested and each option will remain exercisable until the expiration of its terms.

(5)
Represents the intrinsic value of the unvested stock options as of December 31, 2006.

(6)
Represents: (i) the payout of a pro-rated amount of the outstanding performance share units under the LPP, at one hundred and sixteen percent (116%) of the target level in the event of "Voluntary Termination—Good Reason" and "Involuntary Termination—Without Cause"; and (ii) the payout of all outstanding performance share units under the LPP at one hundred percent (100%) of the target level in the event of "Death," "Disability" or "Qualifying Termination—Change-in-Control." In the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction.

(7)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Voluntary Termination—Good Reason," and "Involuntary Termination—Without Cause," and thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(8)
Includes three additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(9)
The assumptions used to calculate the excise tax gross-up include the following: (i) a change in control occurred on December 31, 2006; (ii) the named executive officer was involuntarily terminated on December 31, 2006; (iii) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (iv) the excise tax rate was twenty percent (20%).

Aon Corporation 2006

David P. Bolger
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Payments and Benefits Upon Termination(1)

	Voluntary Termination	Death	Disability	Involuntary Termination—For Cause (as determined by Governance Committee)(2)	Involuntary Termination—For Cause (all others)(3)	Involuntary Termination—Without Cause	Qualifying Termination— Change-in-Control
Cash Severance(4)	—	—	—	—	—	—	$2,250,000
Salary Continuation(5)	—	$2,250,000	$3,014,423	$1,500,000	—	$2,250,000	—
Annual Incentive Bonus(6)	—	—	—	—	—	—	$933,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	$2,827,200	$6,955,548	$6,955,548	$3,737,982	—	$3,737,982	$6,955,548
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	$493,845	$2,238,240	$2,238,240	$1,029,221	—	$1,029,221	$2,238,240
Performance Share Units (LPP)(9)	—	$1,608,500	$1,608,500	$621,967	—	$621,967	$1,608,500
Continuation of Health & Welfare Benefits(10)	—	—	—	—	—	—	$15,828
Additional Pension and Non-Qualified Plan Benefit(11)	—	—	—	—	—	—	$1,021,675	(12)
Excise Tax Gross-Up(13)	—	—	—	—	—	—	$4,318,432

(1)
For purposes of this table, we have assumed that Mr. Bolger's compensation is as follows: current base salary is equal to $750,000 and target annual incentive bonus is equal to 100% of base salary.

(2)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. Bolger to perform his material duties under his employment agreement to the satisfaction of at least a majority of the members of the Governance Committee.

(3)
Represents any termination for "Cause" as defined in Mr. Bolger's employment agreement, other than as provided in footnote (2) above.

(4)
Severance is calculated as three times Mr. Bolger's highest base salary in effect during the 12-month period prior to the date of termination for "Qualifying Termination—Change-in-Control."

(5)
Salary continuation is calculated as a lump-sum payment of Mr. Bolger's base salary through December 31, 2009 for "Death", continuation of base salary until January 8, 2011 for "Disability," continuation of base salary for a period of two years for "Involuntary Termination—For Cause (as determined by Governance Committee)" and continuation of base salary through December 31, 2009 for "Involuntary Termination—Without Cause."

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is calculated based upon Mr. Bolger's average annual cash incentive for the preceding three years.

(7)
Under "Voluntary Termination," all outstanding unvested restricted stock unit awards granted pursuant to Mr. Bolger's employment agreement and all outstanding unvested stock options granted pursuant to Mr. Bolger's employment agreement continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards and all outstanding unvested stock options granted to Mr. Bolger immediately vest. Under "Involuntary Termination—For Cause (as determined by Governance Committee)," all outstanding unvested restricted stock unit awards granted pursuant to Mr. Bolger's employment agreement and all outstanding unvested stock options granted pursuant to Mr. Bolger's employment agreement continue to vest in accordance with their original vesting schedules, all restricted stock unit awards granted pursuant to the ISP will continue to vest in accordance with their terms, and a pro-rated portion of all equity grants made after July 1, 2004, will immediately vest. Under "Involuntary Termination—Without Cause," all outstanding unvested restricted stock unit awards granted pursuant to Mr. Bolger's employment agreement and all outstanding unvested stock options granted pursuant to Mr. Bolger's employment agreement

Aon Corporation 2006

  immediately vest, all restricted stock unit awards granted pursuant to the ISP will continue to vest in accordance with their terms, and a pro-rated portion of all equity grants made after July 1, 2004, will immediately vest. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards and all unvested stock options become fully vested and each option will remain exercisable until the expiration of its terms.

(8)
Represents the intrinsic value of the unvested stock options as of December 31, 2006.

(9)
Represents: (i) the payout of a pro-rated amount of the outstanding performance share units under the LPP, at one hundred and sixteen percent (116%) of the target level in the event of "Involuntary Termination—For Cause (as determined by Governance Committee)" and "Involuntary Termination—Without Cause"; and (ii) the payout of all outstanding performance share units under the LPP at one hundred percent (100%) of the target level in the event of "Death," "Disability" or "Qualifying Termination—Change-in-Control." In the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction.

(10)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(11)
Represents additional pension and non-qualified plan benefits payable to Mr. Bolger upon a "Qualifing Termination—Change-in-Control." For additional information with respect to the pension benefits payable to Mr. Bolger, see "Pension Benefits in Fiscal 2006" set forth in this proxy statement.

(12)
Includes three additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(13)
The assumptions used to calculate the excise tax gross-up include the following: (i) a change in control occurred on December 31, 2006; (ii) the named executive officer was involuntarily terminated on December 31, 2006; (iii) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (iv) the excise tax rate was twenty percent (20%).

Aon Corporation 2006

Patrick G. Ryan
Executive Chairman
Payments and Benefits Upon Termination

	Voluntary Termination	Death	Disability	Involuntary Termination—For Cause	Involuntary Termination—Without Cause	Qualifying Termination—Change-in-Control
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(1)	$519,039	$519,039	$519,039	—	$519,039	$519,039
Stock Options (Unvested; Accelerated or Continued Vesting)(2)(3)	$7,568,760	$7,568,760	$7,568,760	$7,568,760	$7,568,760	$7,568,760
Performance Share Units (LPP)(4)	$1,523,735	$3,940,693	$3,940,693	—	$1,523,735	$3,940,693
Continuation of Health & Welfare Benefits(5)	$186,940	$186,940	$186,940	$186,940	$186,940	$186,940

(1)
Under "Voluntary Termination" and "Involuntary Termination—Without Cause," all outstanding unvested restricted stock unit awards granted to Mr. Ryan continue to vest in accordance with their original vesting schedules. Under "Death," "Disability" and "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards granted to Mr. Ryan become fully vested.

(2)
Under any of the termination events set forth above, all outstanding unvested stock options become fully vested and remain exercisable until the later of (a) the 15th day of the third month following the expiration date of the original exercise period; or (b) December 31 of the calendar year during which the exercise period would otherwise have expired.

(3)
Represents the intrinsic value of the unvested stock options as of December 31, 2006.

(4)
Represents: (i) the payout of a pro-rated amount of the outstanding performance share units under the LPP, at one hundred and sixteen percent (116%) of the target level in the event of "Voluntary Termination" and "Involuntary Termination—Without Cause"; and (ii) the payout of all outstanding performance share units under the LPP at one hundred percent (100%) of the target level in the event of "Death," "Disability" or "Qualifying Termination—Change-in-Control." In the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction.

(5)
Represents the continued health care coverage in Aon-sponsored group health plans for life for each of Mr. Ryan and his eligible family members.

Aon Corporation 2006

Michael D. O'Halleran
Senior Executive Vice President
Payments and Benefits Upon Termination(1)

	Voluntary Termination	Death	Disability	Involuntary Termination—For Cause (as determined by Org & Comp Committee)(2)	Involuntary Termination—For Cause (all others)(3)	Involuntary Termination—Without Cause	Qualifying Termination—Change-in-Control
Cash Severance(4)	—	—	—	—	—	—	$3,000,000
Salary Continuation(5)	—	$2,000,000	$2,000,000	$2,000,000	—	$2,000,000	—
Annual Incentive Bonus(6)	—	—	—	—	—	—	$700,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	$4,364,101	$6,033,916	$6,033,916	$5,079,736	—	$6,670,036	$6,033,916
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	$1,704,023	$1,704,023	$1,704,023	$1,704,023	—	$1,704,023	$1,704,023
Performance Share Units(9)	—	$4,575,788	$4,575,788	$1,611,063	—	$1,611,063	$4,575,788
Continuation of Health & Welfare Benefits(10)	—	—	—	—	—	—	$45,722
Additional Pension and Non-Qualified Plan Benefit(11)	—	—	—	—	—	—	$615,727	(12)
Excise Tax Gross-Up(13)	—	—	—	—	—	—	$4,853,651

(1)
For purposes of this table, we have assumed that Mr. O'Halleran's compensation is as follows: current base salary is equal to $1,000,000 and target annual incentive bonus is equal to 100% of base salary.

(2)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. O'Halleran to perform his material duties under his employment to the satisfaction of at least a majority of the members of the Organization & Compensation Committee.

(3)
Represents any termination for "Cause" as defined in Mr. O'Halleran's employment agreement, other than as provided in footnote (2) above.

(4)
Severance is calculated as three times Mr. O'Halleran's highest base salary in effect during the 12-month period prior to the date of termination for "Qualifying Termination—Change-in-Control."

(5)
Salary continuation is calculated as a lump-sum payment pursuant to an insurance policy purchased by Aon, representing Mr. O'Halleran's base salary until January 1, 2009 for "Death", continuation of base salary until January 1, 2009 for "Disability" and continuation of base salary for a period of two years for each of "Involuntary Termination—For Cause (as determined by Org & Comp Committee)" and "Involuntary Termination—Without Cause."

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is calculated based upon Mr. O'Halleran's average annual cash incentive for the preceding three years.

(7)
Includes, under "Involuntary Termination—Without Cause," the grant of a fully vested restricted stock unit award in the amount of 45,000 shares. Under "Voluntary Termination," all outstanding unvested restricted stock unit awards granted pursuant to Mr. O'Halleran's employment agreement and all outstanding unvested stock options granted pursuant to Mr. O'Halleran's employment agreement continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards and all outstanding unvested stock options granted to Mr. O'Halleran immediately vest. Under "Involuntary Termination—For Cause (as determined by Org & Comp Committee)," all outstanding unvested restricted stock unit awards granted pursuant to Mr. O'Halleran's employment agreement and all outstanding unvested stock options granted pursuant to Mr. O'Halleran's employment agreement continue to vest in accordance with their original vesting schedules, all restricted stock unit awards granted pursuant to the ISP will continue to vest in accordance with their terms, and a pro-rated portion of all equity grants made after July 1, 2004, will immediately vest. Under "Involuntary Termination—Without Cause," all outstanding unvested restricted stock unit

Aon Corporation 2006

  awards granted pursuant to Mr. O'Halleran's employment agreement will immediately vest and all outstanding unvested stock options granted pursuant to Mr. O'Halleran's employment agreement will continue to vest in accordance with their terms, all restricted stock unit awards granted pursuant to the ISP will continue to vest in accordance with their terms, and a pro-rated portion of all equity grants made after July 1, 2004, will immediately vest. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards and all unvested stock options become fully vested and each option will remain exercisable until the expiration of its terms.

(8)
Represents the intrinsic value of the unvested stock options as of December 31, 2006.

(9)
Represents: (i) the payout of a pro-rated amount of the outstanding performance share units under the LPP, at one hundred and sixteen percent (116%) of the target level in the event of "Involuntary Termination—For Cause (as determined by Org & Comp Committee)" and "Involuntary Termination—Without Cause"; (ii) the payout of a pro-rated amount of an additional performance share unit grant to Mr. O'Halleran at one hundred (100%) of the target level in the event of "Involuntary Termination—For Cause (as determined by Org & Comp Committee) and Involuntary Termination—Without Cause"; (iii) the payout of all outstanding performance share units under the LPP at one hundred percent (100%) of the target level in the event of "Death," "Disability" or "Qualifying Termination—Change-in-Control"; and (iv) the payout of an additional performance share unit grant to Mr. O'Halleran at one hundred percent (100%) of the target level in the event of "Death," "Disability" or Qualifying Termination—Change-in-Control." In the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction.

(10)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(11)
Represents additional pension and non-qualified plan benefits payable to Mr. O'Halleran upon a "Qualifying Termination—Change-in-Control." For additional information with respect to the pension benefits payable to Mr. O'Halleran, see "Pension Benefits in Fiscal 2006" set forth in this proxy statement.

(12)
Includes three additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(13)
The assumptions used to calculate the excise tax gross-up include the following: (i) a change in control occurred on December 31, 2006; (ii) the named executive officer was involuntarily terminated on December 31, 2006; (iii) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (iv) the excise tax rate was twenty percent (20%).

Aon Corporation 2006

Michael D. Rice
Chairman—Aon Risk Services Americas
Payments and Benefits Upon Termination(1)

	Voluntary Termination	Death	Disability	Involuntary Termination—For Cause	Involuntary Termination—Without Cause	Qualifying Termination—Change-in-Control
Cash Severance(2)	—	—	—	—	—	$2,400,000
Salary Continuation(3)	—	$800,000	$800,000	—	$800,000	—
Annual Incentive Bonus(4)	—	—	—	—	—	$833,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(5)	$1,982,821	$1,982,821	$1,982,821	—	$1,982,821	$1,982,821
Stock Options (Unvested; Accelerated or Continued Vesting)(5)(6)	$2,180,655	$2,180,655	$2,180,655	—	$2,180,655	$2,180,655
Performance Share Units(7)	$373,172	$965,100	$965,100	—	$373,172	$965,100
Continuation of Health & Welfare Benefits(8)	—	—	—	—	—	$46,822
Additional Pension and Non-Qualified Plan Benefit(9)	—	—	—	—	—	$545,447	(10)
Excise Tax Gross-Up(11)	—	—	—	—	—	$1,667,935

(1)
For purposes of this table, we have assumed that Mr. Rice's compensation is as follows: current base salary is equal to $800,000 and target annual incentive bonus is equal to 100% of base salary.

(2)
Severance is calculated as three times Mr. Rice's highest base salary in effect during the 12-month period prior to the date of termination for "Qualifying Termination—Change-in-Control."

(3)
Salary continuation is calculated as continuation of base salary until December 31, 2007 for each of "Death," "Disability" and "Involuntary Termination—Without Cause."

(4)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is calculated based upon Mr. Rice's average annual cash incentive for the preceding three years.

(5)
Under "Voluntary Termination" and "Involuntary Termination—Without Cause," all outstanding unvested restricted stock unit awards and all outstanding unvested stock options continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards and all oustanding unvested stock options become fully vested. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards and all unvested stock options become fully vested and each option will remain exercisable until the expiration of its terms.

(6)
Represents the intrinsic value of the unvested stock options as of December 31, 2006.

(7)
Represents: (i) the payout of a pro-rated amount of the outstanding performance share units under the LPP, at one hundred and sixteen percent (116%) of the target level in the event of "Voluntary Termination" or "Involuntary Termination—Without Cause"; and (ii) the payout of all outstanding performance share units under the LPP at one hundred percent (100%) of the target level in the event of "Death," "Disability" or "Qualifying Termination—Change-in-Control." In the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units

Aon Corporation 2006

  issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction.

(8)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(9)
Represents additional pension and non-qualified plan benefits payable to Mr. Rice upon a "Qualifying Termination—Change-in-Control." For additional information with respect to the pension benefits payable to Mr. Rice, see "Pension Benefits in Fiscal 2006 set forth in this proxy statement.

(10)
Includes three additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(11)
The assumptions used to calculate the excise tax gross-up include the following: (i) a change in control occurred on December 31, 2006; (ii) the named executive officer was involuntarily terminated on December 31, 2006; (iii) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (iv) the excise tax rate was twenty percent (20%).

Aon Corporation 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds $120,000; and (iii) any Director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's Directors and executive officers complete an annual D&O questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, Directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware, and Aon's General Counsel reports these transactions to the Governance/Nominating Committee. The Governance/Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

Related Party Transactions

        Aon has made contractual arrangements to provide ready access to aircraft for executives of Aon and our subsidiaries for business purposes. These arrangements include two dry leases entered into with two aircraft leasing companies affiliated with Patrick G. Ryan, Globe Leasing, Inc. and 17AN Leasing LLC. In addition, Aon provides hangar space and related operating support to Globe Leasing, Inc. and 17AN Leasing LLC in return for negotiated fees. In 2006, Aon and our subsidiaries paid Globe Leasing, Inc. and 17AN Leasing LLC $739,700 and $900,460, respectively, for usage of aircraft. Globe and 17AN paid Aon $198,527 and $195,648, respectively, for hangar space and operating support. These amounts are presented on an accrual basis. We believe that all of these arrangements are more favorable to us than would have been obtained by negotiating similar transactions with unrelated third parties. The payments represented in excess of 5% of each of Globe's and 17AN's consolidated gross revenues in 2006 and are expected to do so again in 2007. In addition, Globe and 17AN paid us $68,535 and $66,435, respectively, as annual insurance premiums for aircraft liability including bodily injury, property damage and hull physical damage (including war risk). Patrick G. Ryan owns 100% of Globe and serves as a Director, Chairman of the Board and treasurer; he also indirectly holds 50% of 17AN and serves as a Director, Chairman of the Board and Chief Executive Officer.

        Resource Automotive, Inc. ("RA") a subsidiary of Aon Warranty Group, entered into a Vendor Agreement (the "Vendor Agreement") with Incisent Technologies LLC, formerly known as First Look, LLC ("Incisent") effective November 4, 2005. The Vendor Agreement replaced a Marketing and Distribution Agreement between the same parties that became effective March 18, 2004 and terminated as of November 4, 2005. Patrick G. Ryan, Jr., the son of Patrick G. Ryan, is the Chief Executive Officer of Incisent. The Vendor Agreement granted to RA a non-exclusive right to offer to RA's franchised automobile dealer customers certain proprietary technology and services developed by Incisent, and provided that RA is obligated to compensate Incisent only when RA's customers actually enroll in RA's Variable Income Partners program. RA entered into this agreement because it believed that its ability to offer its customers the Incisent technology and services helped RA differentiate itself from its competitors in an increasingly competitive marketplace. RA further believed that the Vendor Agreement did not contain terms that would not have been arrived at in arms-length negotiations with Incisent, because Incisent's products are superior to those offered by other potential suppliers and the

Aon Corporation 2006

pricing offered by Incisent was less than, or equal to, what RA could obtain from others. The Vendor Agreement terminated on December 31, 2006. Total payments to Incisent in 2006 were $1,812,851.

        On January 1, 2005 one of our subsidiaries entered into a five-year consulting agreement with Raymond I. Skilling, who served as Executive Vice President and Chief Counsel of Aon until August 2003. Mrs. Raymond I. Skilling and Mrs. Patrick G. Ryan are sisters. Under the terms of the agreement, Mr. Skilling performs services related to the subsidiary's professional liability brokerage business. The company pays him an annual fee of $250,000, provides office support services, and continues to vest the stock options and stock awards granted to him while he was an employee. During 2006, 4,500 stock awards with a market value of $185,085, and 50,500 options vested. The agreement may be terminated after an initial term of two years by either party upon 180 days' notice.

        In 2006, Ryan Enterprises Group LLC ("REG"), of which Patrick G. Ryan is a Director and officer, paid Aon $116,993 representing insurance costs, pilot fees and consulting fees.

        In 2006, Patrick G. Ryan and Shirley Ryan paid Aon the following amounts: (i) $130,000 for pilot services in connection with the use of personal aircraft; (ii) $126 for the reimbursement of personal charges at a company paid social club; and (iii) $240,387 for insurance premiums paid to insurers related to brokerage services provided by subsidiaries of Aon and (iv) $270 for medicare tax.

        In March 1997, an interest-free loan in the amount of £478,189 was made to Dennis L. Mahoney by a subsidiary of Aon in connection with the implementation of a long-term incentive plan. The loan was repayable only if Mr. Mahoney left the employment of Aon prior to December 31, 2006. As long as Mr. Mahoney remained employed by Aon, the terms of the loan provided that twenty percent (20%) of the loan would be forgiven on December 31 of each of 2002 through 2006. The remaining balance on the loan was forgiven in the first quarter 2007.

        On January 1, 2003, one of our subsidiaries entered into an employment agreement with Michael D. Rice, II, the son of Michael D. Rice. The agreement will terminate on March 31, 2011. In 2006, Michael D. Rice, II received aggregate cash compensation of $1,287,839. In addition, Michael D. Rice, Jr. received equity compensation consisting of 9,778 restricted stock units, options to purchase 18,206 shares of Common Stock and a grant with a target level of 18,206 performance share units. In addition, Matthew Rice, the son of Michael D. Rice, is employed by one of our subsidiaries. In 2006, Matthew Rice received aggregate cash compensation of $175,849. Neither of the sons of Mr. Rice reports to Mr. Rice, nor does Mr. Rice determine their compensation.

Aon Corporation 2006

LEGAL PROCEEDINGS AGAINST OFFICERS AND DIRECTORS

        Beginning in 2004, a number of actions were filed against certain current and former Directors and officers of Aon. These actions include: (1) putative class actions, pending in the Northern District of Illinois, making allegations under the Employee Retirement Security Act of 1974 ("ERISA") that certain Directors, officers and retirement plan ("Plan") fiduciaries knew or should have known that alleged business improprieties at Aon, including contingent commission arrangements, steering and leveraging of alleged insurance placements, made Aon stock an imprudent investment alternative for the Plan and breached their fiduciary duties to Plan participants; (2) putative federal securities class actions brought in the Northern District of Illinois, alleging that certain current and former officers and Directors failed adequately to disclose that Aon was engaged in allegedly illegal contingent commission agreements, steering and leveraging of insurance placements, and that these activities resulted in Aon having overstated its revenues; and (3) shareholders' derivative complaints filed in the Circuit Court of Cook County, Illinois, alleging that Aon's Directors breached their fiduciary duties to the Company by approving and implementing a business plan that included the receipt of allegedly unlawful payments from insurance carriers, or alternatively, by failing to be aware of and take steps to alter this business plan. Pursuant to the indemnification provision contained in our Second Amended and Restated Certificate of Incorporation, as amended, Aon will advance expenses (including attorneys' fees) incurred by these current and former Directors and officers in defending against these actions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that each of our Directors and executive officers, and any other person who owns more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such Directors, executive officers and stockholders are required by regulation to furnish us with copies of such reports. Based solely upon our review of these reports, as well as written representations to the effect that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met during 2006.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 Annual Meeting of Stockholders must submit their proposals to the Office of the Corporate Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, on or before December 13, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

        In accordance with our by-laws, in order to nominate a candidate for election as a Director or properly bring other business before the 2008 Annual Meeting of Stockholders, a stockholder's notice of the matter the stockholder wishes to present must be delivered to the Office of the Corporate Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, not less than 75 nor more than 100 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 8, 2008 and no later than March 4, 2008.

Aon Corporation 2006

ANNUAL REPORT ON FORM 10-K

        We will furnish without charge to each person whose proxy is being solicited, upon such person's request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to the Office of the Corporate Secretary of Aon, 200 East Randolph Street, Chicago, IL 60601. Our Annual Report on Form 10-K will also be available free of charge through our web site (http://www.aon.com).

INCORPORATION BY REFERENCE

        Appendix A to this proxy statement contains our 2006 Annual Financial Report, including our consolidated financial statements and management's discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in Appendix A and the sections of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

OTHER MATTERS

        The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

By Order of the Board of Directors,

Kevann M. Cooke Senior Vice President and Corporate Secretary

Chicago, Illinois
April 11, 2007

Aon Corporation 2006

APPENDIX A

2006 ANNUAL FINANCIAL REPORT

Table of Contents

A-2	Management's Discussion and Analysis of Financial Condition and Results of Operations
A-51	Consolidated Statements of Income
A-52	Consolidated Statements of Financial Position
A-54	Consolidated Statements of Cash Flows
A-55	Consolidated Statements of Stockholders' Equity
A-56	Notes to Consolidated Financial Statements
A-123	Management's Report on Internal Control Over Financial Reporting
A-124	Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting
A-125	Report of Independent Registered Public Accounting Firm on Financial Statements
A-126	Selected Financial Data
A-129	Stock Performance Graph
A-130	Certifications

Aon Corporation 2006

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information has been adjusted to reflect the restatement of our financial results, which is described in the "Explanatory Note Regarding Restatement Related to Stock Option Expense" on page A-47, and which preceded Item 1 of Aon's Annual Report on Form 10-K, and in Note 2 to the consolidated financial statements, "Restatement of Consolidated Financial Statements". The net of tax impact of the adjustments, which amounted to $1 million in 2006, was recorded by the Company in its fourth quarter of 2006. The net of tax impact of the restatements on the Company's results of operations amounted to $2 million and $3 million in 2005 and 2004, respectively. The impact of these adjustments was not significant to the Company's operating results, trends, or liquidity for the annual or quarterly periods in 2006, 2005, and 2004.

This Management's Discussion and Analysis is organized as follows:

I.	OVERVIEW
Key Drivers of Financial Performance
Executive Summary of 2006 Financial Results
II.	KEY RECENT EVENTS
Sale of Businesses and Disposal of Operations
Third Quarter Underwriting Reserve Adjustments
Restructuring and Other Business Reorganization Initiatives
Stock Repurchase Program
III.	CRITICAL ACCOUNTING POLICIES AND ESTIMATES
Pensions
Contingencies
Policy Liabilities
Valuation of Investments
Intangible Assets
Share-based Payments
Income Taxes
IV.	REVIEW OF CONSOLIDATED RESULTS
General
Summary Results for 2004 through 2006
Consolidated Results for 2006 Compared to 2005
Consolidated Results for 2005 Compared to 2004
V.	REVIEW BY SEGMENT
General
Risk and Insurance Brokerage Services
Consulting
Insurance Underwriting
Unallocated Income and Expense
VI.	FINANCIAL CONDITION AND LIQUIDITY
Liquidity
Cash Flows
Financial Condition
Investments
Borrowings
Stockholders' Equity
Off Balance Sheet Arrangements
Market Risk Exposures
VII.	EXPLANATORY NOTE REGARDING RESTATEMENT RELATED TO STOCK OPTION EXPENSE
VIII.	INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Aon Corporation 2006

OVERVIEW

Key Drivers of Financial Performance

Segments

        The key drivers of financial performance vary among our operating segments.

        Risk and Insurance Brokerage Services.    Brokerage segment results are affected by several key drivers, including:

  •
  conditions in insurance markets generally, particularly fluctuations in premiums charged by insurance companies

  •
  success attracting and keeping clients

  •
  fluctuations in foreign exchange rates

  •
  interest income on our investments

  •
  expense management

  •
  employee retention.

        Consulting.    Consulting segment results are principally affected by:

  •
  our clients' employment levels, which are driven mainly by economic conditions

  •
  governmental regulations affecting the health care market, employee benefit programs and our clients' respective industries

  •
  our success attracting and keeping clients

  •
  expense management

  •
  employee retention.

        Insurance Underwriting.    Underwriting segment results are affected by:

  •
  consumer buying habits, which are influenced by economic conditions

  •
  competition with other underwriters, including competition based upon claims-paying ratings

  •
  our success selling new policies, selling existing policyholders more services, and having customers renew their policies

  •
  our investment results

  •
  property and casualty reserve estimates and reinsurance collectability.

Liquidity

        Liquidity is derived from cash flows from our businesses, excluding funds held on behalf of clients, and from financing. We use liquidity for capital expenditures, to repay debt, to fund acquisitions and pension obligations, to repurchase shares, and to pay dividends to our stockholders. Because we are a holding company, our subsidiaries may not have available cash to pay us dividends; in the case of the insurance underwriting subsidiaries, this ability is limited by regulatory and rating agency

Aon Corporation 2006

considerations. Our access to cash generated from operations outside the U.S. may be affected by tax considerations and by pension funding requirements in our international pension plans.

Executive Summary of 2006 Financial Results

        Below is a summary of our 2006 financial results. Refer to our detailed discussion below for further details.

  •
  Our revenues from continuing operations increased $458 million or 5% overall (5% on an organic basis) driven by organic revenue growth in each of our segments. Risk and Insurance Brokerage Services revenue grew $261 million (2% on an organic basis). Our Insurance Underwriting revenue rose $171 million (13% on an organic basis). Consulting revenue increased $27 million or 4% on an organic basis. We use supplemental information related to organic revenue growth to help us and our investors evaluate business growth from existing operations. Organic revenue growth excludes from reported revenues the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, investment income, reimbursable expenses and unusual items. Organic revenue growth for the underwriting segment is based on premiums written.

  •
  Expenses rose 5% in 2006, due to an increase in benefits to policyholders that was driven by a provision for underwriting reserves, higher compensation and benefit costs and unfavorable foreign exchange. Partially offsetting these increases were savings related to our restructuring program.

  •
  We sold our Aon Warranty Group (AWG) and Construction Program Group (CPG) businesses; see Key Recent Events for further discussion.

  •
  We continued our restructuring plan which began in late 2005. We expect an additional $40 million of costs to result from this plan in addition to the $325 million already expensed, of which $167 million was incurred in 2006. We expect these efforts to reduce our annual costs by approximately $280 million by 2008.

  •
  Our Board of Directors increased our share repurchase program in November 2006 to $2 billion. We repurchased 28.4 million shares for $1,048 million during 2006; further detail is discussed below in Key Recent Events. At December 31, 2006, the Company had $928 million remaining under the authorized share repurchase program.

        In managing our cash and investments during the year, we:

  •
  repaid certain outstanding indebtedness under our €650 million Euro credit facility by issuing CAD 375 million (U.S. $323 million at December 31, 2006) 5.05% senior unsecured debentures due in 2011

  •
  received approximately $800 million in gross cash proceeds relating to the sales of AWG and CPG

  •
  spent $1,048 million to repurchase 28.4 million of our outstanding shares

  •
  contributed $185 million in cash and $166 million in non-cash financial instruments to our various pension plans.

        We also repaid $250 million of notes payable in January 2007.

Aon Corporation 2006

        All of Aon's financial information reflects the application of critical accounting policies, estimates, assumptions and judgments, as discussed below under "Critical Accounting Policies and Estimates."

        These items are discussed further in the remainder of this Management's Discussion and Analysis.

KEY RECENT EVENTS

Sale of Businesses and Disposal of Operations

        We fundamentally changed the composition of our underwriting segment in 2006 by selling our AWG and CPG operations in two separate, but related, transactions. Virginia Surety Company, Inc. ("VSC"), our principal underwriter for both AWG and CPG, was sold to the buyer of AWG. We received approximately $800 million in gross cash proceeds and realized a pretax gain of $43 million on these sales. On an after-tax basis, the transactions generated a gain of $9 million. The operating results of AWG and CPG and the impact of the sales transactions are included in discontinued operations for all periods presented.

        Over the last three years, we also sold the following businesses that are included in discontinued operations:

  •
  our U.S. wholesale brokerage business, Swett & Crawford

  •
  our U.K. claims services businesses

  •
  a small non-core consulting subsidiary

  •
  our U.K. reinsurance brokerage runoff unit

  •
  a small U.S. and Australian brokerage unit.

        Results of these businesses are as follows:

(millions) Years ended December 31	2006	2005	2004

Revenues	$1,357	$1,534	$1,598

Pretax income (loss):
Operations	$116	$148	$123
Sale	46	236	(23)

Total	$162	$384	$100

After-tax income (loss):
Operations	$84	$66	$77
Sale	9	101	(18)

Total	$93	$167	$59

        In November 2004, we sold our Cambridge claims administration business to Scandent Holdings Mauritius Limited ("SHM") for $90 million in cash plus convertible preferred stock in SHM, valued at $15 million. Because of our convertible preferred stock holding and other factors, we included Cambridge's results before the sale's effective date, as well as a pretax gain on the sale of $15 million, in income from continuing operations. In 2006, we contributed the preferred stock to one of our U.K. pension plans.

Aon Corporation 2006

        See Note 6 to the consolidated financial statements, "Disposal of Operations," for further information.

Third Quarter Underwriting Reserve Adjustments

        We continually review the adequacy of our policy liabilities. During the third quarter 2006, in connection with the sales of AWG and CPG, we completed a detailed review of all our property and casualty reserves. Based on the results of this review, we increased our property and casualty reserves by approximately $102 million, reflecting adverse development, refined assumptions and additional claim information relating to programs to be disposed of through sale or runoff. We recorded $81 million of this adjustment in continuing operations, of which the majority related to National Program Services, an independent managing general underwriter which wrote habitational risk on behalf of VSC. The remaining $21 million related to CPG and was recorded in discontinued operations.

Restructuring and Other Business Reorganization Initiatives

Plan Summary

        In 2005, we began executing a broad restructuring initiative to reduce our fixed cost base and increase efficiency. This three-year plan has evolved as new opportunities have been identified and existing initiatives have been finalized. We expect the remaining portion to cost $40 million during 2007, which is in addition to the $325 million already expensed. Restructuring costs include workforce reductions, lease consolidation costs, asset impairments, and other expenses. In 2006, we estimate restructuring benefits were approximately $119 million. These initiatives are expected to lead to annualized cost savings of approximately $280 million by 2008.

        We estimate 3,600 positions will be eliminated as a result of this initiative. As of December 31, 2006, approximately 2,500 of these eliminations had already occurred. Further, office closures require that we recognize losses on subleases or lease buy-outs, and may also trigger asset impairments.

        The following chart details the restructuring and related expenses we incurred through 2006 and our estimates for 2007 by geographic region:

(millions)	United States	United Kingdom	Continent of Europe	Rest of World	Total

2005	$28	$92	$30	$8	$158
2006	66	56	34	11	167
2007 estimated	25	10	5	—	40

Total incurred and remaining estimated	$119	$158	$69	$19	$365

Aon Corporation 2006

        The following chart summarizes the restructuring costs incurred through 2006 and our estimated expenses by type for 2007.

	Actual
(millions)	2005	2006	Total Incurred	Estimated 2007 (1)	Total

Workforce reduction	$116	$116	$232	$13	$245
Lease consolidation	20	27	47	19	66
Asset impairments	17	12	29	5	34
Other related expenses	5	12	17	3	20

Total restructuring and related expenses	$158	$167	$325	$40	$365

(1)
Our estimated costs are forward looking and should be read in connection with our risk factors. Actual costs may vary due to changes in the assumptions built into this plan. Some of the assumptions that may change include changes in severance calculations, the assumptions underlying our sublease loss calculations due to changing market conditions, and our overall analysis that might cause us to add or cancel component initiatives.

Stock Repurchase Program

        In November 2005, our Board of Directors authorized the repurchase of up to $1 billion of Aon's common stock, and in November 2006, the Board increased that amount to $2 billion. Any repurchased common stock will be available for employee stock plans and for other corporate purposes. From time to time, we may purchase shares through the open market or in privately negotiated transactions based on prevailing market conditions, which will be funded from available capital. During 2006, we repurchased 28.4 million shares for $1,048 million.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Aon's consolidated financial statements have been prepared according to U.S. generally accepted accounting principles ("GAAP"). To prepare these financial statements, we made estimates, assumptions and judgments that affect:

  •
  what we report as our assets and liabilities

  •
  what we disclose as contingent assets and liabilities at the date of the financial statements

  •
  the reported amounts of revenues and expenses during the periods presented.

        In accordance with our policies, we:

  •
  regularly evaluate our estimates, assumptions and judgments, including those concerning pensions, contingencies, policy liabilities (including future policy benefit reserves, unearned premium reserves and policy and contract claim reserves), investments, intangible assets, share-based payments and income taxes.

  •
  base our estimates, assumptions and judgments on our historical experience and on factors we believe reasonable under the circumstances.

Aon Corporation 2006

        The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If our assumptions or conditions change, the actual results we report may differ from these estimates.

        We believe the following critical accounting policies affect the more significant estimates, assumptions and judgments we used to prepare these consolidated financial statements.

Pensions

U.S. Plans

        Our U.S. pension plans are closed to new entrants, and effective January 1, 2007, we will determine future pension benefits using a "career average pay" formula rather than the prior "final average pay" formula.

        As of year-end 2006:

  •
  the market-related value of assets does not yet reflect accumulated asset gains of $36 million. These gains will decrease pension expense as they are graded into the market-related asset value and may be offset by future asset losses. We recognize twenty percent of the asset gain or loss in the current year's market-related value, with the remaining eighty percent spread over the next four years.

  •
  we reported a fair value of pension assets of $1,457 million, while market-related value of assets is $1,421 million.

        Gains and losses on pension obligations arise from such things as changes in the discount rate and demographic changes in employee data. Unrecognized gains and losses are deferred and amortized as a component of pension expense over several years, based on the average expected future service of active employees in the plans, which is currently estimated to be eight years.

        As of December 31, 2006, the pension plans have a deferred loss of $485 million (comprised of unrecognized asset gains of $36 million and unrecognized actuarial losses of $521 million) that has not yet been recognized through income in the financial statements. We amortize the actuarial losses of $521 million outside of a corridor, over approximately eight years; this corridor is defined as 10% of the greater of market-related value of plan assets or PBO. For 2007, we estimate that this expense amortization will be approximately $43 million. To the extent not offset by future gains, incremental amortization as calculated above will continue to affect future pension expense similarly until fully amortized.

        To determine future pension expense, we currently assume a long-term rate of return of approximately 8.6%. We base this expected long-term return on capital market expectations for various asset classes (see following table). U.S. equities and fixed income expectations are estimated using a theoretical Capital Asset Pricing ("CAP") Model. The CAP Model for equities included three factors:

  •
  Current dividend yield (1.8%)

  •
  Corporate earnings nominal growth (7.1%)

  •
  P/E ratio repricing (0.0%).

Aon Corporation 2006

        The 5.8% fixed income expectation factor included the then current 10-year U.S. Treasury Note yields and simulations of future yields based on expected inflation and other factors. We based:

  •
  other asset class expectations on risk premiums relative to U.S. equities and fixed income expected returns.

  •
  estimates of volatilities and correlations among asset classes on historical data.

        We then weighted the expected returns for each asset class by the plan's target allocation.

        This table shows the result of our calculation based on target asset allocation for year-end 2006. The actual return for the 2006 calendar year (15.3%) was in excess of the assumed return.

Asset Class	Target Allocation	Historical Returns	Weighted Average Expected Rate Of Return

Equities	80%
Domestic Equities	45	8.9%	4.0%
Alternatives	15	11.4	1.7
International Equities	15	9.0	1.3
Real Estate and REITs	5	7.2	0.4
Debt Securities	20
Fixed Maturities	20	5.8	1.2
Invested Cash	No Target	5.0	—

Total			8.6%

        Several assumptions affect the actuarial calculation of pension obligations, and in turn, net periodic pension expense. The most significant of these assumptions are:

  •
  expected return on plan assets

  •
  discount rate on plan liabilities.

        We use the same assumptions for our pension plans and postretirement benefit plans where applicable. Changes in these assumptions can have a material impact on pension obligations and pension expense. For example, holding all other assumptions constant, a one percentage point:

  •
  decrease in our estimated liability discount rate would increase our estimated 2007 pension expense approximately $36 million and the estimated 2007 postretirement medical benefit expense $0.1 million

  •
  increase in our estimated liability discount rate would decrease our 2007 estimated pension expense approximately $31 million and the estimated 2007 postretirement medical benefit expense approximately $0.3 million.

        Similarly, holding other assumptions constant, a one percentage point:

  •
  decrease in our estimated long-term rate of return on plan assets would increase estimated 2007 pension expense approximately $14 million

  •
  increase in our estimated long-term rate of return on plan assets would decrease pension expense approximately $14 million.

Aon Corporation 2006

        Required cash contributions are also sensitive to assumptions; however, we rarely change the assumptions we use to determine contributions to the plan. We anticipate minimum cash funding requirements of $36 million in 2007. Under the new funding rules of the Pension Protection Act, we anticipate funding requirements of $67 million in 2008.

Major U.K. Plans

        Our U.K. pension plans are closed to new entrants, and in November 2006, we proposed ceasing future benefit accruals relating to salary and service in the U.K. plans, subject to trustee approval and member consultation. Proposed changes would take effect in the first half of 2007, and future retirement benefits would be provided in a defined contribution segment of a pension scheme.

        As of December 31, 2006, our U.K. pension plans have a combined unrecognized loss (from asset and liability experience) of $1,541 million that has not yet been recognized through income in the financial statements. We amortize the unrecognized loss outside of a corridor over 16 years; this corridor is defined as 10% of the greater of fair value of plan assets or PBO. For 2007, we estimate that this expense amortization will be approximately $71 million. To the extent not offset by future gains, incremental amortization as calculated above will continue to affect future pension expense similarly until fully amortized.

        To calculate pension expense, we use the fair market value of plan assets. Generally, the U.K. plans' trustees determine the investment policy for each plan. In total, at the end of the 2006 valuation year, the plans were invested 63% in equities, 32% in fixed income securities, and 5% in real estate, with a fair value of $3,665 million.

        In determining the expected rate of return, we analyzed investment community forecasts and current market conditions to develop expected returns for each of the asset classes used by the plans. We:

  •
  consider historical performance data by asset class over long periods

  •
  weight the expected returns for each asset class by actual asset allocations of the plans

        As a result, we assume a rate of return of 7.2% to determine future pension expense.

        The table below shows the result of our calculation based on target asset allocation for year-end 2006. Because there are eight pension plans maintained in the U.K., the target allocation represents a

Aon Corporation 2006

weighted average of the target allocation of each plan. Further, target allocations are subject to change. The actual return for the 2006 calendar year (9.4%) was in excess of the assumed return.

Asset Class	Target Allocation	Expected Returns	Weighted Average Expected Rate Of Return

Equities	68%
U.K. Equities	37	8.1%	3.0%
Non-U.K. Equities	27	8.5	2.2
Property	4	6.8	0.3
Debt Securities	32
Corporate Bonds/Gilts	32	5.1	1.7
Invested Cash	—	4.0	—

Total			7.2%

        With respect to U.K. pension liabilities, a one-percentage point:

  •
  decrease in our estimated liability discount rate would increase the estimated 2007 pension expense approximately $58 million

  •
  increase in our estimated liability discount rate would decrease the estimated 2007 pension expense approximately $68 million.

        Similarly, a one-percentage point:

  •
  decrease in our estimated long-term rate of return on plan assets would increase estimated 2007 pension expense approximately $37 million

  •
  increase in our estimated long-term rate of return on plan assets would decrease estimated 2007 pension expense approximately $37 million.

        Cash flow requirements are also sensitive to assumptions; however, we rarely change the assumptions we use for funding the U.K. plans. Under current rules and assumptions, we anticipate U.K. funding requirements of $182 million in both 2007 and 2008. These contributions reflect minimum funding requirements plus other amounts agreed with U.K. plan trustees.

Dutch Plan

        To calculate pension expense, we use the fair market value of plan assets. As of December 31, 2006, the Dutch pension plan had a combined unrecognized loss of $80 million that has not yet been recognized through income in the financial statements. We amortize the unrecognized loss outside of a corridor over 12 years; this corridor is defined as 10% of the greater of fair value of plan assets or PBO. For 2007, we estimate that this amortization will be approximately $3 million. To the extent not offset by future gains, incremental amortization as calculated above will continue to affect future pension expense similarly until fully amortized.

        The target asset allocation is 28% global equities, 65% fixed income securities, and 7% real estate, with an allowed deviation of 5%. At year-end 2006, actual asset allocation was consistent with target allocation. The expected long-term rate of return on assets is 6%, which results from:

  •
  an expected future return of 8% on equities

Aon Corporation 2006

  •
  a 5% return on fixed income investments

  •
  a 7% return on real estate investments.

        With respect to Dutch pension liabilities, a one percentage point:

  •
  decrease in our estimated liability discount rate would increase estimated 2007 pension expense approximately $8 million

  •
  increase in our estimated liability discount rate would decrease estimated 2007 pension expense approximately $7 million.

        A one percentage point:

  •
  decrease in our estimated long-term rate of return on plan assets would increase estimated 2007 pension expense approximately $4 million

  •
  increase in our estimated long-term rate of return on plan assets would decrease estimated 2007 pension expense approximately $4 million.

All Plans

        In addition to the critical assumptions described above, all plans use certain assumptions about the life expectancy of plan participants and surviving spouses. Periodic revision of those assumptions can materially change the present value of future benefits, and therefore the funded status of the plans and the resulting periodic pension expense.

Contingencies

        We define a contingency as any material condition that involves a degree of uncertainty that will ultimately be resolved. Under GAAP, we are required to establish reserves for contingencies when a loss is probable and we can reasonably estimate its financial impact. We do not recognize gain contingencies until the contingency is resolved.

        We are required to assess the likelihood of material adverse judgments or outcomes as well as potential ranges or probability of losses. We determine the amount of reserves required, if any, for contingencies after carefully analyzing each individual issue. The required reserves may change due to new developments in each issue, or changes in approach, such as changing our settlement strategy.

Policy Liabilities

        Through our insurance underwriting operations, we collect premiums from policyholders, and we establish liabilities (reserves) to pay benefits to policyholders. The liabilities for policy benefits, claims, and unearned premiums:

  •
  are a large portion of the total policy liabilities shown on our balance sheet

  •
  are comprised primarily of estimated future payments to policyholders, policy and contract claims and unearned and advance premiums and contract fees

  •
  represent our best estimates of what we expect to pay to policyholders in the future.

        If these liabilities prove inadequate, we would be required to increase the reserves, which could hurt our results and financial condition.

Aon Corporation 2006

Accident & Health and Life

        To establish policy liabilities, we develop estimates of reported and anticipated claims, based on our historical experience, other actuarial data, and assumptions on investment yields. The actuarial data reflects our best estimates of future expectations regarding claim frequency, claim severity, and the length of time that a customer is insured. Morbidity and mortality patterns may change over time due to many factors including:

  •
  improvements in the general health of the insured population

  •
  changes in lifestyle

  •
  advances in medical diagnosis and treatment

  •
  the occurrence of a widespread pandemic.

        We base interest rate assumptions on factors such as market conditions and expected investment returns.

        Although mortality, morbidity, persistency, and interest rate assumptions are set when we issue new insurance policies, we may need to provide for additional losses on a product by:

  •
  increasing reserves

  •
  reducing previously capitalized acquisition costs established for that product

  •
  establishing premium deficiency reserves if there are significant changes in our experience or assumptions.

        Since estimating and establishing policy and contract liabilities is inherently uncertain, the actual ultimate cost of a claim may vary materially from the estimated amount reserved.

        Liabilities for incurred but unpaid claims include estimated costs relating to reported claims, and incurred, but not reported, claims. We base the liability for unpaid claims on the estimated ultimate cost of settling claims using best estimates from past experience. These estimates incorporate current trends and any other factors that influence historical data. Actual experience, however, may vary from our estimates, due to changes in claim reporting, processing patterns, and variations from historic averages for the amount paid per claim. Variations from historic patterns and averages could result in additional changes that increase or decrease unpaid claim liabilities. As of December 31, 2006, there were no known changes in reporting or processing patterns.

        Except for products that meet the definition of FASB Statement No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, we accrue a liability for future policy benefits relating to long-duration contracts when we recognize premium revenue. The liability represents the present value of future benefits to be paid to policyholders less the present value of future premiums; we estimate this liability using methods that include estimates of expected investment yields, mortality, morbidity, and policy persistency.

        Actual experience may vary from our estimates due to emerging trends in morbidity, mortality, persistency, and asset yields—and some of these trends can fluctuate significantly over time. As we realize the actual experience, we take into account the financial impacts of these variations from our original assumptions. When current estimates of the present value of future benefits and expenses exceed the present value of future premiums for a product line, we recognize all excess amounts as a loss.

Aon Corporation 2006

        We account for long-duration contracts meeting the definition of Statement No. 97, such as universal life type products, the same way we account for interest-bearing or other financial instruments. We do not report payments received on those contracts as revenue and, correspondingly, we do not establish a policy benefit reserve. The liability for policy benefits is equal to:

  •
  the balance that accrues to the benefit of policyholders at the date of the financial statements

  •
  amounts that have been assessed to compensate the insurer for services to be performed over future periods, and

  •
  amounts previously assessed against policyholders that are refundable when the contract terminates.

Claim Liabilities

        Reserves for claim liabilities were $506 million, $428 million and $422 million as of December 31, 2006, 2005 and 2004, respectively. A 1% increase in the assumed medical cost trends would reduce pretax income by approximately $3 million.

Future Policy Benefits

        Reserves for future policy benefits were $1,784 million, $1,671 million and $1,542 million as of December 31, 2006, 2005 and 2004, respectively. If a 1% unfavorable change were to occur in the mortality and morbidity assumptions for both the accident & health and life books of business, pretax income would be decreased by approximately $8 million.

Property & Casualty

        Loss reserves reflect our estimated liability for unpaid claims and claims adjustment expenses and for reported and unreported losses incurred as of the end of each accounting period. Because setting loss reserve levels is inherently uncertain, we cannot guarantee that our current reserves will prove adequate in light of subsequent events.

        Since we cannot calculate estimated liabilities exactly, reserves represent our best estimate of what we expect the ultimate settlement and administration of claims will cost, given our informed judgments based on:

  •
  currently available data

  •
  future trends in claims severity and frequency

  •
  judicial theories of liability

  •
  other factors.

        Many of these factors are not quantifiable in advance, and both internal and external events, such as changes in claims handling procedures, inflation, judicial and legal developments, and legislative changes, can cause our estimates to vary. The inherent uncertainty of estimating reserves is greater for certain types of liabilities, where the variables affecting the claims are subject to change and long periods of time may elapse before we can definitively determine liability. We:

  •
  periodically refine our reserve estimates as further losses are reported and settled and we continue to refine our experience.

Aon Corporation 2006

  •
  reflect adjustments to reserves in the results of the periods during which such estimates are changed.

        We estimate loss reserves for all property and casualty lines of business by accident year using several standard actuarial techniques, which include, but are not limited to:

  •
  incurred and paid loss development methods

  •
  the Bornhuetter-Ferguson method

  •
  frequency/severity methods.

        We project ultimate losses on a direct, assumed, ceded and net basis, and deduct paid losses from the selected ultimate losses to arrive at the total indicated reserve. The total reserve includes case reserves and incurred but not reported reserves.

        Factors influencing loss reserve estimates include the consistency of the results from actuarial techniques and our knowledge of emerging loss trends and rate or benefit changes.

Valuation of Investments

        We periodically review securities with unrealized losses and evaluate them for other-than-temporary impairment. We analyze various risk factors and determine if any specific asset impairment exists. If there is a specific asset impairment, we recognize a realized loss and adjust the cost basis of the impaired asset to its fair value.

        We review invested assets with unrealized losses separated into two categories:

  1.
  Assets with unrealized losses due to issuer-specific events.

  2.
  Assets with unrealized losses due to market conditions or industry-related events.

Assets with unrealized losses due to issuer-specific events

        At least quarterly, we review the following types of information, depending on the type of security:

  •
  the creditworthiness of corporate obligors for changes in ratings and fundamental financial performance of the underlying entity

  •
  cash flow trends and underlying levels of collateral for asset-backed securities

  •
  issuer financial trends and market expectations based on third-party forward-looking analytical reports, when available

  •
  securities whose financial performance has declined for other-than-temporary impairment.

        We recognize an other-than-temporary impairment loss when appropriate for these investments with continuous unrealized losses due to issuer-specific events. We base our decision on the facts and circumstances for each investment.

Assets with unrealized losses due to market conditions or industry-related events

        Invested assets with unrealized losses due to market conditions or industry-related events include those affected by increasing U.S. Treasury or local sovereign interest rates; corporate and asset-backed credit spread widening; common stock price volatility due to conditions in the overall market or a particular industry; and illiquid market conditions.

Aon Corporation 2006

        In certain circumstances, we assume that a decline in value below cost is temporary for fixed-maturity investments, with unrealized losses due to market conditions or industry-related events from which the market is expected to recover; and we can hold the investment until maturity or the market recovers, which is a decisive factor when considering an impairment loss. If we conclude that we do not have the intent or ability to hold an investment to maturity, we will reevaluate that investment for other-than-temporary impairment.

        We evaluate other-than-temporary impairment for preferred and common stock and other investments with continuous unrealized losses for two consecutive quarters due to market conditions or industry-related events. We recognize an other-than-temporary impairment loss based upon each investment's facts and circumstances. We continue to monitor these securities quarterly to ensure that unrealized losses are not the result of issuer-specific events.

        Note 7 to the consolidated financial statements provides additional information about our investments, including unrealized losses segregated by type and period of continuous unrealized loss at December 31, 2006.

Intangible Assets

        Intangible assets represent the excess of cost over the value of net tangible assets of acquired businesses. We classify our intangible assets as either goodwill, client lists, non-compete agreements, future profits of purchased books of business of the insurance underwriting subsidiaries, or other purchased intangibles.

        Although goodwill is not amortized, we test it for impairment at least annually. We test more frequently if there are indicators of impairment or whenever business circumstances suggest that the carrying value of goodwill may not be recoverable. We perform impairment reviews at the reporting unit level. If the fair value of a reporting unit is determined to be less than the carrying value of the reporting unit, we complete further analysis to determine whether there was an impairment loss. No further analysis was required in 2006 or 2005. We determine fair value based on estimates and assumptions related to the amount and timing of future cash flows and future interest rates. Different estimates or assumptions could produce different results.

Share-based Payments

        As discussed in the Explanatory Note, certain stock options granted in prior years were not accounted for correctly. All options granted in prior years were evaluated and, with respect to approximately 85% of the grants, revised measurement dates were derived based upon contemporaneous written evidence of approval. For the remainder, system entry date information was used to determine the measurement date. Absent better approval date information, the system entry date represented the latest date when the terms of the options to individual recipients were known with finality and provided a reasonable and reliable measurement date. Of the cumulative $43 million adjustment, approximately $7 million was attributable to use of the system entry date. Although the system entry date may have been subsequent to the actual approval date for some grants, based on the assessment of the processes in place and a sensitivity analysis of the potential price variance, the impact of any alternative revised measurement dates would be immaterial, cumulatively or in any restated period.

        On January 1, 2006, Aon adopted FASB Statement No. 123 (revised 2004), Share-Based Payment ("Statement No. 123(R)"), which requires that we measure and recognize compensation expense for all

Aon Corporation 2006

share-based payments to employees, including grants of employee stock options and awards as well as employee stock purchases related to the Employee Stock Purchase Plan, based on estimated fair values. Aon adopted Statement No. 123(R) using the modified prospective transition method. Our consolidated financial statements as of and for the year ended December 31, 2006, reflect the impact of Statement No. 123(R). In accordance with the modified prospective transition method, we have not restated the Company's consolidated financial statements for prior periods due to the adoption of Statement No. 123(R).

        Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that we ultimately expect to vest during that period. Stock-based compensation expense recognized in our consolidated statements of income for the year ended December 31, 2006 includes compensation expense for share-based payment awards granted:

  •
  before, but not yet vested by, December 31, 2005, based on the grant date fair value estimated according to the pro forma provisions of Statement No. 123

  •
  after December 31, 2005, based on the grant date fair value estimated according to the provisions of Statement No. 123(R).

        As the stock-based compensation expense we recognize is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Statement No. 123(R) requires that we estimate forfeitures at the time of grant and revise our estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In Aon's pro forma information required under Statement No. 123 for periods prior to 2006, we accounted for forfeitures on restricted stock units (RSUs) as they occurred, but estimated forfeitures on stock options. When the terms of an award require no additional service, the award is fully expensed at the grant date. When awards are modified, the incremental shares are accounted for at the fair market value at the date of modification. Expense recognition begins on the date the service period begins, which can precede or be after the grant date, depending on the provisions of the award.

Option Accounting

        Before 2006, Aon was subject to Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its stock-based compensation plans. Under APB No. 25, no compensation expense was recognized for stock options when the exercise price of the options equaled the market price of the stock at the date of grant. During 2006, we discovered certain errors in relation to measurement dates in options granted prior to 2001. See Note 2 to our consolidated financial statements for further details.

        Following adoption of Statement No. 123(R), we have also changed our method of valuation for stock options granted: in 2006, we moved to a lattice-binomial option-pricing model from the Black-Scholes option-pricing model, which we previously used for our pro forma information required under Statement No. 123. Lattice-based option valuation models:

  •
  use a range of assumptions over the expected term of the options

  •
  estimate expected volatilities based on the average of the historical volatility of Aon's stock price and the implied volatility of traded options on Aon's stock.

Aon Corporation 2006

        Furthermore, we:

  •
  use historical data to estimate option exercise and employee terminations within the valuation model, differentiating between executives and key employees.

  •
  base the expected dividend yield assumption on the company's historical and expected future dividend rate.

  •
  base the risk-free rate for periods within the contractual life of the option on the U.S. Treasury yield curve in effect at the time of grant.

        The expected life of employee stock options represents the weighted-average period stock options are expected to remain outstanding, which is a derived output of the lattice-binomial model.

        During 2006, we recognized $25 million of expense related to stock options.

Service-Based RSU Awards

        Prior to 2006, RSUs granted to employees were generally service-based and accounted for by expensing the total award value over the service period. The total award value was calculated by multiplying the total number of shares to be delivered by the quoted market value on the date of grant. Beginning in 2006, we adopted the provisions of Statement No. 123(R), requiring that we apply forfeitures as well as dividend discounts, if appropriate, when determining the fair value of the award to be expensed over the service period.

Performance-Based Awards

        Beginning with awards granted in 2006, awards to executives and key employees may also consist of performance-based awards, which ultimately result in the receipt of RSUs if the employee achieves his or her objective. Such objectives may be made on a personal or group level. Generally, our performance awards are fixed, which means we determine the fair value of the award at the grant date and recognize the expense over the performance or vesting period, whichever is longer.

        To expense performance-based awards, we:

  •
  estimate the number of shares to be delivered at the end of the performance period multiplied by the fair value of those shares.

  •
  recognize the resulting value by multiplying the fair value to be delivered times the percentage of the performance period completed.

        These estimates take into account performance to date as well as the assessment of future performance. These assessments are made by management using subjective estimates, such as long-term plans. As a result, changes in the underlying assumptions could have a material impact on the expense recognized.

        During 2006, we recognized $26 million of expense related to performance-based awards, including both individual and group awards. Based on estimates as of December 31, 2006, we will incur an additional $71 million of expense related to these awards between 2007 and 2012.

        The largest performance-based stock plan is the Leadership Performance Plan ("LPP"), which substantially replaced fixed methods of stock compensation to ensure expense is recognized only if targets are achieved. We currently expect to recognize $61 million of expense for the LPP plan over the 3 year performance period (2006-2008), of which $19 million was expensed in 2006. A 10% upward or

Aon Corporation 2006

downward adjustment in our estimated performance targets would increase or decrease expense by approximately $2 million. As the percent of expected performance increases or decreases, the potential change in expense can go from 0% to 150% of the targeted total expense.

Liability Awards

        Awards that have either an indeterminate number of shares to be delivered or are required to be settled in cash are accounted for as liabilities. These liabilities are marked-to-market at the end of each reporting period at the then fair market value of our stock.

Income Taxes

        We earn income in numerous foreign countries and are subject to the laws of taxing jurisdictions within those countries, as well as U.S. federal and state tax laws. At December 31, 2006, the Company has a $627 million net deferred income tax asset and $216 million income tax refund receivable.

        The carrying values of deferred income tax assets and liabilities reflect the application of our income tax accounting policies in accordance with FASB Statement No. 109, Accounting for Income Taxes, and are based on management's:

  •
  assumptions and estimates about future operating results and levels of taxable income

  •
  judgments regarding the interpretation of the provisions of Statement No. 109.

        We assess carryforwards and tax credits for realization as a reduction of future taxable income by using a "more likely than not" determination. We have not recognized a U.S. deferred tax liability for undistributed earnings of certain foreign subsidiaries because they are considered permanently reinvested. Distributions may be subject to additional U.S. income taxes if we either distribute these earnings, or are deemed to have distributed these earnings, according to the Internal Revenue Code.

        The carrying values of liabilities for income taxes currently payable are based on management's interpretation of applicable tax laws, and incorporate management's assumptions and judgments regarding the use of tax planning strategies in various taxing jurisdictions. Using different estimates, assumptions and judgments in accounting for income taxes, especially those which deploy tax planning strategies, may result in materially different carrying values of income tax assets and liabilities and changes in our results of operations.

        We operate in many foreign jurisdictions where tax laws relating to the insurance broking, consulting, and underwriting businesses are not well developed. In such jurisdictions, we obtain professional guidance and consider existing industry practices before using tax planning strategies and meeting our tax obligations. Tax returns are routinely subject to audit in most jurisdictions, and tax liabilities are frequently finalized through negotiations. While historically we have not experienced significant adjustments to previously recognized tax assets and liabilities as a result of finalizing tax returns, there can be no assurance that significant adjustments will not arise in the future. In addition, there are several factors that could increase the future level of uncertainty over our tax liabilities, including the following:

  •
  During recent years, the portion of our overall operations conducted in foreign tax jurisdictions has been increasing, and we anticipate this trend will continue.

Aon Corporation 2006

  •
  To deploy tax planning strategies and conduct foreign operations efficiently, our subsidiaries frequently enter into transactions with affiliates, which are generally subject to complex tax regulations and are frequently reviewed by tax authorities.

  •
  We may conduct future operations in certain tax jurisdictions where tax laws are not well developed, and it may be difficult to secure adequate professional guidance.

  •
  Tax laws, regulations, agreements and treaties change frequently, requiring us to modify existing tax strategies to conform to such changes.

        In July 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes which are recognized in a company's financial statements in accordance with Statement No. 109. FIN 48 prescribes a recognition threshold and measurement of a tax position taken, or expected to be taken, in a company's tax return. We are required to adopt FIN 48 in first quarter 2007 and are evaluating the impact FIN 48 will have, if any, on our consolidated financial statements.

REVIEW OF CONSOLIDATED RESULTS

General

        In our discussion of operating results, we sometimes refer to supplemental information derived from consolidated financial information.

        We use supplemental information related to organic revenue growth to help us and our investors evaluate business growth from existing operations. Organic revenue growth excludes from reported revenues the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, investment income, reimbursable expenses, and unusual items. Organic revenue growth for the underwriting segment is based on premiums written.

        Supplemental organic revenue growth information should be viewed in addition to, not instead of, our consolidated statements of income. Industry peers provide similar supplemental information about their revenue performance, although they may not make identical adjustments.

        Since we conduct business in more than 120 countries, foreign exchange rate fluctuations have a significant impact on our business. In comparison to the U.S. dollar, foreign exchange rate movements may be significant and may distort true period-to-period comparisons of changes in revenue or pretax income. Therefore, we have:

  •
  isolated the impact of the change in currencies between periods by providing percentage changes on a comparable currency basis for revenue, and have disclosed the effect on earnings per share.

  •
  provided this form of reporting to give financial statement users more meaningful information about our operations.

        Some tables in the segment discussions reconcile organic revenue growth percentages to the reported revenue growth percentages for the segments and subsegments. We separately disclose the impact of foreign currency as well as the impact from acquisitions, divestitures, and transfers of business units, which represent the most significant reconciling items. In an "all other" category, we total other reconciling items that are not generally significant individually or in the aggregate. If there is a significant individual reconciling item within the "all other" category, we provide additional disclosure in a note.

Aon Corporation 2006

Summary of Results for 2004 through 2006

        The consolidated results of continuing operations follow:

(millions) Years ended December 31,	2006	2005	2004

Revenue:
Commissions and fees	$6,677	$6,466	$6,591
Premiums and other	1,918	1,759	1,742
Investment income	359	271	274

Total consolidated revenue	8,954	8,496	8,607

Expenses:
General expenses	6,523	6,346	6,339
Benefits to policyholders	1,142	952	940
Depreciation and amortization	237	260	279
Interest expense	129	125	136
Provision for New York and other state settlements	3	5	180

Total expenses	8,034	7,688	7,874

Income from continuing operations before provision for income tax	$920	$808	$733

Pretax margin — continuing operations	10.3%	9.5%	8.5%

Consolidated Results for 2006 Compared to 2005

Revenue

        During 2006, compared to the prior year:

  •
  Commissions and fees increased $211 million or 3% driven by 2% organic revenue growth in Risk and Insurance Brokerage and 4% organic revenue growth in Consulting.

  •
  Premiums and other increased $159 million or 9%, driven by 11% organic revenue growth in our accident & health and life business resulting from strong growth in our supplemental health product, partially offset by reductions in property and casualty runoff programs.

  •
  Investment income increased $88 million or 32%. The increase was driven primarily by higher interest rates and a $35 million gain recognized in connection with the contribution of a certain investment to a U.K. pension plan. Investment income includes related investment expense and income or loss on investment disposals and impairments.

Aon Corporation 2006

        Consolidated revenue by geographic area follows:

(millions) Years ended December 31,	2006	% of Total	2005	% of Total	2004	% of Total

Revenue by geographic area:
United States	$4,185	47%	$3,932	46%	$4,116	48%
Americas, other than U.S.	940	10	844	10	763	9
United Kingdom	1,384	16	1,428	17	1,491	17
Europe, Middle East & Africa	1,787	20	1,672	20	1,644	19
Asia Pacific	658	7	620	7	593	7

Total revenue	$8,954	100%	$8,496	100%	$8,607	100%

        We attribute revenues to geographic areas based on the location of the resources producing the revenues.

  •
  U.S. revenues increased $253 million or 6%, reflecting improved results in our retail business, increases in sales of our supplemental health product, and increased investment income.

  •
  Americas other than U.S. revenues increased $96 million or 11%, due to strong growth in Latin America.

  •
  U.K. revenues declined $44 million or 3% as improvements in our accident & health and life and consulting businesses were more than offset by softness in our retail and reinsurance lines.

  •
  Europe, Middle East & Africa revenues increased $115 million or 7%, as a result of acquisitions and organic revenue growth in our retail business.

  •
  Asia Pacific revenue increased $38 million to $658 million, driven by acquisitions and organic revenue growth in emerging markets in Asia.

Expenses

        Total expenses increased $346 million or 5% from 2005 for three primary reasons:

  •
  General expenses increased $177 million or 3%, primarily reflecting increased compensation and benefits costs, unfavorable foreign exchange, and hedging losses.

  •
  Benefits to policyholders increased $190 million or 20% due to growth in our supplemental health product and property and casualty reserve strengthening.

  •
  Depreciation and amortization decreased $23 million reflecting asset disposals and impairments in prior years.

Income from Continuing Operations Before Provision for Income Tax

        Income from continuing operations was $920 million compared to $808 million in 2005. The increase in income was driven by organic revenue growth across each segment along with estimated restructuring savings of $119 million, partially offset by increases in benefits to policyholders and higher compensation and benefits costs.

Aon Corporation 2006

Provision for Income Taxes

        The effective tax rate on income from continuing operations was 32.0% in 2006 and 29.7% in 2005.

        Differences between the overall effective tax rate and the U.S. federal statutory rate are typically due to U.S. state income taxes and differences between U.S. and international tax rates. Changes in the mix between our U.S. and international pretax income directly affect our effective tax rates. In 2006 and 2005, our effective tax rate also reflects the favorable resolution of tax examination issues, adjustments, and tax credits. For a summary of these effects, please see the rate reconciliation provided in Note 9 to the consolidated financial statements.

Income from Continuing Operations

        In 2006, compared to 2005:

  •
  Income from continuing operations rose to $626 million ($1.86 per diluted income per share) from $568 million ($1.68 per diluted income per share). Hedging and currency translation losses were $0.03 and $0.04 per share, respectively, which were included in income from continuing operations in 2006. Hedging and currency translation gains of $0.08 and $0.05 per share, respectively, were included in 2005.

  •
  Basic income per share from continuing operations increased to $1.98 from $1.75.

        To compute income per share in 2005, we have deducted dividends paid on the redeemable preferred stock from net income. The redeemable preferred stock was redeemed and retired in September 2005. To comply with Emerging Issues Task Force (EITF) No. 04-8, The Effect of Contingently Convertible Investments on Diluted Earnings per Share, we increased diluted shares outstanding by 14 million to reflect the possible conversion of Aon's 3.5% convertible debt securities. When calculating the diluted income per share, we added after-tax interest expense on these debt securities to income from continuing operations.

Discontinued Operations

        After-tax income from discontinued operations was:

  •
  $93 million in 2006 ($0.29 and $0.27 per basic and diluted income per share, respectively). These results include eleven months of operations of AWG and CPG, as those businesses were sold on November 30, 2006, and the gain on the sale of those operations ($0.03 per both basic and diluted income per share).

  •
  $167 million in 2005 ($0.52 and $0.49 per basic and diluted income per share, respectively). Results in 2005 include twelve months of results for AWG and CPG ($0.22 per basic and $0.21 diluted income per share), along with nine months of operations and the gain on sale ($0.33 per basic and $0.31 per diluted income per share) of our Swett & Crawford operation.

Aon Corporation 2006

Consolidated Results for 2005 Compared to 2004

Revenue

        In 2005, compared to the prior year:

  •
  Commissions and fees decreased by $125 million or 2%, driven by $100 million in lower contingent commission revenue and net dispositions of $168 million, partially offset by strong renewals and new business.

  •
  Premiums and other increased $17 million or 1%, driven by growth in our core products and favorable exchange rates, partially offset by reductions in runoff programs.

  •
  Investment income decreased $3 million or 1%. Investment income includes related investment expense and income or loss on investment disposals and impairments.

By Geography:

  •
  U.S. revenue, which represented 46% of total revenue, decreased $184 million or 4%. The decrease primarily reflected the 2004 sale of Cambridge.

  •
  Americas other than U.S. revenue increased 11% to $844 million, as a result of growth in Latin America and favorable foreign exchange rates.

  •
  U.K. revenue decreased $63 million or 4%; this decline reflected a soft U.K. market and changes in the model for compensation from underwriters, partially offset by a refinement in the techniques we used to estimate installment revenue in the U.K., which added $23 million to revenue in 2005.

  •
  Europe, Middle East & Africa revenue increased 2% to $1.7 billion, due to higher revenue in France, Austria, Sweden and Africa.

  •
  Asia Pacific revenue increased $27 million or 5% to $620 million, reflecting growth in Japan, Australia and New Zealand.

  Expenses

        Total expenses decreased $186 million or 2% from 2004 for three primary reasons:

  •
  The 2004 expense from the New York Attorney General ("NYAG") and other regulatory authorities as well as the Daniel class action settlements, which accounted for $220 million of expenses in 2004.

  •
  Cambridge expenses, which were $223 million in 2004. This unit was sold in the fourth quarter of 2004.

  •
  Our continued focus on reducing expenses.

        These favorable impacts were partially offset by $158 million in restructuring related expenses.

Income from Continuing Operations Before Provision for Income Tax

        Income from continuing operations before provision for income tax increased $75 million to $808 million; as previously discussed, this fluctuation reflects several significant items.

Aon Corporation 2006

Provision for Income Taxes

        Differences between the overall effective tax rate and the U.S. federal statutory rate are typically due to U.S. state income taxes and differences between U.S. and international tax rates. Changes in the mix between our U.S. and international pretax income directly affect our effective tax rates.

        The effective tax rate on income from continuing operations was:

  •
  29.7% in 2005 reflecting the favorable resolution of tax examination issues

  •
  34.0% in 2004 which was reduced by a one-time tax benefit resulting from the difference between our tax and book basis in Cambridge, which was sold in 2004.

Income from Continuing Operations

        In 2005, compared to 2004:

  •
  Income from continuing operations increased to $568 million ($1.68 per diluted income per share) from $484 million ($1.45 per diluted income per share). Hedging and currency translation gains added $0.08 and $0.05 per share, respectively, to income from continuing operations in 2005. In 2004, hedging and currency translation gains were $0.11 and $0.07 per share, respectively.

  •
  Basic income per share from continuing operations rose to $1.75 from $1.51.

        To compute income per share, we deducted dividends paid on the redeemable preferred stock from net income. To comply with EITF No. 04-8, we increased diluted shares outstanding by 14 million to reflect the possible conversion of Aon's 3.5% convertible debt securities. When calculating the diluted income per share, we added after-tax interest expense on these debt securities to income from continuing operations.

Discontinued Operations

        After-tax income from discontinued operations was:

  •
  $167 million in 2005 ($0.52 and $0.49 per basic and diluted income per share, respectively). This increase was due to improved operations at AWG and CPG, along with the gain on the sale of our Swett & Crawford operation ($0.33 and $0.31 per basic and diluted income per share, respectively), partially offset by lower operating results at Swett.

  •
  $59 million in 2004 ($0.18 per both basic and diluted income per share).

REVIEW BY SEGMENT

General

        Aon classifies its businesses into three operating segments: Risk and Insurance Brokerage Services, Consulting and Insurance Underwriting (see Note 17 to the consolidated financial statements for further information).

        Aon's operating segments are identified as those that:

  •
  report separate financial information

  •
  are evaluated regularly when we are deciding how to allocate resources and assess performance.

Aon Corporation 2006

        Segment revenue includes investment income generated by invested assets of that segment, as well as the impact of related derivatives. Investment characteristics mirror liability characteristics of the respective segments:

  •
  Our Risk and Insurance Brokerage Services and Consulting businesses invest funds held on behalf of clients and operating funds in short-term obligations.

  •
  In Insurance Underwriting, policyholder claims and other types of non-interest sensitive insurance liabilities are primarily supported by intermediate to long-term fixed-maturity instruments. For this business segment, operating invested assets are approximately equal to average net policy liabilities.

  •
  Our insurance subsidiaries have invested assets that exceed net policy liabilities, which allow us to maintain solid claims paying ratings. Income from these investments is reflected in unallocated revenues.

        The following tables and commentary provide selected financial information on the operating segments.

(millions) Years ended December 31,	2006	2005	2004

Operating segment revenue: (1)
Risk and Insurance Brokerage Services	$5,628	$5,367	$5,468
Consulting	1,282	1,255	1,247
Insurance Underwriting	2,046	1,875	1,848

Income before income tax:
Risk and Insurance Brokerage Services	$841	$702	$562
Consulting	120	110	105
Insurance Underwriting	137	185	181

Pretax margins:
Risk and Insurance Brokerage Services	14.9%	13.1%	10.3%
Consulting	9.4%	8.8%	8.4%
Insurance Underwriting	6.7%	9.9%	9.8%

(1)
Intersegment revenues of $59 million, $46 million and $58 million were included in 2006, 2005 and 2004, respectively. See Note 17 to the consolidated financial statements for further information.

Aon Corporation 2006

Risk and Insurance Brokerage Services

        Aon is a leader in many sectors of the insurance industry: globally, it is the largest insurance broker, the largest reinsurance broker, and the leading manager of captive insurance companies worldwide. These rankings are based on the most recent surveys compiled and reports printed by Business Insurance.

        Changes in premiums have a direct and potentially material impact on the insurance brokerage industry, as commission revenues are generally based on a percentage of the premiums paid by insureds.

        Insurance premiums are cyclical in nature and may vary widely based on market conditions. Heavier than anticipated loss experience or capital shortages can result in increasing premium rates, which is referred to as a "hard market." A hard market tends to favorably impact commission revenues. Conversely, increased competition for market share among insurance carriers or increased underwriting capacity can result in flat or reduced premium rates, or a "soft market." A soft market tends to put downward pressure on commission revenues. Hard and soft markets may be broad-based or more narrowly focused across certain product lines or geographic areas.

        Risk and Insurance Brokerage Services generated approximately 63% of Aon's total operating segment revenues in 2006. Revenues are generated primarily through:

  •
  fees paid by clients

  •
  commissions and fees paid by insurance and reinsurance companies

  •
  interest income on funds held on behalf of clients.

        Our revenues vary from quarter to quarter throughout the year as a result of:

  •
  the timing of our clients' policy renewals

  •
  the net effect of new and lost business

  •
  the timing of services provided to our clients

  •
  the income we earn on investments, which is heavily influenced by short-term interest rates.

        Our risk brokerage companies operate in a highly competitive industry and compete with many retail insurance brokerage and agency firms, as well as with individual brokers, agents, and direct writers of insurance coverage. Specifically, this segment:

  •
  addresses the highly specialized product development and risk management needs of commercial enterprises, professional groups, insurance companies, governments, healthcare providers, and non-profit groups, among others

  •
  provides affinity products for professional liability, life, disability income, and personal lines for individuals, associations, and businesses

  •
  provides reinsurance services to insurance and reinsurance companies and other risk assumption entities by acting as brokers or intermediaries on all classes of reinsurance

  •
  provides managing underwriting and premium finance services to independent agents and brokers as well as corporate clients

  •
  provides actuarial, loss prevention, and administrative services to businesses and consumers

  •
  manages captive insurance companies.

Aon Corporation 2006

        We review our revenue results using the following subsegments:

  •
  Risk Management and Insurance Brokerage encompasses our retail brokerage services, affinity products, managing general underwriting, placement and captive management services, and premium finance services in the following areas: Americas; United Kingdom; Europe, Middle East & Africa; and Asia Pacific.

  •
  Reinsurance Brokerage and Related Services (Reinsurance) offers sophisticated advisory services in program design and claim recoveries that:

    —    enhance the risk/return characteristics of insurance policy portfolios

    —    improve capital utilization

    —    evaluate and mitigate catastrophic loss exposures worldwide.

  •
  Claims Services (Claims) offered claims administration and loss cost management services. We exited these activities in 2004 by selling our U.S. and U.K. claims administration businesses.

Revenue

        This table details Risk and Insurance Brokerage Services revenue by subsegment:

(millions) Years ended December 31,	2006	2005	2004

Americas	$2,319	$2,139	$2,038
United Kingdom	732	792	808
Europe, Middle East & Africa	1,177	1,150	1,123
Asia Pacific	478	441	426
Reinsurance	922	845	861
Claims	—	—	212

Total revenue	$5,628	$5,367	$5,468

        In 2006, revenue increased $261 million or 5% from 2005 due to growth in our retail and reinsurance operation and higher investment income, partially offset by weakness in the U.K.

        This table reconciles organic revenue growth to reported revenue growth in 2006 versus 2005:

Year ended December 31, 2006	Reported Revenue Growth	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other	Organic Revenue Growth

Americas	8%	1%	2%	2%	3%
United Kingdom	(8)	1	(3)	(4)	(2)
Europe, Middle East & Africa	2	(1)	3	(2)	2
Asia Pacific	8	(1)	3	1	5
Reinsurance	9	(1)	1	6	3

Total revenue	5%	—%	2%	1%	2%

        Organic revenue growth for the entire segment was 2%.

        The 8% reported growth in Americas reflects:

  •
  improved performance in U.S. retail

Aon Corporation 2006

  •
  a $35 million gain related to the contribution of a preferred stock investment to one of our U.K. pension plans, received in connection with the sale of our Cambridge operation.

  •
  the transfer of certain small businesses from Consulting

  •
  increased investment income

  •
  favorable foreign exchange rates.

        U.K. revenue fell 8%. Organic revenue decreased 2%, driven by revenue declines from soft pricing, low retention rates, and lower new business. In addition, 2005 revenue included $23 million resulting from refinement of the techniques we used to estimate revenues on installment contracts. This refinement has been excluded from our calculation of organic revenue growth.

        Europe, Middle East & Africa revenue was up 2%, driven by acquisitions and organic revenue growth especially in Africa, the Middle East, Netherlands, Spain, and France, and partially offset by declines in Germany and the Nordic region.

        Asia Pacific revenue rose 8%, driven by acquisitions and organic growth in emerging markets in Asia.

        Reinsurance revenue improved 9%, due to higher investment income and organic revenue growth in most areas of the world.

        This table shows Risk and Insurance Brokerage Services revenue by geographic area and total pretax income:

(millions) Years ended December 31,	2006	% of Total	2005	% of Total	2004	% of Total

Revenue by geographic area:
United States	$2,133	38%	$1,982	37%	$2,122	39%
Americas, other than U.S.	586	10	530	10	495	9
United Kingdom	946	17	1,021	19	1,056	19
Europe, Middle East & Africa	1,439	26	1,344	25	1,319	24
Asia Pacific	524	9	490	9	476	9

Total revenue	$5,628	100%	$5,367	100%	$5,468	100%

Income before income tax	$841		$702		$562

        U.S. revenue rose 8% over 2005 as a result of organic revenue growth, increased investment income, including the gain on the contribution of a preferred stock, and the realignment of certain businesses from Consulting.

        Americas other than U.S. revenue increased 11% due to growth in Latin America.

        The decline in U.K. revenues reflect low retention rates, lower new businesses, and the restructuring of the U.K. insurance market.

        Europe, Middle East & Africa and Asia Pacific revenue both rose 7%, due to acquisitions and organic revenue growth.

Income Before Income Tax

        Pretax income increased $139 million or 20% from 2005 to $841 million. In 2006, pretax margins in this segment were 14.9%, up from 13.1% in 2005.

Aon Corporation 2006

        Our results improved primarily as a result of five factors:

  •
  estimated savings of $97 million achieved as a result of the restructuring program

  •
  an increase in investment income of $67 million, including the $35 million gain on the contribution of a preferred stock

  •
  improved margins in U.S. retail

  •
  a $30 million gain on the sale of a building in Spain

  •
  $7 million reduction in restructuring charges.

        Negative impacts to this year's income and margins included higher staff expense, driven principally by increased incentives and benefit costs.

Consulting

        Aon Consulting is one of the world's largest integrated human capital consulting organizations. Our consulting segment:

  •
  provides a broad range of consulting services

  •
  generated 14% of Aon's total operating segment revenues in 2006.

        We review our revenue results using the following subsegments:

  •
  Consulting Services, which provides consulting services in six practice areas:

  1.
  Employee Benefits advises clients about how to structure, fund, and administer employee benefit programs that attract, retain, and motivate employees. Benefits consulting includes health and welfare, retirement, executive benefits, absence management, compliance, employer commitment, investment advisory and elective benefit services.

  2.
  Compensation focuses on designing salary, bonus, commission, stock option, and other pay structures, with special expertise in the financial services and technology industries.

  3.
  Management Consulting assists clients in process improvement and design, leadership, organization and human capital development, and change management.

  4.
  Communications advises clients on how to communicate initiatives that support their corporate vision.

  5.
  Strategic Human Resource Consulting advises complex global organizations on talent, change and organization effectiveness issues, including assessment, selection performance management, succession planning, organization design and related people-management programs.

  6.
  Financial Advisory and Litigation Consulting provide consulting services including white collar and financial statement investigation, securities litigation, financial due diligence, financial valuation services, and other related specialties.

  •
  Outsourcing, which offers employment processing, performance improvement, benefits administration and other employment-related services.

Aon Corporation 2006

Revenue

        In 2006, revenues of $1,282 million were 2% over 2005. Revenue on an organic basis was up 4% from last year.

        This table details Consulting revenue by subsegment.

(millions) Years ended December 31,	2006	2005	2004

Consulting services	$989	$981	$949
Outsourcing	293	274	298

Total revenue	$1,282	$1,255	$1,247

        This table reconciles organic revenue growth to reported revenue growth in 2006 versus 2005.

Year ended December 31, 2006	Reported Revenue Growth	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other	Organic Revenue Growth

Consulting services	1%	1%	(4)%	—%	4%
Outsourcing	7	1	2	(1)	5

Total revenue	2%	1%	(2)%	(1)%	4%

        On a subsegment basis, Consulting services was up $8 million or 1%, resulting from:

  •
  Growth in the U.K., driven by pension revaluation engagements mandated by recent pension reforms in that country

  •
  Revenue from our new Financial Advisory and Litigation Consulting practice

  •
  Growth in compensation consulting.

        This growth more than offset a decline in our health and welfare practice and the transfer of certain small units to the Risk and Insurance Brokerage Services segment.

        Outsourcing revenue rose 7% during the year, due primarily to $13 million of fees we received from a client terminating an outsourcing contract, as well as from an acquisition made late in 2005.

        This table shows Consulting revenue by geographic area and pretax income:

(millions) Years ended December 31,	2006	% of Total	2005	% of Total	2004	% of Total

Revenue by geographic area:
United States	$708	55%	$730	58%	$754	61%
Americas, other than U.S.	113	9	100	8	91	7
United Kingdom	228	18	206	16	213	17
Europe, Middle East & Africa	197	15	186	15	162	13
Asia Pacific	36	3	33	3	27	2

Total revenue	$1,282	100%	$1,255	100%	$1,247	100%

Income before income tax	$120		$110		$105

  •
  U.S. revenue decreased in 2006, primarily reflecting lower revenue in the health and welfare practice, offset in part by the termination fee previously noted.

Aon Corporation 2006

  •
  Americas other than U.S. revenue grew 13%, reflecting improved results in Canada and favorable foreign exchange.

  •
  United Kingdom revenue rose 11%, due to growth in pension revaluation consulting as discussed previously.

  •
  Europe, Middle East & Africa and Asia Pacific increases were due to organic revenue growth.

Income Before Income Tax

        Pretax income was $120 million, up $10 million or 9% from 2005. 2006 pretax margins in this segment were 9.4%, up from 8.8% in 2005.

        The following items affected the year-to-year comparisons:

  •
  Organic revenue growth, especially in the U.K., increased income before income tax and pretax margins.

  •
  Start-up costs for the Financial Advisory & Litigation Consulting practice reduced both profits and margins.

  •
  Restructuring costs increased $12 million over 2005.

        The $13 million termination fee discussed above was offset by $13 million of expenses related to the termination of the contract, resulting in no net impact to income before income taxes.

Insurance Underwriting

        The Insurance Underwriting segment:

  •
  provides accident, health, and life insurance coverage mostly through direct distribution networks, primarily through more than 7,000 career insurance agents working for our subsidiaries. Our revenues are affected by our success in attracting and retaining these career agents.

  •
  previously offered select commercial property and casualty business on a limited basis through managing general underwriters. We have ceased writing property and casualty business and have placed all programs in runoff.

  •
  has operations in the U.S., Canada, Europe, and Asia Pacific.

  •
  generated approximately 23% of Aon's total operating segment revenues in 2006.

Aon Corporation 2006

Revenue

        Written premiums and fees are the basis for organic revenue growth in this segment; however, reported revenues reflect earned premiums and fees.

        We review our revenue results using the following subsegments:

  •
  Accident & Health and Life, through which we provide an array of accident, sickness, short-term disability, and other insurance products. Most of these products are primarily fixed-indemnity obligations and are not subject to escalating medical cost inflation.

  •
  Property and Casualty—We have ceased writing property and casualty business. This subsegment is entirely composed of runoff liabilities pertaining to various personal and commercial risks we formerly underwrote, such as:

    —    professional liability errors and omissions

    —    excess liability

    —    workers' compensation

    —    commercial property and casualty risk.

        In this subsegment, we formerly included the results of our warranty and credit operations, as well as a portion of our specialty property and casualty business, CPG. We divested these businesses in November 2006, as discussed in Key Recent Events, and the results of those businesses and the sale transactions are included in discontinued operations.

        The table below reflects written and earned premiums and associated reserves:

(millions) Years ended December 31,	2006	2005	2004

Written premiums:
Accident & health and life	$1,466	$1,476	$1,461
Property & casualty	34	13	104

Total Insurance Underwriting	$1,500	$1,489	$1,565

Earned premiums:
Accident & health and life	$1,884	$1,696	$1,620
Property & casualty	34	63	122

Total Insurance Underwriting	$1,918	$1,759	$1,742

Policy and Contract Claim Liabilities:
Accident & health and life	$506	$428	$422
Property & casualty (1)	150	1,022	1,068

Total Insurance Underwriting	$656	$1,450	$1,490

(1)
See Note 10 to the consolidated financial statements for additional information.

Aon Corporation 2006

        This table details Insurance Underwriting revenue by subsegment:

(millions) Years ended December 31,	2006	2005	2004

Accident & health and life	$2,005	$1,805	$1,721
Property & casualty	41	70	127

Total revenue	$2,046	$1,875	$1,848

        This table reconciles organic revenue growth to reported revenue growth in 2006 versus 2005:

Year ended December 31, 2006	Reported Revenue Growth	Less: Currency Impact	Less: All Other(1)	Organic Revenue Growth

Accident & health and life	11%	1%	(1)%	11%
Property & casualty	(41)	N/A	N/A	N/A

Total revenue	9%	1%	(5)%	13%

(1)
The difference between written and earned premiums and fees, as a percentage change, was (1)% for accident & health and life and (2)% for total revenue.

(2)
Organic revenue growth for property and casualty is no longer meaningful as the remaining business is in run-off.

        In 2006, revenues of $2.0 billion increased 9% over 2005.

        In Accident & health and life, revenue increased $200 million, or 11%, primarily driven by strong growth in a supplemental health product, favorable impact from foreign exchange rates, and higher investment income.

        Property & casualty revenue decreased $29 million, primarily due to the decision to run off the property and casualty business in 2006.

        This table details Insurance Underwriting revenue by geographic area and pretax income:

(millions) Years ended December 31,	2006	% of Total	2005	% of Total	2004	% of Total

Revenue by geographic area:
United States	$1,397	68%	$1,267	68%	$1,226	66%
Americas, other than U.S.	212	10	189	10	167	9
United Kingdom	202	10	194	10	215	12
Europe, Middle East & Africa	143	7	134	7	155	8
Asia Pacific	92	5	91	5	85	5

Total revenue	$2,046	100%	$1,875	100%	$1,848	100%

Income before income taxes	$137		$185		$181

        Improvements in revenues from:

  •
  U.S. represents growth in a supplemental health product which more than offset a decline in other accident & health and life core products.

Aon Corporation 2006

  •
  Americas other than U.S. reflect organic revenue growth in Canada, along with favorable foreign exchange rates.

  •
  The U.K. and Europe, Middle East & Africa represents organic revenue growth.

Income Before Income Tax

        Pretax income of $137 million decreased 26% from 2005. Pretax margins fell from 9.9% in 2005 to 6.7% in 2006. Both decreases are primarily attributable to an $81 million reserve increase recorded in third quarter 2006 in our property and casualty subsegment. See the Key Recent Events section.

Unallocated Income and Expense

        Unallocated income consists primarily of investment income (including income or loss on investment disposals and other-than-temporary impairment losses), which is not otherwise reflected in the operating segments. We include:

  •
  invested assets and related investment income not directly required to support the risk and insurance brokerage services and consulting businesses

  •
  the assets in excess of net policyholder liabilities of the insurance underwriting subsidiaries and related income.

        Unallocated income included:

  •
  income from Endurance common stock, which was accounted for under the equity method before the sale of virtually all of our holdings in December 2004

  •
  changes in the valuation of Endurance warrants. Through March 31, 2006, we carried our investment in Endurance warrants at fair value and recorded changes in the fair value through unallocated investment income. On March 31, 2006, the investment in Endurance warrants was contributed to our U.K. pension plans.

        Private equities are principally carried at cost; however, where we have significant influence, they are carried under the equity method. These investments usually do not pay dividends. Limited partnerships (LP) are accounted for under the equity method and changes in the value of the underlying LP investments flow through unallocated investment income.

        Unallocated income rose $12 million in 2006 to $57 million. Increased investment income — due to higher interest rates and amounts invested, along with lower losses on disposals of securities — more than offset the impact of negative mark-to-market adjustments to our Endurance warrants in 2006 ($17 million), versus a positive adjustment in 2005 ($10 million).

        Unallocated expenses include corporate governance costs not attributable to the operating segments. These expenses decreased to $106 million in 2006 from $109 million in 2005.

        Interest expense, which represents the cost of our worldwide debt obligations, rose $4 million in 2006 to $129 million due to carrying higher debt balances and refinancing part of our Euro facility balance to a 5.05% fixed rate note due in 2011.

Aon Corporation 2006

FINANCIAL CONDITION AND LIQUIDITY

Liquidity

        Our operating subsidiaries obtain their liquidity through selling their products and services and collecting their receivables. Funds collected are used to pay creditors and employees and to fund acquisitions. Funds that we are holding on behalf of clients and to satisfy policyholder liabilities are segregated and are not available for other uses. We believe that our operating subsidiaries will have adequate liquidity to meet their needs in the foreseeable future and to provide funds to the parent company. Payment of dividends from our underwriting subsidiaries are limited by government regulation and depend on the surplus and future earnings of these subsidiaries.

        Our parent company's routine liquidity needs include paying corporate expenses, servicing debt and paying dividends on Aon's outstanding stock. Our primary source for meeting these requirements is from dividends and internal financing from our operating subsidiaries. Other uses of available liquidity are for capital expenditures and the repurchase of common stock.

        Cash in our consolidated statements of financial position includes funds available for operations.

        During 2006, we:

  •
  paid the second $76 million installment of the $190 million required under the settlement we reached with the NYAG and other regulatory authorities. We are scheduled to pay the remaining $38 million in 2007. In addition to the NYAG and other regulatory authorities' investigations, we have $40 million accrued for the settlement in the Daniel class action lawsuit and related costs.

  •
  received approximately $800 million in gross cash proceeds from the sales of AWG and CPG.

  •
  spent $1,048 million to repurchase 28.4 million of our outstanding shares of common stock.

        In 2006, total cash contributions to our major defined benefit pension plans were $185 million. In addition, we contributed $166 million of non-cash financial instruments to our U.K. pension plans. The total contributed of $351 million represents a $112 million decrease from 2005. Under current rules and assumptions, we currently anticipate 2007 contributions to our major defined benefit pension plans of approximately $233 million.

        In connection with one of our U.K. pension plans, our principal U.K. subsidiary has agreed with the trustees of the plan to contribute £20 million ($39 million) per year to the plan for six years with the amount payable increasing by 5.3% on each January 1, which began in 2005. These contributions are in addition to the normal employer contributions to the plan. The trustees of the plan:

  •
  have certain rights to request that our U.K. subsidiary advance an amount equal to an actuarially determined winding-up deficit. As of December 31, 2005, the estimated winding-up deficit was £350 million ($688 million at December 31, 2006 exchange rates).

  •
  have accepted in practice the agreed-upon schedule of contributions and have not requested an advance.

Aon Corporation 2006

Cash Flows

        Cash flows from operations represent the net income we earned in the reported periods adjusted for non-cash charges and changes in operating assets and liabilities.

        Cash flows provided by operating activities for the twelve months ended December 31, 2006 and 2005 are as follows:

(millions) Twelve months ended December 31	2006	2005

Insurance Underwriting operating cash flows (including AWG)	$522	$423
All other operating cash flows	596	463

	1,118	886
Change in funds held on behalf of brokerage and consulting clients	(150)	—

Cash provided by operating activities	$968	$886

Insurance Underwriting operating cash flows

        For cash flow reporting, our insurance underwriting operations include accident & health and life and warranty, credit and property & casualty businesses. These insurance products have distinct differences in the timing of premiums earned and payment of future liabilities.

        The operating cash flow from our insurance subsidiaries, which also includes related corporate items, was $522 million for 2006, an increase of $99 million compared to 2005. Included in these cash flows are the operations of AWG and CPG through November 30, 2006, the date of sale. The increase in operating cash flows was primarily related to organic revenue growth. For 2006, operating cash flows, analyzed by major income statement component, indicated that premium and other fees collected, net of reinsurance, were $3,546 million compared to $3,193 million in 2005. Investment and other miscellaneous income received was $235 million and $227 million in 2006 and 2005, respectively. Investment income improved in 2006 due to favorable interest rates and an increase in invested assets.

        We used revenues generated from premiums, investments and other miscellaneous income to pay claims and other cash benefits, commissions, general expenses and taxes. Claims and other cash benefits paid were $1,632 million in 2006 versus $1,393 million in 2005. Commissions and general expenses paid were $1,483 million for 2006, compared to $1,446 million in 2005. Tax payments for 2006 were $144 million compared to $158 million last year.

        We will invest and use operating cash flows to satisfy future benefits to policyholders and when appropriate, make them available to pay dividends to the Aon parent company. During 2006, Combined Insurance Company of America, one of our major underwriting subsidiaries, declared and paid a cash dividend of $250 million to Aon. At the time of sale, AWG made a dividend to Aon of $361 million, of which $66 million was in cash and $295 million was a dividend-in-kind, which were primarily equity investments. Aon received proceeds of $662 million from the sale of AWG and CPG, net of direct costs and cash sold.

        Generally, we invest in highly liquid and marketable investment grade securities to support policy liabilities. These invested assets are subject to insurance regulations set forth by the various governmental jurisdictions in which we operate, both domestically and internationally. The insurance regulations may restrict both the quantity and quality of various types of assets within the portfolios.

Aon Corporation 2006

        Our insurance subsidiaries' policy liabilities are segmented among multiple accident and health and property casualty portfolios. Those portfolios have widely varying estimated durations and interest rate characteristics. Generally, our policy liabilities are not subject to interest rate volatility risk. Therefore, in many of the portfolios, asset and policy liability duration are not closely matched. Interest rate sensitive policy liabilities are generally supported by floating rate assets.

Funds held on behalf of clients

        In our Risk and Insurance Brokerage Services and Consulting segments, we typically hold funds on behalf of clients as a result of:

  •
  premiums received from clients that are in transit to insurers. These premiums held on behalf of, or due from, clients are reported as assets with a corresponding liability due to the insurer.

  •
  claims due to clients that are in transit from insurers. Claims held by, or due to us and which are due to clients, are also shown as both assets and liabilities.

        These funds held on behalf of clients are generally invested in interest bearing trust accounts and can fluctuate significantly depending on when we collect cash from our clients and when premiums are remitted to the insurance carriers.

All other operating cash flows

        The operating cash flow from our Risk and Insurance Brokerage Services and Consulting segments, as well as related corporate items, was $596 million in 2006 compared to $463 million in 2005. These amounts exclude the change in funds held on behalf of clients as described above. The operating cash flows depend on the timing of receipts and payments related to revenues, incentive compensation, other operating expenses and income taxes. Comparing 2006 to 2005, the net increase in cash from our Risk and Insurance Brokerage Services and Consulting segments and related corporate items of $133 million was primarily influenced by higher non-cash incentives, investment income, and organic revenue growth.

        Aon uses the excess cash generated by our brokerage and consulting businesses as well as dividends received from our insurance company subsidiaries to meet its liquidity needs, which consist of servicing its debt, paying dividends to its stockholders and repurchasing outstanding shares.

Investing and Financing Activities

        We used the consolidated cash flow from operations (net of funds held on behalf of clients) for:

  •
  investing activities of $190 million. The cash flows used by investing activities included purchases of investments, net of sales, of $582 million; capital expenditures, net of disposals, of $152 million; and cash provided by investing activities from divestitures of subsidiaries, net of acquisitions, of $544 million.

  •
  financing needs of $964 million. Financing uses primarily included cash dividends paid to shareholders of $189 million, and net share activity of $916 million. Financing provided cash of $141 million from debt issuances, net of repayments.

Aon Corporation 2006

Financial Condition

        Comparing year-end 2006 with year-end 2005:

  •
  Total assets decreased $3.5 billion to $24.3 billion. The major reason for the decline is the sale of AWG and CPG, which had assets of $4.2 billion at December 31, 2005.

  •
  Total investments increased $0.5 billion to $7.6 billion. Fixed maturities increased $138 million. Short-term investments increased $452 million, primarily as a result of funds received in connection with the sales of AWG and CPG.

  •
  Risk and Insurance Brokerage Services and Consulting premium and fee receivables increased $668 million. Insurance premiums payable increased $324 million over the same period. The increase in receivables and payables reflects:

  —
  the timing of receipts and payments
  —
  client demands for risk programs
  —
  the effect of foreign exchange rates.

  •
  Other assets decreased $180 million. Other assets are comprised principally of prepaid premiums related to reinsurance and prepaid pension assets. The decline from last year primarily reflects the impact of adopting FASB Statement No. 158 in 2006.

  •
  Policy liabilities decreased $652 million to $2.8 billion due to a decline in policy and contract claims. Other receivables declined in a similar manner. In connection with the sale of AWG and CPG, certain reinsured property and casualty balances that were previously reported in policy liabilities and other receivables are no longer direct obligations of Aon and, therefore, are no longer reported in Aon's consolidated statement of financial position. Aon has issued a corporate guarantee covering these reinsurance balances. See Note 10 to the consolidated financial statements for further information.

Investments

        We invest in broad asset categories related to our diversified operations. In managing our investments, our objective is to maximize earnings while monitoring asset and liability durations, interest and credit risks, and regulatory requirements.

        We do not allocate to the operating segments:

  •
  invested assets or related investment income not directly required to support the insurance brokerage and consulting businesses

        or

  •
  assets in excess of net policyholder liabilities of the underwriting business and related income.

        These insurance assets are publicly traded equities, as well as less liquid private equities and LPs. These assets, owned by the insurance underwriting companies:

  •
  are necessary to support strong claims paying ratings by independent rating agencies

  •
  are unavailable for other uses, such as debt reduction or share repurchases, without considering regulatory requirements (see Note 11 to the consolidated financial statements).

        See Note 7 to our consolidated financial statements for more information on our investments.

Aon Corporation 2006

Borrowings

        Total debt at December 31, 2006, was $2.3 billion, an increase of $173 million from December 31, 2005. Our notes payable increased by $138 million compared to year-end 2005. This increase results from issuing CAD 375 million (U.S. $323 million at December 31, 2006) of 5.05% senior unsecured debentures due in 2011, offset by a partial reduction in the amount borrowed under our Euro credit facility. Our total debt as a percentage of total capital was 30.5% and 28.4% at December 31, 2006 and 2005, respectively.

        We have disclosed future payments of notes payable and operating lease commitments (with initial or remaining non-cancelable lease terms in excess of one year) in Note 8 to the consolidated financial statements.

        In 2002, we completed an offering of $300 million aggregate principal amount of 3.5% convertible senior debentures due 2012. The debentures are unsecured obligations and are convertible into our common stock at an initial conversion price of approximately $21.475 per common share under certain circumstances, including the following:

  •
  If the closing price of our common stock during any fiscal quarter exceeds 120% of the conversion price (i.e. $25.77) for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the previous fiscal quarter.

        Or

  •
  Subject to certain exceptions, during five business days after any ten consecutive trading days in which the trading price per $1,000 principal amount of the debentures for each day of the ten trading day period was less than 95% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the debentures.

        Aon has reserved approximately 14 million shares for the potential conversion of these debentures.

        At December 31, 2006, we had a $600 million unused U.S. committed bank credit facility, which expires in February 2010, to support commercial paper and other short-term borrowings. This facility allows us to issue up to $150 million in letters of credit.

        We also have several foreign credit facilities available. At December 31, 2006, we had available to us:

  •
  a five-year €650 million ($853 million) multi-currency facility, of which $403 million was outstanding at December 31, 2006. See Note 8 to the consolidated financial statements for further discussion on both the U.S. and Euro facilities.

  •
  £37.5 million ($74 million) facility, a 364-day 10 million Canadian dollar (U.S. $9 million) facility, and a 364-day €25 million (U.S. $33 million) facility.

  •
  a €20 million (U.S. $26 million) open-ended facility.

Aon Corporation 2006

        The major rating agencies' ratings of our debt at February 19, 2007 appear in the table below:

	Senior long-term debt		Commercial paper
	Rating	Outlook	Rating	Outlook
Standard & Poor's	BBB+	Stable	A-2	Positive
Moody's Investor Services	Baa2	Positive	P-2	Positive
Fitch, Inc.	BBB+	Stable	F-2	Stable

        During 2006, Moody's Investor Services changed its outlook on Aon to positive from stable for both our senior long-term debt and commercial paper. Standard & Poor's changed its outlook on Aon's senior long-term debt from positive to stable.

        A downgrade in the credit ratings of our senior debt and commercial paper would:

  •
  increase our borrowing costs and reduce our financial flexibility.

  •
  increase our commercial paper interest rates or possibly restrict our access to the commercial paper market altogether. Although we have committed backup lines, we cannot ensure that our financial position will not be hurt if we can no longer access the commercial paper market.

Stockholders' Equity

        Stockholders' equity decreased $99 million during 2006 to $5.2 billion, driven primarily by an $886 million increase in treasury stock repurchases, net of reissuance of stock in connection with employee benefit plans. Offsetting this decline were increases in equity of:

  •
  $720 million of net income

  •
  $178 million in paid-in-capital principally due to stock issued in connection with employee benefit plans.

        Accumulated other comprehensive loss decreased $145 million since December 31, 2005. Compared to year-end 2005:

  •
  net foreign exchange translation increased by $237 million because of the weakening of the U.S. dollar against foreign currencies

  •
  net derivative gains increased $26 million

  •
  net unrealized investment gains rose $21 million

  •
  our net additional minimum pension liability adjustment decreased by $210 million.

        In addition, the impact of the adoption of Statement No. 158 increased the accumulated other comprehensive loss by $349 million.

        For 2007, we project we will make $233 million in cash contributions to our major defined benefit pension plans, although we may elect to contribute more cash or certain non-cash assets to the plans.

Aon Corporation 2006

Off Balance Sheet Arrangements

        We record various contractual obligations as liabilities in our consolidated financial statements. Other items, such as certain purchase commitments and other executory contracts, are not recognized as liabilities in our consolidated financial statements, but we are required to disclose them.

        Aon and its subsidiaries have issued letters of credit to cover contingent payments of approximately $32 million for taxes and other business obligations to third parties. We accrue amounts in our consolidated financial statements for these letters of credit to the extent they are probable and estimable.

        Following the guidance of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and other relevant accounting guidance, we use special purpose entities and qualifying special purpose entities ("QSPE's"), also known as special purpose vehicles, in some of our operations.

Reinsurance Guarantee

        In connection with the AWG transaction we issued an indemnification which protects the purchaser from credit exposure relating to the property and casualty reserves that have been reinsured. We recorded a $13 million liability reflecting the fair value of this indemnification as of November 30, 2006. The loss was included in the AWG gain. The value remained approximately $13 million as of December 31, 2006. The indemnification represents the present value of the indemnification on the credit risk of the reinsurers.

        At December 31, 2006, Aon no longer reports reinsurance recoverables related to its property and casualty business, which was not part of the sale of AWG. Aon has provided a corporate guaranty with respect to these reinsurance recoverables which amount to $790 million at December 31, 2006.

Premium Financing

        Certain of our U.S., U.K., Canadian, and Australian subsidiaries originate short-term loans (generally with terms of 12 months or less) to businesses to finance their insurance premium obligations, and then sell these premium finance agreements in securitization transactions that meet the criteria for sale accounting under Statement No. 140. These sales involve:

  •
  special purpose entities ("SPEs"), which are considered qualified special purpose entities ("QSPEs") by Statement No. 140 and per Statement No. 140 should not be consolidated in the financial statements of a transferor or its affiliates (Aon's subsidiaries).

  •
  multi-seller, non-qualified bank commercial paper conduit SPEs ("Bank SPEs"), which are variable interest entities according to FIN 46.

        We have analyzed qualitative and quantitative factors related to our subsidiaries' interests in the Bank SPEs and have determined that these subsidiaries are not the sponsors of the Bank SPEs. Additionally, independent third parties:

  •
  have made substantial equity investments in the Bank SPEs

  •
  have voting control of the Bank SPEs

  •
  generally have the risks and rewards of ownership of the assets of the Bank SPEs.

Aon Corporation 2006

        Thus, we have concluded that non-consolidation of the Bank SPEs is appropriate in accordance with FIN 46, given that our subsidiaries do not have significant variable interests.

        Through the securitization agreements, we, or one of our QSPEs, sell undivided interests in specified premium finance agreements to the Bank SPEs. The total amount advanced on premium finance agreements sold to the Bank SPEs at any one time is limited by the securitization agreements to $1.8 billion. The Bank SPEs had advanced $1.7 billion and $1.8 billion at December 31, 2006 and 2005, respectively. We can receive additional advances as:

  •
  we sell more eligible premium finance agreements to the Bank SPEs

  •
  collections, which we administer, on previously sold agreements reduce available advances.

        We record gains associated with the sale of receivables. When we calculate the gain, we include all fees we incurred for this facility. The gains, which are included in commissions and fees revenue in the consolidated statements of income, were $63 million, $65 million, and $81 million for the years ended December 31, 2006, 2005, and 2004, respectively.

        We record at fair value our retained interest in the sold premium finance agreements, and report it in insurance brokerage and consulting services receivables in the consolidated statements of financial position. We also:

  •
  retain servicing rights for sold agreements

  •
  earn servicing fee income over the servicing period, and include these servicing fees in the gain/loss calculation.

        At December 31, 2006 and 2005, since the fair value of the servicing rights approximates the estimated costs to service the receivables, we have not recorded any servicing assets or liabilities.

        We estimate fair value by discounting estimated future cash flows from the servicing rights and servicing costs using:

  •
  discount rates that approximate current market rates

  •
  expected future prepayment rates.

        The Bank SPEs bear the credit risks on the receivables, subject to limited recourse in the form of credit loss reserves, which we formerly guaranteed. During 2005, we eliminated the percentage guarantee for all facilities, replacing it with other collateral enhancements.

        All but the Australian facility require Aon to maintain consolidated net worth, as defined, of at least $2.5 billion, and:

  •
  consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) to consolidated net interest of at least 4 to 1

  •
  consolidated indebtedness to consolidated EBITDA of no more than 3 to 1.

        We intend to renew these conduit facilities when they expire. If there were adverse bank, regulatory, tax, or accounting rule changes, our access to the conduit facilities and special purpose vehicles would be restricted. These special purpose vehicles are not included in our consolidated financial statements, following the appropriate accounting standards.

Aon Corporation 2006

PEPS I

        In 2001, we sold the vast majority of our LP portfolio, valued at $450 million, to PEPS I, a QSPE. The common stock interest in PEPS I is held by a limited liability company owned by one of our subsidiaries (49%) and by a charitable trust, which we do not control, established for victims of the September 11th attacks (51%).

        PEPS I:

  •
  sold approximately $171 million of investment grade fixed-maturity securities to unaffiliated third parties

  •
  paid our insurance underwriting subsidiaries the $171 million in cash and issued them an additional $279 million in fixed-maturity and preferred stock securities.

        Standard & Poor's Ratings Services rated the fixed-maturity securities our subsidiaries received from PEPS I as investment grade. As part of this transaction, the insurance companies had been required to purchase additional fixed-maturity securities from PEPS I in an amount equal to the unfunded LP commitments as they are requested. These fixed-maturity securities are rated below investment grade. Beginning in July 2004, Aon Parent assumed this responsibility. As of December 31, 2006, the unfunded commitments amounted to $46 million. These commitments have specific expiration dates, and the general partners may decide not to draw on these commitments.

        After closing the securitization, one of our insurance subsidiaries sold PEPS I fixed-maturity securities with a value of $20 million to Aon. In second quarter 2004, CICA paid dividends to Aon Parent of $12 million in fixed-maturities securities. We have not included the assets and liabilities and operations of PEPS I in our consolidated financial statements.

        In previous years, Aon has recognized other-than-temporary impairment writedowns of $59 million, equal to the original cost of one tranche. The preferred stock interest represents a beneficial interest in securitized limited partnership investments. The fair value of the private preferred stock interests depends on the value of the limited partnership investments held by PEPS I. We assess other-than-temporary declines in the fair value below cost using a financial model that considers the:

  •
  value of the underlying limited partnership investments of PEPS I

  •
  nature and timing of the cash flows from the underlying limited partnership investments of PEPS I.

Aon Corporation 2006

Contractual Obligations

        The following table:

  •
  summarizes our significant contractual obligations at December 31, 2006, and the future periods during which we expect to settle these obligations in cash

  •
  reflects the timing of principal payments on outstanding borrowings.

        We have provided additional details about certain of these obligations in our notes to the financial statements:

	Payments due in
(millions)	2007	2008- 2009	2010- 2011	2012 and beyond	Total

Notes payable and short-term borrowings	$696	$3	$325	$1,260	$2,284
Interest expense on notes payable	107	205	193	919	1,424
Operating leases	336	524	367	636	1,863
Pension and other postretirement benefit plan obligations (4)	247	551	330	1,241	2,369
Purchase obligations (1) (2)	315	544	365	388	1,612
Insurance premiums payable	9,701	2	—	1	9,704
Future policy benefits	96	122	157	1,409	1,784
Policy and contract claims	457	118	44	37	656
NYAG and other regulatory authorities settlement (3)	38	—	—	—	38
Other long-term liabilities reflected on the consolidated balance sheet under GAAP	3	4	2	5	14

Total	$11,996	$2,073	$1,783	$5,896	$21,748

(1)
Included in purchase obligations are contracts for information technology outsourcing. As of December 31, 2006, we can exit these obligations for termination payments of $94 million. However, given the nature of these contracts, we have included them in our contractual obligations table.

(2)
Also included in purchase obligations is a $434 million contract for claims outsourcing in the U.K. We can exit this obligation after 2013 for approximately $39 million.

(3)
The $38 million net present value of this liability has been included in the December 31, 2006 balance sheet in other liabilities.

(4)
Pension and other postretirement benefit plan obligations include estimates of our minimum funding requirements, pursuant to ERISA and other regulations and agreements with the Trustees of our U.K. Pension Plans. Nonqualified pension and other postretirement benefit obligations are based on estimated future benefit payments. We may make additional discretionary contributions.

Market Risk Exposures

        We are exposed to potential fluctuations in earnings, cash flows, and the fair value of certain of our assets and liabilities due to changes in interest rates, foreign exchange rates, and equity prices. To

Aon Corporation 2006

manage the risk from these exposures, we enter into a variety of derivative instruments. We do not enter into derivatives or financial instruments for trading purposes.

        The following discussion describes our specific exposures and the strategies we use to manage these risks. See Notes 1 and 14 to the consolidated financial statements for a discussion of our accounting policies for financial instruments and derivatives.

        We are subject to foreign exchange rate risk from translating the financial statements of our foreign subsidiaries into U.S. dollars. Our primary exposures are to the British pound, the Euro, the Canadian dollar and the Australian dollar. We use over-the-counter (OTC) options and forward contracts to reduce the impact of foreign currency fluctuations on the translation of our foreign operations' financial statements.

        Additionally, some of our foreign brokerage subsidiaries receive revenues in currencies that differ from their functional currencies. Our U.K. subsidiary earns approximately 31% of its revenue in U.S. dollars, but most of its expenses are incurred in pounds sterling. Our policy is to convert into pounds sterling sufficient U.S. dollar revenue to fund the subsidiary's pound sterling expenses using OTC options and forward exchange contracts. At December 31, 2006, we have hedged 69% and 59% of our U.K. subsidiaries' expected U.S. dollar transaction exposure for the years ending December 31, 2007 and 2008, respectively. We do not generally hedge exposures beyond three years.

        The potential loss in future earnings from market risk sensitive instruments resulting from a hypothetical 10% adverse change in year-end exchange rates would not be material in 2007 and 2008.

        Our businesses' income is affected by changes in international and domestic short-term interest rates. We monitor our net exposure to short-term interest rates and as appropriate, hedge our exposure with various derivative financial instruments. A hypothetical, instantaneous parallel decrease in the period end yield curve of 100 basis points would cause a decrease, net of derivative positions, of $31 million to both 2007 and 2008 pretax income.

        The valuation of our fixed-maturity investment portfolio is subject to interest rate risk. A hypothetical 1% (100 basis point) increase in long-term interest rates would decrease the fair value of the portfolio at December 31, 2006, and 2005 by approximately $122 million and $114 million, respectively. We have notes payable outstanding with a fair market value of $2.5 billion and $2.4 billion at December 31, 2006, and 2005, respectively. This fair value was greater than the carrying value by $315 million and $337 million at December 31, 2006 and 2005, respectively. A hypothetical 1% decrease in interest rates would increase the fair value by approximately 5% for both December 31, 2006 and 2005.

        The valuation of our marketable equity security portfolio is subject to equity price risk. If market prices were to decrease by 10%, the fair value of the equity portfolio would have a corresponding decrease of $6 million and $4 million at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, there were no outstanding derivatives hedging the price risk on the equity portfolio.

        PEPS I — At December 31, 2006, a 10% or 20% decrease in the underlying equity of the limited partnerships would have decreased the value of the preferred stock securities by $20 million and $41 million, respectively.

        We have selected hypothetical changes in foreign currency exchange rates, interest rates, and equity market prices to illustrate the possible impact of these changes; we are not predicting market events. We believe these changes in rates and prices are reasonably possible within a one-year period.

Aon Corporation 2006

EXPLANATORY NOTE REGARDING RESTATEMENT RELATED TO STOCK OPTION EXPENSE ("EXPLANATORY NOTE.")

        In accordance with guidance provided by the Staff of the Securities and Exchange Commission ("SEC") in January 2007, the Company restated in its Annual Report on Form 10-K for the year ended December 31, 2006, (the "Form 10-K"), its consolidated prior year financial statements arising from errors made in the measurement of equity compensation.

        On February 8, 2007, the Company announced that incorrect measurement dates for certain stock options granted in 2000 and in certain years prior appeared to have been used for financial accounting purposes. The Company also announced that the Audit Committee of the Board of Directors had commenced a comprehensive review of option grant date practices and related accounting issues. That review has been substantially completed, and any further review is not expected to have a material effect.

        As a result of this review, compensation expense for 2006 and 2005 was increased by $2 million and $3 million, respectively. Such amounts increase the compensation expense disclosed in our 2006 earnings release as furnished on Form 8-K on February 9, 2007. As such, the Form 10-K, which includes the revised expense amounts, should be relied upon rather than the prior filing. Similarly, previously filed annual reports on Form 10-K and quarterly reports on Form 10-Q have not been, and will not be, amended, and therefore should not be relied upon. We have concluded that the impact of corrected compensation expense is not material to any reporting period; however, the aggregate cumulative impact for the 1994 to 2005 period is considered sufficiently material to warrant restatement.

        Note 2 to our audited financial statements, which begins on page A-64, reconciles previously filed annual financial information to the restated financial information on a line-by-line basis for the periods presented in the audited financial statements. All schedules and footnotes impacted indicate the restated amounts under the caption "Restated."

        The Form 10-K also reflects:

  •
  the restatement of "Selected Financial Data" in Item 6 for the years ended December 31, 2005, 2004, 2003 and 2002.

  •
  Management's Discussion and Analysis based on the restated annual and quarterly financial information.

  •
  restated quarterly financial data for 2005 to record the impact of these adjustments.

  •
  restatement of certain notes to the audited financial statements.

Audit Committee Review

        On February 9, 2007 the Audit Committee engaged a national law firm, which engaged a national public accounting firm (together, the "Audit Committee Team"), to perform an analysis of the Company's stock grant practices and related accounting for 1994 through 2006. The Audit Committee Team reviewed the available facts and circumstances surrounding stock option grants made during 1994-2006 within the review's scope. The Audit Committee Team spent thousands of person-hours searching more than one million physical and electronic documents and interviewed approximately 35 current and former directors, officers, employees, and advisors. Based upon this review, the Audit Committee Team, management and the Audit Committee determined that the Company's procedures

Aon Corporation 2006

relating to option grants caused incorrect measurement dates to be used for accounting purposes. The Audit Committee found that the practice of "delegated grants," as well as grants involving administrative errors, led to unrecognized compensation expense during the relevant period.

        Based on its review, the Audit Committee found no misconduct by current or former management or directors. The review did reveal a limited number of instances in which options were granted as of a prior date, for example, to honor employment or other previously made contractual commitments. In these cases, however, no evidence was found that the selection of grant dates was motivated by pricing considerations.

Delegated Grants and Administrative Errors

        Delegated Grants. Prior to 2001, the Organization and Compensation Committee of the Board of Directors authorized block grants of stock options that were to be allocated to the Company's operating units, and then further allocated to particular individuals. The final authority to award individual option awards to employees was delegated by the Committee to the Company's Chief Executive Officer, subject to the overall parameters set by the Committee. Concurrent with the authorization of the block grant, the Committee established a grant date, using either the date of the Committee meeting or by designating a specified future date. For purposes of establishing measurement dates for accounting purposes, the practice of using the grant date set by the Committee rather than the later dates at which the recipients and the number of options each recipient would receive was determined, resulted in incorrect measurement dates and, therefore, financial statement errors. The vast majority of option grants with incorrect measurement dates resulted from this practice of delegated grants.

        Administrative Errors. Other accounting errors occurred when, for example, during the awarding process, oral communication of certain stock option grants occurred in connection with employment agreements or other circumstances, but documents evidencing the required approval were not processed until later. For purposes of establishing measurement dates for accounting purposes, the practice of using the communication date rather then the later date at which the required approval was documented resulted in incorrect measurement dates and, therefore, financial statement errors.

        The block grant process for awarding options was substantially corrected after 2000. In addition, the Company has enhanced its internal controls over the stock option granting process and the determination of measurement dates. The Audit Committee Team examined grants made after 2000 and found only inconsequential accounting adjustments.

Cumulative Impact

        Expense relating to options is amortized over the vesting period. As a result, the errors identified affected expense from 1994 to 2006. The cumulative impact of the delegated grants and other administrative delays from 1994 to 2006 amounted to $66 million, pretax.

        The tax consequences of the incorrect measurement dates have also been computed and attributed to the years in which the errors arose.

Restatements Based on Additional Non-Cash Stock-Based Expense

        As a result of the findings of the Audit Committee Team, the Company has recorded additional non-cash stock-based compensation expense and related tax effects with regard to past stock option grants, and the Company is restating that impact.

Aon Corporation 2006

        Options granted subsequent to January 1, 1994 were remeasured on a grant-by-grant basis. The additional compensation expense caused by the remeasured grants is reflected in the periods covered by the restatement.

Incremental Impact

        Consistent with the accounting literature and SEC guidance, the grants during the relevant period were organized into categories based on grant type and process by which the grant date was determined. The Audit Committee Team analyzed the evidence related to each category of grants including, but not limited to, electronic and physical documents, document metadata, and interviews. Based on the relevant facts and circumstances, the Company applied the appropriate accounting standards to the best available evidence to determine, for every grant within each category, the proper measurement date. If the measurement date is not the originally assigned grant date, accounting adjustments were made as required, resulting in additional stock-based compensation expense and related tax effects.

        The incremental impact from recognizing stock compensation expense is as follows (in millions):

Years ended December 31	Pretax Expense	After tax Expense
1994	$—	$—
1995	—	—
1996	—	—
1997	1	1
1998	2	1
1999	2	1
2000	8	5
2001	15	10
2002	15	10
2003	14	9

	57	37
2004	4	3
2005	3	2
2006	2	1

Total	$66	$43

        All options granted in prior years were evaluated and, with respect to approximately 85% of the grants, revised measurement dates were derived based upon contemporaneous written evidence of approval. For the remainder, system entry date information was used to determine the measurement date. Absent better approval date information, the system entry date represented the latest date when the terms of the options to individual recipients were known with finality and provided a reasonable and reliable measurement date. Of the cumulative $43 million adjustment, approximately $7 million was attributable to use of the system entry date. Although the system entry date may have been subsequent to the actual approval date for some grants, based on the assessment of the processes in place and a sensitivity analysis of the potential price variance, the impact of any alternative revised measurement dates would be immaterial, cumulatively or in any restated period.

        Refer to Note 2 to our audited financial statements, "Restatement of Consolidated Financial Statements", which begins on page A-64, for the full impact of the restated periods on the financial statements and related footnotes in this document and previous periodic filings.

Aon Corporation 2006

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This report contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, our ability to execute the stock repurchase program, our ability to obtain regulatory or legislative changes to permit continuous sales of our supplemental Medicare health product, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors and federal regulators, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions, the impact of the analyses of practices relating to stock options, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.

Aon Corporation 2006

CONSOLIDATED STATEMENTS OF INCOME

(millions, except per share data)	Years ended December 31	2006	2005	2004

			As Restated (1)	As Restated (1)

	REVENUE
	Commissions and fees	$6,677	$6,466	$6,591
	Premiums and other	1,918	1,759	1,742
	Investment income	359	271	274

	Total revenue	8,954	8,496	8,607

	EXPENSES
	General expenses	6,523	6,346	6,339
	Benefits to policyholders	1,142	952	940
	Depreciation and amortization	237	260	279
	Interest expense	129	125	136
	Provision for New York and other state settlements	3	5	180

	Total expenses	8,034	7,688	7,874

	INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAX AND ACCOUNTING CHANGE	920	808	733
	Provision for income tax	294	240	249

	INCOME FROM CONTINUING OPERATIONS	626	568	484
	INCOME FROM DISCONTINUED OPERATIONS	162	384	100
	Provision for income tax	69	217	41

	INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	93	167	59

	INCOME BEFORE ACCOUNTING CHANGE	719	735	543
	Cumulative effect of change in accounting principle, net of tax	1	—	—

	NET INCOME	$720	$735	$543

	NET INCOME AVAILABLE FOR COMMON STOCKHOLDERS	$720	$733	$540

	BASIC NET INCOME PER SHARE:
	Continuing operations	$1.98	$1.75	$1.51
	Discontinued operations	0.29	0.52	0.18
	Cumulative effect of change in accounting principle	—	—	—

	Net income	$2.27	$2.27	$1.69
	DILUTED NET INCOME PER SHARE:
	Continuing operations	$1.86	$1.68	$1.45
	Discontinued operations	0.27	0.49	0.18
	Cumulative effect of change in accounting principle	—	—	—

	Net income	$2.13	$2.17	$1.63

	CASH DIVIDENDS PER SHARE PAID ON COMMON STOCK	$0.60	$0.60	$0.60

	DILUTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	342.1	341.5	336.6

(1)
See Note 2 "Restatement of Consolidated Financial Statements"

See accompanying notes to consolidated financial statements.

Aon Corporation 2006

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(millions)	As of December 31	2006	2005

			As Restated (1)
	ASSETS
	INVESTMENTS
	Fixed maturities at fair value	$2,790	$2,652
	Equity securities at fair value	62	40
	Short-term investments	4,323	3,871
	Other investments	400	495

	Total investments	7,575	7,058
	CASH	281	476
	RECEIVABLES
	Insurance brokerage and consulting services	8,707	8,039
	Other receivables	325	1,096

	Total receivables	9,032	9,135
	CURRENT INCOME TAXES	216	148
	DEFERRED INCOME TAXES	627	498
	DEFERRED POLICY ACQUISITION COSTS	541	498
	GOODWILL	4,532	4,142
	OTHER INTANGIBLE ASSETS	147	111
	PROPERTY AND EQUIPMENT, NET	504	505
	ASSETS HELD FOR SALE	—	4,218
	OTHER ASSETS	863	1,043

	TOTAL ASSETS	$24,318	$27,832

(1)
See Note 2 "Restatement of Consolidated Financial Statements"

See accompanying notes to consolidated financial statements.

Aon Corporation 2006

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(millions)	As of December 31	2006	2005

			As Restated (1)
LIABILITIES AND STOCKHOLDERS' EQUITY
INSURANCE PREMIUMS PAYABLE		$9,704	$9,380
POLICY LIABILITIES
	Future policy benefits	1,784	1,671
	Policy and contract claims	656	1,450
	Unearned and advance premiums	384	359
	Other policyholder funds	25	21

	Total policy liabilities	2,849	3,501
GENERAL LIABILITIES
	General expenses	1,949	1,629
	Short-term borrowings	42	7
	Notes payable	2,243	2,105
	Pension, post employment and post retirement liabilities	1,465	1,497
	Liabilities held for sale	—	3,524
	Other liabilities	848	872

	TOTAL LIABILITIES	19,100	22,515
STOCKHOLDERS' EQUITY
	Common stock — $1 par value
	Authorized: 750 shares; issued	347	344
	Additional paid-in capital	2,583	2,405
	Accumulated other comprehensive loss	(1,010)	(1,155)
	Retained earnings	4,992	4,531
	Treasury stock at cost (shares: 2006 — 47.3; 2005 — 23.0)	(1,694)	(808)

	TOTAL STOCKHOLDERS' EQUITY	5,218	5,317

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$24,318	$27,832

(1)
See Note 2 "Restatement of Consolidated Financial Statements"

See accompanying notes to consolidated financial statements.

Aon Corporation 2006

CONSOLIDATED STATEMENTS OF CASH FLOWS

(millions)	Years ended December 31	2006	2005	2004

			As restated (1)	As restated (1)
	CASH FLOWS FROM OPERATING ACTIVITIES
	Net income	$720	$735	$543
	Adjustments to reconcile net income to cash provided by operating activities
	(Gain)/loss from disposal of operations	(46)	(240)	8
	Depreciation and amortization of property, equipment and software	201	227	253
	Stock compensation expense	153	72	48
	Amortization of intangible assets	43	50	56
	Valuation changes on investments, income (loss) on disposals and net bond amortization	(21)	5	(65)
	Income taxes	(173)	148	(123)
	Contributions to major defined benefit pension plans (in excess of) less than expense	55	(221)	45
	Expense in excess of cash paid for 2005 restructuring plan	14	118	—
	Provision for New York and other state settlements	(72)	(71)	180
	Change in funds held on behalf of brokerage and consulting clients	(150)	—	(50)
	Change in insurance underwriting assets and liabilities
	Operating receivables	(266)	27	(55)
	Other assets including prepaid premiums	(134)	(19)	55
	Deferred policy acquisition costs	32	(72)	(85)
	Policy liabilities	587	192	343
	Other liabilities	181	32	20
	Change in other assets and liabilities
	Net receivables	(289)	(34)	17
	Other assets including prepaid premiums	76	(54)	125
	General expenses	169	107	58
	Other liabilities	(112)	(116)	(189)

	CASH PROVIDED BY OPERATING ACTIVITIES	968	886	1,184

	CASH FLOWS FROM INVESTING ACTIVITIES
	Sale of investments
	Fixed maturities
	Maturities	223	232	184
	Calls and prepayments	192	234	131
	Sales	1,455	2,053	1,167
	Equity securities	4	11	8
	Other investments	33	18	454
	Purchase of investments
	Fixed maturities	(1,970)	(3,408)	(2,102)
	Equity securities	(30)	(14)	(4)
	Other investments	(19)	(10)	(64)
	Short-term investments — net	(470)	(42)	(670)
	Acquisition of subsidiaries	(138)	(81)	(80)
	Proceeds from sale of operations	682	364	133
	Property and equipment and other — net	(152)	(126)	(80)

	CASH USED BY INVESTING ACTIVITIES	(190)	(769)	(923)

	CASH FLOWS FROM FINANCING ACTIVITIES
	Issuance of common stock	50	76	23
	Preferred stock redemption	—	(50)	—
	Treasury stock transactions — net	(966)	(25)	—
	Issuances (repayments) of short-term borrowings — net	34	5	(49)
	Issuance of long-term debt	567	569	323
	Repayment of long-term debt	(460)	(586)	(320)
	Interest sensitive, annuity and investment-type contracts — withdrawals	—	—	(51)
	Cash dividends to stockholders	(189)	(193)	(192)

	CASH USED BY FINANCING ACTIVITIES	(964)	(204)	(266)

	EFFECT OF EXCHANGE RATE CHANGES ON CASH	(9)	(7)	35

	INCREASE (DECREASE) IN CASH	(195)	(94)	30
	CASH AT BEGINNING OF YEAR	476	570	540

	CASH AT END OF YEAR	$281	$476	$570

(1)
See Note 2 "Restatement of Consolidated Financial Statements"

See accompanying notes to consolidated financial statements.

Aon Corporation 2006

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(millions)	Years Ended December 31	2006	2005	2004

			As restated (1)	As restated (1)
	Common Stock Balance at January 1	$344	$339	$336
	Issued for employee benefit plans	3	5	3

	Balance at December 31	347	344	339

	Additional Paid-in Capital Balance at January 1	2,405	2,254	2,128
	Adjustment to beginning balance			54

	Beginning balance, as restated			2,182
	Business combinations	—	5	4
	Employee benefit plans	178	146	68

	Balance at December 31	2,583	2,405	2,254

	Accumulated Other Comprehensive Income (Loss) Balance at January 1	(1,155)	(681)	(861)
	Net derivative gains (losses)	26	(51)	(10)
	Net unrealized investment gains (losses)	21	(10)	42
	Net foreign exchange translation	237	(240)	146
	Net additional minimum pension liability adjustment	210	(173)	2

	Other comprehensive income (loss)	494	(474)	180
	Adjustment to initially apply FASB Statement No. 158, net of tax	(349)	—	—

	Balance at December 31	(1,010)	(1,155)	(681)

	Retained Earnings Balance at January 1	4,531	3,991	3,679
	Adjustment to beginning balance			(37)

	Beginning balance, as restated			3,642
	Net income	720	735	543
	Dividends to stockholders	(189)	(194)	(193)
	Loss on treasury stock reissued	(36)	—	(1)
	Adjustment to initially apply FASB Statement No. 158, net of tax	(33)	—	—
	Other	(1)	(1)	—

	Balance at December 31	4,992	4,531	3,991

	Treasury Stock Balance at January 1	(808)	(783)	(784)
	Cost of shares acquired	(1,048)	(25)	—
	Shares reissued at average cost	162	—	1

	Balance at December 31	(1,694)	(808)	(783)

	Stockholders' Equity at December 31	$5,218	$5,317	$5,120

	Comprehensive Income
	Net income	$720	$735	$543
	Other comprehensive income (loss)	494	(474)	180

	Comprehensive income	$1,214	$261	$723

(1)
See Note 2 "Restatement of Consolidated Financial Statements"

See accompanying notes to consolidated financial statements.

Aon Corporation 2006

1.     Summary of Significant Accounting Principles and Practices

Principles of Consolidation

        The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The consolidated financial statements include the accounts of Aon Corporation and its majority-owned subsidiaries ("Aon" or the "Company"), excluding special-purpose entities ("SPEs") considered variable interest entities ("VIEs") for which Aon is not the primary beneficiary. All material intercompany accounts and transactions have been eliminated.

        The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from the amounts reported.

Segment Reporting

        Aon classifies its businesses into three operating segments: Risk and Insurance Brokerage Services, Consulting and Insurance Underwriting. Unallocated income and expense, when combined with the operating segments and after the elimination of intersegment revenues, totals to the amounts included in the consolidated financial statements.

Revenue Recognition

        Revenue is recognized when all elements of revenue recognition exist as defined in Staff Accounting Bulletin No. 104. Those elements are (1) persuasive evidence of an agreement with the client; (2) a fixed and determinable price for services; (3) those services have been rendered; and (4) collectibility is reasonably assured.

Commissions and Fees

        Commission revenue is primarily recognized at the later of the billing or the effective date of the related insurance policy, net of an allowance for estimated policy cancellations. The allowance is based on an evaluation of the relevant historical data. Where all of the elements of revenue recognition have been met, but processing has not yet occurred in the billing system due to timing, an accrual is recorded based on analysis of the specific transactions. For policies that are billed in installments, revenue is recognized when Aon has sufficient information to estimate the amounts. When insurance underwriters directly bill clients, Aon's revenue is recognized when the cash is received or amounts due to Aon become determinable. Commissions on premium adjustments are recognized as they occur.

        Fees for claims and consulting services are recognized when the services are rendered. For some clients, Aon has outsourcing arrangements that are spread over multiple years. Revenues received from these arrangements are recorded on a gross basis, inclusive of amounts ultimately passed through to subcontractors, as long as Aon maintains the performance obligation, and are recorded ratably over the life of the contract.

Premium Revenue

        For accident and health products, premiums are reported as earned in proportion to insurance protection provided over the period covered by the policies. For life products, premiums are recognized as revenue when due.

Aon Corporation 2006

Reinsurance

        Reinsurance premiums, commissions and expense reimbursements on reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums and benefits to policyholders ceded to other companies have been reported as a reduction of premium revenue and benefits to policyholders. Reinsurance receivables and prepaid reinsurance premium amounts are reported as assets.

Income Taxes

        Deferred income taxes are provided for the effect of temporary differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that are currently in effect. Valuation allowances are recorded to reduce the net deferred tax assets to an amount that is more likely than not realizable.

Income Per Share

        Basic net income per share is computed by dividing net income available for common stockholders by the weighted-average number of common shares outstanding. Net income available for common stockholders is net of all preferred stock dividends. Diluted net income per share is computed by dividing net income available for common stockholders by the weighted-average number of common shares outstanding, plus the dilutive effect of stock options and awards. The dilutive effect of stock options and awards is calculated under the treasury stock method using the average market price for the period. Certain common stock equivalents related to options were not included in the computation of diluted income per share because those options' exercise price was greater than the average market price of the common shares. The number of options excluded from the calculation was 8 million in 2006, 18 million in 2005 and 20 million in 2004. Aon includes in its diluted net income per share computation the impact of any contingently convertible instruments regardless of whether the market price trigger has been met. Aon's 3.5% convertible debt securities, issued in November 2002, may be converted into a maximum of 14 million shares of Aon common stock and these shares have been included in the computation of diluted net income per share (see Note 8 for further information).

Aon Corporation 2006

        Income per share is calculated as follows:

(millions, except per share data)	2006	2005	2004

		As Restated (1)	As Restated (1)
Income from continuing operations	$626	$568	$484
Income from discontinued operations, net of tax	93	167	59
Cumulative effect of a change in accounting principle, net of tax	1	—	—

Net income	720	735	543
Preferred stock dividends	—	(2)	(3)

Net income for basic per share calculation	720	733	540
Interest expense on convertible debt securities, net of tax	7	7	7

Net income for diluted per share calculation	$727	$740	$547

Basic shares outstanding	317	322	320
Effect of convertible debt securities	14	14	14
Common stock equivalents	11	5	3

Diluted potential common shares	342	341	337

Basic net income per share:
Income from continuing operations	$1.98	$1.75	$1.51
Discontinued operations	0.29	0.52	0.18
Cumulative effect of a change in accounting principle, net of tax	—	—	—

Net income	$2.27	$2.27	$1.69

Diluted net income per share:
Income from continuing operations	$1.86	$1.68	$1.45
Discontinued operations	0.27	0.49	0.18
Cumulative effect of a change in accounting principle, net of tax	—	—	—

Net income	$2.13	$2.17	$1.63

(1)
See Note 2, "Restatement of Consolidated Financial Statements".

Change in Accounting Principles

Stock Compensation Plans

        Prior to 2006, Aon was subject to Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations in accounting for its stock-based compensation plans. Under APB No. 25, no compensation expense was recognized for stock options when the exercise price of the options equaled the market price of the stock at the date of grant. Compensation expense was recognized on a straight-line basis over the vesting period for stock awards based on the market price at the date of the award, and for options with an exercise price less than the market price at the date of grant based on the intrinsic value at the date of grant.

        On January 1, 2006, Aon adopted FASB Statement No. 123 (revised 2004), Share-Based Payment ("Statement No. 123(R)"), which requires the measurement and recognition of compensation expense

Aon Corporation 2006

for all share-based payments to employees including grants of employee stock options and awards as well as employee stock purchases related to the Employee Stock Purchase Plan, based on estimated fair value. Aon adopted Statement No. 123 (R) using the modified prospective transition method. The Company's consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of Statement No. 123(R). In accordance with the modified prospective transition method, the Company's consolidated financial statements for prior periods have not been restated for the adoption of Statement No. 123(R).

        Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in Aon's consolidated statements of income for the year ended December 31, 2006 includes compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of Statement No. 123, and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of Statement No. 123(R). Because stock-based compensation expense recognized is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Statement No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The adoption of Statement No. 123(R) resulted in recording the cumulative effect of an accounting change as of January 1, 2006 of $1 million, net of tax, due to the requirement to adjust compensation recognized through that date on restricted stock units (RSUs) to reflect forfeitures on an estimated method rather than the previous method, as they occurred. See Note 13 for further discussion of the effect of adopting Statement No. 123(R) on the Company's consolidated financial statements.

        Upon adoption of Statement No. 123(R), Aon also changed its method of valuation for stock options granted beginning in 2006 to a lattice-binomial option-pricing model from the Black-Scholes option-pricing model, which was previously used for Aon's pro forma information required under Statement No. 123. Lattice-based option valuation models utilize a range of assumptions over the expected term of the options. Expected volatilities are based on the average of the historical volatility of Aon's stock price and the implied volatility of traded options on Aon's stock. Aon uses historical data to estimate option exercise and employee terminations within the valuation model, stratifying between executive and key employees. The expected dividend yield assumption is based on the Company's historical and expected dividend rate. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Pensions and Other Postretirement Plans

        In September 2006, the FASB issued FASB Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106, and 132(R). Statement No. 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, "postretirement benefit plans") to recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position, and provide additional disclosures. On December 31, 2006, the Company adopted the provisions of Statement No. 158. The effect of adopting Statement No. 158 on the Company's financial condition at December 31, 2006 has been included in the accompanying 2006 consolidated financial statements. Adoption of the measurement date provisions of Statement No. 158 resulted in the Company changing the measurement date of its U.S. plans (previously November 30) and U.K. plans (previously

Aon Corporation 2006

September 30) to December 31. Retrospective application of the provisions of Statement No. 158 to prior periods is not permitted. See Note 12 for further discussion of the effect of adopting Statement No. 158 on the Company's consolidated financial statements.

Investments

        Short-term investments include certificates of deposit, money market funds and highly liquid debt instruments purchased with maturities of up to one year and are carried at amortized cost, which approximates fair value.

        Fixed-maturity securities are available for sale and are carried at fair value. The amortized cost of fixed maturities is adjusted for amortization of premiums and the accretion of discounts to maturity, which are included in investment income.

        Marketable equity securities that are held directly by Aon are carried at fair value.

        Policy loans are generally carried at cost or unpaid principal balance.

        Private equity investments are generally carried at cost, which the Company believes approximates fair value, except where Aon has significant influence, in which case they are carried using the equity method of accounting.

        Unrealized gains and losses on fixed maturities and marketable equity securities are excluded from income and are recorded directly in stockholders' equity as accumulated other comprehensive income or loss, net of deferred income taxes.

        Endurance common stock and warrants — In 2001, Aon invested $227 million in Endurance Specialty Holdings, Ltd. ("Endurance"), a Bermuda-based insurance and reinsurance company. During 2004, Aon sold virtually all of its common stock investment in Endurance, which resulted in a pretax gain of $48 million. In 2005, Aon sold its remaining common stock investment in Endurance, resulting in a pretax gain of $1 million.

        In conjunction with the initial common stock investment, Aon also received 4.1 million stock purchase warrants, which allowed Aon to purchase additional Endurance common stock through December 2011. These warrants met the definition of a derivative, which required them to be recorded in the financial statements at fair value, with changes in fair value recognized in earnings on a current basis. On March 31, 2006, Aon contributed all of the Endurance warrants to its U.K. pension plans. The warrants had a fair value of approximately $73 million and $90 million at March 31, 2006 and December 31, 2005, respectively. The change in the fair value during the period was included in income and was a decrease of $17 million in 2006 and an increase of $10 million in 2005. There was no net change in value during 2004.

        Limited partnership investments are carried using the equity method of accounting. Certain of the limited partnerships in which Aon invests have holdings in publicly-traded equity securities. Changes in market value of these indirectly-held equity securities flow through the limited partnerships' financial statements. Aon's proportionate share of these valuation changes is included in unallocated income.

        General — Income or loss on the disposal of investments is calculated using the amortized cost of the security sold and is reported as income in the consolidated statements of income.

Aon Corporation 2006

        Declines in the fair value of investments below cost are evaluated for other-than-temporary impairment losses on a quarterly basis. Impairment losses for declines in the value of investments attributable to issuer-specific events are determined based upon all relevant facts and circumstances for each investment and are recognized when appropriate in accordance with Staff Accounting Bulletin (SAB) 59, FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities and related guidance. For fixed-maturity investments with unrealized losses due to market conditions or industry-related events where Aon has the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery or to maturity, declines in value below cost are considered to be temporary.

        Reserves for certain other investments are established based on an evaluation of the respective investment portfolio and current economic conditions. Write-downs and changes in reserves are included in investment income in the consolidated statements of income. In general, Aon ceases to accrue investment income when interest or dividend payments are in arrears.

        Accounting policies relating to derivative financial instruments are discussed in Note 14.

Cash

        Cash includes cash balances and investments with initial maturities of three months or less.

        Aon maintained premium trust bank accounts for premiums collected from insureds but not yet remitted to insurance companies of $2.9 billion at both December 31, 2006 and 2005. These funds and a corresponding liability are included in short-term investments and insurance premiums payable, respectively, in the accompanying consolidated statements of financial position.

Allowance for Doubtful Accounts

        Aon's policy for estimating allowances for doubtful accounts with respect to receivables is to record an allowance based on a historical evaluation of write-offs, aging of balances and other qualitative and quantitative analyses. Total receivables included an allowance for doubtful accounts of $93 million and $85 million at December 31, 2006 and 2005, respectively.

Deferred Policy Acquisition Costs

        Costs of acquiring new and renewal insurance underwriting business, principally the excess of first year commissions over renewal commissions, and underwriting and sales expenses that vary with and are primarily related to, the production of new business, are deferred and reported as assets. For long-duration life and health products, amortization of deferred policy acquisition costs is related to and based on, the expected premium revenues of the policies. In general, amortization is adjusted to reflect current withdrawal experience. Expected premium revenues are estimated by using the same assumptions used in estimating future policy benefits. For short-duration health insurance, costs of acquiring and renewing business are deferred and amortized as the related premiums are earned.

Property and Equipment

        Property and equipment is stated at cost, less accumulated depreciation. Depreciation is generally calculated using the straight-line method over estimated useful lives. Included in this category is internal use software, which is software that is acquired, internally developed or modified solely to meet internal needs, with no plan to market externally. Costs related to directly obtaining, developing or upgrading internal use software are capitalized. These costs are generally amortized using the

Aon Corporation 2006

straight-line method over a range principally between 3 to 7 years. The weighted-average original life of Aon's software at December 31, 2006 is 4.7 years.

        The components of net property and equipment are as follows:

(millions) As of December 31	2006	2005

Software	$609	$541
Leasehold improvements	402	353
Furniture, fixtures and equipment	352	333
Computer equipment	281	268
Land and buildings	127	127
Automobiles	27	24

	1,798	1,646
Less: Accumulated depreciation	1,294	1,141

Property and equipment, net	$504	$505

        Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $196 million, $219 million and $243 million, respectively.

Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate fair values of financial instruments:

        Cash and cash equivalents, including short-term investments:    Carrying amounts approximate fair value.

        Fixed-maturity and equity securities:    Fair value is based on quoted market prices or, if they are not actively traded, on estimated values obtained from independent pricing services.

        Derivative financial instruments:    Fair value is based on quoted prices for exchange-traded instruments or the cost to terminate or offset with other contracts.

        Other investments are comprised of Aon's investment in policy loans, private equity investments and limited partnerships.

          Policy loans:    Fair value is estimated using discounted cash flow analysis, using interest rates currently being offered for similar loans to borrowers with similar credit ratings.

          Private equity investments and limited partnerships:    Carrying amounts approximate fair value, as it is generally not practical to estimate fair value without incurring excessive costs.

        Deposit-type contracts:    Fair value is estimated using discounted cash flow calculations based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

        Notes payable:    Fair value is based on quoted market prices for the publicly-traded portion and on estimates using discounted cash flow analyses based on current borrowing rates for similar types of borrowing arrangements for the nonpublicly-traded portion.

Aon Corporation 2006

Future Policy Benefits, Policy and Contract Claims, and Unearned Premiums

        Future policy benefit liabilities on life, accident and health products have been provided on the net level premium method. The liabilities are calculated based on assumptions as to investment yield, mortality, morbidity and withdrawal rates that were determined at the date of issue and provide for possible adverse deviations. Interest assumptions have been graded and range from 2% to 6% at December 31, 2006. The interest assumption used on most current issues is a level 4%. Withdrawal assumptions are based principally on insurance subsidiaries' experience and vary by plan, year of issue and duration.

        Policy and contract claim liabilities represent estimates for reported claims, as well as provisions for losses incurred but not yet reported. These claim liabilities are based on historical experience and are estimates of the ultimate amount to be paid when the claims are settled. The estimates are subject to the effects of trends in claim severity and frequency. The process of estimating and establishing policy and contract liabilities is inherently uncertain and the actual ultimate cost of a claim may vary materially from the estimated amount reserved. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

        Unearned premiums and contract fees generally are calculated using the pro rata method based on gross premiums. However, in the case of disability products, the unearned premiums are calculated such that the premiums are earned over the period of risk in a reasonable relationship to anticipated claims. The Company considers anticipated investment income in determining whether a premium deficiency exists.

Foreign Currency Translation

        Foreign revenues and expenses are translated at average exchange rates. Foreign assets and liabilities are translated at year-end exchange rates. Net foreign exchange gains and losses on translation are reported in stockholders' equity, in accumulated other comprehensive income or loss ("OCI"), net of applicable deferred income taxes.

New Accounting Pronouncements

        In July 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes which are recognized in a company's financial statements in accordance with Statement No. 109. FIN 48 prescribes recognition and measurement provisions for a tax position taken, or expected to be taken, in a company's tax return. We are required to adopt FIN 48 in first quarter 2007 and are evaluating the impact FIN 48 will have, if any, on our consolidated financial statements.

Aon Corporation 2006

2.     Restatement of Consolidated Financial Statements

        In accordance with FASB Statement No. 154, Accounting Changes and Error Corrections, the consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004 and the consolidated statement of financial position as of December 31, 2005 have been restated for certain errors made in the measurement of stock-based compensation expense.

Delegated Grants and Administrative Errors

        Delegated Grants.    Prior to 2001, the Organization and Compensation Committee of the Board of Directors authorized block grants of stock options that were to be allocated to the Company's operating units, and then further allocated to particular individuals. The final authority to award individual option awards to employees was delegated by the Committee to the Company's Chief Executive Officer, subject to the overall parameters set by the Committee. Concurrent with the authorization of the block grant, the Committee established a grant date, using either the date of the Committee meeting or by designating a specified future date. For purposes of establishing measurement dates for accounting purposes, the practice of using the grant date set by the Committee rather than the later dates at which the recipients and the number of options each recipient would receive was determined, resulted in incorrect measurement dates and, therefore, financial statement errors. The vast majority of option grants with incorrect measurement dates resulted from this practice of delegated grants.

        Administrative Errors.    Other accounting errors occurred when, for example, during the awarding process, oral communication of certain stock option grants occurred in connection with employment agreements or other circumstances, but documents evidencing the required approval were not processed until later. For purposes of establishing measurement dates for accounting purposes, the practice of using the communication date rather than the later date at which the required approval was documented resulted in incorrect measurement dates and, therefore, financial statement errors.

        The incremental impact from recognizing stock compensation expense is as follows (in millions):

Years ended December 31	Pretax Expense	After-tax Expense

1994	$—	$—
1995	—	—
1996	—	—
1997	1	1
1998	2	1
1999	2	1
2000	8	5
2001	15	10
2002	15	10
2003	14	9

	57	37
2004	4	3
2005	3	2
2006	2	1

Total	$66	$43

Aon Corporation 2006

        The consolidated statements of income for 2005 and 2004 have been restated to reflect the adjustment. As discussed in Note 6, in 2006 Aon reclassified certain businesses to discontinued operations. The following tables include the effect of these reclassifications. The reconciliation of the as reported, adjustments, as restated, reclassifications and as presented in 2006 consolidated statements of income for 2005 and 2004 (in millions except per share data) follow:

Consolidated Statements of Income — 2005

	As Reported	Adjustments	As Restated	Reclassifications	As Presented

Revenue
Commissions and fees	$6,646	$—	$6,646	$(180)	$6,466
Premiums and other	2,848	—	2,848	(1,089)	1,759
Investment income	343	—	343	(72)	271

Total revenue	9,837	—	9,837	(1,341)	8,496

Expenses
General expenses	6,914	3	6,917	(571)	6,346
Benefits to policyholders	1,551	—	1,551	(599)	952
Depreciation and amortization	277	—	277	(17)	260
Interest expense	125	—	125	—	125
Provision for NewYork and other state settlements	5	—	5	—	5

Total expenses	8,872	3	8,875	(1,187)	7,688

Income from Continuing Operations Before Provision for Income Taxes	965	(3)	962	(154)	808
Provision for income tax	323	(1)	322	(82)	240

Income from Continuing Operations	642	(2)	640	(72)	568
Income from Discontinued Operations	230	—	230	154	384
Provision for income tax	135	—	135	82	217

Income from Discontinued Operations, net of tax	95	—	95	72	167

Net Income	$737	$(2)	$735	$—	$735

Net Income Available for Common Stockholders	$735	$(2)	$733	$—	$733

Basic Net Income per Share:
Continuing operations	$1.99	$(0.01)	$1.98	$(0.23)	$1.75
Discontinued operations	0.29	—	0.29	0.23	0.52

Net income	$2.28	$(0.01)	$2.27	$—	$2.27
Diluted Net Income per Share:
Continuing operations	$1.89	$—	$1.89	$(0.21)	$1.68
Discontinued operations	0.28	—	0.28	0.21	0.49

Net income	$2.17	$—	$2.17	$—	$2.17

Aon Corporation 2006

Consolidated Statements of Income — 2004

	As Reported	Adjustments	As Restated	Reclassifications	As Presented

Revenue
Commissions and fees	$6,822	$—	$6,822	$(231)	$6,591
Premiums and other	2,788	—	2,788	(1,046)	1,742
Investment income	321	—	321	(47)	274

Total revenue	9,931	—	9,931	(1,324)	8,607

Expenses
General expenses	6,969	4	6,973	(634)	6,339
Benefits to policyholders	1,516	—	1,516	(576)	940
Depreciation and amortization	303	—	303	(24)	279
Interest expense	136	—	136	—	136
Provision for NewYork and other state settlements	180	—	180	—	180

Total expenses	9,104	4	9,108	(1,234)	7,874

Income from Continuing Operations Before Provision for Income Taxes	827	(4)	823	(90)	733
Provision for income tax	282	(1)	281	(32)	249

Income from Continuing Operations	545	(3)	542	(58)	484
Income from Discontinued Operations	10	—	10	90	100
Provision for income tax	9	—	9	32	41

Income from Discontinued Operations, net of tax	1	—	1	58	59

Net Income	$546	$(3)	$543	$—	$543

Net Income Available for Common Stockholders	$543	$(3)	$540	$—	$540

Basic Net Income per Share:
Continuing operations	$1.70	$(0.01)	$1.69	$(0.18)	$1.51
Discontinued operations	—	—	—	0.18	0.18

Net income	$1.70	$(0.01)	$1.69	$—	$1.69
Diluted Net Income per Share:
Continuing operations	$1.63	$—	$1.63	$(0.18)	$1.45
Discontinued operations	—	—	—	0.18	0.18

Net income	$1.63	$—	$1.63	$—	$1.63

Aon Corporation 2006

        The cumulative impact of additional stock-based compensation, net of tax, is reflected in the December 31, 2005 statement of financial position. The reconciliation of the as reported, adjustments, as restated, reclassifications and as presented in 2006 consolidated statement of financial position for 2005 is as follows:

Consolidated Statement of Financial Position — 2005

(millions)	As Reported	Adjustments	As Restated	Reclassifcations	As Presented

Assets
Investments
Fixed maturities at fair value	$4,218	$—	$4,218	$(1,566)	$2,652
Equity securities at fair value	40	—	40	—	40
Short-term investments	4,291	—	4,291	(420)	3,871
Other investments	515	—	515	(20)	495

Total investments	9,064	—	9,064	(2,006)	7,058
Cash	476	—	476	—	476
Receivables
Insurance brokerage and consulting services	8,072	—	8,072	(33)	8,039
Other receivables	1,625	—	1,625	(529)	1,096

Total Receivables	9,697	—	9,697	(562)	9,135
Current Income Taxes	148	—	148	—	148
Deferred Income Taxes	533	14	547	(49)	498
Deferred Policy Acquisition Costs	1,186	—	1,186	(688)	498
Goodwill	4,391	—	4,391	(249)	4,142
Other Intangible Assets	115	—	115	(4)	111
Property and Equipment, net	537	—	537	(32)	505
Assets Held for Sale	—	—	—	4,218	4,218
Other Assets	1,671	—	1,671	(628)	1,043

Total Assets	$27,818	$14	$27,832	$—	$27,832

Liabilities and Stockholders' Equity
Insurance Premiums Payable	$9,427	$—	$9,427	$(47)	$9,380
Policy Liabilities
Future policy benefits	1,671	—	1,671	—	1,671
Policy and contract claims	1,827	—	1,827	(377)	1,450
Unearned and advance premiums	2,989	—	2,989	(2,630)	359
Other policyholder funds	21	—	21	—	21

Total policy liabilities	6,508	—	6,508	(3,007)	3,501
General Liabilities
General expenses	1,661	—	1,661	(32)	1,629
Short-term borrowings	7	—	7	—	7
Notes payable	2,105	—	2,105	—	2,105
Pension, post employment and post retirement liabilities	1,497	—	1,497	—	1,497
Liabilities held for sale	—	—	—	3,524	3,524
Other liabilities	1,310	—	1,310	(438)	872

Total Liabilities	22,515	—	22,515	—	22,515
Stockholders' Equity
Common stock — $1 par value Authorized: 750 shares; issued	344	—	344	—	344
Additional paid-in capital	2,349	56	2,405	—	2,405
Accumulated other comprehensive loss	(1,155)	—	(1,155)	—	(1,155)
Retained earnings	4,573	(42)	4,531	—	4,531
Treasury stock at cost (shares: 2005 — 23.0)	(808)	—	(808)	—	(808)

Total Stockholders' Equity	5,303	14	5,317	—	5,317

Total Liabilities and Stockholders' Equity	$27,818	$14	$27,832	$—	$27,832

Aon Corporation 2006

        The consolidated statements of cash flows have been restated to reflect the non-cash expense and related tax impacts reflected in the statements of income for 2005 and 2004. A summary reconciliation of the as reported, adjustments, and as restated statements of cash flow follow:

Consolidated Statements of Cash Flows

(millions) Year ended December 31	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Cash Flows Provided From Operating Activities As Reported	$886	$1,184
Line items being restated — Increase (decrease)
Net income	(2)	(3)
Stock compensation expense	3	4
Income taxes	(1)	(1)

Cash Flows From Operating Activities as Restated	$886	$1,184

        Note 13, "Stock Compensation Plans" reflects the adjustments to pro forma stock compensation expense for 2005 and 2004, as required by Statement No. 123(R). The reconciliation of the as reported, adjustments, and as restated disclosure for 2005 and 2004 follows:

	Year ended December 31, 2005			Year Ended December 31, 2004
(millions, except per shared data)	As Reported	Adjustments	As Restated	As Reported	Adjustments	As Restated

Net income	$737	$(2)	$735	$546	$(3)	$543
Add: Stock-based compensation expense included in reported net income, net of tax	45	2	47	29	3	32
Deduct: Stock-based compensation expense determined under fair value method for all awards and options, net of tax	(57)	(2)	(59)	(47)	(3)	(50)

Pro forma net income	$725	$(2)	$723	$528	$(3)	$525

Net income per share:
Basic
As reported	$2.28	$(0.01)	$2.27	$1.70	$(0.01)	$1.69
Pro forma	2.24	(0.01)	2.23	1.64	(0.01)	1.63
Diluted
As reported	$2.17	$—	$2.17	$1.63	$—	$1.63
Pro forma	2.14	—	2.14	1.58	—	1.58

Aon Corporation 2006

3.     Other Comprehensive Income (Loss)

        The components of other comprehensive income (loss) and the related tax effects are as follows:

(millions) Year ended December 31, 2006	Pretax	Income Tax (Expense) Benefit	Net of Tax

Net derivative gains arising during the year	$31	$(12)	$19
Reclassification adjustment	11	(4)	7

Net change in derivative gains	42	(16)	26
Unrealized gains arising during the year	10	(3)	7
Reclassification adjustment	19	(5)	14

Net change in unrealized investment gains	29	(8)	21
Net additional minimum pension liability	321	(111)	210
Net foreign exchange translation	238	(1)	237

Total other comprehensive income	$630	$(136)	$494

        In 2006, the pretax net additional minimum pension liability adjustment of $321 million included $28 million related to defined benefit pension plans in Canada and $7 million related to defined benefit pension plans in Germany.

(millions) Year ended December 31, 2005	Pretax	Income Tax (Expense) Benefit	Net of Tax

Net derivative losses arising during the year	$(20)	$8	$(12)
Reclassification adjustment	(64)	25	(39)

Net change in derivative losses	(84)	33	(51)
Unrealized holding losses arising during the year	(8)	3	(5)
Reclassification adjustment	(8)	3	(5)

Net change in unrealized investment losses	(16)	6	(10)
Net foreign exchange translation	(248)	8	(240)
Net additional minimum pension liability adjustment	(253)	80	(173)

Total other comprehensive loss	$(601)	$127	$(474)

Aon Corporation 2006

        In 2005, the pretax net additional minimum pension liability adjustment of $253 million included $19 million related to defined benefit pension plans in Canada and $4 million related to defined benefit plans in Germany.

(millions) Year ended December 31, 2004	Pretax	Income Tax (Expense) Benefit	Net of Tax

Net derivative gains arising during the year	$33	$(14)	$19
Reclassification adjustment	(48)	19	(29)

Net change in derivative losses	(15)	5	(10)
Unrealized holding gains arising during the year	70	(27)	43
Reclassification adjustment	(2)	1	(1)

Net change in unrealized investment gains	68	(26)	42
Net foreign exchange translation	197	(51)	146
Net additional minimum pension liability adjustment	(18)	20	2

Total other comprehensive income	$232	$(52)	$180

        In 2004, the pretax net additional minimum pension liability adjustment of $18 million included $17 million related to defined benefit pension plans in Canada and $38 million related to defined benefit plans in Germany.

        The components of accumulated other comprehensive loss, net of related tax, are as follows:

(millions) As of December 31	2006	2005	2004

Net derivative gains (losses)	$15	$(11)	$40
Net unrealized investment gains	73	52	62
Net foreign exchange translation	118	(119)	121
Postretirement plans	(1,216)	(1,077)	(904)

Accumulated other comprehensive loss	$(1,010)	$(1,155)	$(681)

Aon Corporation 2006

4.     Business Combinations

Acquisitions

        In 2006, 2005 and 2004, Aon completed several small acquisitions, primarily related to its insurance brokerage operations. The following table includes the aggregate amounts paid and intangible assets recorded as a result of the acquisitions.

(millions) Years ended December 31	2006	2005	2004

Amounts paid:
Cash	$138	$81	$80
Common stock	—	5	—

Total	$138	$86	$80

Intangible assets:
Goodwill	$122	$67	$70
Other intangible assets	66	39	30

Total	$188	$106	$100

        Internal funds, short-term borrowings and common stock financed the acquisitions.

        The results of operations of these acquisitions are included in the consolidated financial statements from the dates they were acquired. These acquisitions do not produce a materially different result than if they had been reported from the beginning of the period.

Aon Corporation 2006

5.     Restructuring Charges

2005 Restructuring Plan

        In 2005, the Company commenced a broad restructuring initiative that is expected to result in cumulative pretax charges totaling approximately $365 million, including workforce reductions, lease consolidation costs, asset impairments and other expenses necessary to implement the restructuring initiative. Costs related to the restructuring are included in general expenses and depreciation and amortization in the accompanying consolidated statements of income.

        The following is a summary of 2005 and 2006 restructuring and related expenses by type incurred and estimated to be incurred through the end of the restructuring initiative:

(millions)	Actual 2005	Actual 2006	Estimated Total

Workforce reduction	$116	$116	$245
Lease consolidation	20	27	66
Asset impairments	17	12	34
Other related expenses	5	12	20

Total restructuring and related expenses	$158	$167	$365

        The following is a summary of our restructuring and related expenses incurred and estimated to be incurred by segment through the end of the restructuring initiative:

(millions)	Actual 2005	Actual 2006	Estimated Total

Risk and Insurance Brokerage Services	$143	$136	$309
Consulting	8	20	35
Insurance Underwriting	3	8	13
Unallocated	4	3	8

Total restructuring and related expenses	$158	$167	$365

        The following table sets forth the activity related to the 2005 restructuring plan liabilities.

(millions)

Balance at January 1, 2005	$—
Expensed in 2005	141
Cash payments in 2005	(23)
Foreign currency revaluation	(2)

Balance at December 31, 2005	116
Expensed in 2006	155
Cash payments in 2006	(141)
Foreign currency revaluation	4

Balance at December 31, 2006	$134

        Included on the balance at December 31, 2006 was an accrual of $23 million for lease consolidation costs.

Aon Corporation 2006

Restructuring charges — prior plans

        In 1996 and 1997, Aon recorded restructuring liabilities as a result of the acquisition of Alexander & Alexander Services, Inc. ("A&A") and Bain Hogg. The remaining liability of $22 million is primarily for lease abandonments and is being paid out over a number of years, as planned.

        The following table sets forth the activity related to these liabilities:

(millions)

Balance at January 1, 2004	$40
Cash payments in 2004	(9)
Foreign currency revaluation	2

Balance December 31, 2004	33
Cash payments in 2005	(5)
Foreign currency revaluation	(2)

Balance at December 31, 2005	26
Cash payments in 2006	(6)
Foreign currency revaluation	2

Balance at December 31, 2006	$22

        Aon's unpaid liabilities are included in general expense liabilities in the consolidated statements of financial position.

Aon Corporation 2006

6.     Disposal of Operations

        In 2004, Aon sold Cambridge Integrated Services Group ("Cambridge"), its U.S. claims services business, which was included in the Risk and Insurance Brokerage Services segment, to Scandent Holdings Mauritius Limited ("SHM"), for $90 million in cash plus convertible preferred stock in SHM valued at $15 million.

        Because of Aon's convertible preferred stock holding and other factors, the results of Cambridge prior to the sale date and the pretax gain of $15 million on the sale of this business remained in income from continuing operations. Due to a book-tax basis difference resulting primarily from goodwill, a tax benefit of $26 million was recorded on the sale.

Discontinued Operations

        In 2006, Aon sold the following businesses:

  •
  Aon Warranty Group ("AWG") and its worldwide warranty and credit operations, which was previously included in the Insurance Underwriting segment. A pretax gain of $16 million was recognized on the sale.

  •
  Construction Program Group ("CPG"), a managing general underwriter whose policies were underwritten by Aon's property and casualty operation. Results of CPG were previously included in both the Risk and Insurance Brokerage Services and Insurance Underwriting segments. A pretax gain of $27 million was recognized on the sale.

  •
  A non-core Australian brokerage unit, which was previously included in the Risk and Insurance Brokerage Services segment. A pretax gain of $1 million was recognized on the sale.

        Aon reclassified the assets and liabilities of these businesses to assets held-for-sale and liabilities held-for-sale, respectively, in the December 31, 2005 consolidated statement of financial position. Goodwill was allocated to these businesses based on their estimated fair value compared to the fair value of the reporting units in which they were previously included.

        In 2005 Aon sold Swett & Crawford ("Swett"), its U.S.-based wholesale insurance brokerage unit. Previously, Swett was included in the Risk and Insurance Brokerage Services segment. The sale resulted in a pretax gain of $239 million.

        In 2004, Aon sold the following businesses, all of which were previously included in the Risk and Insurance Brokerage Services segment:

  •
  A small non-core U.S. brokerage unit, resulting in a pretax loss of $4 million on the revaluation of this business.

  •
  Its U.K. reinsurance brokerage runoff unit, resulting in a pretax gain of $1 million.

  •
  Its U.K. claims services businesses, resulting in a pretax loss of $24 million.

        Also in 2004, Aon sold a non-core Consulting subsidiary, resulting in a pretax gain of $4 million.

Aon Corporation 2006

A&A Discontinued Operations

        Prior to its acquisition by Aon, A&A discontinued its property and casualty insurance underwriting operations in 1985, some of which were then placed into runoff, with the remainder sold in 1987. In connection with those sales, A&A provided indemnities to the purchaser for various estimated and potential liabilities, including provisions to cover future losses attributable to insurance pooling arrangements, a stop-loss reinsurance agreement and actions or omissions by various underwriting agencies previously managed by an A&A subsidiary.

        As of December 31, 2006 and 2005, the liabilities associated with the foregoing indemnities were included in other liabilities in the consolidated statements of financial position. Such liabilities amounted to $81 million and $88 million, respectively. Reinsurance recoverables and other assets related to these liabilities are $94 million and $83 million, respectively. The remaining insurance liabilities represent estimates of known and future claims expected to be settled over the next 20 to 30 years, principally with regards to asbestos, pollution and other health exposures. Although these insurance liabilities represent a best estimate of the probable liabilities, adverse developments may occur given the nature of the information available and the variables inherent in the estimation processes. In 2006, an agreement was reached relating to the settlement of certain legacy reinsurance claims, which resulted in a pretax gain, net of expenses, of $13 million. In 2005, a pretax expense of $11 million was recorded for consulting and legal costs related to completed and contemplated settlements and actuarial refinements to claims reserves and reinsurance recoverables.

Aon Corporation 2006

        The operating results of all these businesses are classified as discontinued operations and prior years' operating results have been reclassified to discontinued operations, as follows.

(millions) Years ended December 31	2006	2005	2004

Revenue:
AWG	$1,115	$1,132	$1,180
CPG	242	209	144
Swett	—	183	228
U.K. brokerage units	—	—	29
Other	—	10	17

Total revenues	$1,357	$1,534	$1,598

Pretax gain (loss):
Operations:
AWG	$94	$100	$65
CPG	11	54	25
Swett	—	2	49
U.K. brokerage units	—	—	(16)
Other	11	(8)	—

	116	148	123
Gain (loss) on sale:
AWG	16	—	—
CPG	27	—	—
Swett	—	239	—
U.K. brokerage units	2	(3)	(23)
Other	1	—	—

	46	236	(23)

Total pretax gain	$162	$384	$100

After-tax gain (loss):
Operations	$84	$66	$77
Sale	9	101	(18)

Total	$93	$167	$59

Aon Corporation 2006

7.     Investments

        The components of investment income are as follows:

(millions) Years ended December 31	2006	2005	2004

Short-term investments	$200	$152	$80

Fixed maturities:
Interest income	136	103	88
Income on disposals	3	16	8
Losses (1)	(7)	(6)	(7)

Total	132	113	89

Equity securities:
Dividend income	5	2	3
Income on disposals	1	—	4
Losses (1)	(1)	—	(3)

Total	5	2	4

Limited partnerships — equity earnings	3	1	6

Other investments:
Interest, dividend and other income	5	12	7
Endurance — warrants	(17)	10	—
Endurance — equity earnings	—	—	38
Net gains (losses) (1)	37	(13)	56

Total	25	9	101

Gross investment income	365	277	280
Less: investment expenses	6	6	6

Investment income	$359	$271	$274

(1)
Includes other-than-temporary impairment write-downs of $2 million, $11 million and $3 million in 2006, 2005 and 2004, respectively.

        The components of net unrealized investment gains are as follows:

(millions) As of December 31	2006	2005	2004

Fixed maturities	$(49)	$(39)	$12
Equity securities	(4)	(1)	1
Other investments	167	125	88
Deferred taxes	(41)	(33)	(39)

Net unrealized investment gains	$73	$52	$62

Aon Corporation 2006

        The pretax changes in net unrealized investment gains (losses) are as follows:

(millions) Years ended December 31	2006	2005	2004

Fixed maturities	$(10)	$(51)	$16
Equity securities	(3)	(2)	(4)
Other investments	42	37	56

Total	$29	$(16)	$68

        The amortized cost and fair value of investments in fixed maturities by type and equity securities are as follows:

(millions) As of December 31, 2006	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Government:
U.S. government and agencies	$274	$1	$(6)	$269
U.S. state and political subdivisions	2	—	—	2
Foreign governments:
Canada	556	1	(6)	551
U.K.	194	—	(5)	189
Other	484	1	(9)	476

Total foreign governments	1,234	2	(20)	1,216
Corporate securities:
Basic materials	65	—	(2)	63
Consumer cyclical	41	—	(1)	40
Consumer staples	42	—	(1)	41
Diversified	18	—	—	18
Energy	103	—	(3)	100
Financial	471	1	(11)	461
Technology	100	—	(3)	97
Transport & services	21	—	—	21
Utilities	82	1	(2)	81
Other	18	—	—	18

Total	961	2	(23)	940
Mortgage- and asset-backed securities	368	1	(6)	363

Total fixed maturities	2,839	6	(55)	2,790
Total equity securities	66	2	(6)	62

Total	$2,905	$8	$(61)	$2,852

Aon Corporation 2006

(millions) As of December 31, 2005	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Government:
U.S. government and agencies	$265	$1	$(4)	$262
U.S. state and political subdivisions	51	—	—	51
Foreign governments:
Canada	509	3	(5)	507
U.K.	119	1	—	120
Other	391	4	(3)	392

Total foreign governments	1,019	8	(8)	1,019
Corporate securities:
Basic materials	60	—	(1)	59
Consumer cyclical	41	—	(1)	40
Consumer staples	45	—	(1)	44
Diversified	105	—	—	105
Energy	86	1	(1)	86
Financial	422	1	(6)	417
Technology	119	1	(3)	117
Transport and services	16	—	—	16
Utilities	77	1	(2)	76
Other	24	—	—	24

Total	995	4	(15)	984
Mortgage- and asset-backed securities	341	—	(5)	336

Total fixed maturities	2,671	13	(32)	2,652
Total equity securities	41	—	(1)	40

Total	$2,712	$13	$(33)	$2,692

        The amortized cost and fair value of fixed maturities by contractual maturity as of December 31, 2006, are as follows:

(millions)	Amortized Cost	Fair Value

Due in one year or less	$122	$122
Due after one year through five years	898	883
Due after five years through ten years	1,097	1,077
Due after ten years	354	345
Mortgage- and asset-backed securities	368	363

Total fixed maturities	$2,839	$2,790

        Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

        The following table analyzes our investment positions with unrealized losses segmented by type and period of continuous unrealized loss as of December 31, 2006.

Aon Corporation 2006

	Investment Grade
($ in millions)	0-6 Months	6-12 Months	>12 Months	Total

FIXED MATURITIES
U.S. government and agencies
# of positions	6	14	34	54
Fair Value	$20	$35	$173	$228
Amortized Cost	20	36	178	234
Unrealized Loss	—	(1)	(5)	(6)
Foreign governments
# of positions	26	56	53	135
Fair Value	$397	$391	$312	$1,100
Amortized Cost	401	399	320	1,120
Unrealized Loss	(4)	(8)	(8)	(20)
Corporate securities
# of positions	80	91	266	437
Fair Value	$169	$202	$441	$812
Amortized Cost	171	207	457	835
Unrealized Loss	(2)	(5)	(16)	(23)
Mortgage- and asset-backed securities
# of positions	31	7	307	345
Fair Value	$36	$10	$197	$243
Amortized Cost	36	10	203	249
Unrealized Loss	—	—	(6)	(6)
TOTAL FIXED MATURITIES
# of positions	143	168	660	971
Fair Value	$622	$638	$1,123	$2,383
Amortized Cost	628	652	1,158	2,438
Unrealized Loss	(6)	(14)	(35)	(55)
% of Total Unrealized Loss	10%	23%	57%	90%
	Not Rated
($ in millions)	0-6 Months	6-12 Months	>12 Months	Total

EQUITY SECURITIES
# of positions	3	1	—	4
Fair Value	$20	$12	$—	$32
Amortized Cost	23	15	—	38
Unrealized Loss	(3)	(3)	—	(6)
% of Total Unrealized Loss	5%	5%	—%	10%

        For categorization purposes, Aon considers any rating of Baa or higher by Moody's Investor Services or equivalent rating agency to be investment grade. Aon had no fixed maturities below investment grade with an unrealized loss.

Aon Corporation 2006

        Aon's fixed-maturity portfolio in total had a $55 million gross unrealized loss at December 31, 2006 and is subject to interest rate, market and credit risks. No single position had an unrealized loss greater than $3 million. With a carrying value of approximately $2.8 billion at December 31, 2006, Aon's total fixed-maturity portfolio is approximately 100% investment grade based on market value. Fixed-maturity securities with an unrealized loss are approximately 100% investment grade and have a weighted average rating of "Aa" based on amortized cost. Aon's non publicly-traded fixed maturity portfolio had a carrying value of $195 million. Valuations of these securities primarily reflect the fundamental analysis of the issuer and current market price of comparable securities.

        Aon's equity portfolio is comprised of non-redeemable preferred stocks, publicly traded common stocks and other common and preferred stocks not publicly traded. This portfolio had $6 million of gross unrealized losses at December 31, 2006 and is subject to interest rate, market, credit, illiquidity, concentration and operational performance risks.

        Limited Partnership Securitization.    In 2001, Aon sold the vast majority of its limited partnership (LP) portfolio, valued at $450 million, to PEPS I, a QSPE. The common stock interest in PEPS I is held by a limited liability company which is owned by one of Aon's subsidiaries (49%) and by a charitable trust, which is not controlled by Aon, established for victims of September 11 (51%). Approximately $171 million of investment grade fixed-maturity securities were sold by PEPS I to unaffiliated third parties. PEPS I then paid Aon's insurance underwriting subsidiaries the $171 million in cash and issued to them an additional $279 million in fixed-maturity and preferred stock securities. The fixed-maturity securities Aon subsidiaries received from PEPS I are rated as investment grade by Standard & Poor's Ratings Services.

        As part of this transaction, the insurance underwriting subsidiaries were required to purchase from PEPS I additional fixed-maturity securities in an amount equal to the unfunded limited partnership commitments, as they are requested. Aon funded $2 million and $12 million of commitments in 2006 and 2005, respectively. As of December 31, 2006, these unfunded commitments amounted to $46 million. These commitments have specific expiration dates and the general partners may decide not to draw on these commitments. The carrying value of the PEPS I preferred stock was $210 million and $187 million at December 31, 2006 and 2005, respectively.

Other

        Securities on deposit with regulatory authorities amounted to $455 million at December 31, 2006.

        At December 31, 2006 and 2005, Aon had $214 million and $195 million, respectively, of non-income producing investments, which excludes derivatives that are marked to market through the income statement, as well as private equity investments carried on the equity method, held for at least twelve months, that have not declared dividends during 2006 and 2005.

Aon Corporation 2006

8.     Debt and Lease Commitments

Notes Payable

        The following is a summary of outstanding notes payable:

(millions) As of December 31	2006	2005

8.205% junior subordinated deferrable interest debentures, due January 2027	$726	$726
5.05% debt securities, due April 2011	323	—
3.5% convertible debt securities, due November 2012	297	297
6.2% debt securities, due January 2007	250	250
7.375% debt securities, due December 2012	224	224
Euro credit facility	403	581
Notes payable, due in varying installments, with interest at 0.9% to 15.9%	20	27

Total notes payable	$2,243	$2,105

        Aon created Aon Capital A, a wholly-owned statutory business trust, for the purpose of issuing mandatorily redeemable preferred capital securities. Aon received cash and an investment in 100% of the common equity of Aon Capital A by issuing 8.205% Junior Subordinated Deferrable Interest Debentures (subordinated debt) to Aon Capital A.

        The Capital Securities are subject to mandatory redemption on January 1, 2027 (upon the maturity of the subordinated debt) or are redeemable in whole, but not in part, at the option of Aon (through its prepayment of the subordinated debt) upon the occurrence of certain events. Interest is payable semi-annually on the Capital Securities. Aon determined that it is not the primary beneficiary of Aon Capital A, a VIE, and, in accordance with FIN 46, Aon recorded notes payable for the subordinated debt of $726 million.

        In April 2006, an indirect wholly-owned subsidiary of Aon issued CAD 375 million (US $323 at December 31, 2006 exchange rates) of 5.05% senior unsecured debentures due in April 2011. The principal and interest on the debentures is unconditionally and irrevocably guaranteed by Aon. The net proceeds from the offering were used to repay outstanding indebtedness under the Company's €650 million Euro credit facility.

        In 2002, Aon completed a private offering of $300 million aggregate principal amount of 3.5% convertible senior debentures due in 2012. The net proceeds from this offering were $296 million. The debentures are unsecured obligations and are convertible into Aon common stock at an initial conversion price of approximately $21.475 per common share under certain circumstances including (1) during any fiscal quarter, if the closing price of Aon's common stock exceeds 120% of the conversion price (i.e. $25.77) for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the previous fiscal quarter, or (2) subject to certain exceptions, during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the debentures for each day of the ten trading day period was less than 95% of the product of the closing sale price of Aon's common stock and the number of shares issuable upon conversion of $1,000 principal amount of the debentures. Aon will be required to pay additional contingent interest, beginning November 15, 2007, if the trading price of the debentures for each of the five trading days immediately preceding the first day of the six month interest period equals or exceeds 120% of the par value of the debentures. Aon has reserved approximately 14 million shares for the potential conversion of these debentures. Beginning November 19, 2007, Aon may redeem any of the

Aon Corporation 2006

debentures at an initial redemption price of 101% of the principal amount, plus accrued interest. The debentures were sold to qualified institutional buyers.

        Aon had issued $250 million of 6.2% debt securities due January 2007. The interest rate on these debt securities is subject to adjustment in the event that Aon's credit ratings change. Due to ratings downgrades during 2002 and 2004, the interest rate on the 6.2% debt securities was increased to 6.7% effective January 2003 and 6.95% effective January 2005. These securities were redeemed in January 2007.

        Certain of Aon's European subsidiaries have a €650 million (U.S. $853 million) multi-currency revolving loan credit facility that includes a €325 million three-year and a €325 million five-year revolving loan facility. This facility will mature in October 2010, unless Aon opts to extend the facility. Commitment fees of 8.75 basis points are payable on the unused portion of the facility. At December 31, 2006 and 2005, Aon has borrowed €307 million ($403 million) and €490 million, respectively, under this facility, which is classified as notes payable in the consolidated statements of financial position. Aon has guaranteed the obligations of its subsidiaries with respect to this facility.

        Aon maintains a U.S. committed bank credit facility to support commercial paper and other short-term borrowings. In February 2005, Aon replaced its then current facility with a new $600 million three-year revolving credit facility. This facility permits the issuance of up to $150 million in letters of credit. In September 2005, Aon amended the facility. The three-year term of the facility was extended to a five-year term with a maturity date of February 2010, certain covenants related to guarantors and acquisitions were deleted and certain covenants related to mergers, acquisitions and indebtedness were revised. At December 31, 2006 and 2005, Aon had $20 million in letters of credit outstanding. Based on Aon's current credit ratings, commitment fees of 10 basis points are payable on the unused portion of the facility.

        For both the U.S. and Euro facilities, Aon is required to maintain consolidated net worth, as defined, of at least $2.5 billion, a ratio of consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) to consolidated interest expense of 4 to 1 and a ratio of consolidated debt to EBITDA of not greater than 3 to 1.

        Aon also has other foreign facilities available, which include a £37.5 million ($74 million) facility, 364-day 10 million Canadian dollar ($9 million) and €25 million ($33 million) facilities, and a €20 million ($26 million) facility which has no set expiration date.

        Outstanding debt securities, including Aon Capital A's, are not redeemable by Aon prior to maturity except for the 3.5% convertible debt securities, which are redeemable by Aon beginning in 2007. There are no sinking fund provisions. Interest is payable semi-annually on most debt securities. Repayments of notes payable are $655 million, $2 million, $1 million, $1 million and $324 million in 2007, 2008, 2009, 2010 and 2011, respectively.

        Other information related to Aon's debt is as follows:

Years ended December 31	2006	2005	2004

Interest paid (millions)	$130	$130	$147
Weighted-average interest rates — short-term borrowings	4.4%	3.5%	3.5%

Aon Corporation 2006

Lease Commitments

        Aon has noncancelable operating leases for certain office space, equipment and automobiles. These leases expire at various dates and may contain renewal and expansion options. In addition to base rental costs, occupancy lease agreements generally provide for rent escalations resulting from increased assessments for real estate taxes and other charges. Approximately 82% of Aon's lease obligations are for the use of office space. Rental expense for operating leases amounted to $360 million, $345 million and $387 million for 2006, 2005 and 2004, respectively, after deducting rentals from subleases ($33 million, $29 million and $34 million for 2006, 2005 and 2004, respectively).

        At December 31, 2006, future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, net of sublease rental income, most of which pertain to real estate leases, are as follows:

(millions)

2007	$336
2008	285
2009	239
2010	198
2011	169
Later years	636

Total minimum payments required	$1,863

Aon Corporation 2006

9.     Income Taxes

        Aon and its principal domestic subsidiaries are included in a consolidated life-nonlife federal income tax return. Aon's international subsidiaries file various income tax returns in their jurisdictions.

        Income from continuing operations before provision for income tax and the provision for income tax consist of the following:

(millions) Years ended December 31	2006	2005	2004

		As Restated (1)	As Restated (1)
Income (loss) from continuing operations before provision for income tax:
U.S.	$147	$183	$(24)
International	773	625	757

Total	$920	$808	$733

Provision for income tax:
Current (credit):
Federal	$129	$(28)	$79
International	244	183	276
State	38	13	27

Total current	411	168	382

Deferred (credit):
Federal	(99)	23	(143)
International	4	37	14
State	(22)	12	(4)

Total deferred	(117)	72	(133)

Provision for income tax	$294	$240	$249

(1)
See Note 2 "Restatement of Consolidated Financial Statements".

        Income from continuing operations before provision for income tax shown above is based on the location of the corporate unit to which such earnings are attributable. However, because such earnings in some cases may be subject to taxation in more than one country, the income tax provision shown above as U.S. or International may not correspond to the geographic attribution of the earnings.

Aon Corporation 2006

        A reconciliation of the income tax provisions based on the U.S. statutory corporate tax rate to the provisions reflected in the consolidated financial statements is as follows:

Years ended December 31	2006	2005	2004

		As Restated (1)	As Restated (1)
Statutory tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	1.2	2.0	2.0
Taxes on international operations	(5.1)	(0.9)	(0.7)
Adjustments to prior year taxes	—	(6.4)	(2.1)
Deferred tax adjustments	(0.9)	(1.3)	1.5
Basis difference in businesses sold	—	—	(4.3)
Other — net	1.8	1.3	2.6

Effective tax rate	32.0%	29.7%	34.0%

(1)
See Note 2 "Restatement of Consolidated Financial Statements".

        Significant components of Aon's deferred tax assets and liabilities are as follows:

(millions) As of December 31	2006	2005

		As Restated (1)
Deferred tax assets:
Employee benefit plans	$654	$551
Other accrued expenses	147	187
Net operating loss and tax credit carryforwards	127	80
Life and other insurance reserves	47	41
Investments basis differences	28	—
Other	13	1

	1,016	860
Valuation allowance on deferred tax assets	(43)	(25)

Total	973	835

Deferred tax liabilities:
Intangibles	(161)	(129)
Unrealized investment gains	(49)	(32)
Other accrued expenses	(39)	(36)
Policy acquisition costs	(33)	(28)
Deferred revenue	(22)	(16)
Unrealized foreign exchange gains	(14)	(21)
Investment basis differences	—	(25)
Other	(28)	(50)

Total	(346)	(337)

Net deferred tax asset	$627	$498

(1)
See Note 2 "Restatement of Consolidated Financial Statements".

Aon Corporation 2006

        Valuation allowances have been established primarily with regard to the tax benefits of certain net operating loss and tax credit carryforwards. Valuation allowances were increased to $43 million in 2006 from $25 million in 2005, attributable largely to the periodic reconciliation of previous provisions to filed or audited and agreed tax returns. Although future earnings cannot be predicted with certainty, management believes that the realization of the net deferred tax asset is more likely than not.

        Aon recognized, as an adjustment to additional paid-in-capital, income tax benefits attributable to employee stock compensation as follows: 2006 — $24 million; 2005 — $6 million; and 2004 — $0 million.

        U.S. deferred income taxes are not provided on unremitted foreign earnings that are considered permanently reinvested, which at December 31, 2006 amounted to approximately $1.8 billion. It is not practicable to determine the income tax liability that might be incurred if all such earnings were remitted to the U.S.

        At December 31, 2006, Aon had domestic federal operating loss carryforwards of $9 million that will expire at various dates from 2007 to 2021, state operating loss carryforwards of $503 million that will expire at various dates from 2007 to 2025, and foreign operating loss carryforwards of $286 million, which expire at various dates.

        Prior to 1984, life insurance companies were required to accumulate certain untaxed amounts in a memorandum policyholders' surplus account ("PSA"). Under the Tax Reform Act of 1984, the PSA balances were "capped" at December 31, 1983 and the balances were to be taxed only to the extent distributed to stockholders or when they exceed certain prescribed limits. The American Jobs Creation Act of 2004 suspended for 2005 and 2006 the application of the rules imposing income tax on distributions from the PSA. As a result of distributions from Aon's life insurance companies during 2005 and 2006, all material PSA balances have been eliminated, and no tax liability was incurred.

        The amount of income taxes paid in 2006, 2005 and 2004 was $536 million, $309 million and $413 million, respectively.

Aon Corporation 2006

10.   Reinsurance and Claim Reserves

        Aon's insurance subsidiaries are involved in both the cession and assumption of reinsurance with other companies. Aon's reinsurance consists primarily of certain newer accident and health initiatives, as well as certain property and casualty lines that are in runoff. Aon's insurance subsidiaries remain liable to the extent that the reinsurers are unable to meet their obligations. As of November 30, 2006 in connection with the sale of AWG, Aon sold Virginia Surety Company (VSC). VSC will continue to remain liable to policyholders to the extent reinsurers of the property and casualty business do not meet their obligations. As a result, at December 31, 2006, Aon no longer reports reinsurance recoverables related to its property and casualty business, which was not part of the sale of AWG. Aon has provided a corporate guaranty with respect to these reinsurance recoverables which amount to $790 million at December 31, 2006.

        A summary of reinsurance activity in continuing operations is as follows:

(millions) Years ended December 31	2006	2005	2004

Ceded premiums earned	$425	$605	$802
Ceded premiums written	493	642	658
Assumed premiums earned	40	97	166
Assumed premiums written	45	87	137
Ceded benefits to policyholders	342	381	589

        Activity in the liability for policy and contract claims is summarized as follows:

(millions) Years ended December 31	2006	2005	2004

Liabilities at beginning of year	$593	$629	$604
Incurred losses:
Current year	975	783	859
Prior years	70	29	(21)

Total	1,045	812	838
Payment of claims:
Current year	620	493	489
Prior years	426	355	324

Total	1,046	848	813

Liabilities at end of year (net of recoverables: 2006 — $64; 2005 — $857; 2004 — $861)	$592	$593	$629

        In third quarter 2006, in connection with the sales of AWG and CPG, Aon completed a detailed review of all its property and casualty reserves. Based on the results of this review, the Company increased its property and casualty reserves by approximately $102 million, reflecting adverse development, refined assumptions and additional claim information relating to programs to be disposed of through sale or runoff. Aon recorded $81 million of this adjustment in continuing operations. The remaining $21 million is not included in the preceding table because it relates to CPG and is recorded in discontinued operations. Of the $81 million recorded in continuing operations, the majority related to National Program Services, an independent managing general underwriter that wrote habitational risk on behalf of Aon.

Aon Corporation 2006

11.   Stockholders' Equity

Common Stock

        In November 2005, Aon's Board of Directors authorized the repurchase of up to $1 billion of Aon's common stock, and in November 2006, the Board increased that amount to $2 billion. Shares may be repurchased through the open market or in privately negotiated transactions from time to time, based on prevailing market conditions and will be funded from available capital. Any repurchased shares will be available for employee stock plans and for other corporate purposes. In 2006, the Company repurchased 28.4 million shares at a cost of $1,048 million. Aon repurchased 0.7 million shares at a cost of $25 million in 2005. In 2004, Aon did not repurchase any of its common stock. In 2007, through February 16, the Company has repurchased 7.6 million shares at a cost of $274 million.

        In connection with the acquisition of two entities controlled by Aon's then-Chairman and Chief Executive Officer in 2001, Aon obtained approximately 22.4 million shares of its common stock. These treasury shares are restricted as to their reissuance.

        In 2006, Aon issued 2.3 million new shares of common stock for employee benefit plans and 0.4 million shares in connection with employee stock purchase plans. In addition, Aon reissued 4.0 million shares of treasury stock for employee benefit programs and 0.1 million shares in connection with employee stock purchase plans.

Dividends

        A summary of dividends paid is as follows:

(millions) Years ended December 31	2006	2005	2004

Redeemable preferred stock	$—	$2	$3
Common stock	189	191	189

Total dividends paid	$189	$193	$192

        Dividends paid per common share were $0.60 for the years ended December 31, 2006, 2005 and 2004.

Statutory Capital and Surplus

        Generally, the capital and surplus of Aon's insurance subsidiaries available for transfer to the parent company is limited to the amount that the insurance subsidiaries' statutory capital and surplus exceeds minimum statutory capital requirements; however, payments of the amounts as dividends in excess of $182 million may be subject to approval by regulatory authorities.

        Our major U.S. insurance subsidiaries' statutory capital and surplus at year-end 2006 significantly exceeded the risk-based capital target set by the NAIC.

        Net statutory income of the insurance subsidiaries was $208 million, $162 million, and $195 million for the years December 31, 2006, 2005, and 2004, respectively.

        Statutory capital and surplus of the insurance subsidiaries was $856 million, $901 million, and $869 million at December 2006, 2005 and 2004, respectively.

Aon Corporation 2006

12.   Employee Benefits

Savings and Profit Sharing Plans

        Aon subsidiaries maintain defined contribution savings plans for the benefit of its U.S. and U.K. employees. The Company recognized expense related to its U.S. plans of $49 million, $47 million and $43 million in 2006, 2005 and 2004, respectively. The Company recognized expense related to its U.K. plans of $19 million, $20 million and $20 million in 2006, 2005, 2004, respectively.

Pension and Other Post-retirement Benefits

        Aon sponsors defined benefit pension and post-retirement health and welfare plans that provide retirement, medical and life insurance benefits. The post-retirement healthcare plans are contributory, with retiree contributions adjusted annually; the life insurance and pension plans are noncontributory.

        In November 2006, Aon announced proposed changes to its U.S. and U.K. defined benefit plans. Changes to the pension plans will not affect pension plan benefits earned by participants prior to the effective date of the changes. Effective January 1, 2007, future benefits in the Company's U.S. defined benefit pension plan will be calculated based on a "career average pay" formula instead of a "final average pay" formula. The change will affect approximately 11,000 active employees covered by the U.S. plan. For its U.K. defined benefit pension plans, the Company is proposing to cease crediting future benefits relating to salary and service, subject to trustee approval and member consultation. The proposed change would affect approximately 1,700 active employees and is anticipated to take effect during the first half of 2007. Subject to approval of the trustees, it is proposed that the future pension provision will be provided under the defined contribution section of the Aon U.K. Pension Scheme.

Adoption of Statement No. 158

        On December 31, 2006, Aon adopted the recognition, disclosure and measurement date provisions of Statement No. 158. Statement No. 158 required Aon to recognize the funded status of its post-retirement benefit plans in the December 31, 2006 statement of financial position, with a corresponding adjustment to accumulated other comprehensive loss, net of tax. The adjustment to accumulated other comprehensive loss at adoption represents net unrecognized actuarial losses and unrecognized prior service costs which were previously netted against the plan's funded status in Aon's statement of financial position pursuant to the provisions of Statement No. 87. These amounts will be subsequently recognized as net periodic benefit cost pursuant to Aon's historical accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic benefit cost in the same periods will be recognized as a component of other comprehensive income. Those amounts will be subsequently recognized as a component of net periodic pension cost on the same basis as the amounts recognized in accumulated other comprehensive loss at adoption of Statement No. 158.

Aon Corporation 2006

        The incremental effects of adopting the provisions of Statement No. 158 on Aon's statement of financial position at December 31, 2006 are presented in the following table. Had Aon not been required to adopt Statement No. 158 at December 31, 2006, it would have recognized an additional minimum liability pursuant to the provisions of Statement No. 87. The effect of recognizing the additional minimum liability is included in the table below in the column labeled "Prior to Adopting of Statement No. 158."

	At December 31, 2006
(millions)	Prior to Adopting Statement No. 158	Effect of Adopting Statement No. 158	As Reported at December 31, 2006

Intangible pension asset and prepaid pension asset (included in other assets)	$1,009	$(146)	$863
Accrued pension and other benefit liabilities (included in pension, post-employment and post-retirement liabilities)	(1,108)	(357)	(1,465)
Deferred income taxes	473	154	627
Accumulated other comprehensive loss	661	349	1,010

Aon Corporation 2006

U.S. Pension and Other Benefit Plans

        The following tables provide a reconciliation of the changes in obligations and fair value of assets for the years ended December 31, 2006 and 2005 and a statement of the funded status as of December 31, 2006 and 2005, for both qualified and nonqualified plans.

	Pension Benefits		Other Benefits
(millions)	2006	2005	2006	2005

Change in benefit obligation
Projected benefit obligation at beginning of period	$1,758	$1,546	$75	$79
Service cost	66	62	2	3
Interest cost	109	93	5	4
Participant contributions	—	—	9	8
Curtailment	—	(8)	—	—
Plan amendment	(145)	20	—	—
Actuarial loss (gain)	33	43	—	(8)
Benefit payments	(84)	(61)	(14)	(12)
Change in discount rate	(31)	63	(1)	1

Projected benefit obligation at end of period	$1,706	$1,758	$76	$75

Accumulated benefit obligation at end of period	$1,706	$1,614	$76	$75

Change in fair value of plan assets
Fair value at beginning of period	$1,326	$969	$8	$8
Actual return on plan assets	210	114	1	—
Participant contributions	—	—	9	8
Employer contributions	5	304	4	4
Benefit payments	(84)	(61)	(14)	(12)

Fair value at end of period	$1,457	$1,326	$8	$8

Market related value at end of period	$1,421	$1,395	$8	$8

Funded status at end of period	$(249)	$(432)	$(68)	$(67)
Unrecognized prior-service cost	(119)	14	(8)	(10)
Unrecognized loss (gain)	485	623	(6)	(4)

Net amount recognized	$117	$205	$(82)	$(81)

Amounts recognized in the statements of financial position consist of:
Accrued benefit liability (included in pension, post-employment and post-retirement liabilities)	$(249)	$(288)	$(68)	$(81)
Intangible pension asset (included in other assets)	—	14	—	—
Accumulated other comprehensive loss	366	479	(14)	—

Cumulative net amount recognized in income	$117	$205	$(82)	$(81)

Aon Corporation 2006

        Amounts recognized in accumulated other comprehensive loss that have not yet been recognized as components of net periodic benefit cost at December 31, 2006, consist of:

(millions)	Pension Benefits	Other Benefits

Net loss (gain)	$485	$(6)
Prior service cost	(119)	(8)

	$366	$(14)

        The change in amounts recognized in other comprehensive income related to the minimum pension liability for U.S. pension plans was an increase of $27 million in 2005.

        In 2006, plans with a projected benefit obligation ("PBO") and an accumulated benefit obligation ("ABO") in excess of the fair value of plan assets had a PBO of $1.7 billion, an ABO of $1.7 billion and plan assets with a fair value of $1.5 billion.

        In 2005, plans with a PBO and ABO in excess of the fair value of plan assets had a PBO of $1.8 billion, an ABO of $1.6 billion and plan assets with a fair value of $1.3 billion.

        The following table provides the components of net periodic benefit cost for the U.S. plans:

(millions) Pension Benefits	2006	2005	2004

Service cost	$61	$62	$67
Interest cost	101	93	85
Expected return on plan assets	(114)	(93)	(92)
Amortization of prior-service cost	(2)	(2)	(2)
Amortization of net loss	50	39	22

Net periodic benefit cost	$96	$99	$80

(millions) Other Benefits	2006	2005	2004

Service cost	$2	$3	$3
Interest cost	4	4	4
Amortization of prior-service cost	(1)	(1)	(1)

Net periodic benefit cost	$5	$6	$6

        In connection with the sale of AWG in 2006, a Statement No. 88 curtailment gain of $10 million was recognized in discontinued operations.

        The weighted-average assumptions used to determine future U.S. benefit obligations are as follows:

	Pension Benefits		Other Benefits
	2006	2005	2006	2005

Discount rate	5.88%	5.75%	5.85%	5.75%
Rate of compensation increase	3.5	3.5	—	—

Aon Corporation 2006

        The weighted-average assumptions used to determine the U.S. net periodic benefit cost are as follows:

	Pension Benefits			Other Benefits
	2006	2005	2004	2006	2005	2004

Discount rate	5.75%	6.0%	6.25%	5.75%	6.0%	6.25%
Expected return on plan assets	8.35	8.5	8.5	—	—	—
Rate of compensation increase	3.5	3.5	3.5	—	—	—

        The amounts in accumulated other comprehensive loss expected to be recognized as components of net periodic benefit cost during 2007 are as follows:

(millions)	Pension Benefits	Other Benefits

Net loss	$43	$—
Prior service cost	(15)	(1)

	$28	$(1)

Expected Return on Plan Assets

        To determine the expected long-term rate of return on plan assets, the historical performance, investment community forecasts and current market conditions are analyzed to develop expected returns for each asset class used by the plans. The expected returns for each asset class are weighted by the target allocations of the plans.

Plan Assets

        Aon's U.S. pension plan asset allocation as of December 31, 2006 and 2005 is as follows:

		Fair Value of Plan Assets
Asset Class	Target Allocation	2006	2005

Equities	80%	80%	61%

Domestic equities	45	41	38
International equities	15	19	8
Limited partnerships and other	15	13	11
Real estate and REITs	5	7	4

Debt securities	20	20	39

Fixed maturities	20	17	22
Invested cash	No target	3	17

Total		100%	100%

        No plan assets are expected to be returned to the Company during 2007.

Aon Corporation 2006

Investment Policy and Strategy

        The investment policy, as established by the Aon Pension Plan Investment Committee, seeks reasonable asset growth at prudent risk levels within target allocations. Aon believes that plan assets are well-diversified and are of appropriate quality. The investment portfolio asset allocation is reviewed quarterly and re-balanced to within policy target allocations. The investment policy is reviewed at least annually and revised, as deemed appropriate by the Aon Pension Plan Investment Committee.

Cash Flows

Contributions

        Based on current assumptions, Aon expects to contribute $36 million to U.S. pension plans during 2007 to satisfy minimum funding requirements and $5 million to fund other post-retirement benefit plans during 2007.

Estimated Future Benefit Payments

        Estimated future benefit payments for U.S. plans are as follows at December 31, 2006:

(millions)	Pension Benefits	Other Benefits

2007	$68	$5
2008	71	5
2009	75	5
2010	80	5
2011	85	5
2012 – 2016	524	28

Assumptions for Other Post-retirement Benefits

        Assumed health care cost trend rates at December 31:

	2006	2005

Assumed healthcare cost trend rate	12%	12%
Ultimate trend rate	5%	5%
Year that the ultimate trend rate is reached	2013	2012

        Aon's liability for future plan cost increase for pre-65 and Medical Supplement plan coverage is limited to 5% per annum. Because of this cap, net employer trend rates for these plans are effectively limited to 5% per year in the future. The $50 per month subsidy for future post-65 retirees is assumed not to increase in future years. Therefore, there is no employer trend for future post-65 retirees. As a result, a 1% change in assumed healthcare cost trend rates has no effect on the service and interest cost components of net periodic post-retirement healthcare benefit cost or on the accumulated post-retirement benefit obligation for the measurement period ended in 2006.

International Pension Plans

        The following tables provide a reconciliation of the changes in the benefit obligations and fair value of assets for the years ended December 31, 2006 and 2005 and the funded status as of

Aon Corporation 2006

December 31, 2006 and 2005, for material international pension plans, which are located in the U.K. and The Netherlands.

	International Pension Plans
(millions)	2006	2005

Change in benefit obligation
Projected benefit obligation at beginning of period	$4,202	$3,847
Service cost	77	60
Interest cost	272	197
Participant contributions	4	4
Actuarial loss	85	254
Benefit payments	(160)	(106)
Change in discount rate	(124)	376
Foreign exchange translation	565	(430)

Projected benefit obligation at end of period	$4,921	$4,202

Accumulated benefit obligation at end of period	$4,562	$3,720

Change in fair value of plan assets
Fair value at beginning of period	$2,942	$2,718
Actual return on plan assets	452	463
Employer contributions	405	168
Participant contributions	4	4
Benefit payments	(160)	(106)
Foreign exchange translation	432	(305)

Fair value at end of period	$4,075	$2,942

Funded status at end of period	$(846)	$(1,260)
Unrecognized prior service	—	1
Unrecognized loss	1,621	1,737

Cumulative net amount recognized in income	$775	$478

Amounts recognized in the statement of financial position consist of:
Prepaid benefit cost and intangible pension asset (included in other assets)	$43	$116
Accrued benefit liability (included in pension, post-employment and post-retirement liabilities)	(889)	(815)
Accumulated other comprehensive income	1,621	1,177

Net amount recognized	$775	$478

        The accumulated other comprehensive loss at December 31, 2006 was solely comprised of a net loss of $1,621 million that has not yet been recognized as a component of net periodic benefit cost.

        The change in amounts recognized in other comprehensive income related to the minimum pension liability was an increase of $98 million in 2005.

Aon Corporation 2006

        In 2006, plans with a PBO in excess of the fair value of plan assets had a PBO of $4.5 billion and plan assets with a fair value of $3.6 billion and plans with an ABO in excess of the fair value of plan assets had an ABO of $4.1 billion and plan assets with a fair value of $3.5 billion.

        In 2005, plans with a PBO in excess of the fair value of plan assets had a PBO of $4.2 billion and plan assets with a fair value of $2.9 billion and plans with an ABO in excess of the fair value of plan assets had an ABO of $3.4 billion and plan assets with a fair value of $2.6 billion.

        The following table provides the components of net periodic benefit cost for the international plans:

(millions)	2006	2005	2004

Service cost	$63	$60	$64
Interest cost	220	197	185
Expected return on plan assets	(230)	(184)	(165)
Amortization of prior service cost	1	1	—
Amortization of net loss	90	69	70

Net periodic benefit cost	$144	$143	$154

        The range of weighted-average assumptions used to determine the international benefit obligations are as follows:

Pension Benefits	2006	2005

Discount rate	4.65 – 5.2%	4.0 – 5.1%
Rate of compensation increase	3.25 – 3.5	3.25 – 3.5

        The range of weighted-average assumptions used to determine the international net periodic benefit costs:

Pension Benefits	2006	2005	2004

Discount rate	4.0 – 5.1%	4.5 – 5.6%	5.25 – 5.5%
Expected return on plan assets	6.0 – 7.1	6.0 – 7.25	6.0 – 7.25
Rate of compensation increase	3.25 – 3.5	3.25 – 3.5	3.5 – 4.0

        The estimated costs that will be amortized from accumulated other comprehensive loss into net periodic benefit cost during 2007 will be $74 million of net loss.

Expected Return on Plan Assets

        To determine the expected long-term rate of return on plan assets, the historical performance, investment community forecasts and current market conditions are analyzed to develop expected returns for each asset class used by the plans. The expected returns for each asset class are weighted by the target allocations of the plans.

Aon Corporation 2006

Plan Assets

        Aon's international pension plan asset allocation at December 31, 2006 and 2005 is as follows:

			Fair Value of Plan Assets
Asset Class	Allocation Range	Target Allocation	2006	2005

Equities	38 – 71%	64%	65%	63%

Equities			60	58
Real estate			5	5

Debt securities	29 – 62	36	35	37

Fixed maturities			32	37
Invested cash			3	—

Total			100%	100%

        No plan assets are expected to be returned to the Company during 2007.

Investment Policy and Strategy

        The investment policies for international plans are established by the local pension plan trustees and seek to maintain the plans' ability to meet liabilities and to comply with local minimum funding requirements. Plan assets are invested, within asset allocation ranges as shown above, in diversified portfolios that provide adequate levels of return at an acceptable level of risk. The investment policies are reviewed at least annually and revised, as deemed appropriate to ensure that the objectives are being met.

Cash Flows

Contributions

        Based on current assumptions, Aon expects to contribute $197 million to its international pension plans during 2007 to satisfy minimum funding requirements.

Estimated Future Benefit Payments

        Estimated future pension benefit payments for international plans are as follows at December 31, 2006:

(millions)

2007	$114
2008	127
2009	134
2010	142
2011	150
2012 – 2016	910

Aon Corporation 2006

13.   Stock Compensation Plans

        Aon's Stock Incentive Plan (as amended and restated) provides for the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and restricted stock units ("RSUs"). The annual rate at which awards are granted each year is based upon financial and competitive business conditions. The number of shares authorized to be issued under the plan is equal to 18% of the number of common shares outstanding.

Compensation expense

        Stock based compensation expense recognized during 2006, which includes RSUs, stock options, performance plan awards and stock purchases related to the Employee Stock Purchase Plan, are based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in Aon's consolidated statements of income for 2006 includes compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of Statement No. 123, and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of Statement No. 123(R). As stock-based compensation expense recognized is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Statement No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        As a result of adopting Statement No. 123(R) on January 1, 2006, the Company's income before income taxes and net income for the year ended December 31, 2006 are $29 million and $20 million lower, respectively, than if it has continued to account for share-based compensation under Opinion No. 25. Basic and diluted earnings per share for the year ended December 31, 2006 are both $0.06 lower than if the Company had continued to account for share-based compensation under Opinion No. 25.

        The following table summarizes stock-based compensation expense related to all share-based payments recognized in the consolidated statements of income in general expenses.

(millions except per share data) Years ended December 31	2006	2005	2004

		As Restated (1)	As Restated (1)
Stock options	$25	$2	$4
Employee stock purchase plan	4	—	—
Performance plans	26	—	—
RSUs	97	68	44

Stock-based compensation expense included in general expenses	152	70	48
Tax benefit	49	21	16

Stock-based compensation expense, net of tax	$103	$49	$32

Impact on net income per share:
Basic	$0.33	$0.15	$0.10
Diluted	$0.30	$0.14	$0.10

(1)
See Note 2 "Restatement of Consolidated Financial Statements."

Aon Corporation 2006

        The following table illustrates pro forma net income and pro forma earnings per share as if Aon had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation in 2004 and 2005.

(millions except per share data)	2005	2004

	As Restated (1)	As Restated (1)
Net income, as reported	$735	$543
Add: Stock-based compensation expense included in reported net income, net of tax	47	32
Deduct: Stock-based compensation expense determined under fair value method for all awards and options, net of tax	(59)	(50)

Pro forma net income	$723	$525

Net income per share:
Basic
As reported	$2.27	$1.69
Pro forma	2.23	1.63
Diluted
As reported	$2.17	$1.63
Pro forma	2.14	1.58

(1)
See Note 2 "Restatement of Consolidated Financial Statements."

        The fair value per share of options and awards granted were estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2005	2004

Dividend yield	2.3%	2.3%
Expected volatility	30.0%	27.0%
Risk-free interest rate	4.0%	3.3%
Expected term life beyond vesting date (in years):
Stock options	1.0	1.0
Stock awards	—	—

Stock Awards

        Stock awards, in the form of RSUs, are granted to certain executives and key employees of Aon. Prior to 2006, RSUs granted to employees were service-based. Beginning with awards granted in 2006, awards to employees may consist of performance-based RSUs and service-based RSUs. For service-based awards, employees are generally required to complete three continuous years of service before stock awards begin to vest in increments until the completion of a 10-year period of continuous employment. Beginning in 2002, a large number of awards have been granted that vest in various patterns over five years from the date of grant. For most employees, individual incentive compensation over $50,000 is paid in RSUs, which will vest ratably over three years. In general, most stock awards are issued as they become vested. In years prior to 2006, in certain circumstances, an employee was able to elect to defer the receipt of vested shares to a later date. With certain limited exceptions, any break in continuous employment will cause forfeiture of all unvested awards. The compensation cost associated with each stock award is deferred and amortized over the period of continuous employment using the straight-line method. Dividend equivalents are paid on certain service-based RSUs, based on

Aon Corporation 2006

the initial grant amount. At December 31, 2006, 2005 and 2004, the number of shares available for stock awards is included with options available for grant.

        In 2006, performance-based RSUs were granted to certain executives and key employees, whose vesting is contingent upon meeting various individual, divisional or company-wide performance goals, including revenue generation or growth in revenue, pretax income or earnings per share over a one- to five-year period. Aon accounts for these awards as performance condition RSUs. The performance condition is not considered in the determination of grant date fair value of these awards. Compensation cost is recognized over the performance period, and in certain cases an additional vesting period, based on management's estimate of the number of units expected to vest. Compensation cost will be adjusted to reflect the actual number of shares paid out at the end of the programs. The payout of shares under these performance-based plans may range from 0-150% of the number of units granted, based on the plan. Dividend equivalents are not paid on the performance-based RSUs.

        Information regarding Aon's performance-based plans as of December 31, 2006 follows:

(shares in thousands, dollars in millions)

Potential RSUs to be issued based on current performance levels	2,560
Shares forfeited during the year	49
RSUs awarded during the year	30
Unamortized expense, based on current performance levels	$71

        A summary of the status of Aon's non-vested stock awards is as follows:

	2006		2005		2004
Years ended December 31 (shares in thousands)	Shares	Fair Value	Shares	Intrinsic Value	Shares	Intrinsic Value

Non-vested at beginning of year	11,641	$25	8,738	$28	6,986	$29
Granted	3,646	37	4,727	24	3,415	26
Vested	(1,809)	25	(1,145)	28	(1,309)	26
Forfeited	(608)	27	(679)	29	(354)	29

Non-vested at end of year	12,870	$28	11,641	$26	8,738	$28

Stock Options

        Options to purchase common stock are granted to certain executives and key employees of Aon and its subsidiaries generally at 100% of market value on the date of grant. Generally, employees are required to complete two continuous years of service before the options begin to vest in increments until the completion of a 4-year period of continuous employment. However, beginning in 2004 a significant number of options were granted that required five continuous years of service before all options would vest. For all grants made prior to an amendment to the former stock option plan in 2000, employees were required to complete three continuous years of service before the options began to vest in increments until the completion of a 6-year period of continuous employment. The maximum contractual term on stock options is generally ten years from the date of grant.

        Upon adoption of Statement No. 123(R), Aon changed its method of valuation for stock options granted beginning in 2006 to a lattice-binomial option-pricing model from the Black-Scholes option-pricing model, which was previously used for Aon's pro forma information required under Statement No. 123. Lattice-based option valuation models utilize a range of assumptions over the expected term of the options. Expected volatilities are based on the average of the historical volatility of Aon's stock price and the implied volatility of traded options and Aon's stock. Aon uses historical data to estimate option exercise and employee terminations within the valuation model, stratifying between executives

Aon Corporation 2006

and key employees. The expected dividend yield assumption is based on the company's historical and expected future dividend rate. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

        The weighted-average estimated fair value of employee stock options granted during 2006 was $11.08 per share for executives and $10.75 per share for key employees. The following weighted average assumptions were used to estimate fair value.

Year ended December 31, 2006	Executives	Key Employees

Weighted average volatility	30.5%	29.6%
Expected dividend yield	2.3%	2.3%
Risk-free rate	4.4%	4.6%

        The expected life of employee stock options represents the weighted-average period stock options are expected to remain outstanding and is a derived output of the lattice-binomial model. The expected life of option grants made during 2006 derived from the lattice-binomial model were 5 years for executives and 6 years for key employees.

        A summary of the status of Aon's stock options and related information are as follows:

(shares in thousands) Years ended December 31	2006		2005		2004

	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Beginning outstanding	34,851	$29	33,400	$29	30,505	$29
Granted	2,905	39	6,223	24	5,238	27
Exercised	(4,007)	27	(2,396)	24	(449)	23
Forfeited and expired	(860)	29	(2,376)	28	(1,894)	29

Ending outstanding	32,889	30	34,851	29	33,400	29

Exercisable at end of year	18,411	32	18,371	32	15,091	32

Shares available for grant	6,359		10,322		11,885

        A summary of options outstanding and exercisable as of December 31, 2006 is as follows (shares in thousands):

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Shares Outstanding	Weighted- Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Shares Exercisable	Weighted- Average Remaining Contractual Life (years)	Weighted Average Exercise Price

$14.92 – $22.86	6,576	6.51	$20.50	3,313		$19.95
22.94 – 25.51	6,897	6.62	24.46	2,352		23.95
25.67 – 31.53	5,548	6.08	27.61	1,774		28.92
31.66 – 35.73	5,973	4.79	34.20	4,751		33.91
35.76 – 43.33	6,595	4.28	39.46	4,921		39.04
43.44 – 49.29	1,300	2.16	43.60	1,300		43.60

$14.92 – $49.29	32,889	5.53	$29.73	18,411	4.00	$31.70

Aon Corporation 2006

        The aggregate intrinsic value represents the total pretax intrinsic value, based on options with an exercise price less than the Company's closing stock price of $35.34 as of December 31, 2006, which would have been received by the option holders had those option holders exercised their options as of that date. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2006 was $223 million and $96 million, respectively.

        The aggregate intrinsic value of options exercised during 2006, 2005 and 2004 was $45 million, $20 million and $2 million, respectively.

        Unamortized deferred compensation expense, which includes both options and awards, amounted to $293 million as of December 31, 2006, with a remaining weighted-average amortization period of approximately 2.4 years.

        Cash received from the exercise of stock options was $121 million, $63 million, and $12 million during 2006, 2005, 2004, respectively. The tax benefit realized from stock options exercised was $14 million and $3 million in 2006 and 2005, respectively. No tax benefits for stock option exercises were realized in 2004.

        During 2006, a majority of option exercises and award vestings were satisfied through the reissuance of treasury shares.

Employee Stock Purchase Plan

United States

        Aon has an employee stock purchase plan that provides for the purchase of a maximum of 7.5 million shares of Aon's common stock by eligible U.S. employees. Under the plan, shares of Aon's common stock may be purchased at 3-month intervals at 85% of the lower of the fair market value of the common stock on the first or the last day of each 3-month period. In 2006, 2005, and 2004, 457,000 shares, 697,000 shares and 754,000 shares, respectively, were issued to employees under the plan. In 2006, compensation expense recognized was approximately $3 million. There was no compensation expense associated with this plan in 2005 and 2004.

United Kingdom

        Aon also has an employee stock purchase plan which provides for the purchase of approximately 525,000 shares of Aon common stock by eligible U.K. employees after a 3-year period and is similar to the U.S. plan described above. No shares were issued under the plan in 2006, 2005, or 2004. In 2006, compensation expense recognized was less than $1 million. There was no compensation expense associated with this plan in 2005 or 2004.

Aon Corporation 2006

14.   Financial Instruments

Financial Risk Management

        Aon is exposed to market risk from changes in foreign currency exchange rates, interest rates and equity security prices. To manage the risk related to these exposures, Aon enters into various derivative transactions. The derivatives have the effect of reducing Aon's market risks by creating offsetting market exposures. Aon does not enter into derivative transactions for trading purposes.

        Derivative transactions are governed by a uniform set of policies and procedures covering areas such as authorization, counterparty exposure and hedging practices. Positions are monitored using techniques such as market value and sensitivity analyses.

        Certain derivatives also give rise to credit risks from the possible non-performance by counterparties. The credit risk is generally limited to the fair value of those contracts that are favorable to Aon. Aon has limited its credit risk by using master netting agreements, entering into non-exchange-traded derivatives with highly rated major financial institutions and by using exchange-traded instruments. Aon closely monitors the credit-worthiness of, and exposure to, its counterparties and considers its credit risk to be minimal. At December 31, 2006 and 2005, Aon placed cash and securities relating to these derivative contracts in escrow amounting to $9 million and $6 million, respectively.

Accounting Policy for Derivative Instruments

        All derivative instruments are recognized in the consolidated statements of financial position at fair value. Unless otherwise noted, derivative instruments with a positive fair value are reported in other receivables and derivative instruments with a negative fair value are reported in other liabilities in the consolidated statements of financial position. Where Aon has entered into master netting agreements with counterparties, the derivative positions are netted by program and are reported accordingly in other receivables or other liabilities. Changes in the fair value of derivative instruments are recognized immediately in earnings, unless the derivative is designated as a hedge and qualifies for hedge accounting.

        FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, identifies three hedging relationships where a derivative (hedging instrument) may qualify for hedge accounting: (i) a hedge of the change in fair value of a recognized asset or liability or firm commitment ("fair value hedge"), (ii) a hedge of the variability in cash flows from a recognized variable-rate asset or liability or forecasted transaction ("cash flow hedge"), and (iii) a hedge of the net investment in a foreign subsidiary ("net investment hedge"). Under hedge accounting, recognition of derivative gains and losses can be matched in the same period with that of the hedged exposure and thereby minimize earnings volatility.

        In order for a derivative to qualify for hedge accounting, the derivative must be formally designated as a fair value, cash flow, or a net investment hedge by documenting the relationship between the derivative and the hedged item. The documentation will include a description of the hedging instrument, the hedge item, the risk being hedged, Aon's risk management objective and strategy for undertaking the hedge, the method for assessing the effectiveness of the hedge, and the method for measuring hedge ineffectiveness. Additionally, the hedge relationship must be expected to be highly effective at offsetting changes in either the fair value or cash flows of the hedged item at both inception of the hedge and on an ongoing basis. Aon assesses the ongoing effectiveness of its hedges and measures hedge ineffectiveness at the end of each quarter.

Aon Corporation 2006

        For a fair value hedge, the change in fair value of the hedging instrument and the change in fair value of the hedged item attributable to the risk being hedged are both recognized currently in earnings. Aon did not enter into any fair value hedges in 2006. For a cash flow hedge, the effective portion of the change in fair value of a hedging instrument is recognized in OCI and subsequently reclassified to income when the hedged item affects earnings. The ineffective portion of the change in fair value of a cash flow hedge is recognized immediately in earnings. For a net investment hedge, the effective portion of the change in fair value of the hedging instrument is reported in OCI as part of the cumulative translation adjustment while the ineffective portion is recognized immediately in earnings.

        Changes in the fair value of a derivative that is not designated as an accounting hedge (known as an "economic hedge") are recorded in either investment income or general expenses (depending on the hedged exposure) in the current period's consolidated statements of income.

        Aon discontinues hedge accounting prospectively when (1) the derivative expires or is sold, terminated, or exercised, (2) it determines that the derivative is no longer effective in offsetting changes in the hedged item's fair value or cash flows, (3) a hedged forecasted transaction is no longer probable of occurring in the time period described in the hedge documentation, (4) the hedged item matures or is sold, or (5) management elects to discontinue hedge accounting voluntarily.

        When hedge accounting is discontinued because the derivative no longer qualifies as a fair value hedge, Aon will continue to carry the derivative in the consolidated statements of financial position at its fair value, recognize subsequent changes in the fair value of the derivative in current-period earnings, cease to adjust the hedged asset or liability for changes in its fair value, and begin to amortize the hedged item's cumulative basis adjustment into earnings over the remaining life of the hedged item using a method that approximates the level-yield method.

        When hedge accounting is discontinued because the derivative no longer qualifies as a cash flow hedge, Aon will continue to carry the derivative in the consolidated statements of financial position at its fair value, recognize subsequent changes in the fair value of the derivative in current-period earnings, and continue to defer the derivative gain or loss in accumulated OCI until the hedged forecasted transaction affects earnings. If the hedged forecasted transaction is probable of not occurring in the time period described in the hedge documentation or within a two month period of time thereafter, the deferred derivative gain or loss would be reclassified immediately to earnings.

Foreign Exchange Risk Management

        Certain of Aon's foreign brokerage subsidiaries, primarily in the U.K., receive revenues in currencies (primarily in U.S. dollars) that differ from their functional currencies. The foreign subsidiary's functional currency revenue will fluctuate as the currency exchange rates change. To reduce this variability, Aon uses foreign exchange forwards and over-the-counter options to hedge the foreign exchange risk of the forecasted revenue for up to a maximum of three years in the future. Aon has designated these derivatives as cash flow hedges of its forecasted foreign currency denominated revenue. As of December 31, 2006, a $22 million pretax gain has been deferred to OCI, $14 million of which is expected to be reclassified to earnings as an adjustment to general expenses in 2007. Deferred gains or losses will be reclassified from OCI to general expenses when the hedged revenue is recognized. The hedge had no ineffectiveness in either 2006 or 2005. For the year ended December 31, 2006, the Company recognized immaterial losses on cash flow hedges that were discontinued due to forecast revisions. Aon also uses forward contracts, which have not been designated as hedges for accounting purposes, to hedge economic risks that arise from fluctuations in the currency exchange

Aon Corporation 2006

rates. Changes in the fair value of these derivatives are recorded in general expenses in the consolidated statements of income.

        Aon uses over-the-counter basket options to reduce the impact of foreign currency fluctuations on the translation of the financial statements of Aon's foreign operations. These derivatives are not eligible for hedge accounting treatment and changes in the fair value of these derivatives are recorded in general expenses in the consolidated statements of income.

        Aon also uses foreign currency forward contracts to offset foreign exchange risk associated with foreign denominated (primarily British pounds) intercompany notes. These derivatives were not designated as a hedge because changes in their fair value were largely offset in earnings by remeasuring the notes for changes in spot exchange rates. Changes in the fair value of these derivatives were recorded in general expenses in the consolidated statements of income.

        Aon also uses foreign currency forward contracts to hedge certain of its net investments in foreign underwriting operations (primarily Canadian dollar, Euro and British pound). During 2006 and 2005, this hedge had no ineffectiveness, and a $24 million and $15 million cumulative pretax loss has been included in OCI at December 31, 2006 and 2005, respectively.

        In 2005, Aon subsidiaries entered into cross-currency swaps to hedge the foreign currency risks associated with foreign denominated fixed-rate term intercompany borrowings. These swaps have been designated as cash flow hedges. As of December 31, 2006, a $2 million pretax gain had been deferred to OCI, of which $2 million pretax loss is expected to be reclassified to earnings in 2007 as an adjustment to interest expense. The reclassification from OCI will offset the related Statement No. 52 transaction gain or loss arising from the remeasurement of the borrowing due to changes in spot exchange rates and to record interest income at the interest rate implicit in the derivative. This hedge had no material ineffectiveness in 2006 or 2005.

Interest Rate Risk Management

        Aon uses futures contracts and purchased options on futures contracts to reduce the price volatility of its fixed-maturity portfolio. Derivatives designated as hedging the aggregate interest rate exposure of the fixed-maturity portfolio do not qualify as hedges. Changes in their fair value were recorded in investment income. Derivatives designated as hedging specific fixed-income securities are accounted for as fair value hedges. Changes in the fair value of the hedge and the hedged item are recorded in investment income.

        Aon occasionally enters into receive-fixed-pay-floating interest rate swaps to hedge changes in the fair value of its fixed-rate notes. The interest rate swaps qualify as fair value hedges and are expected to have no ineffectiveness because their critical terms (e.g., amount, maturity date) match those of the hedged debt. Upon the termination of this type of hedge, the swap realized gains and losses that have been deferred as an adjustment to the cost basis of the hedged item are amortized into interest expense over the remaining life of the hedged items. Aon did not enter into any fixed-rate note fair value hedges during 2006.

        Aon enters into exchange-traded futures and options to limit its net exposure to decreasing short-term interest rates, primarily relating to U.S. dollar and Euro denominated brokerage funds held on behalf of clients in the U.S., U.K., and Western Europe. These derivatives were not designated as a hedge and changes in their fair value were recorded in investment income in the consolidated statements of income.

Aon Corporation 2006

        Aon enters into receive-fixed-pay-floating interest rate swaps which are designated as cash flow hedges of the interest rate risk of a portion of Aon's U.S. dollar denominated brokerage funds held on behalf of U.S. and U.K. clients and other U.S. and U.K. operating funds. Forecasted deposit balances are hedged up to a maximum of three years into the future. Changes in the fair value of the swaps are recorded in OCI and will be reclassified to earnings as an adjustment to investment income over the term of the swap. This hedge had no material ineffectiveness in 2006 or 2005.

Equity Price Risk Management

        Aon sells futures contracts and purchases options to reduce the price volatility of its equity securities portfolio and equity securities it owns indirectly through limited partnership investments. These derivatives were not designated as a hedge and changes in their fair value were recorded in investment income in the consolidated statements of income.

Unconsolidated SPEs Excluding PEPS I

        Certain of Aon's U.S., U.K., Canadian and Australian subsidiaries originate short-term loans (generally with terms of 12 months or less) to businesses to finance their insurance premium obligations, and then sell these premium finance agreements in securitization transactions that meet the criteria for sale accounting under Statement No. 140. These sales involve special purpose entities ("SPEs"), which are considered qualified special purpose entities ("QSPEs") according to Statement No. 140 and multi-seller, non-qualified bank commercial paper conduit SPEs ("Bank SPEs") that are variable interest entities according to FIN 46. Statement No. 140 provides that a QSPE should not be consolidated in the financial statements of a transferor or its affiliates (Aon's subsidiaries).

        The Company has analyzed qualitative and quantitative factors related to Aon subsidiaries' interests in the Bank SPEs and has determined that these subsidiaries are not the sponsors of the Bank SPEs. Additionally, independent third parties (i) have made substantial equity investments in the Bank SPEs, (ii) have voting control of the Bank SPEs, and (iii) generally have the risks and rewards of ownership of the assets of the Bank SPEs.

        Thus, Aon has concluded that non-consolidation of the Bank SPEs is appropriate in accordance with FIN 46 given that the subsidiaries do not have significant variable interests.

        Through the securitization agreements, Aon, or one of its QSPEs, sells undivided interests in specified premium finance agreements to the Bank SPEs. The aggregate amount advanced on premium finance agreements sold to the Bank SPEs at any one time is limited by the securitization agreements to a maximum of $1.8 billion and $1.9 billion at December 31, 2006 and 2005, respectively. The Bank SPEs had advanced $1.7 billion and $1.8 billion at December 31, 2006 and 2005, respectively. Additional advances are available as additional eligible premium finance agreements are sold to the Bank SPEs and collections (administered by Aon) on previously sold agreements reduce available advances.

Aon Corporation 2006

        Aon records gains associated with the sale of receivables. When Aon calculates the gains, all fees related to this facility were included. The gains included in commissions and fees in the consolidated statements of income were $63 million, $65 million and $81 million for the years ended December 31, 2006, 2005 and 2004, respectively.

        Aon records at fair value the retained interest in the sold premium finance agreements, and reports it in insurance brokerage and consulting services receivables in the consolidated statements of financial position. Aon also retains servicing rights for sold agreements and earns servicing fee income over the servicing period. The servicing fees are included in the gain/loss calculation. At December 31, 2006 and 2005, the fair value of the servicing rights approximates the estimated costs to service the receivables and accordingly, Aon has not recorded any servicing assets or liabilities related to this servicing activity.

        Aon estimates fair value by discounting estimated future cash flows from the servicing rights and servicing costs using discount rates that approximate current market rates and expected future prepayment rates.

        The Bank SPEs bear the credit risks on the receivables, subject to limited recourse in the form of credit loss reserves.

        All but the Australian facility require Aon to maintain consolidated net worth, as defined, of at least $2.5 billion, consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) to consolidated net interest of at least 4 to 1 and consolidated indebtedness to consolidated EBITDA of no more than 3 to 1.

        Aon intends to renew the conduit facilities when they expire. If there were adverse bank, regulatory, tax or accounting rule changes, Aon's access to the conduit facilities and special purpose vehicles would be restricted. Following the appropriate accounting standards, these special purpose vehicles are not included in Aon's consolidated financial statements.

Aon Corporation 2006

Fair Value of Financial Instruments

        Accounting standards require the disclosure of fair values for certain financial instruments. The fair value disclosures are not intended to encompass the majority of policy liabilities, various other non-financial instruments or other intangible assets related to Aon's business. Accordingly, care should be exercised in deriving conclusions about Aon's business or financial condition based on the fair value disclosures. The basis for determining the fair value of financial instruments is discussed in Note 1. The carrying value and fair value of certain of Aon's financial instruments are as follows:

(millions) As of December 31	2006		2005

	Carrying Value	Fair Value	Carrying Value	Fair Value

Assets:
Fixed maturities and equity securities	$2,852	$2,852	$2,692	$2,692
Other investments	400	399	495	494
Cash, receivables and short-term investments	13,636	13,636	13,482	13,482
Derivatives	116	116	88	88
Liabilities:
Deposit-type insurance contracts	25	25	21	21
Short-term borrowings, premium payables and general expenses	11,695	11,695	11,016	11,016
Notes payable	2,243	2,561	2,105	2,442
Derivatives	87	87	91	91

Guarantees and Indemnifications

        Aon provides a variety of guarantees and indemnifications to its customers and others. The maximum potential amount of future payments represents the notional amounts that could become payable under the guarantees and indemnifications if there were a total default by the guaranteed parties, without consideration of possible recoveries under recourse provisions or other methods. These amounts may bear no relationship to the expected future payments, if any, for these guarantees and indemnifications. Any anticipated amounts payable which are deemed to be probable and estimable are accrued in Aon's consolidated financial statements.

        Guarantees associated with Aon's limited partnership securitization are disclosed in Note 7. Indemnities related to discontinued operations are disclosed in Note 6. Guarantees associated with respect to reinsurance recoverables associated with the sale of AWG are disclosed in Note 10.

        Aon and its subsidiaries have issued letters of credit to cover contingent payments of approximately $32 million for taxes and other business obligations to third parties. Amounts are accrued in the consolidated financial statements for these letters of credit to the extent they are probable and estimable.

        Aon has certain contractual contingent guarantees for premium payments owed by clients to certain insurance companies. Costs associated with these guarantees, to the extent estimable and probable, are provided in Aon's allowance for doubtful accounts. The maximum exposure with respect to such contractual contingent guarantees was approximately $12 million at December 31, 2006.

        Aon expects that as prudent business interests dictate, additional guarantees and indemnifications may be issued from time to time.

Aon Corporation 2006

15.   Goodwill and Other Intangible Assets

        Goodwill represents the excess of cost over the fair market value of the net assets acquired. Goodwill is allocated to various reporting units, which are either its operating segments or one reporting level below the operating segment. Goodwill is not amortized but is subject to impairment testing at least annually. The impairment testing requires Aon to compare the fair value of its reporting units to their carrying value to determine if there is potential impairment of goodwill. If the fair value of a reporting unit is less than its carrying value at the valuation date, an impairment loss would be recorded to the extent that the implied fair value of the goodwill within the reporting unit is less than the recorded amount of goodwill. Fair value is estimated based on various valuation approaches. In the fourth quarter 2006 and 2005, Aon completed its annual impairment review that affirmed there was no impairment as of October 1 (the annual evaluation date).

        When a business entity is sold, goodwill is allocated to the disposed entity based on the fair value of that entity compared to the fair value of the reporting unit in which it is included.

        The changes in the net carrying amount of goodwill by operating segment for the years ended December 31, 2006 and 2005, respectively, are as follows:

(millions)	Risk and Insurance Brokerage Services	Consulting	Insurance Underwriting	Total

Balance as of January 1, 2006	$3,753	$378	$11	$4,142
Goodwill acquired	124	1	—	125
Goodwill related to disposals	(11)	—	—	(11)
Foreign currency revaluation	276	—	—	276

Balance as of December 31, 2006	$4,142	$379	$11	$4,532

Balance as of January 1, 2005	$3,980	$375	$11	$4,366
Goodwill acquired	69	—	—	69
Income tax adjustments related to previous acquisitions	(14)	—	—	(14)
Goodwill related to disposals	(1)	—	—	(1)
Foreign currency revaluation	(281)	3	—	(278)

Balance as of December 31, 2005	$3,753	$378	$11	$4,142

        Other intangible assets are classified into three categories:

  •
  "Customer Related and Contract Based" include client lists as well as non-compete covenants;

  •
  "Present Value of Future Profits" represent the future profits of purchased books of business of the insurance underwriting subsidiaries; and

  •
  "Marketing, Technology and Other" are all other purchased intangibles not included in the preceding categories.

Aon Corporation 2006

        Other intangible assets by asset class are as follows:

(millions)	Customer Related and Contract Based	Present Value of Future Profits	Marketing, Technology and Other	Total

As of December 31, 2006
Gross carrying amount	$232	$23	$245	$500
Accumulated amortization	203	21	129	353

Net carrying amount	$29	$2	$116	$147

As of December 31, 2005
Gross carrying amount	$208	$23	$175	$406
Accumulated amortization	175	19	101	295

Net carrying amount	$33	$4	$74	$111

        The cost of other intangible assets is being amortized over a range of 2 to 10 years, with a weighted average original life of 8 years. Amortization expense for intangible assets for the years ending December 31, 2007, 2008, 2009, 2010 and 2011 is estimated to be $31 million, $25 million, $23 million, $18 million and $13 million, respectively.

        When impairment indicators arise, Aon assesses the recoverability of its intangible assets through an analysis of expected future cash flows.

Aon Corporation 2006

16.   Contingencies

        Aon and its subsidiaries are subject to numerous claims, tax assessments, lawsuits and proceedings that arise in the ordinary course of business. The damages claimed in these matters are or may be substantial, including, in many instances, claims for punitive, treble or extraordinary damages. Aon has purchased errors and omissions ("E&O") insurance and other appropriate insurance to provide protection against losses that arise in such matters. Accruals for these items, and related insurance receivables, when applicable, have been provided to the extent that losses are deemed probable and are reasonably estimable. These accruals and receivables are adjusted from time to time as developments warrant.

        In 2004, Aon, other insurance brokers, insurers and numerous other industry participants received subpoenas and other requests for information from the office of the Attorney General of the State of New York and from other states relating to certain practices in the insurance industry.

        On March 4, 2005, Aon entered into an agreement (the "Settlement Agreement") with the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General and the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation (collectively, the "State Agencies") to resolve all the issues related to investigations conducted by the State Agencies.

        As has been described in detail in Aon's previous financial filings, the Settlement Agreement required Aon to pay between 2005-2007 a total of $190 million into a fund (the "Fund") to be distributed to certain Eligible Policyholder clients and to implement certain business reforms. The Settlement Agreement set forth the procedures under which Aon mailed notices to its Eligible Policyholder clients and distributed the Fund to Participating Policyholder clients.

        Purported clients have also filed civil litigation against Aon and other companies under a variety of laws and legal theories relating to broker compensation practices and other issues under investigation by New York and other states. As previously reported, a putative class action styled Daniel v. Aon (Affinity) has been pending in the Circuit Court of Cook County, Illinois since August 1999. In March 2005 the Court gave preliminary approval to a nationwide class action settlement under which Aon agreed to pay a total of $38 million to its policyholders. The Court granted final approval to the settlement in March 2006. Parties that objected to the settlement have appealed.

        Beginning in June 2004, a number of other putative class actions were filed against Aon and other companies by purported classes of clients under a variety of legal theories, including state tort, contract, fiduciary duty, antitrust and statutory theories and federal antitrust and Racketeer Influenced and Corrupt Organizations Act theories. These actions are currently pending in state court in California and in federal court in New Jersey. Aon believes it has meritorious defenses in all of these cases and intends to vigorously defend itself against these claims. The outcome of these lawsuits, and any losses or other payments that may occur as a result, cannot be predicted at this time.

        Beginning in late October 2004, several putative securities class actions were filed against Aon in the U.S. District Court for the Northern District of Illinois. Also beginning in late October 2004, several putative ERISA class actions were filed against Aon in the U.S. District Court for the Northern District of Illinois. Aon believes it has meritorious defenses in all of these cases and intends to vigorously defend itself against these claims. The outcome of these lawsuits, and any losses or other payments that may occur as a result, cannot be predicted at this time.

Aon Corporation 2006

        With respect to the various class actions that have been filed, we are unable to estimate a range of possible losses, as these actions have not yet progressed to the stages where damages can be estimated.

        In February 2006, Lloyds announced that it had brought suit in London against Benfield and a subsidiary of Aon to recover alleged losses relating to these brokers' placement of insurance for Lloyds's New Central Fund. Lloyds alleges that its brokers did not fairly present the risk to reinsurers and thus that the brokers should be held liable for reinsurers' failure to pay Lloyds an amount that Lloyds claims is approximately £325 million ($639 million based on December 31, 2006 exchange rates). Aon disputes Lloyds's allegations, believes that it has meritorious defenses and intends to vigorously defend itself against Lloyds's claims. Possible losses in this action range from zero, if Aon prevails, to the £325 million Lloyd's claims.

        Although the ultimate outcome of all matters referred to above cannot be ascertained, and liabilities in indeterminate amounts may be imposed on Aon or its subsidiaries, on the basis of present information, amounts already provided, availability of insurance coverages and legal advice received, it is the opinion of management that the disposition or ultimate determination of such claims will not have a material adverse effect on the consolidated financial position of Aon. However, it is possible that future results of operations or cash flows for any particular quarterly or annual period could be materially affected by an unfavorable resolution of these matters.

Aon Corporation 2006

17.   Segment Information

        Aon classifies its businesses into three operating segments: Risk and Insurance Brokerage Services, Consulting and Insurance Underwriting. Unallocated income and expenses, when combined with the operating segments and after the elimination of intersegment revenues, totals to the amounts in the accompanying consolidated financial statements. Certain segment information in prior periods' consolidated financial statements has been reclassified to discontinued operations to reflect sold business.

        The accounting policies of the operating segments are the same as those described in Note 1, except that the disaggregated financial results have been prepared using a management approach, which is consistent with the basis and manner in which Aon senior management internally disaggregates financial information for the purposes of assisting in making internal operating decisions. Aon evaluates performance based on stand-alone operating segment income before income taxes and generally accounts for intersegment revenue as if the revenue were from third parties, that is, considered by management to be at current market prices.

        Revenues are generally attributed to geographic areas based on the location of the resources producing the revenues. Intercompany revenues and expenses are eliminated in computing consolidated revenues and income before tax.

        Consolidated revenue by geographic area is as follows:

(millions)	Total	United States	Americas other than U.S.	United Kingdom	Europe, Middle East, & Africa	Asia Pacific

Years ended December 31
2006	$8,954	$4,185	$940	$1,384	$1,787	$658
2005	8,496	3,932	844	1,428	1,672	620
2004	8,607	4,116	763	1,491	1,644	593

        The Risk and Insurance Brokerage Services segment consists principally of Aon's retail and reinsurance brokerage operations, as well as related insurance services, including underwriting management, captive insurance company management services, claims services and premium financing. During 2004, Aon sold essentially all of its claim services businesses.

        The operations of the Consulting segment provide a broad range of consulting services. These services are delivered predominantly to corporate clientele utilizing seven practice areas: employee benefits, compensation, management consulting, communications, strategic human resource consulting, financial advisory and litigation consulting and human resource outsourcing.

        The Insurance Underwriting segment provides specialty insurance products including accident, health and life insurance coverage through several distribution networks, most of which are directly owned by Aon's subsidiaries, as well as select property and casualty insurance products. We have ceased writing property and casualty business and have placed the remaining lines of business into runoff.

Aon Corporation 2006

        Revenue by subsegment is as follows:

(millions) Years ended December 31	2006	2005	2004

Risk management and insurance brokerage:
Americas	$2,319	$2,139	$2,038
United Kingdom	732	792	808
Europe, Middle East & Africa	1,177	1,150	1,123
Asia Pacific	478	441	426
Reinsurance brokerage and related services	922	845	861
Claims services	—	—	212

Total Risk and Insurance Brokerage Services	5,628	5,367	5,468
Consulting services	989	981	949
Outsourcing	293	274	298

Total Consulting	1,282	1,255	1,247
Accident & health and life	2,005	1,805	1,721
Property & casualty	41	70	127

Total Insurance Underwriting	2,046	1,875	1,848
Intersegment revenues	(59)	(46)	(58)

Total operating segments	8,897	8,451	8,505
Unallocated income	57	45	102

Total revenue	$8,954	$8,496	$8,607

        Selected information for Aon's operating segments is as follows:

	Risk and Insurance Brokerage Services			Consulting			Insurance Underwriting
(millions) Years ended December 31	2006	2005	2004	2006	2005	2004	2006	2005	2004

		As Restated (1)	As Restated (1)		As Restated (1)	As Restated (1)		As Restated (1)	As Restated (1)
Revenue by geographic area:
United States	$2,133	$1,982	$2,122	$708	$730	$754	$1,397	$1,267	$1,226
Americas, other than U.S.	586	530	495	113	100	91	212	189	167
United Kingdom	946	1,021	1,056	228	206	213	202	194	215
Europe, Middle East & Africa	1,439	1,344	1,319	197	186	162	143	134	155
Asia Pacific	524	490	476	36	33	27	92	91	85

Total revenues (2)	5,628	5,367	5,468	1,282	1,255	1,247	2,046	1,875	1,848
General expenses (2) (3) (4)	4,784	4,661	4,753	1,162	1,144	1,115	767	738	727
Benefits to policyholders	—	—	—	—	—	—	1,142	952	940
Provision for New York and other state settlements	3	4	153	—	1	27	—	—	—

Total expenses	4,787	4,665	4,906	1,162	1,145	1,142	1,909	1,690	1,667

Income before income tax	$841	$702	$562	$120	$110	$105	$137	$185	$181

Identifiable assets at December 31	$12,869	$12,500	$13,166	$348	$319	$333	$3,327	$3,775	$3,692

(1)
See Note 2, "Restatement of Consolidated Financial Statements".

(2)
Excludes the elimination of intersegment revenues and expenses of $59 million, $46 million and $58 million for 2006, 2005 and 2004, respectively.

(3)
Insurance underwriting general expenses include amortization of deferred acquisition costs of $136 million, $135 million and $151 million in 2006, 2005 and 2004, respectively.

(4)
Includes depreciation and amortization expense.

Aon Corporation 2006

        Unallocated income consists of investment income from equity, fixed-maturity and short-term investments that are assets primarily of the insurance underwriting subsidiaries that exceed policyholders liabilities. These assets may include non-income producing equities, valuation changes in limited partnership investments and income and losses on disposals of essentially all securities, including those pertaining to assets maintained by the operating segments.

        Unallocated expenses include administrative costs not attributable to the operating segments such as corporate governance costs.

        A reconciliation of segment income before tax to income from continuing operations before provision for income tax is as follows:

(millions) Years ended December 31	2006	2005	2004

		As Restated (1)	As Restated (1)
Risk and Insurance Brokerage Services	$841	$702	$562
Consulting	120	110	105
Insurance Underwriting	137	185	181

Segment income before income tax	1,098	997	848
Unallocated income	57	45	102
Unallocated expenses	(106)	(109)	(81)
Interest expense	(129)	(125)	(136)

Income from continuing operations before provision for income tax	$920	$808	$733

(1)
See Note 2, "Restatement of Consolidated Financial Statements".

        Selected information for Aon's investment income is as follows:

(millions) Years ended December 31	2006	2005	2004

Risk and Insurance Brokerage Services (primarily short-term investments)	$196	$129	$80
Consulting (primarily short-term investments)	5	4	3
Insurance Underwriting (primarily fixed maturities)	101	93	89
Unallocated (primarily equity and other investments and limited partnerships)	57	45	102

Total investment income	$359	$271	$274

Aon Corporation 2006

18.   Quarterly Financial Data (Unaudited)

        Selected quarterly financial data for the years ended December 31, 2006 and 2005 are as follows (in millions, except per share data):

	1Q	2Q	3Q	4Q	2006

INCOME STATEMENT DATA
Commissions and fees	$1,612	$1,651	$1,589	$1,825	$6,677
Premiums and other	464	472	487	495	1,918
Investment income	89	85	92	93	359

Total revenue	$2,165	$2,208	$2,168	$2,413	$8,954

Income from continuing operations	$173	$175	$90	$188	$626
Income from discontinued operations	24	18	16	35	93
Cumulative effect of change in accounting principle, net of tax (1)	1	—	—	—	1

Net income	$198	$193	$106	$223	$720

PER SHARE DATA
Diluted:
Income from continuing operations	$0.50	$0.52	$0.27	$0.57	$1.86
Income from discontinued operations	0.07	0.05	0.05	0.10	0.27
Cumulative effect of change in accounting principle (1)	—	—	—	—	—

Net income	$0.57	$0.57	$0.32	$0.67	$2.13

Basic:
Income from continuing operations	$0.54	$0.54	$0.29	$0.61	$1.98
Income from discontinued operations	0.07	0.06	0.05	0.11	0.29
Cumulative effect of change in accounting principle (1)	—	—	—	—	—

Net income	$0.61	$0.60	$0.34	$0.72	$2.27

COMMON STOCK DATA
Dividends paid per share	$0.15	$0.15	$0.15	$0.15	$0.60
Stockholders' equity per share	16.71	17.20	17.40	17.42	17.42
Price range	42.16-33.45	42.76-32.94	35.30-31.01	37.11-33.07	42.76-31.01
Shares outstanding	318.7	314.5	309.7	299.6	299.6
Average monthly trading volume	28.4	30.6	21.5	22.8	25.8

(1)
Adoption of FASB Statement No. 123(R), "Share-Based Payments," effective January 1, 2006, net of tax.

Aon Corporation 2006

	1Q	2Q	3Q	4Q	2005

	As Restated (2)	As Restated (2)	As Restated (2)	As Restated (2)	As Restated (2)
INCOME STATEMENT DATA
Commissions and fees	$1,623	$1,606	$1,527	$1,710	$6,466
Premiums and other	439	432	436	452	1,759
Investment income	76	55	55	85	271

Total revenue	$2,138	$2,093	$2,018	$2,247	$8,496

Income from continuing operations	$185	$185	$97	$101	$568
Income from discontinued operations	15	5	25	122	167

Net Income	$200	$190	$122	$223	$735

PER SHARE DATA
Diluted:
Income from continuing operations	$0.55	$0.56	$0.29	$0.30	$1.68
Income from discontinued operations	0.04	0.01	0.07	0.35	0.49

Net income	$0.59	$0.57	$0.36	$0.65	$2.17

Basic:
Income from continuing operations	$0.57	$0.57	$0.29	$0.31	$1.75
Income from discontinued operations	0.05	0.02	0.08	0.38	0.52

Net income	$0.62	$0.59	$0.37	$0.69	$2.27

COMMON STOCK DATA
Dividends paid per share	$0.15	$0.15	$0.15	$0.15	$0.60
Stockholders' equity per share	16.24	16.54	16.71	16.56	16.56
Price range	25.44-21.35	26.10-20.65	32.87-24.90	37.14-30.62	37.14-20.65
Shares outstanding	317.8	318.5	320.0	321.2	321.2
Average monthly trading volume	24.5	25.6	25.7	27.7	25.9

(2)
See Note 2 "Restatement of Consolidated Financial Statements"

Aon Corporation 2006

        2005 Statements of Income have been restated to record the impact of the increased stock compensation expense discussed in Note 2, "Restatement of Consolidated Financial Statements." The following table reconciles the as reported, adjustments, as restated, reclassification (for discontinued operations) and as presented quarterly Statements of Income for 2005 (in millions, except per share data).

	First Quarter					Second Quarter
	As Reported	Adjust- ments	As Restated	Reclass- ifications	As Presented	As Reported	Adjust- ments	As Restated	Reclass- ifications	As Presented

Revenue
Commissions and fees	$1,675	$—	$1,675	$(52)	$1,623	$1,664	$—	$1,664	$(58)	$1,606
Premiums and other	698	—	698	(259)	439	718	—	718	(286)	432
Investment income	91	—	91	(15)	76	74	—	74	(19)	55

Total revenue	2,464	—	2,464	(326)	2,138	2,456	—	2,456	(363)	2,093

Expenses
General expenses	1,659	—	1,659	(148)	1,511	1,711	1	1,712	(173)	1,539
Benefits to policyholders	393	—	393	(152)	241	381	—	381	(154)	227
Depreciation and amortization	67	—	67	(5)	62	62	—	62	(3)	59
Interest expense	34	—	34	—	34	31	—	31	—	31
Provision for New York and other state settlements	1	—	1	—	1	2	—	2	—	2

Total expenses	2,154	—	2,154	(305)	1,849	2,187	1	2,188	(330)	1,858

Income from continuing operations before income tax	310	—	310	(21)	289	269	(1)	268	(33)	235
Provision for income tax	112	—	112	(8)	104	89	—	89	(39)	50

Income from continuing operations	198	—	198	(13)	185	180	(1)	179	6	185

Discontinued operations
Income from discontinued operations	3	—	3	21	24	20	—	20	33	53
Income tax benefit	1	—	1	8	9	9	—	9	39	48

Income from discontinued operations, net of tax	2	—	2	13	15	11	—	11	(6)	5

Net income	$200	$—	$200	$—	$200	$191	$(1)	$190	$—	$190

Preferred stock dividends	(1)	—	(1)	—	(1)	—	—	—	—	—

Net income available for common stockholders	$199	$—	$199	$—	$199	$191	$(1)	$190	$—	$190

Basic net income per share
Continuing operations	$0.61	$—	$0.61	$(0.04)	$0.57	$0.56	$—	$0.56	$0.01	$0.57
Discontinued operations	0.01	—	0.01	0.04	0.05	0.03	—	0.03	(0.01)	0.02

Net income	$0.62	$—	$0.62	$—	$0.62	$0.59	$—	$0.59	$—	$0.59

Diluted net income per share
Continuing operations	$0.58	$—	$0.58	$(0.03)	$0.55	$0.54	$—	$0.54	$0.02	$0.56
Discontinued operations	0.01	—	0.01	0.03	0.04	0.03	—	0.03	(0.02)	0.01

Net income	$0.59	$—	$0.59	$—	$0.59	$0.57	$—	$0.57	$—	$0.57

Aon Corporation 2006

	Third Quarter					Fourth Quarter
	As Reported	Adjust- ments	As Restated	Reclass- ifications	As Presented	As Reported	Adjust- ments	As Restated	Reclass- ifications	As Presented

Revenue
Commissions and fees	$1,582	$—	$1,582	$(55)	$1,527	$1,725	$—	$1,725	$(15)	$1,710
Premiums and other	732	—	732	(296)	436	700	—	700	(248)	452
Investment income	73	—	73	(18)	55	105	—	105	(20)	85

Total revenue	2,387	—	2,387	(369)	2,018	2,530	—	2,530	(283)	2,247

Expenses
General expenses	1,695	—	1,695	(168)	1,527	1,849	2	1,851	(82)	1,769
Benefits to policyholders	402	—	402	(162)	240	375	—	375	(131)	244
Depreciation and amortization	80	—	80	(3)	77	68	—	68	(6)	62
Interest expense	29	—	29	—	29	31	—	31	—	31
Provision for New York and other state settlements	1	—	1	—	1	1	—	1	—	1

Total expenses	2,207	—	2,207	(333)	1,874	2,324	2	2,326	(219)	2,107

Income from continuing operations before income tax	180	—	180	(36)	144	206	(2)	204	(64)	140
Provision for income tax	60	—	60	(13)	47	62	(1)	61	(22)	39

Income from continuing operations	120	—	120	(23)	97	144	(1)	143	(42)	101

Discontinued operations
Income from discontinued operations	3	—	3	36	39	204	—	204	64	268
Income tax benefit	1	—	1	13	14	124	—	124	22	146

Income from discontinued operations, net of tax	2	—	2	23	25	80	—	80	42	122

Net income	$122	$—	$122	$—	$122	$224	$(1)	$223	$—	$223

Preferred stock dividends	(1)	—	(1)	—	(1)	—	—	—	—	—

Net income available for common stockholders	$121	$—	$121	$—	$121	$224	$(1)	$223	$—	$223

Basic net income per share
Continuing operations	$0.36	$—	$0.36	$(0.07)	$0.29	$0.44	$—	$0.44	$(0.13)	$0.31
Discontinued operations	0.01	—	0.01	0.07	0.08	0.25	—	0.25	0.13	0.38

Net income	$0.37	$—	$0.37	$—	$0.37	$0.69	$—	$0.69	$—	$0.69

Diluted net income per share
Continuing operations	$0.35	$—	$0.35	$(0.06)	$0.29	$0.42	$—	$0.42	$(0.12)	$0.30
Discontinued operations	0.01	—	0.01	0.06	0.07	0.23	—	0.23	0.12	0.35

Net income	$0.36	$—	$0.36	$—	$0.36	$0.65	$—	$0.65	$—	$0.65

Aon Corporation 2006

        2005 quarterly Statements of Financial Position, before reclassifications for discontinued operations held for sale in 2006 have been restated to record the impact of the increased stock compensation expense discussed in Note 2 "Restatement of Financial Statements." The following table reconciles the as reported, adjustments and as restated quarterly Statements of Financial Position for 2005 (in millions):

	As of March 31, 2005			As of June 30, 2005
	As Reported	Adjustments	As Restated	As Reported	Adjustments	As Restated

ASSETS
Investments
Fixed maturities at fair value	$3,783	$—	$3,783	$3,890	$—	$3,890
Equity securities at fair value	38	—	38	35	—	35
Short-term investments	4,798	—	4,798	4,161	—	4,161
Other investments	507	—	507	509	—	509

Total investments	9,126	—	9,126	8,595	—	8,595
Cash	526	—	526	419	—	419
Receivables
Risk and insurance brokerage services and consulting	8,029	—	8,029	7,902	—	7,902
Other receivables	1,601	—	1,601	1,668	—	1,668

Total receivables	9,630	—	9,630	9,570	—	9,570
Deferred Policy Acquisition Costs	1,135	—	1,135	1,127	—	1,127
Goodwill	4,644	—	4,644	4,444	—	4,444
Other Intangible Assets	134	—	134	128	—	128
Property and Equipment, net	622	—	622	585	—	585
Other Assets	2,748	17	2,765	3,022	16	3,038

TOTAL ASSETS	$28,565	$17	$28,582	$27,890	$16	$27,906

LIABILITIES AND STOCKHOLDERS' EQUITY
Insurance Premiums Payable	$10,209	$—	$10,209	$9,705	$—	$9,705
Policy Liabilities
Future policy benefits	1,528	—	1,528	1,597	—	1,597
Policy and contract claims	1,892	—	1,892	1,878	—	1,878
Unearned and advance premiums and contract fees	2,972	—	2,972	2,963	—	2,963
Other policyholder funds	18	—	18	19	—	19

Total Policy Liabilities	6,410	—	6,410	6,457	—	6,457
General Liabilities
General expenses	1,436	—	1,436	1,224	—	1,224
Short-term borrowings	2	—	2	22	—	22
Notes payable	2,085	—	2,085	1,830	—	1,830
Pension, post-employment and post-retirement liabilities	1,560	—	1,560	1,582	—	1,582
Other liabilities	1,669	—	1,669	1,769	—	1,769

TOTAL LIABILITIES	23,371	—	23,371	22,589	—	22,589
Redeemable Preferred Stock	50	—	50	50	—	50
Stockholders' Equity
Common stock—$1 par value	340	—	340	341	—	341
Additional paid-in capital	2,448	54	2,502	2,467	54	2,521
Accumulated other comprehensive loss	(816)	—	(816)	(877)	—	(877)
Retained earnings	4,182	(37)	4,145	4,325	(38)	4,287
Less—Treasury stock at cost	(783)	—	(783)	(783)	—	(783)
Deferred compensation	(227)	—	(227)	(222)	—	(222)

TOTAL STOCKHOLDERS' EQUITY	5,144	17	5,161	5,251	16	5,267

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,565	$17	$28,582	$27,890	$16	$27,906

Aon Corporation 2006

	As of September 30, 2005
	As Reported	Adjustments	As Restated

ASSETS
Investments
Fixed maturities at fair value	$4,150	$—	$4,150
Equity securities at fair value	36	—	36
Short-term investments	4,088	—	4,088
Other investments	506	—	506

Total investments	8,780	—	8,780
Cash	433	—	433
Receivables
Risk and insurance brokerage services and consulting	7,181	—	7,181
Other receivables	1,676	—	1,676

Total receivables	8,857	—	8,857
Deferred Policy Acquisition Costs	1,110	—	1,110
Goodwill	4,428	—	4,428
Other Intangible Assets	118	—	118
Property and Equipment, net	552	—	552
Other Assets	2,937	16	2,953

TOTAL ASSETS	$27,215	$16	$27,231

LIABILITIES AND STOCKHOLDERS' EQUITY
Insurance Premiums Payable	$8,997	$—	$8,997
Policy Liabilities
Future policy benefits	1,643	—	1,643
Policy and contract claims	1,902	—	1,902
Unearned and advance premiums and contract fees	2,893	—	2,893
Other policyholder funds	20	—	20

Total Policy Liabilities	6,458	—	6,458
General Liabilities
General expenses	1,394	—	1,394
Short-term borrowings	41	—	41
Notes payable	1,846	—	1,846
Pension, post-employment and post-retirement liabilities	1,503	—	1,503
Other liabilities	1,647	—	1,647

TOTAL LIABILITIES	21,886	—	21,886
Stockholders' Equity
Common stock—$1 par value	342	—	342
Additional paid-in capital	2,528	54	2,582
Accumulated other comprehensive loss	(913)	—	(913)
Retained earnings	4,397	(38)	4,359
Less—Treasury stock at cost	(783)	—	(783)
Deferred compensation	(242)	—	(242)

TOTAL STOCKHOLDERS' EQUITY	5,329	16	5,345

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,215	$16	$27,231

Aon Corporation 2006

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        Management of Aon Corporation and its subsidiaries is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. The Company's internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Management assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

        Based on our assessment, management believes that the Company maintained effective internal control over financial reporting as of December 31, 2006.

        Our assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report on page A-124.

/s/ GREGORY C. CASE Gregory C. Case President & Chief Executive Officer February 28, 2007	/s/ DAVID P. BOLGER David P. Bolger Executive Vice President, Chief Financial Officer & Chief Administrative Officer February 28, 2007

Aon Corporation 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
INTERNAL CONTROL OVER FINANCIAL REPORTING

Board of Directors and Stockholders
Aon Corporation

        We have audited management's assessment, included in the accompanying Management's Report on Internal Control Over Financial Reporting, that Aon Corporation maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Aon Corporation's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A Company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, management's assessment that Aon Corporation maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Aon Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of financial position of Aon Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2006 and our report dated February 28, 2007 expressed an unqualified opinion thereon.

Chicago, Illinois
February 28, 2007

Aon Corporation 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENTS

Board of Directors and Stockholders
Aon Corporation

        We have audited the accompanying consolidated statements of financial position of Aon Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aon Corporation as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1, in 2006 the Company changed its method of accounting for stock-based compensation and defined benefit pension and postretirement plans. As discussed in Note 2, the Company restated its consolidated financial statements to record additional stock-based compensation expense.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2007 expressed an unqualified opinion thereon.

Chicago, Illinois
February 28, 2007

Aon Corporation 2006

SELECTED FINANCIAL DATA

        The consolidated financial information below has been restated. The information set forth below is not necessarily indicative of results of future operations, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto to fully understand factors that may affect the comparability of the information presented below. The information presented in the following tables has been adjusted to reflect the restatement of our financial results, which is more fully described in the "Explanatory Note" preceding Item 1 of Aon's Form 10-K and in Note 2 "Restatement of Consolidated Financial Statements" in Notes to Consolidated Financial Statements.

        We have not amended any other previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the periods affected by this restatement. The financial information that has been previously filed or otherwise reported for these periods is superseded by the information in this Annual Financial Report, and the financial statements and related financial information contained in previously-filed reports should no longer be relied upon. The impact of corrected compensation expense is not material to any reporting period. However, the aggregate cumulative impact for the 1994 to 2005 period is considered sufficiently material to warrant restatement.

Aon Corporation 2006

Selected Financial Data (millions except stockholder, employee and per share data)

	2006	2005	2004	2003	2002

		As Restated (2)	As Restated (2)	As Restated (3)	As Restated (3)
Income Statement Data
Commissions and fees	$6,677	$6,466	$6,591	$6,323	$5,616
Premiums and other	1,918	1,759	1,742	1,739	1,650
Investment income	359	271	274	269	177

Total revenue	$8,954	$8,496	$8,607	$8,331	$7,443

Income from continuing operations	$626	$568	$484	$568	$391
Discontinued operations	93	167	59	51	65
Cumulative effect of change in accounting principle, net of tax (1)	1	—	—	—	—

Net income	$720	$735	$543	$619	$456

Diluted Net Income Per Share
Continuing operations	$1.86	$1.68	$1.45	$1.73	$1.38
Discontinued operations	0.27	0.49	0.18	0.15	0.23
Cumulative effect of change in accounting principle (1)	—	—	—	—	—

Net income	$2.13	$2.17	$1.63	$1.88	$1.61
Basic Net Income Per Share
Continuing operations	$1.98	$1.75	$1.51	$1.79	$1.38
Discontinued operations	0.29	0.52	0.18	0.16	0.23
Cumulative effect of change in accounting principle (1)	—	—	—	—	—

Net income	$2.27	$2.27	$1.69	$1.95	$1.61

Balance Sheet Data
Assets
Investments	$7,575	$7,058	$6,664	$6,068	$5,621
Brokerage and consulting receivables	8,707	8,039	8,235	8,335	8,120
Intangible assets	4,679	4,253	4,744	4,659	4,296
Other	3,357	8,482	8,703	7,982	7,310

Total assets	$24,318	$27,832	$28,346	$27,044	$25,347

Liabilities and Stockholders' Equity
Insurance premiums payable	$9,704	$9,380	$9,775	$9,816	$9,420
Policy liabilities	2,849	3,501	3,413	3,314	3,005
Notes payable	2,243	2,105	2,115	2,095	1,671
General liabilities	4,304	7,529	7,873	7,254	6,591

Total liabilities	19,100	22,515	23,176	22,479	20,687
Redeemable preferred stock	—	—	50	50	50
Capital securities	—	—	—	—	702
Stockholders' equity	5,218	5,317	5,120	4,515	3,908

Total liabilities and stockholders' equity	$24,318	$27,832	$28,346	$27,044	$25,347

Common Stock and Other Data
Dividends paid per share	$0.60	$0.60	$0.60	$0.60	$0.825
Price range	42.76-31.01	37.14-20.65	29.40-18.17	26.79-17.41	39.63-13.50
At year-end:
Stockholders' equity per share	$17.42	$16.56	$16.16	$14.37	$12.58
Market price	$35.34	$35.95	$23.86	$23.94	$18.89
Common stockholders	10,013	10,523	11,291	11,777	11,419
Shares outstanding	299.6	321.2	316.8	314.0	310.2
Number of employees	43,100	46,600	47,900	54,400	55,100

(1)
Adoption of FASB Statement No. 123(R), "Share-Based Payments," effective January 1, 2006, net of tax.

(2)
See the "Explanatory Note" preceding Item 1 of Aon's Form 10-K and Note 2, "Restatement of Consolidated Financial Statements" to the consolidated financial statements.

(3)
Selected Financial Data for 2003 and 2002 have been restated to reflect the adjustments described in the "Explanatory Note" preceding Item 1 of Aon's Form 10-K.

Selected Financial Data has also been reclassified to conform to the 2006 financial presentation. The effects of the adjustments and reclassifications are presented in the following table.

Aon Corporation 2006

Selected Financial Data (millions except per share data)

	Year Ended December 31, 2003					Year Ended December 31, 2002
	As Reported	Adjust- ments	As Restated	Reclass- ifications	As Presented	As Reported	Adjust- ments	As Restated	Reclass- ifications	As Presented

Income Statement Data
Commissions and fees	$6,545	$—	$6,545	$(222)	$6,323	$5,853	$—	$5,853	$(237)	$5,616
Premiums and other	2,609	—	2,609	(870)	1,739	2,368	—	2,368	(718)	1,650
Investment income	310	—	310	(41)	269	249	—	249	(72)	177

Total revenue	$9,464	$—	$9,464	$(1,133)	$8,331	$8,470	$—	$8,470	$(1,027)	$7,443

Income from continuing operations	$642	$(9)	$633	$(65)	$568	$464	$(10)	$454	$(63)	$391
Income from discontinued operations	(14)	—	(14)	65	51	2	—	2	63	65

Net income	$628	$(9)	$619	$—	$619	466	$(10)	$456	$—	$456

Diluted Net Income Per Share
Continuing operations	$1.94	$(0.02)	$1.92	$(0.19)	$1.73	$1.63	$(0.03)	$1.60	$(0.22)	$1.38
Discontinued operations	(0.04)	—	(0.04)	0.19	0.15	0.01	—	0.01	0.22	0.23

Net income	$1.90	$(0.02)	$1.88	$—	$1.88	$1.64	$(0.03)	$1.61	$—	$1.61
Basic Net Income Per Share
Continuing operations	$2.01	$(0.02)	$1.99	$(0.20)	$1.79	$1.64	$(0.04)	$1.60	$(0.22)	$1.38
Discontinued operations	(0.04)	—	(0.04)	0.20	0.16	0.01	—	0.01	0.22	0.23

Net income	$1.97	$(0.02)	$1.95	$—	$1.95	$1.65	$(0.04)	$1.61	$—	$1.61

Balance Sheet Data
Assets
Investments	$7,240	$—	$7,240	$(1,172)	$6,068	$6,443	$—	$6,443	$(822)	$5,621
Brokerage and consulting receivables	8,335	—	8,335	—	8,335	8,120	—	8,120	—	8,120
Intangible assets	4,659	—	4,659	—	4,659	4,296	—	4,296	—	4,296
Other	6,793	17	6,810	1,172	7,982	6,475	13	6,488	$822	7,310

Total assets	$27,027	$17	$27,044	$—	$27,044	$25,334	$13	$25,347	$—	$25,347

Liabilities and Stockholders' Equity
Insurance premiums payable	$9,816	$—	$9,816	$—	$9,816	$9,420	$—	$9,420	$—	$9,420
Policy liabilities	5,932	—	5,932	(2,618)	3,314	5,310	—	5,310	(2,305)	3,005
Notes payable	2,095	—	2,095	—	2,095	1,671	—	1,671	—	1,671
General liabilities	4,636	—	4,636	2,618	7,254	4,286	—	4,286	2,305	6,591

Total liabilities	22,479	—	22,479	—	22,479	20,687	—	20,687	—	20,687
Redeemable preferred stock	50	—	50	—	50	50	—	50	—	50
Capital securities	—	—	—	—	—	702	—	702	—	702
Stockholders' equity	4,498	17	4,515	—	4,515	3,895	13	3,908	—	3,908

Total liabilities and stockholders' equity	$27,027	$17	$27,044	$—	$27,044	$25,334	$13	$25,347	$—	$25,347

Aon Corporation 2006

STOCK PERFORMANCE GRAPH

        The following performance graph shows the annual cumulative stockholder return for the five years ended December 31, 2006, on an assumed investment of $100 on December 31, 2001, in Aon, the Standard & Poor's S&P 500 Stock Index and an index of peer group companies.

        The peer group returns are weighted by market capitalization at the beginning of each year. The peer group index reflects the performance of the following peer group companies which are, taken as a whole, in the same industry or which have similar lines of business as Aon: AFLAC Incorporated; Arthur J. Gallagher & Co.; Marsh & McLennan Companies, Inc.; Brown & Brown, Inc.; Unum Provident Corporation; Watson Wyatt & Company Holdings; and Willis Group Holdings Limited. The performance graph assumes that the value of the investment of shares of our Common Stock and the peer group index was allocated pro rata among the peer group companies according to their respective market capitalizations, and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
Aon Corporation, Standard & Poor's and Peer Group Indices

	2001	2002	2003	2004	2005	2006
AON CORP	100.00	54.82	71.44	72.97	112.57	112.54
S&P 500	100.00	77.89	100.23	111.13	116.57	134.98
PEER Only	100.00	96.62	107.29	102.85	112.98	113.59

Aon Corporation 2006

CERTIFICATIONS

        Aon Corporation has submitted to the New York Stock Exchange a certificate of the Chief Executive Officer of Aon certifying that he is not aware of any violation by Aon of New York Stock Exchange corporate governance listing standards. In addition, Aon has included as Exhibits 31.1 and 31.2 to its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission certificates of the Chief Executive Officer and Chief Financial Officer of Aon certifying the quality of Aon's public disclosure.

Aon Corporation 2006

APPENDIX B
CORPORATE INFORMATION

AON BOARD OF DIRECTORS

Patrick G. Ryan
Executive Chairman

Gregory C. Case
President and Chief Executive Officer

Edgar D. Jannotta
Chairman
William Blair & Company, L.L.C.

Jan Kalff
Former Chairman of the Managing Board
ABN AMRO Holding N.V./
ABN AMRO Bank N.V.
International Advisory Committee
Federal Reserve Bank of New York

Lester B. Knight
Founding Partner
RoundTable Healthcare Partners

J. Michael Losh
Chief Financial Officer and
Executive Vice President (retired)
General Motors Corporation

R. Eden Martin
Counsel
Sidley Austin LLP
President
Civic Committee
The Commercial Club of Chicago

Andrew J. McKenna
Chairman, Schwarz
Non-Executive Chairman
McDonald's Corporation

Robert S. Morrison
Vice Chairman (retired)
Pepsi Co, Inc.
Chairman, President and
Chief Executive Officer (retired)
The Quaker Oats Company

Richard B. Myers
General, United States Air Force (retired)
Former Chairman of the Joint Chiefs of Staff

Richard C. Notebaert
Chairman and
Chief Executive Officer
Qwest Communications International Inc.

John W. Rogers, Jr.
Chairman and
Chief Executive Officer
Ariel Capital Management, LLC
Trustee - Ariel Investment Trust

Gloria Santona
Executive Vice President,
General Counsel and Secretary
McDonald's Corporation

Carolyn Y. Woo
Dean
Mendoza College of Business
University of Notre Dame

Aon Corporation 2006

AON SENIOR MANAGEMENT

Patrick G. Ryan
Executive Chairman

Gregory C. Case
President and Chief Executive Officer

Michael D. O'Halleran
Senior Executive Vice President
Chairman
Aon Re Global

David P. Bolger
Executive Vice President,
Chief Financial Officer and
Chief Administrative Officer

Ted T. Devine
Executive Vice President and
Head of Corporate Strategy
Chief Operating Officer
Aon Risk Services Americas

D. Cameron Findlay
Executive Vice President
and General Counsel

Dennis L. Mahoney
Chairman
Aon Global and
Aon Limited

Richard M. Ravin
Chairman and Chief
Executive Officer
Combined Insurance Company of America

Dirk P.M. Verbeek
Vice Chairman
Aon Group, Inc.

Andrew M. Appel
Chief Executive Officer
Aon Consulting Worldwide, Inc.

Bernard S.Y. Fung
Chairman and Chief Executive Officer
Aon Asia Pacific

Roelof Hendriks
Vice Chairman
Aon Holdings b.v.

Peter Harmer
Chief Executive Officer
Aon Limited

Stephen P. McGill
Chief Executive Officer
Aon Global and
Aon Risk Services Americas

Michael D. Rice
Chairman
Aon Risk Services Americas

Diane M. Aigotti
Senior Vice President, Treasurer,
and Chief Risk Officer

Michael A. Conway
Senior Vice President and
Senior Investment Officer

Kevann M. Cooke
Senior Vice President,
Corporate Secretary, and
Chief Governance Officer

Baljit Dail
Global Chief Information Officer
Executive Vice President and
Global Chief Administrative Officer
Aon Consulting Worldwide, Inc.

Jeremy G.O. Farmer
Senior Vice President and
Head of Human Resources

Daniel F. Hunger
Senior Vice President and Controller

Douglas R. Wendt
President and Chief Operating Officer
Combined Insurance Company of America

Richard E. Barry
Vice President and
Deputy General Counsel

Carl J. Bleecher
Vice President
Internal Audit

Bobbie Gregg
Vice President and
Chief Compliance Officer

Vaughn Hooks
Vice President
Taxes

Robert S. Rivkin
Vice President and Deputy General Counsel—
Litigation and Government Affairs

Scott L. Malchow
Vice President
Investor Relations

Philip B. Clement
Global Chief Marketing and Communications Officer

Corbette S. Doyle
Chief Diversity Officer

Aon Corporation 2006

CORPORATE AND STOCKHOLDER INFORMATION

Aon Corporation Aon Center 200 East Randolph Street Chicago, IL 60601 (312) 381-1000
Stock Trading Aon Corporation's common stock is listed on the New York Stock Exchange.
Trading symbol: AOC
Annual Stockholders' Meeting The 2007 Annual Meeting of Stockholders will be held on May 18, 2007 at 10:00 a.m. (Central Time) at:
Aon Center The Indiana Room 200 East Randolph Street Chicago, IL 60601
Transfer Agent and Dividend Reinvestment Services Administrator Computershare Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069
Within the U.S. and Canada: (800) 446-2617 Outside the U.S. and Canada: (781) 575-2723 TDD/TTY for hearing impaired: (800) 952-9245
Internet: www.computershare.com/Equiserve

Stockholder Information
Copies of the Annual Report, Forms 10-K and 10-Q, and
other Aon information may be obtained from the
Investors section of our Internet website, www.aon.com, or by calling Stockholder Communications:
Within the U.S. and Canada: (888) 858-9587 Outside the U.S. and Canada: (858) 244-2082
Independent Registered Public Accounting Firm Ernst & Young LLP
Products and Services For more information on Aon's products and services, please refer to our website, www.aon.com.

Aon Corporation 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS,

PROXY STATEMENT AND ANNUAL FINANCIAL REPORT

C123456789

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1
ADD 2		Electronic Voting Instructions
ADD 3		You can vote by Internet or telephone!
ADD 4		Available 24 hours a day, 7 days a week!
ADD 5 ADD 6		Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 17, 2007.
Vote by Internet
		–	Log on to the Internet and go to www.investorvote.com
		–	Follow the steps outlined on the secured website.
Vote by telephone
		–	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	–	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	12345

\/    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    \/

A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors		For	Withhold			For	Withhold			For	Withhold
													+
	01	– Patrick G. Ryan	☐	☐	02	– Gregory C. Case	☐	☐	03	– Edgar D. Jannotta	☐	☐
	04	– Jan Kalff	☐	☐	05	– Lester B. Knight	☐	☐	06	– J. Michael Losh	☐	☐
	07	– R. Eden Martin	☐	☐	08	– Andrew J. McKenna	☐	☐	09	– Robert S. Morrison	☐	☐
	10	– Richard B. Myers	☐	☐	11	– Richard C. Notebaert	☐	☐	12	– John W. Rogers, Jr.	☐	☐
	13	– Gloria Santona	☐	☐	14	– Carolyn Y. Woo	☐	☐
		For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as Aon's Independent Registered Public Accounting Firm.	☐	☐	☐	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B    Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C    — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C 1234567890 J N T

	1 U P X 0 1 2 3 2 2 8 1	+

Stockholder Service Information

Cash Dividend Payments—U.S. Based Stockholders:

Aon encourages all stockholders who do not participate in the Dividend Reinvestment Plan to authorize the electronic deposit of their quarterly dividend payments directly into their checking or savings accounts. To take advantage of this free service, please mail a VOIDED check directly to Computershare at the address listed below along with your request for enrollment.

Dividend Reinvestment:

If you currently receive a cash payment for your dividend and wish to reinvest your dividend into additional shares of Aon Corporation common stock, you may view the Dividend Reinvestment Plan brochure through the Internet at www.computershare.com\equiserve or you may telephone a customer service representative at one of the numbers listed below and request that one be sent to you.

Internet Account Services:

Stockholders can access their account information on-line at www.computershare.com\equiserve. Through the Internet, you can view your certificate holdings and dividend reinvestment plan history. You can also request address changes and dividend reinvestment plan statements.

Frequently Asked Questions:

For general information pertaining to stock transfers, please visit the FAQ section, under "Shareholder Services" at www.computershare.com\equiserve. If you have further questions regarding stock transfer related issues please call our stock transfer agent, Computershare Trust Company. Representatives are available to assist you Monday through Friday, 9:00 A.M. through 5:00 P.M. Eastern Time. The automated voice response telephone system is available 24 hours a day, 7 days a week.

Computershare Contact Information:

Computershare Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069	Via Telephone:	Inside the U.S. Outside the U.S.: Hearing Impaired:
	Via Internet:	www.computershare.com\equiserve
\/ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

Proxy—Aon Corporation

Chicago, Illinois

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 18, 2007

The undersigned hereby appoints Gregory C. Case, D. Cameron Findlay or Kevann M. Cooke, each individually and each with powers of substitution, as proxies for the undersigned to vote all the shares of Common Stock the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on May 18, 2007 at Indiana Room, Aon Center, 200 East Randolph Street, Chicago, IL 60601 at 10:00 A.M. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned participant and held of record by such trustees, if any. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote "FOR" the listed nominees and Proposal 2.

QuickLinks

  PRINCIPAL HOLDERS OF VOTING SECURITIES
  PROPOSAL 1—ELECTION OF DIRECTORS
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  CORPORATE GOVERNANCE
  BOARD OF DIRECTORS AND COMMITTEES
  REPORT OF THE AUDIT COMMITTEE
  PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  COMPENSATION DISCUSSION AND ANALYSIS
  COMPENSATION COMMITTEE REPORT
  EXECUTIVE COMPENSATION
  POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  LEGAL PROCEEDINGS AGAINST OFFICERS AND DIRECTORS
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
  ANNUAL REPORT ON FORM 10-K
  INCORPORATION BY REFERENCE
  OTHER MATTERS
APPENDIX A
  OVERVIEW
  KEY RECENT EVENTS
  CRITICAL ACCOUNTING POLICIES AND ESTIMATES
  REVIEW OF CONSOLIDATED RESULTS
  REVIEW BY SEGMENT
  FINANCIAL CONDITION AND LIQUIDITY
  EXPLANATORY NOTE REGARDING RESTATEMENT RELATED TO STOCK OPTION EXPENSE ("EXPLANATORY NOTE.")
  INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON INTERNAL CONTROL OVER FINANCIAL REPORTING
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENTS
SELECTED FINANCIAL DATA
  STOCK PERFORMANCE GRAPH
CERTIFICATIONS
APPENDIX B CORPORATE INFORMATION AON BOARD OF DIRECTORS
AON SENIOR MANAGEMENT
CORPORATE AND STOCKHOLDER INFORMATION